Exhibit 10.1

Execution Version

THIRD AMENDED AND RESTATED CREDIT AGREEMENT

dated as of
November 15, 2018

among

LANDMARK INFRASTRUCTURE ASSET OPCO II LLC

LANDMARK INFRASTRUCTURE INC.,

and

LANDMARK INFRASTRUCTURE OPERATING COMPANY LLC,

as the Borrowers,

LANDMARK INFRASTRUCTURE PARTNERS LP,

THE LENDERS FROM TIME TO TIME PARTY HERETO,

and

SUNTRUST BANK
as Administrative Agent

SUNTRUST ROBINSON HUMPHREY, INC.
as Joint Lead Arranger and Joint Bookrunner

CITIZENS FINANCIAL GROUP, INC.
as Joint Lead Arranger, Joint Bookrunner and Co-Syndication Agent

ROYAL BANK OF CANADA
as Joint Bookrunner and Co-Syndication Agent

REGIONS BANK
as Co-Documentation Agent

TEXAS CAPITAL BANK, N.A.
as Co-Documentation Agent

TABLE OF CONTENTS

Page

Article I DEFINITIONS; CONSTRUCTION	1
Section 1.1.	Definitions1
Section 1.2.	Classifications of Loans and Borrowings39
Section 1.3.	Accounting Terms and Determination39
Section 1.4.	Terms Generally39
Section 1.5.	Conversion of Foreign Currencies40
Article II AMOUNT AND TERMS OF THE COMMITMENTS	40
Section 2.1.	General Description of Facilities40
Section 2.2.	Revolving Loans40
Section 2.3.	Procedure for Revolving Borrowings41
Section 2.4.	Determination of Dollar Amounts41
Section 2.5.	Swingline Commitment41
Section 2.6.	Funding of Borrowings43
Section 2.7.	Interest Elections43
Section 2.8.	Optional Reduction and Termination of Commitments44
Section 2.9.	Repayment of Loans45
Section 2.10.	Evidence of Indebtedness45
Section 2.11.	Optional Prepayments46
Section 2.12.	Mandatory Prepayments46
Section 2.13.	Interest on Loans46
Section 2.14.	Fees47
Section 2.15.	Computation of Interest and Fees48
Section 2.16.	Inability to Determine Interest Rates48
Section 2.17.	Illegality50
Section 2.18.	Increased Costs50
Section 2.19.	Funding Indemnity51
Section 2.20.	Taxes52
Section 2.21.	Payments Generally; Pro Rata Treatment; Sharing of Set-offs55
Section 2.22.	Letters of Credit57
Section 2.23.	Increase of Commitments; Additional Lenders61
Section 2.24.	Mitigation of Obligations63
Section 2.25.	Replacement of Lenders63
Section 2.26.	Defaulting Lenders64
Section 2.27.	Administrative Borrower67
Section 2.28.	Judgment Currency67
Article III CONDITIONS PRECEDENT TO LOANS AND LETTERS OF CREDIT	68
Section 3.1.	Conditions to Effectiveness68
Section 3.2.	Conditions to Each Credit Event70
Section 3.3.	Delivery of Documents70

Article IV REPRESENTATIONS AND WARRANTIES	71
Section 4.1.	Existence; Power71
Section 4.2.	Organizational Power; Authorization71
Section 4.3.	Governmental Approvals; No Conflicts71
Section 4.4.	Financial Statements71
Section 4.5.	Litigation and Environmental Matters72
Section 4.6.	Compliance with Laws and Agreements72
Section 4.7.	Investment Company Act72
Section 4.8.	Taxes72
Section 4.9.	Margin Regulations72
Section 4.10.	ERISA72
Section 4.11.	Ownership of Property; Insurance73
Section 4.12.	Disclosure74
Section 4.13.	Labor Relations74
Section 4.14.	Subsidiaries74
Section 4.15.	Solvency75
Section 4.16.	Deposit and Disbursement Accounts75
Section 4.17.	Collateral Documents75
Section 4.18.	Material Agreements75
Section 4.19.	Anti-Corruption Laws and Sanctions76
Section 4.20.	Patriot Act76
Article V AFFIRMATIVE COVENANTS	76
Section 5.1.	Financial Statements and Other Information76
Section 5.2.	Notices of Material Events77
Section 5.3.	Existence; Conduct of Business79
Section 5.4.	Compliance with Laws79
Section 5.5.	Payment of Obligations79
Section 5.6.	Books and Records80
Section 5.7.	Visitation and Inspection80
Section 5.8.	Maintenance of Properties; Insurance80
Section 5.9.	Use of Proceeds; Margin Regulations80
Section 5.10.	Casualty and Condemnation81
Section 5.11.	Cash Management81
Section 5.12.	Additional Subsidiaries and Collateral81
Section 5.13.	MLP Guaranty84
Section 5.14.	Further Assurances84
Section 5.15.	Designation and Conversion of Restricted and Unrestricted Subsidiaries84
Section 5.16.	[Reserved]85
Section 5.17.	Post-Closing Matters85
Article VI FINANCIAL COVENANTS	85
Section 6.1.	Leverage Ratio86
Section 6.2.	Interest Coverage Ratio86

Article VII NEGATIVE COVENANTS	86
Section 7.1.	Indebtedness and Preferred Equity86
Section 7.2.	Liens87
Section 7.3.	Fundamental Changes88
Section 7.4.	Investments, Loans89
Section 7.5.	Restricted Payments90
Section 7.6.	Sale of Assets91
Section 7.7.	Transactions with Affiliates92
Section 7.8.	Restrictive Agreements93
Section 7.9.	Sale and Leaseback Transactions93
Section 7.10.	Hedging Transactions94
Section 7.11.	Amendment to Material Documents94
Section 7.12.	Activities of the MLP94
Section 7.13.	Accounting Changes94
Section 7.14.	Unrestricted Subsidiaries94
Section 7.15.	Government Regulation94
Article VIII EVENTS OF DEFAULT	95
Section 8.1.	Events of Default95
Section 8.2.	Application of Proceeds from Collateral97
Article IX THE ADMINISTRATIVE AGENT	98
Section 9.1.	Appointment of the Administrative Agent98
Section 9.2.	Nature of Duties of the Administrative Agent99
Section 9.3.	Lack of Reliance on the Administrative Agent100
Section 9.4.	Certain Rights of the Administrative Agent100
Section 9.5.	Reliance by the Administrative Agent100
Section 9.6.	The Administrative Agent in its Individual Capacity100
Section 9.7.	Successor Administrative Agent100
Section 9.8.	Withholding Tax101
Section 9.9.	The Administrative Agent May File Proofs of Claim101
Section 9.10.	Authorization to Execute Other Loan Documents102
Section 9.11.	Collateral and Guaranty Matters102
Section 9.12.	Co-Syndication Agents103
Section 9.13.	Right to Realize on Collateral and Enforce Guarantee103
Section 9.14.	Secured Bank Product Obligations and Hedging Obligations103
Article X MISCELLANEOUS	104
Section 10.1.	Notices104
Section 10.2.	Waiver; Amendments106
Section 10.3.	Expenses; Indemnification107
Section 10.4.	Successors and Assigns109
Section 10.5.	Governing Law; Jurisdiction; Consent to Service of Process113
Section 10.6.	WAIVER OF JURY TRIAL113
Section 10.7.	Right of Set-off114
Section 10.8.	Counterparts; Integration114
Section 10.9.	Survival114

Section 10.10.	Severability114
Section 10.11.	Confidentiality115
Section 10.12.	Interest Rate Limitation115
Section 10.13.	Waiver of Effect of Corporate Seal116
Section 10.14.	Patriot Act116
Section 10.15.	No Advisory or Fiduciary Responsibility116
Section 10.16.	Amendment and Restatement116
Section 10.17.	No General Partner’s Liability for Facility117
Section 10.18.	Acknowledgment and Consent to Bail-In of EEA Financial Institutions117

Schedules

Schedule I-Applicable Margin and Applicable Percentage

Schedule II-Commitment Amounts

Schedule 4.14-Subsidiaries

Schedule 4.14(A)-Fund A Subsidiaries

Schedule 4.14(D)-Fund D Subsidiaries

Schedule 4.16-Deposit and Disbursement Accounts

Schedule 4.18-Material Agreements

Schedule 5.15-Unrestricted Subsidiaries

Schedule 7.1-Existing Indebtedness

Schedule 7.2-Existing Liens

Schedule 7.4-Existing Investments

Schedule 7.7-Affiliate Transactions

Exhibits

Exhibit A- Form of Assignment and Acceptance

Exhibit B-Form of Guaranty and Security Agreement

Exhibit C-Form of Amendment Agreement

Exhibit DForm of Omnibus Mortgage Amendment

Exhibit EForm of Omnibus Closing Date Existing Mortgage Amendment

Exhibit 2.3-Form of Notice of Revolving Borrowing

Exhibit 2.4-Form of Notice of Swingline Borrowing

Exhibit 2.7-Form of Notice of Conversion/Continuation

Exhibit 2.20-Tax Certificates

Exhibit 3.1(b)(v)-Form of Officer’s Certificate

Exhibit 5.1(c)-Form of Compliance Certificate

THIRD AMENDED AND RESTATED CREDIT AGREEMENT

THIS THIRD AMENDED AND RESTATED CREDIT AGREEMENT (this “Agreement”) is made and entered into as of November 15, 2018, by and among LANDMARK INFRASTRUCTURE ASSET OPCO II LLC, a Delaware limited liability company (“Landmark Asset II OpCo”), LANDMARK INFRASTRUCTURE INC., a Delaware corporation (“Landmark REIT”), LANDMARK INFRASTRUCTURE OPERATING COMPANY LLC, a Delaware limited liability company (“Landmark Operating Company”, and together with Landmark Asset II OpCo and Landmark REIT, collectively, the “Borrowers”, and individually, a  “Borrower”), LANDMARK INFRASTRUCTURE PARTNERS LP, a Delaware limited partnership (the “MLP”), the several banks and other financial institutions and lenders from time to time party hereto (the “Lenders”), and SUNTRUST BANK, in its capacity as administrative agent for the Lenders (the “Administrative Agent”), as issuing bank (the “Issuing Bank”), and as swingline lender (the “Swingline Lender”).

W I T N E S S E T H:

WHEREAS, the Borrowers, the several banks and other financial institutions and lenders from time to time party thereto (collectively, the “Existing Lenders”), and SunTrust Bank, in its capacity as the Administrative Agent, the Issuing Bank, and the Swingline Lender entered into that certain credit agreement dated as of July 31, 2017 (as amended prior to the date hereof, the “Existing Credit Agreement”), pursuant to which the Existing Lenders made certain loans and other extensions of credit to the Borrowers, as the borrowers thereunder;

WHEREAS, the Borrowers have requested that the Lenders and the Administrative Agent agree to amend and restate the Existing Credit Agreement and provide certain loans and other extensions of credit to the Borrowers pursuant to this Agreement;

WHEREAS, the parties hereto intend that (a) the loans under the Existing Credit Agreement outstanding as of the Closing Date (as defined below) shall continue to exist and shall be Loans under and as defined in this Agreement on the terms set forth herein and (b) except as specifically provided in this Agreement and in the other Loan Documents (as defined below), the “Collateral” (as such term is defined in the Existing Credit Agreement) in existence on the Closing Date and the “Loan Documents” (as defined in the Existing Credit Agreement) shall continue to secure, guarantee, support and otherwise benefit the Obligations of the Borrowers and the other Loan Parties (as defined below) under this Agreement and the other Loan Documents.

NOW, THEREFORE, the parties hereto hereby agree that the Existing Credit Agreement is hereby amended and restated in its entirety as follows:

Article I

DEFINITIONS; CONSTRUCTION

Section 1.1.Definitions

.  In addition to the other terms defined herein, the following terms used herein shall have the meanings herein specified (to be equally applicable to both the singular and plural forms of the terms defined):

“Acquisition” shall mean (a) any Investment by any Borrower or any of their respective Subsidiaries in any other Person, whether through purchase, merger or other business combination or transaction, (b) any acquisition by any Borrower or any of their respective Subsidiaries of the assets of any Person (other than a Subsidiary of any Borrower) that constitute all or substantially all of the assets of such

Person or a division or business unit of such Person, whether in one transaction or a series of related transactions, and whether through purchase, merger or other business combination or transaction (and substantially all of such assets, division or business unit are located in the United States) or (c) the purchase of any Other Asset, Easement or Fee Owned Property.  With respect to a determination of the amount of an Acquisition, such amount shall include all consideration (including any deferred payments) set forth in the applicable agreements governing such Acquisition as well as the assumption of any Indebtedness in connection therewith.

“Additional Lender” and “Additional Lenders” shall have the meanings set forth in Section 2.23.

“Adjusted Consolidated EBITDA” shall mean, for any period, Consolidated EBITDA calculated on a Pro Forma Basis.

“Adjusted LIBO Rate” shall mean, with respect to (a) each Interest Period for a Eurodollar Loan and for any Eurodollar Loan denominated in any LIBOR Quoted Currency, (x) the rate per annum equal to the London interbank offered rate for deposits in such LIBOR Quoted Currency appearing on Reuters screen page LIBOR 01 (or on any successor or substitute page of such service or any successor to such service, or such other commercially available source providing such quotations as may reasonably be designated by the Administrative Agent from time to time) (in each case, the “LIBOR Screen Rate”) at approximately 11:00 A.M. (London time) on the Quotation Day for such Interest Period and for such LIBOR Quoted Currency, with a maturity comparable to such Interest Period, divided by (y) a percentage equal to 100% minus the then-stated maximum rate of all reserve requirements (including any marginal, emergency, supplemental, special or other reserves and without benefit of credits for proration, exceptions or offsets that may be available from time to time) applicable to any member bank of the Federal Reserve System in respect of Eurocurrency liabilities as defined in Regulation D (or any successor category of liabilities under Regulation D) and (b) any Eurodollar Borrowing denominated in any Non-Quoted Currency and for any applicable Interest Period, the applicable Local Screen Rate for such Non-Quoted Currency on the Quotation Day for such Non-Quoted Currency and Interest Period; provided that if the rates referred to in clauses (a) and (b) above shall be less than zero, the Adjusted LIBO Rate shall be deemed zero for purposes of this Agreement; provided further that if the rates referred to in clause (a) or clause (b) above is not available at any such time for any reason, then the rate referred to in clause (a) or clause (b), as applicable, shall instead be the interest rate per annum (such rate being the “Interpolated Rate”), as determined by the Administrative Agent, to be the arithmetic average of the rates per annum at which deposits in the relevant currency in an amount equal to the amount of such Eurodollar Loan are offered by major banks in the London interbank market to the Administrative Agent at approximately 11:00 A.M. (London time), two (2) Business Days prior to the first day of such Interest Period. It is understood and agreed that all of the terms and conditions of this definition of “Adjusted LIBO Rate” shall be subject to Section 2.16.

“Administrative Agent” shall have the meaning set forth in the introductory paragraph hereof, and shall include any successor administrative agent.

“Administrative Borrower” shall have the meaning set forth in Section 2.27.

“Administrative Questionnaire” shall mean, with respect to each Lender, an administrative questionnaire in the form provided by the Administrative Agent and submitted to the Administrative Agent duly completed by such Lender.

“Affiliate” shall mean, as to any Person, any other Person that directly, or indirectly through one or more intermediaries, Controls, is Controlled by, or is under common Control with, such

Person.  For the purposes of this definition, “Control” shall mean the power, directly or indirectly, either to (i) vote 10% or more of the securities having ordinary voting power for the election of directors (or persons performing similar functions) of a Person or (ii) direct or cause the direction of the management and policies of a Person, whether through the ability to exercise voting power, by control or otherwise.  The terms “Controlled by” and “under common Control with” have the meanings correlative thereto.

“Affiliate Funds” shall mean the Predecessor Funds and the Permitted Funds.

“Agreed Currencies” means (a) Dollars, (b) euro, (c) Pounds Sterling, (d) Canadian Dollars and (e) Australian Dollars; provided that if any Agreed Currency shall cease to be readily available and freely transferable and convertible into Dollars as reasonably determined by the Administrative Agent, such currency shall cease to be an Agreed Currency.

“Agreement” shall have the meaning assigned to such term in the introductory paragraph hereto.

“Aggregate Revolving Commitment Amount” shall mean the aggregate amount of the Aggregate Revolving Commitments from time to time.  On the Closing Date, the Aggregate Revolving Commitment Amount is $450,000,000.

“Aggregate Revolving Commitments” shall mean, collectively, at any time all Revolving Commitments of all Lenders outstanding at such time.

“Alternative Rate” has the meaning assigned to such term in Section 2.16(a).

“Amendment Agreement” shall mean an Amendment Agreement executed by the Landmark Operating Company and the Administrative Agent or the Borrowers and the Administrative Agent, as applicable, in substantially the form attached hereto as Exhibit C.

“Annualized Adjusted Consolidated EBITDA” shall mean, with respect to any Fiscal Quarter, Adjusted Consolidated EBITDA for such Fiscal Quarter multiplied by four (4).

“Anti-Corruption Laws” shall mean all laws, rules, and regulations of any jurisdiction applicable to any Borrower or any of their respective Affiliates from time to time concerning or relating to bribery or corruption.

“Anti-Terrorism Order” shall mean Executive Order 13224, signed by President George W. Bush on September 23, 2001.

“Applicable Lending Office” shall mean, for each Lender and for each Type of Loan, the “Lending Office” of such Lender (or an Affiliate of such Lender) designated for such Type of Loan in the Administrative Questionnaire submitted by such Lender or such other office of such Lender (or such Affiliate of such Lender) as such Lender may from time to time specify to the Administrative Agent and the Administrative Borrower as the office by which its Loans of such Type are to be made and maintained.

“Applicable Margin” shall mean, as of any date, with respect to interest on all Revolving Loans outstanding on such date or the letter of credit fee, as the case may be, the percentage per annum in effect on such date as set forth on Schedule I based on the Pricing Level applicable on such date.  The provisions of this definition shall not limit the rights of the Administrative Agent and the Lenders with respect to Section 2.13(c) or Article VIII.

The Pricing Level shall be determined in accordance with the table set forth on Schedule I based on the Borrowers’ then-current Leverage Ratio.

If at any time the Borrowers fail to deliver the applicable Financials on or before the date such financial statements are due pursuant to subsections (a) and (b) of Section 5.1, Pricing Level III shall be deemed applicable for the period commencing three (3) Business Days after such required date of delivery and ending on the date which is three (3) Business Days after such financial statements are actually delivered, after which the Pricing Level shall be determined in accordance with the table set forth on Schedule I.

Except as otherwise provided in the paragraph below, adjustments, if any, to the Pricing Level then in effect shall be effective three (3) Business Days after the Administrative Agent has received the applicable Financials (it being understood and agreed that each change in Pricing Level shall apply during the period commencing on the effective date of such change and ending on the date immediately preceding the effective date of the next such change).

Notwithstanding the foregoing, Pricing Level II shall be deemed to be applicable until the Administrative Agent’s receipt of the applicable Financials for the Borrowers’ first fiscal quarter ending after the Closing Date and adjustments to the Pricing Level then in effect shall thereafter be effected in accordance with the preceding paragraphs.

“Applicable Percentage” shall mean, as of any date, with respect to the commitment fee as of such date, the percentage per annum in effect on such date as set forth on Schedule I based on the Pricing Level applicable on such date.  The provisions of this definition shall not limit the rights of the Administrative Agent and the Lenders with respect to Section 2.13(c) or Article VIII.

The Pricing Level shall be determined in accordance with the table set forth on Schedule I based on the Borrowers’ then-current Leverage Ratio.

If at any time the Borrowers fail to deliver the applicable Financials on or before the date such financial statements are due pursuant to subsections (a) and (b) of Section 5.1, Pricing Level III shall be deemed applicable for the period commencing three (3) Business Days after such required date of delivery and ending on the date which is three (3) Business Days after such financial statements are actually delivered, after which the Pricing Level shall be determined in accordance with the table set forth on Schedule I.

Except as otherwise provided in the paragraph below, adjustments, if any, to the Pricing Level then in effect shall be effective three (3) Business Days after the Administrative Agent has received the applicable Financials (it being understood and agreed that each change in Pricing Level shall apply during the period commencing on the effective date of such change and ending on the date immediately preceding the effective date of the next such change).

Notwithstanding the foregoing, Pricing Level II shall be deemed to be applicable until the Administrative Agent’s receipt of the applicable Financials for the Borrowers’ first fiscal quarter ending after the Closing Date and adjustments to the Pricing Level then in effect shall thereafter be effected in accordance with the preceding paragraphs.

“Approved Fund” shall mean any Person (other than a natural Person) that is (or will be) engaged in making, purchasing, holding or otherwise investing in commercial loans and similar extensions of credit in the ordinary course of its business and that is administered or managed by (a) a Lender, (b) an Affiliate of a Lender or (c) an entity or an Affiliate of an entity that administers or manages a Lender.

“Assigned Existing Mortgages” shall mean those Existing Mortgages (a)(i) assigned to the Administrative Agent for the benefit of the Secured Parties in connection with the Formation Transactions or any subsequent Acquisition from an Affiliate Fund that was consummated prior to the Closing Date or (ii) being assigned to the Administrative Agent for the benefit of the Secured Parties in connection with a subsequent Acquisition from an Affiliate Fund and (b) which encumber Real Estate that does not constitute Excluded Assets.

“Assigned Fund A Mortgages” shall mean each Fund A Mortgage which was assigned to the Administrative Agent for the benefit of the Secured Parties pursuant to a Fund A Mortgage Assignment, as amended by the Fund A Omnibus Mortgage Amendment.

“Assigned Fund D Mortgage” shall mean each Fund D Mortgage which was assigned to the Administrative Agent for the benefit of the Secured Parties pursuant to a Fund D Mortgage Assignment, as amended by the Fund D Omnibus Mortgage Amendment.

“Assignment and Acceptance” shall mean an assignment and acceptance entered into by a Lender and an assignee (with the consent of any party whose consent is required by Section 10.4(b)) and accepted by the Administrative Agent, in the form of Exhibit A attached hereto or any other form approved by the Administrative Agent.

“Assignment Endorsement” shall mean an ALTA 10 endorsement, or equivalent.

“AUD Screen Rate” means, with respect to any Interest Period, the average bid reference rate administered by the Australian Financial Markets Association (or any other Person that takes over the administration of such rate) for AUD bills of exchange with a tenor equal in length to such Interest Period as displayed on page BBSY of the Reuters screen or, in the event such rate does not appear on such Reuters page, on any successor or substitute page on such screen that displays such rate, or on the appropriate page of such other information service that publishes such rate as shall be selected by the Administrative Agent from time to time in its reasonable discretion.

“Australian Dollars,” “AUD” and “A$” denote the lawful currency of the Commonwealth of Australia.

“Available Cash” has the meaning assigned to such term in the MLP Partnership Agreement.

“Availability Period” shall mean the period from the Closing Date to but excluding the Maturity Date.

“Bail-In Action” means the exercise of any Write-Down and Conversion Powers by the applicable EEA Resolution Authority in respect of any liability of an EEA Financial Institution.

“Bail-In Legislation” means, with respect to any EEA Member Country implementing Article 55 of Directive 2014/59/EU of the European Parliament and of the Council of the European Union, the implementing law for such EEA Member Country from time to time which is described in the EU Bail-In Legislation Schedule.

“Bank Product Obligations” shall mean, collectively, all obligations and other liabilities of any Loan Party to any Bank Product Provider arising with respect to any Bank Products.

“Bank Product Provider” shall mean any Person that, at the time it provides any Bank Product to any Loan Party, (a) is a Lender or an Affiliate of a Lender and (b) except when the Bank Product Provider is SunTrust Bank and its Affiliates, has provided prior written notice to the Administrative Agent which has been acknowledged by the Administrative Borrower of (i) the existence of such Bank Product, and (ii) the maximum dollar amount of obligations arising thereunder (the “Bank Product Amount”).  In no event shall any Bank Product Provider acting in such capacity be deemed a Lender for purposes hereof to the extent of and as to Bank Products except that each reference to the term “Lender” in Article IX shall be deemed to include such Bank Product Provider and in no event shall the approval of any such person in its capacity as Bank Product Provider be required in connection with the release or termination of any guaranty, security interest or Lien of the Administrative Agent under any Loan Document.  The Bank Product Amount may be changed from time to time upon written notice to the Administrative Agent by the applicable Bank Product Provider.  No Bank Product Amount may be established at any time that a Default or Event of Default exists.

“Bank Products” shall mean any of the following services provided to any Loan Party by any Bank Product Provider: (a) any treasury or other cash management services, including deposit accounts, automated clearing house (ACH) origination and other funds transfer, depository (including cash vault and check deposit), zero balance accounts and sweeps, return items processing, controlled disbursement accounts, positive pay, lockboxes and lockbox accounts, account reconciliation and information reporting, payables outsourcing, payroll processing, trade finance services, investment accounts and securities accounts, and (b) card services, including credit cards (including purchasing cards and commercial cards), prepaid cards, including payroll, stored value and gift cards, merchant services processing, and debit card services.

“Base Rate” shall mean the highest of (a) the rate which the Administrative Agent announces from time to time as its prime lending rate, as in effect from time to time, (b) the Federal Funds Rate, as in effect from time to time, plus 0.50% per annum and (c) the Adjusted LIBO Rate determined on a daily basis for an Interest Period of one (1) month, plus 1.00% per annum (any changes in such rates to be effective as of the date of any change in such rate); provided, that if the Base Rate shall be less than zero, then such rate shall be zero for purposes of this Agreement.  The Administrative Agent’s prime lending rate is a reference rate and does not necessarily represent the lowest or best rate actually charged to any customer.  The Administrative Agent may make commercial loans or other loans at rates of interest at, above, or below the Administrative Agent’s prime lending rate.

“Beneficial Owner” shall mean, with respect to any amount paid hereunder or under any other Loan Document, the Person that is the beneficial owner, for U.S. federal income tax purposes, of such payment.

“Beneficial Ownership Certification” means a certification regarding beneficial ownership as required by the Beneficial Ownership Regulation.

“Beneficial Ownership Regulation” means 31 C.F.R. § 1010.230.

“Billboard Properties” shall mean any Other Asset, Easement or Fee Owned Property owned by a Borrower or a Restricted Subsidiary relating to the ownership or operation of billboards and all other property interests owned by or assigned to any Loan Party relating to the ownership or operation (excluding any operations that are not specifically related to billboards) of such billboards.

“Borrower” and “Borrowers” shall have the meanings set forth in the introductory paragraph hereof.

“Borrowing” shall mean a borrowing consisting of (a) Loans of the same Class and Type, made, converted or continued on the same date and, in the case of Eurodollar Loans, as to which a single Interest Period is in effect, or (b) a Swingline Loan.

“Building” shall have the meaning assigned to such term in the applicable Flood Insurance Laws.

“Business Day” shall mean any day other than (a) a Saturday, Sunday or other day on which commercial banks in Atlanta, Georgia, or New York, New York are authorized or required by law to close and (b) if such day relates to a Borrowing of, a payment or prepayment of principal or interest on, a conversion of or into, or an Interest Period for, a Eurodollar Loan or a notice with respect to any of the foregoing, (i) any day on which banks are not open for dealings in Dollar deposits in the London interbank market or (ii) any day on which banks are not open for dealings in the relevant Agreed Currency in the London interbank market or the principal financial center of such Agreed Currency (and, if the Borrowings or LC Disbursements which are the subject of a borrowing, drawing, payment, reimbursement or rate selection are denominated in euro, the term “Business Day” shall also exclude any day on which the TARGET2 payment system is not open for the settlement of payments in euro).

“Capital Lease Obligations” shall mean, with respect to any Person, all obligations of such Person to pay rent or other amounts under any lease (or other arrangement conveying the right to use) of real or personal property, or a combination thereof, which obligations are required to be classified and accounted for as capital leases on a balance sheet of such Person under GAAP, and the amount of such obligations shall be the capitalized amount thereof determined in accordance with GAAP.

“Capital Stock” shall mean all shares, options, warrants, general or limited partnership interests, membership interests or other equivalents (regardless of how designated) of or in a corporation, partnership, limited liability company or equivalent entity whether voting or non-voting, including common stock, preferred stock or any other “equity security” (as such term is defined in Rule 3a11-1 of the General Rules and Regulations promulgated by the Securities and Exchange Commission under the Exchange Act).

“Cash Collateralize” shall mean, in respect of any obligations, to provide and pledge (as a first priority perfected security interest) cash collateral for such obligations in Dollars with the Administrative Agent pursuant to documentation in form and substance reasonably satisfactory to the Administrative Agent (and “Cash Collateralized” and “Cash Collateralization” have the corresponding meanings).

“CDOR Screen Rate” means, with respect to any Interest Period, the Canadian deposit offered rate which, in turn means on any day the sum of: (a) the annual rate of interest determined with reference to the arithmetic average of the discount rate quotations of all institutions listed in respect of the relevant Interest Period for Canadian Dollar-denominated bankers’ acceptances displayed and identified as such on the “Reuters Screen CDOR Page” as defined in the International Swap Dealer Association, Inc. definitions, as modified and amended from time to time, as of 10:00 a.m. (Toronto, Ontario time) on the Quotation Day for such Interest Period (as adjusted by the Administrative Agent after 10:00 a.m. (Toronto, Ontario time) to reflect any error in the posted rate of interest or in the posted average annual rate of interest), plus (b) 0.10% per annum; provided that if such rates are not available on the Reuters Screen CDOR Page on any particular day, then the Canadian deposit offered rate component of such rate on that day shall be calculated as the cost of funds quoted by the Administrative Agent to raise Canadian Dollars for the applicable Interest Period as of 10:00 a.m. (Toronto, Ontario time) on the Quotation Day for such

Interest Period for commercial loans or other extensions of credit to businesses of comparable credit risk; or if such day is not a Business Day, then as quoted by the Administrative Agent on the immediately preceding Business Day.

“CFC” shall mean a “controlled foreign corporation” as defined in Section 957 of the Code.

“Change in Control” shall mean the occurrence of one or more of the following events: (a) the MLP at any time ceases to own, directly or indirectly, (i) 100% of the Capital Stock of Landmark II Asset OpCo or (ii) 95% of the Capital Stock of Landmark REIT, (b) at any time prior to the contribution by the MLP of its interest in Landmark Operating Company to Landmark REIT, the MLP, and thereafter, Landmark REIT at any time ceases to own, directly or indirectly, 100% of the Capital Stock of Landmark Operating Company, or (c)(i) the Sponsor ceases to own, or have the power to vote or direct the voting of, a majority of the voting stock of the General Partner or (ii) the Sponsor ceases to own Capital Stock representing a majority of the total economic interests of the Capital Stock of the General Partner, (d) the General Partner shall cease to exercise Control over the MLP or (e) the MLP shall cease to exercise Control over Landmark REIT.

“Change in Law” shall mean (a) the adoption of any applicable law, rule or regulation after the date of this Agreement, (b) any change in any applicable law, rule or regulation, or any change in the interpretation, implementation or application thereof, by any Governmental Authority after the date of this Agreement, or (c) compliance by any Lender (or its Applicable Lending Office) or any Issuing Bank (or, for purposes of Section 2.18(b), by the Parent Company of such Lender or such Issuing Bank, if applicable) with any request, guideline or directive (whether or not having the force of law) of any Governmental Authority made or issued after the date of this Agreement; provided that for purposes of this Agreement, (i) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines or directives in connection therewith and (ii) all requests, rules, guidelines or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities, in each case pursuant to Basel III, shall in each case be deemed to be a “Change in Law”, regardless of the date enacted, adopted or issued.

“Charges” shall have the meaning set forth in Section 10.12.

“Class”, when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, are Revolving Loans or Swingline Loans and when used in reference to any Commitment, refers to whether such Commitment is a Revolving Commitment or a Swingline Commitment.

“Closing Date” shall mean the date on which the conditions precedent set forth in Section 3.1 and Section 3.2 have been satisfied or waived in accordance with Section 10.2.

“Closing Date Existing Mortgage” shall mean each Existing Mortgage assigned to the Administrative Agent for the benefit of the Secured Parties in connection with the Formation Transactions or any subsequent Acquisition from an Affiliate Fund that was consummated prior to the Closing Date and that does not constitute an Excluded Asset.

“Code” shall mean the Internal Revenue Code of 1986, as amended and in effect from time to time.

“Collateral” shall mean all tangible and intangible property, real and personal, of any Loan Party that is or purports to be the subject of a Lien to the Administrative Agent to secure the whole or any part of the Obligations or any Guarantee thereof, and shall include, without limitation, all casualty insurance proceeds and condemnation awards with respect to any of the foregoing. Except to the extent expressly provided herein to the contrary, the Loan Parties shall not be required to grant a Lien on Excluded Assets or perfect a Lien pursuant to the Excluded Perfections.

“Collateral Documents” shall mean, collectively, the Guaranty and Security Agreement, all Mortgages, all Mortgage Assignments, all Copyright Security Agreements, all Patent Security Agreements, all Trademark Security Agreements and all other instruments and agreements now or hereafter securing or perfecting the Liens securing the whole or any part of the Obligations or any Guarantee thereof, all UCC-1 financing statements, fixture filings and stock powers, and all other documents, instruments, agreements and certificates executed and delivered by any Loan Party to the Administrative Agent and the Lenders in connection with the foregoing.

“Commitment” shall mean a Revolving Commitment or a Swingline Commitment or any combination thereof (as the context shall permit or require).

“Commitment Letter” shall mean that certain commitment letter, dated as of October 10, 2018, executed by SunTrust Robinson Humphrey, Inc., SunTrust Bank, Citizens Financial Group, Inc. and Citizens Bank, N.A. and accepted by the Borrowers.

“Commodity Exchange Act” shall mean the Commodity Exchange Act (7 U.S.C. § 1 et seq.), as amended and in effect from time to time, and any successor statute.

“Compliance Certificate” shall mean a Quarterly Compliance Certificate or a Pro Forma Compliance Certificate, as applicable.

“Computation Date” has the meaning assigned to such term in Section 2.4.

“Connection Income Taxes” means Other Connection Taxes that are imposed on or measured by net income (however denominated) or that are franchise Taxes or branch profits Taxes.

“Conflicts Committee” shall have the meaning assigned to such term in the MLP Partnership Agreement.

“Consolidated Cash Interest Expense” shall mean, for the Borrowers and their Restricted Subsidiaries for any period, determined on a consolidated basis in accordance with GAAP, Consolidated Interest Expense for such period, minus, in each case, to the extent included in Consolidated Interest Expense for such period and without duplication (a) pay in kind or other non-cash interest expense, including as a result of the effects of purchase accounting, (b) any debt discounts, one-time financing fees or the amortization thereof, including such fees paid in connection with this Agreement, any amendment, consent or waiver to Loan Documents, any Indebtedness not otherwise prohibited under this Agreement, or any amendment to such Indebtedness (in each case, to the extent included in Consolidated Interest Expense for such period), (c) fees in respect of Hedging Transactions for interest rates, (d) non-cash interest expense attributable to the movement of mark-to-market valuation of obligations under Hedging Transactions for interest rates or other derivative instruments for interest rates pursuant to Financial Accounting Standards Board Statement No. 133, (e) any one-time cash costs associated with breakage in respect of Hedging Transactions for interest rates, and (f) any costs associated with payment premiums, breakage costs, make-whole fees or similar costs or expenses payable in connection with any refinancing, repurchase, repayment or other satisfaction of Indebtedness.  Notwithstanding the foregoing, for any amount of Consolidated Interest Expense that represents an accrual for cash payments in any future period, such amount shall be included as Consolidated Cash Interest Expense.

“Consolidated EBITDA” shall mean, for the Borrowers and their Restricted Subsidiaries for any period, an amount equal to the sum of (a) Consolidated Net Income for such period plus (b) to the extent deducted in determining Consolidated Net Income for such period, and without duplication, (i) Consolidated Interest Expense, (ii) income tax expense determined on a consolidated basis in accordance with GAAP, (iii) depreciation and amortization determined on a consolidated basis in accordance with GAAP (whether or not included as such in the financial statements then being delivered), (iv) impairment charges, (v) losses on disposal of assets, (vi) non-cash expenses, charges or losses (provided that such expenses, charges or losses will be treated as cash expenses, charges or losses, as applicable, in any subsequent testing period during which any cash disbursements attributable thereto are made), (vii) one-time expenses associated with this Agreement, (viii) fees and expenses incurred in connection with any proposed or actual issuance of Indebtedness or Capital Stock, or any proposed or actual Acquisitions, Investments, asset sales or other divestitures permitted under this Agreement, (ix) charges incurred in respect of restructurings or similar transactions, (x) any losses attributable to cash payments relating to early extinguishment of Indebtedness or Hedging Obligations, (xi) unrealized losses attributable to the application of “mark-to-market” accounting, (xii) general and administrative expenses reimbursed by the Sponsor in accordance with the terms of the Omnibus Agreement up to the amount actually deducted in determining Consolidated Net Income for such period, (xiii) foreign currency losses, and (xiv) equity-based compensation, minus (c) to the extent included in determining Consolidated Net Income for such period, and without duplication, (i) interest income (but excluding from interest income any interest income attributable to Investments in long-term receivables), (ii) any non-cash amounts included in revenue (provided that such amounts will be treated as cash income in any subsequent period during which such cash is received), (iii) gains on disposal of assets, (iv) gains attributable to early extinguishment of Indebtedness or Hedging Obligations, (v) unrealized gains attributable to the application of “mark-to-market” accounting, and (vi) foreign currency gains.  Notwithstanding the foregoing, for purposes of calculating Consolidated EBITDA for any testing period, Consolidated EBITDA shall be further adjusted such that (A) the Consolidated EBITDA attributable to assets located outside of the United States (or any state or district thereof) shall be excluded to the extent that such Consolidated EBITDA exceeds 40% of Consolidated Property EBITDA (as defined below) for such period; (B) if after giving effect to the exclusion in clause (A) the Consolidated EBITDA attributable to assets located outside of the United States, European Union (including the United Kingdom), Australia or Canada exceeds 15% of Consolidated Property EBITDA for such period, then such excess shall be excluded from Consolidated EBITDA; (C) the Consolidated EBITDA attributable to properties subject to Liens permitted by clause (h)(i)(B) of the definition of Permitted Encumbrances shall be excluded to the extent that such Consolidated EBITDA exceeds 15% of Consolidated Property EBITDA for such period, (D) the Consolidated EBITDA attributable to Billboard Properties shall be excluded to the extent that such Consolidated EBITDA exceeds 50% of Consolidated Property EBITDA for such period and (E) the Consolidated EBITDA attributable to distributions from Unrestricted Subsidiaries shall be excluded to the extent that such distributions exceed 5% of Consolidated Property EBITDA for such period.  For purposes of the previous sentence, “Consolidated Property EBITDA” shall mean, for Borrowers and their Restricted Subsidiaries for any period, an amount equal to the sum Consolidated EBITDA for such period (determined without giving effect to the previous sentence) plus general and administrative expenses of the Borrowers and their Restricted Subsidiaries for such period.

“Consolidated Interest Expense” shall mean, for the Borrowers and their Restricted Subsidiaries for any period, determined on a consolidated basis in accordance with GAAP, total interest expense adjusted, to the extent not included, to include without duplication (a) interest expense attributable to Capital Lease Obligations; (b) the net amount payable (or minus the net amount receivable) with respect to the interest component of Hedging Transactions for interest rates during such period (whether or not actually paid or received during such period); (c) fees and costs related to letters of credit, bankers’ acceptance financings, surety bonds and similar financings, and (d) amortization or write-off of deferred financing fees, debt issuance costs, debt discount or premium, terminated Hedging Obligations for interest rates and other commissions, financing fees and expenses.

“Consolidated Net Income” shall mean, for the Borrowers and their Restricted Subsidiaries for any period, the net income (or loss) of the Borrowers and their Subsidiaries for such period determined on a consolidated basis in accordance with GAAP, plus cash distributions from any Unrestricted Subsidiary or Person that is not a Subsidiary, but excluding therefrom (to the extent otherwise included therein) (a) any extraordinary, unusual or non-recurring gains or losses, (b) any gains attributable to write-ups of assets or gains and losses attributable the sale of assets (other than the sale of inventory in the ordinary course of business), (c) any unremitted earnings of any Person that is not a Subsidiary and (d) any income (or loss) of any Person accrued prior to the date it becomes a Restricted Subsidiary or is merged into or consolidated with any Borrower or any Restricted Subsidiary or the date that such Person’s assets are acquired by any Borrower or any Restricted Subsidiary.

“Consolidated Total Debt” shall mean, as of any date, the balance sheet amount of all Indebtedness of the Borrowers and their Restricted Subsidiaries measured on a consolidated basis in accordance with GAAP as of such date, but excluding Indebtedness of the type described in subsection (k) of the definition thereof.

“Contractual Obligation” of any Person shall mean any provision of any security issued by such Person or of any agreement, instrument or undertaking under which such Person is obligated or by which it or any of the property in which it has an interest is bound.

“Control” shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through ownership of voting securities, by contract or otherwise, and the terms “Controlling” and “Controlled” shall have meanings correlative thereto.

“Control Account Agreement” shall mean any tri-party agreement by and among a Loan Party, the Administrative Agent and a depositary bank or securities intermediary at which such Loan Party maintains a Controlled Account, in each case in form and substance reasonably satisfactory to the Administrative Agent.

“Controlled Account” shall have the meaning set forth in Section 5.11.

“Copyright” shall have the meaning assigned to such term in the Guaranty and Security Agreement.

“Copyright Security Agreement” shall mean any Copyright Security Agreement executed by a Loan Party owning registered Copyrights or applications for Copyrights in favor of the Administrative Agent for the benefit of the Secured Parties, both on the Original Closing Date and thereafter.

“Covered State” shall mean, as of any date, the State of Texas and any other state (or the District of Columbia) with respect to which the Administrative Agent shall have previously received an Assignment Endorsement and a Modification Endorsement.

“Credit Event” means a Borrowing, the issuance, amendment, renewal or extension of a Letter of Credit, an LC Disbursement or any of the foregoing.

“Debtor Relief Laws” means the Bankruptcy Code of the United States of America, and all other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium,

rearrangement, receivership, insolvency, reorganization, or similar Debtor Relief Laws of the United States or other applicable jurisdictions from time to time in effect.

“Default” shall mean any condition or event that, with the giving of notice or the lapse of time or both, would constitute an Event of Default.

“Default Interest” shall have the meaning set forth in Section 2.13(c).

“Defaulting Lender” shall mean, subject to Section 2.26(c), any Lender that (a) has failed to (i) fund all or any portion of its Loans within two (2) Business Days of the date such Loans were required to be funded hereunder unless such Lender notifies the Administrative Agent and the Administrative Borrower in writing that such failure is the result of such Lender’s good faith determination that one or more conditions precedent to funding (each of which conditions precedent, together with any applicable default, shall be specifically identified in such writing) has not been satisfied, or (ii) pay to the Administrative Agent, any Issuing Bank, any Swingline Lender or any other Lender any other amount required to be paid by it hereunder (including in respect of its participation in Letters of Credit or Swingline Loans) within two (2) Business Days of the date when due, (b) has notified the Administrative Borrower, the Administrative Agent or any Issuing Bank or Swingline Lender in writing that it does not intend to comply with its funding obligations hereunder, or has made a public statement to that effect (unless such writing or public statement relates to such Lender’s obligation to fund a Loan hereunder and states that such position is based on such Lender’s good faith determination that a condition precedent to funding (which condition precedent, together with any applicable default, shall be specifically identified in such writing or public statement) cannot be satisfied), (c) has failed, within three (3) Business Days after written request by the Administrative Agent or the Administrative Borrower, to confirm in writing to the Administrative Agent and the Administrative Borrower that it will comply with its prospective funding obligations hereunder (provided that such Lender shall cease to be a Defaulting Lender pursuant to this clause (c) upon receipt of such written confirmation by the Administrative Agent and the Administrative Borrower), or (d) has, or has a direct or indirect parent company that has, other than via an Undisclosed Administration (i) become the subject of a proceeding under any Debtor Relief Law, (ii) had appointed for it a receiver, custodian, conservator, trustee, administrator, assignee for the benefit of creditors or similar Person charged with reorganization or liquidation of its business or assets, including the Federal Deposit Insurance Corporation or any other state or federal regulatory authority acting in such a capacity or (iii) become the subject of a Bail-in Action; provided that a Lender shall not be a Defaulting Lender solely by virtue of the ownership or acquisition of any equity interest in that Lender or any direct or indirect parent company thereof by a Governmental Authority so long as such ownership interest does not result in or provide such Lender with immunity from the jurisdiction of courts within the United States or from the enforcement of judgments or writs of attachment on its assets or permit such Lender (or such Governmental Authority) to reject, repudiate, disavow or disaffirm any contracts or agreements made with such Lender.  Any determination by the Administrative Agent that a Lender is a Defaulting Lender under clauses (a) through (d) above shall be conclusive and binding absent manifest error, and such Lender shall be deemed to be a Defaulting Lender (subject to Section 2.26(b)) upon delivery of written notice of such determination to the Administrative Borrower, each Issuing Bank, the Swingline Lender and each Lender.

“Disposition” shall have the meanings set forth in Section 7.6.

“Disqualified Capital Stock” shall mean, with respect to any Person, preferred Capital Stock of such Person that (a) matures or is mandatorily redeemable pursuant to a sinking fund obligation or otherwise, (b) is or may become redeemable or repurchaseable by such Person or any Restricted Subsidiary such Person at the option of the holder thereof, in whole or in part, or (c) is convertible or exchangeable at the option of the holder thereof for Indebtedness or preferred Capital Stock described in this paragraph, on or prior to, in the case of clause (a), (b) or (c) hereof, one year after the Maturity Date

“Dollar(s)” and the sign “$” shall mean lawful money of the United States.

“Dollar Amount” of any currency at any date means (a) the amount of such currency if such currency is Dollars or (b) the equivalent amount thereof in Dollars if such currency is a Foreign Currency, calculated on the basis of the Exchange Rate for such currency, on or as of the most recent Computation Date provided for in Section 2.4.

“Domestic CFC Holdco” shall mean any Subsidiary organized in or under the laws of the United States, any state thereof or the District of Columbia that has no material assets other the Capital Stock of one or more Foreign Subsidiaries that are CFCs, so long as such Subsidiary (a) does not conduct any business or other activities and (b) does not incur, and is not otherwise liable for, any Indebtedness or other liabilities.

“Easement” shall mean an easement, lease, master lease, ground lease, sublease, lease assignment, assignment of rents or other equivalent ownership interest in Real Estate, excluding, for the avoidance of doubt, fee simple ownership.

“EBITDA Threshold Period” shall mean any period beginning on the day of delivery of a Compliance Certificate to the Administrative Agent demonstrating Annualized Adjusted Consolidated EBITDA in an amount equal to or greater than $25,000,000 and ending on the day of delivery of a Compliance Certificate to the Administrative Agent demonstrating Annualized Adjusted Consolidated EBITDA in an amount less than $25,000,000.

“EEA Financial Institution” means (a) any credit institution or investment firm established in any EEA Member Country which is subject to the supervision of an EEA Resolution Authority, (b) any entity established in an EEA Member Country which is a parent of an institution described in clause (a) of this definition, or (c) any financial institution established in an EEA Member Country which is a subsidiary of an institution described in clauses (a) or (b) of this definition and is subject to consolidated supervision with its parent;

“EEA Member Country” means any of the member states of the European Union, Iceland, Liechtenstein, and Norway.

“EEA Resolution Authority” means any public administrative authority or any person entrusted with public administrative authority of any EEA Member Country (including any delegee) having responsibility for the resolution of any EEA Financial Institution.

“Environmental Laws” shall mean all laws, rules, regulations, codes, ordinances, orders, decrees, judgments, injunctions, notices or binding agreements issued, promulgated or entered into by or with any Governmental Authority relating in any way to the environment, preservation or reclamation of natural resources, the management, Release or threatened Release of any Hazardous Material or to health and safety matters.

“Environmental Liability” shall mean any liability, contingent or otherwise (including any liability for damages, costs of environmental investigation and remediation, costs of administrative oversight, fines, natural resource damages, penalties or indemnities), of any Borrower or any of their respective Subsidiaries directly or indirectly resulting from or based upon (a) any actual or alleged violation of any Environmental Law, (b) the generation, use, handling, transportation, storage, treatment or disposal of any Hazardous Materials, (c) any actual or alleged exposure to any Hazardous Materials, (d) the Release or threatened Release of any Hazardous Materials or (e) any contract, agreement or other consensual arrangement pursuant to which liability is assumed or imposed with respect to any of the foregoing.

“Equivalent Amount” of any currency with respect to any amount of Dollars at any date means the equivalent in such currency of such amount of Dollars, calculated on the basis of the Exchange Rate for such other currency at 11:00 a.m., London time, on the date on or as of which such amount is to be determined.

“ERISA” shall mean the Employee Retirement Income Security Act of 1974, as amended from time to time, and any successor statute and the regulations promulgated and rulings issued thereunder.

“ERISA Affiliate” shall mean any person that for purposes of Title I or Title IV of ERISA or Section 412 of the Code would be deemed at any relevant time to be a “single employer” or otherwise aggregated with any Borrower or any of their respective Subsidiaries under Section 414(b), (c), (m) or (o) of the Code or Section 4001 of ERISA.

“ERISA Event” shall mean (a) any “reportable event” as defined in Section 4043 of ERISA with respect to a Plan (other than an event as to which the PBGC has waived under subsection .22, .23, .25, .27 or .28 of PBGC Regulation Section 4043 the requirement of Section 4043(a) of ERISA that it be notified of such event); (b) any failure to make a required contribution to any Plan that would result in the imposition of a lien or other encumbrance or the provision of security under Section 430 of the Code or Section 303 or 4068 of ERISA, or the arising of such a lien or encumbrance, there being or arising any “unpaid minimum required contribution” or “accumulated funding deficiency” (as defined or otherwise set forth in Section 4971 of the Code or Part 3 of Subtitle B of Title 1 of ERISA), whether or not waived, or any filing of any request for or receipt of a minimum funding waiver under Section 412 of the Code or Section 303 of ERISA with respect to any Plan or Multiemployer Plan, or that such filing may be made, or any determination that any Plan is, or is expected to be, in at-risk status under Title IV of ERISA; (c) any incurrence by any Borrower, any of their respective Subsidiaries or any of their respective ERISA Affiliates of any liability under Title IV of ERISA with respect to any Plan or Multiemployer Plan (other than for premiums due and not delinquent under Section 4007 of ERISA); (d) any institution of proceedings, or the occurrence of an event or condition which would reasonably be expected to constitute grounds for the institution of proceedings by the PBGC, under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Plan; (e) any incurrence by any Borrower, any of their respective Subsidiaries or any of their respective ERISA Affiliates of any liability with respect to the withdrawal or partial withdrawal from any Plan or Multiemployer Plan, or the receipt by any Borrower, any of their respective Subsidiaries or any of their respective ERISA Affiliates of any notice that a Multiemployer Plan is in endangered or critical status under Section 305 of ERISA; (f) any receipt by any Borrower, any of their respective Subsidiaries or any of their respective ERISA Affiliates of any notice, or any receipt by any Multiemployer Plan from any Borrower, any of their respective Subsidiaries or any of their respective ERISA Affiliates of any notice, concerning the imposition of Withdrawal Liability or a determination that a Multiemployer Plan is, or is expected to be, insolvent or in reorganization, within the meaning of Title IV of ERISA; (g) engaging in a non-exempt prohibited transaction within the meaning of Section 4975 of the Code or Section 406 of ERISA; or (h) any filing of a notice of intent to terminate any Plan if such termination would require material additional contributions in order to be considered a standard termination within the meaning of Section 4041(b) of ERISA, any filing under Section 4041(c) of ERISA of a notice of intent to terminate any Plan, or the termination of any Plan under Section 4041(c) of ERISA.

“EU Bail-In Legislation Schedule” means the EU Bail-In Legislation Schedule published by the Loan Market Association (or any successor person), as in effect from time to time.

“euro” and/or “€” means the single currency of the Participating Member States.

“Eurodollar”, when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, bears interest at a rate determined by reference to the Adjusted LIBO Rate.

“Eurodollar Payment Office” of the Administrative Agent means, for each Foreign Currency, the office, branch, affiliate or correspondent bank of the Administrative Agent for such currency as specified from time to time by the Administrative Agent to the Borrower and each Lender.

“Event of Default” shall have the meaning set forth in Section 8.1.

“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended and in effect from time to time.

“Exchange Rate” means, on any day, (a) with respect to any Foreign Currency, the rate of exchange for the purchase of Dollars with such Foreign Currency in the London foreign exchange market at or about 11:00 a.m. London time (or New York time, as applicable) on a particular day as displayed by ICE Data Services  as the “ask price”, or as displayed on such other information service which publishes that rate of exchange from time to time in place of ICE Data Services (or if such service ceases to be available, the equivalent of such amount in Dollars as determined by the Administrative Agent using any method of determination it deems appropriate in its sole discretion) and (b) if such amount is denominated in any other currency (other than Dollars), the equivalent of such amount in Dollars as determined by the Administrative Agent using any method of determination it deems appropriate in its sole discretion.

“Excluded Assets” shall mean that, notwithstanding any other provision herein or in any of the other Loan Documents to the contrary:

(a)the Collateral shall not include Real Estate (x) owned by an Affiliate Fund that is acquired by any Loan Party, (y) owned by a Subsidiary of an Affiliate Fund that is acquired by any Loan Party or (z) acquired directly by a Loan Party from an Affiliate Fund or a Subsidiary of an Affiliate Fund (i) to the extent such Real Estate is not covered by an Existing Mortgage or (ii) covered by an Existing Mortgage, but as to which the Administrative Agent and the Administrative Borrower shall determine in good faith that the burden or cost of obtaining the mortgage Lien and security interest on such Real Estate pursuant to an assignment of the relevant Existing Mortgage outweighs the benefit of such mortgage Lien and security interest; provided that (A) the total Annualized Adjusted Consolidated EBITDA attributable to Excluded Assets under this clause (a)(ii) shall not exceed ten percent (10%) of the Annualized Adjusted Consolidated EBITDA attributable to all Real Estate covered by such Existing Mortgages and transferred to any Borrower or any Subsidiary either directly or via transfer of the Capital Stock of the relevant Affiliate Fund or Subsidiary of an Affiliate Fund owning such Real Estate, and (B) the mortgage Liens and security interests granted pursuant to the Existing Mortgages subject to this clause (a)(ii) shall be released and terminated in full as a condition of the Acquisition of the Capital Stock of the relevant Affiliate Fund or Subsidiary of an Affiliate Fund or of such Real Estate from an Affiliate Fund or Subsidiary of an Affiliate Fund, as the case may be;

(b) the Collateral shall not include Real Estate acquired after the Closing Date from Persons other than the Affiliate Funds or Subsidiaries of the Affiliate Funds;

(c)the Collateral shall not include assets to the extent the grant of a security interest therein would (i) result in the contravention of any applicable Requirement of Law, unless such applicable Requirement of Law would be rendered ineffective with respect to the creation of such security interest by the provisions of Article 9 of the UCC, (ii) constitute a violation of a valid and enforceable restriction (after giving effect to applicable anti-assignment provisions of the UCC) in favor of a third party on such grant

(unless and until any and all required consents have been obtained), (iii) give any other party to such contract, instrument, license or other document the right to terminate its obligations thereunder, (iv) require the consent of any governmental authority or third party to the extent such consent has not been obtained after the applicable Loan Party has used commercially reasonable efforts to do so, or (v) result in adverse tax consequences as determined in good faith by the Administrative Borrower;

(d)any Collateral consisting of personal property shall not include those properties or assets as to which the Administrative Agent and the Administrative Borrower shall reasonably determine that the burden or cost of obtaining a security interest therein outweighs the benefit of the security to be afforded thereby (it being understood that none of the Excluded Assets specified in clauses (a) through (d) above shall be subject to any Liens other than Liens permitted by Section 7.2); provided, however, that no such determination may be made by the Administrative Agent and the Administrative Borrower with respect to the Capital Stock of any Borrower or any Restricted Subsidiary;

(e)the Collateral shall not include voting Capital Stock of a Foreign Subsidiary that is a CFC or voting Capital Stock of a Domestic CFC Holdco in excess of 65% of such voting Capital Stock; and

(f)the Collateral shall not include any Buildings and Manufactured (Mobile) Homes.

“Excluded Perfections” shall mean, notwithstanding any other provision herein or in the other Loan Documents to the contrary, the Loan Parties shall have no obligation to perfect (or maintain the perfection of) any security interest in or Lien on motor vehicles, rail cars, vessels, airplanes and other assets subject to certificates of title, letter of credit rights (other than to the extent such rights can be perfected by the filing of a UCC-1 financing statement), or commercial tort claims.

“Excluded Swap Obligation” shall mean, with respect to any Guarantor, any Swap Obligation if, and to the extent that, all or a portion of the Guarantee of such Guarantor of, or the grant by such Guarantor of a security interest to secure, such Swap Obligation (or any Guarantee thereof) is or becomes illegal under the Commodity Exchange Act or any rule, regulation or order of the Commodity Futures Trading Commission (or the application or official interpretation of any thereof) by virtue of such Guarantor’s failure for any reason to constitute an “eligible contract participant” as defined in the Commodity Exchange Act at the time the Guarantee of such Guarantor becomes effective with respect to such related Swap Obligation.  If a Swap Obligation arises under a master agreement governing more than one swap, such exclusion shall apply only to the portion of such Swap Obligation that is attributable to swaps for which such Guarantee or security interest is or becomes illegal.

“Excluded Taxes” shall mean any of the following Taxes imposed on or with respect to a Recipient or required to be withheld or deducted from a payment to a Recipient, (a) Taxes imposed on or measured by net income (however denominated), franchise Taxes, and branch profits Taxes, in each case, (i) imposed as a result of such Recipient being organized under the laws of, or having its principal office or, in the case of any Lender, its applicable lending office located in, the jurisdiction imposing such Tax (or any political subdivision thereof) or (ii) that are Other Connection Taxes, (b) in the case of a Foreign Lender, U.S. federal withholding Taxes imposed on amounts payable to or for the account of such Foreign Lender with respect to an applicable interest in a Loan or Commitment pursuant to a law in effect on the date on which (i) such Foreign Lender acquires such interest in the Loan or Commitment (other than pursuant to an assignment request by the Administrative Borrower under Section 2.25) or (ii) such Foreign Lender changes its lending office, except in each case to the extent that, pursuant to Section 2.20, amounts with respect to such Taxes were payable either to such Foreign Lender’s assignor immediately before such Lender became a party hereto or to such Lender immediately before it changed its lending office, (c) Taxes attributable to such Recipient’s failure to comply with Section 2.20(g) and (d) any U.S. federal withholding Taxes imposed under FATCA.

“Existing Credit Agreement” shall have the meaning assigned such term in the recitals hereto.

“Existing Lenders” shall have the meaning assigned such term in the recitals hereto.

“Existing Mortgages” shall mean the mortgages or deeds of trust executed and delivered by an Affiliate Fund granting mortgage Liens on and security interests in the Real Estate held by such Affiliate Fund for the benefit of such Affiliate Fund’s lenders, including the Predecessor Fund Mortgages.

“Existing Yield” shall have the meaning set forth in Section 2.23.

“FATCA” shall mean Sections 1471 through 1474 of the Code, as of the date of this Agreement (or any amended or successor version that is substantively comparable and not materially more onerous to comply with), any current or future regulations or official interpretations thereof, any agreements entered into pursuant to Section 1471(b)(1) of the Code, any intergovernmental agreements entered into in connection with any of the foregoing and any laws, regulations or practices adopted under any such intergovernmental agreements.

“Federal Funds Rate” shall mean, for any day, the rate per annum (rounded upwards, if necessary, to the next 1/100 of 1%) equal to the weighted average of the rates on overnight federal funds transactions with member banks of the Federal Reserve System, as published by the Federal Reserve Bank of New York on the next succeeding Business Day or, if such rate is not so published for any Business Day, the Federal Funds Rate for such day shall be the average (rounded upwards, if necessary, to the next 1/100 of 1%) of the quotations for such day on such transactions received by the Administrative Agent from three federal funds brokers of recognized standing selected by the Administrative Agent.

“Fee Letter” shall mean that certain fee letter, dated as of October 10, 2018, executed by SunTrust Robinson Humphrey, Inc., SunTrust Bank, Citizens Financial Group, Inc. and Citizens Bank, N.A. and accepted by the Borrowers.

“Fee Owned Property” shall mean a fee simple ownership interest in Real Estate.

“Financials” means the annual or quarterly financial statements, and accompanying certificates and other documents, of the MLP and its Subsidiaries required to be delivered pursuant to Section 5.1(a) or 5.1(b).

“Fiscal Quarter” shall mean any fiscal quarter of the Borrowers.

“Fiscal Year” shall mean any fiscal year of the Borrowers.

“Flood Insurance Laws” shall mean, collectively, (a) the National Flood Insurance Act of 1968 as now or hereafter in effect or any successor statute thereto, (b) the Flood Disaster Protection Act of 1973 as now or hereafter in effect or any successor statute thereto, (c) the National Flood Insurance Reform Act of 1994 as now or hereafter in effect or any successor statute thereto, and (d) the Flood Insurance Reform Act of 2004 and (e) The Biggert-Waters Flood Insurance Reform Act of 2012 as now or hereafter in effect or any successor statute thereto, in each case, together with all statutory and regulatory provisions consolidating, amending, replacing, supplementing, implementing or interpreting any of the foregoing, as amended or modified from time to time.

“Foreign Currencies” means Agreed Currencies other than Dollars.

“Foreign Currency Exposure” shall have the meanings set forth in Section 2.8(c).

“Foreign Currency LC Exposure” means, at any time, the sum of (a) the Dollar Amount of the aggregate undrawn and unexpired amount of all outstanding Foreign Currency Letters of Credit at such time plus (b) the aggregate principal Dollar Amount of all LC Disbursements in respect of Foreign Currency Letters of Credit that have not yet been reimbursed at such time.

“Foreign Currency Letter of Credit” means a Letter of Credit denominated in a Foreign Currency.

“Foreign Currency Sublimit” means $75,000,000.

“Foreign Lender” shall mean (a) if any Borrower is a U.S. Person, with respect to such Borrower, a Lender that is not a U.S. Person, and (b) if any Borrower is not a U.S. Person, with respect to such Borrower a Lender that is resident or organized under the laws of a jurisdiction other than that in which such Borrower is resident for tax purposes.

“Foreign Subsidiary” shall mean any Subsidiary that is organized under the laws of a jurisdiction other than one of the fifty states of the United States or the District of Columbia.

“Formation Transactions” shall mean the transfer by the Predecessor Funds to Landmark Operating Company of all of the Capital Stock of all of the Fund A Subsidiaries and the Fund D Subsidiaries.

“Fund A” shall mean Landmark Dividend Growth Fund - A LLC, a Delaware limited liability company.

“Fund A Administrative Agent” shall have the meaning assigned such term in the definition of the Fund A Credit Agreement.

“Fund A Assignment” shall mean the sale and assignment by the Fund A Lenders to the “Lenders” under and as defined in the Existing Credit Agreement of their outstanding loans under the Fund A Credit Agreement owing to them and all of their other rights and obligations under the Fund A Credit Agreement and the other “Loan Documents” (as defined in the Fund A Credit Agreement).

“Fund A Credit Agreement” shall mean that certain Credit Agreement dated as of April 16, 2012 (as amended prior to Original Closing Date) by and among Fund A, as administrative borrower, the Direct Subsidiaries (as defined in the Fund A Credit Agreement) in existence on the date thereof and each other Person executing a Joinder (as defined in the Fund A Credit Agreement) thereto as a borrower, as borrowers, the lenders from time to time party thereto (the “Fund A Lenders”), and Texas Capital Bank, N.A., as administrative agent (the “Fund A Administrative Agent”), pursuant to which the Fund A Lenders made certain loans and other extensions of credit to the borrowers thereunder.

“Fund A Lenders” shall have the meaning assigned such term in the definition of the Fund A Credit Agreement.

“Fund A Mortgage Assignment” shall mean an assignment of the Fund A Mortgages in appropriate form for recording in each applicable jurisdiction made by the Fund A Administrative Agent to the Administrative Agent for the benefit of the Secured Parties.

“Fund A Mortgages” shall mean the mortgages made by the Fund A Subsidiaries for the benefit of the Fund A Lenders pursuant to the Fund A Credit Agreement.

“Fund A Omnibus Mortgage Amendment” shall mean, collectively, those certain Fund A Omnibus Mortgage Amendments, each dated as of the Original Closing Date, made by the Fund A Subsidiaries in favor of the Administrative Agent for the benefit of the Secured Parties, amending the Assigned Fund A Mortgages.

“Fund A Subsidiaries” shall mean the “Direct Subsidiaries” as defined in the Fund A Credit Agreement and listed on Schedule 4.14(A) hereto.

“Fund D” shall mean Landmark Dividend Growth Fund - D LLC, a Delaware limited liability company.

“Fund D Administrative Agent” shall have the meaning assigned such term in the definition of the Fund D Credit Agreement.

“Fund D Credit Agreement” shall mean that certain Credit Agreement dated as of June 21, 2012 (as amended prior to the Original Closing Date), by and amoung Fund D, as administrative borrower, the Direct Subsidiaries (as defined in the Fund D Credit Agreement) in existence on the date thereof and each other Person executing a Joinder (as defined in the Fund D Credit Agreement) thereto as a borrower, as borrowers, the lenders from time to time party thereto (the “Fund D Lenders”), and Bank of America, N.A., as administrative agent (the “Fund D Administrative Agent”), pursuant to which the Fund D Lenders made certain loans and other extensions of credit to the borrowers thereunder.

“Fund D Lenders” shall have the meaning assigned such term in the definition of the Fund D Credit Agreement.

“Fund D Mortgage Assignment” shall mean an assignment of the Fund D Mortgages in appropriate form for recording in each applicable jurisdiction made by the Fund D Administrative Agent to the Administrative Agent for the benefit of the Secured Parties.

“Fund D Mortgages” shall mean the mortgages made by Fund D Subsidiaries for the benefit of the Fund D Lenders pursuant to the Fund D Credit Agreement.

“Fund D Omnibus Mortgage Amendment” shall mean, collectively, those certain Fund D Omnibus Mortgage Amendments, each dated as of the Original Closing Date, made by the Fund D Subsidiaries in favor of the Administrative Agent for the benefit of the Secured Parties, amending the Assigned Fund D Mortgages.

“Fund D Subsidiaries” shall mean the “Direct Subsidiaries” as defined in the Fund D Credit Agreement and listed on Schedule 4.14(D) hereto.

“GAAP” shall mean generally accepted accounting principles in the United States applied on a consistent basis, subject to the terms of Section 1.3.

“General Partner” shall mean Landmark Infrastructure Partners GP LLC or any successor or replacement general partner, so long as such successor or replacement becoming the general partner does not result in a Change in Control.

“Governmental Authority” shall mean the government of the United States, any other nation or any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government (including any supra-national bodies such as the European Union or the European Central Bank).

“Guarantee” of or by any Person (the “guarantor”) shall mean any obligation, contingent or otherwise, of the guarantor guaranteeing or having the economic effect of guaranteeing any Indebtedness or other obligation of any other Person (the “primary obligor”) in any manner, whether directly or indirectly and including any obligation, direct or indirect, of the guarantor (a) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or other obligation or to purchase (or to advance or supply funds for the purchase of) any security for the payment thereof, (b) to purchase or lease property, securities or services for the purpose of assuring the owner of such Indebtedness or other obligation of the payment thereof, (c) to maintain working capital, equity capital or any other financial statement condition or liquidity of the primary obligor so as to enable the primary obligor to pay such Indebtedness or other obligation or (d) as an account party in respect of any letter of credit or letter of guaranty issued in support of such Indebtedness or obligation; provided that the term “Guarantee” shall not include endorsements for collection or deposit in the ordinary course of business.  The amount of any Guarantee shall be deemed to be an amount equal to the stated or determinable amount of the primary obligation in respect of which such Guarantee is made or, if not so stated or determinable, the maximum reasonably anticipated liability in respect thereof (assuming such Person is required to perform thereunder) as determined by such Person in good faith.  The term “Guarantee” used as a verb has a corresponding meaning.

“Guarantors” shall mean, collectively, the MLP, each Borrower (with respect to the Obligations of any other Borrower) and each Restricted Subsidiary that is not a Foreign Subsidiary or a Domestic CFC Holdco.

“Guaranty and Security Agreement” shall mean the Second Amended and Restated Guaranty and Security Agreement, dated as of the date hereof and substantially in the form of Exhibit B, made by the Loan Parties in favor of the Administrative Agent for the benefit of the Secured Parties.

“Hazardous Materials” shall mean all explosive or radioactive substances or wastes and all hazardous or toxic substances, wastes or other pollutants, including petroleum or petroleum distillates, asbestos or asbestos containing materials, polychlorinated biphenyls, radon gas, infectious or medical wastes and all other substances or wastes of any nature regulated pursuant to any Environmental Law.

“Hedging Obligations” shall mean, with respect to any Person, any and all obligations of such Person, whether absolute or contingent and howsoever and whensoever created, arising, evidenced or acquired under (a) any and all Hedging Transactions, (b) any and all cancellations, buy backs, reversals, terminations or assignments of any Hedging Transactions and (c) any and all renewals, extensions and modifications of any Hedging Transactions and any and all substitutions for any Hedging Transactions.

“Hedge Termination Value” shall mean, in respect of any one or more Hedge Transactions, after taking into account the effect of any legally enforceable netting agreement relating to such Hedge Transactions, (a) for any date on or after the date such Hedge Transactions have been closed out and termination value(s) determined in accordance therewith, such termination value(s) and (b) for any date prior to the date referenced in clause (a) above, the amount(s) determined as the mark-to-market value(s) for such Hedge Transactions, as determined based upon one or more mid-market or other readily available quotations provided by any recognized dealer in such Hedge Transactions (which may include a Lender or any Affiliate of a Lender).

“Hedging Transaction” shall mean, with respect to any Person, (a) any transaction (including an agreement with respect to any such transaction) now existing or hereafter entered into by such Person that is a rate swap transaction, swap option, basis swap, forward rate transaction, commodity swap, commodity option, equity or equity index swap or option, bond option, interest rate option, foreign exchange transaction, cap transaction, floor transaction, collar transaction, currency swap transaction, cross-currency rate swap transaction, currency option, spot transaction, credit protection transaction, credit swap, credit default swap, credit default option, total return swap, credit spread transaction, repurchase transaction, reverse repurchase transaction, buy/sell-back transaction, securities lending transaction, or any other similar transaction (including any option with respect to any of these transactions) or any combination thereof, whether or not any such transaction is governed by or subject to any master agreement, and (b) any and all transactions of any kind, and the related confirmations, which are subject to the terms and conditions of, or governed by, any form of master agreement published by the International Swaps and Derivatives Association, Inc., any International Foreign Exchange Master Agreement, or any other master agreement (any such master agreement, together with any related schedules, a “Master Agreement”), including any such obligations or liabilities under any Master Agreement.

“Increase Effective Date” shall have the meaning set forth in Section 2.23.

“Increasing Lender” and “Increasing Lenders” shall have the meanings set forth in Section 2.23.

“Incremental Commitment” shall have the meaning set forth in Section 2.23.

“Incremental Commitment Amount” shall have the meaning set forth in Section 2.23.

“Incurrence Test” shall mean compliance with Section 6.1 on a Pro Forma Basis.

“Incurrence Test Exception” shall mean, with respect to the condition set forth in Section 3.2(c), that (a) if the Leverage Ratio set forth in the most recently delivered Compliance Certificate was less than 7.5:1.0, then the Borrowers shall not be required to meet such condition for Borrowings or issuances, amendments, extensions or renewals of Letters of Credit up to (i) at a time occurring during a period that is not an EBITDA Threshold Period, $5,000,000 in the aggregate during the then-current Fiscal Quarter and (ii) at a time occurring during an EBITDA Threshold Period, $10,000,000 in the aggregate during the then-current Fiscal Quarter, and (b) if the Leverage Ratio set forth in the most recently delivered Compliance Certificate was less than or equal to 7.0:1.0, then the Borrowers shall not be required to meet such condition for Borrowings or issuances, amendments, extensions or renewals of Letters of Credit up to (i) at a time occurring during a period that is not an EBITDA Threshold Period, $10,000,000 in the aggregate during the then-current Fiscal Quarter and (ii) at a time occurring during an EBITDA Threshold Period, $20,000,000 in the aggregate during the then-current Fiscal Quarter; provided that in the case of both clauses (a) and (b) above, the Incurrence Test Exception shall be available only if at the time of such Borrowing or issuance, amendment, extension or renewal of a Letter of Credit none of the Borrowers nor any of their respective Restricted Subsidiaries has made any Triggering Disposition since the date of the most recently delivered Compliance Certificate, including any Compliance Certificate delivered at such time (and each Borrowing and each issuance, amendment, renewal or extension of any Letter of Credit shall be deemed to constitute a representation and warranty by the Borrowers to such effect on the date thereof).  Notwithstanding anything to the contrary set forth above, the Incurrence Test Exception shall not be available at any time when the most recently delivered Compliance Certificate demonstrates Annualized Adjusted Consolidated EBITDA of less than $10,000,000.

“Indebtedness” shall mean, with respect to any Person, without duplication, (a) all obligations of such Person for borrowed money, (b) all obligations of such Person evidenced by bonds,

debentures, notes or other similar instruments, (c) all obligations of such Person in respect of the deferred purchase price of property or services (other than trade payables incurred in the ordinary course of business; provided that for purposes of Section 8.1(f), trade payables overdue by more than 120 days shall be included in this definition except to the extent that any of such trade payables are being disputed in good faith and by appropriate measures), (d) all obligations of such Person under any conditional sale or other title retention agreement(s) relating to property acquired by such Person, (e) all Capital Lease Obligations of such Person, (f) all obligations, contingent or otherwise, of such Person in respect of letters of credit, acceptances or similar extensions of credit, (g) all Guarantees of such Person of the type of Indebtedness described in clauses (a) through (f) above, (h) all Indebtedness of a third party secured by any Lien on property owned by such Person, whether or not such Indebtedness has been assumed by such Person, (i) all obligations of such Person, contingent or otherwise, to purchase, redeem, retire or otherwise acquire for value any Capital Stock of such Person, (j) all Off-Balance Sheet Liabilities and (k) all Hedging Obligations of such Person.  The Indebtedness of any Person shall include the Indebtedness of any partnership or joint venture in which such Person is a general partner or a joint venturer, except to the extent that the terms of such Indebtedness provide that such Person is not liable therefor.

“Indemnified Taxes” shall mean (a) Taxes imposed on or with respect to any payment made by or on account of any obligation of any Loan Party under any Loan Document and (b) to the extent not otherwise described in clause (a) above, Other Taxes, other than, in each case, Excluded Taxes.

“Indemnitee” shall have the meaning set forth in Section 10.3(b).

“Initial Yield” shall have the meaning set forth in Section 2.23.

“Interest Coverage Ratio” shall mean, as of any date, the ratio of (a) Consolidated EBITDA for the Fiscal Quarter ending on or immediately prior to such date for which financial statements are required to have been delivered pursuant to Section 5.1(a) or Section 5.1(b) of this Agreement to (b) Consolidated Cash Interest Expense for such Fiscal Quarter.

“Interest Period” shall mean with respect to any Eurodollar Borrowing, a period of one, two, three, six, or, if available to all Lenders, twelve months; provided that:

(a)

the initial Interest Period for such Borrowing shall commence on the date of such Borrowing (including the date of any conversion from a Borrowing of another Type), and each Interest Period occurring thereafter in respect of such Borrowing shall commence on the day on which the next preceding Interest Period expires;

(b)

if any Interest Period would otherwise end on a day other than a Business Day, such Interest Period shall be extended to the next succeeding Business Day, unless such Business Day falls in another calendar month, in which case such Interest Period would end on the next preceding Business Day;

(c)

any Interest Period which begins on the last Business Day of a calendar month or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period shall end on the last Business Day of such calendar month; and

(d)	no Interest Period may extend beyond the Maturity Date.

“Interpolated Rate” shall have the meaning set forth in the definition of “Adjusted LIBO Rate”.

“Investments” shall have the meaning set forth in Section 7.4.

“IRS” shall mean the United States Internal Revenue Service.

“Issuing Bank” shall mean SunTrust Bank or another Lender requested by the Administrative Borrower and reasonably acceptable to the Administrative Agent, in each case, in its capacity as the issuer of Letters of Credit pursuant to Section 2.22. An Issuing Bank may, in its discretion, arrange for one or more Letters of Credit to be issued by Affiliates of such Issuing Bank, in which case the term “Issuing Bank” shall include any such Affiliate with respect to Letters of Credit issued by such Affiliate.  Each reference herein to the “Issuing Bank” in connection with a Letter of Credit or other matter shall be deemed to be a reference to the relevant Issuing Bank with respect thereto.

“Landmark Asset II OpCo” shall have the meaning set forth in the introductory paragraph hereof.

“Landmark Operating Company” shall have the meaning set forth in the introductory paragraph hereof.

“Landmark REIT” shall have the meaning set forth in the introductory paragraph hereof.

“LC Commitment” shall mean that portion of the Aggregate Revolving Commitments that may be used by the Borrowers for the issuance of Letters of Credit in an aggregate face amount not to exceed $20,000,000.

“LC Disbursement” shall mean a payment made by the Issuing Bank pursuant to a Letter of Credit.

“LC Documents” shall mean all applications, agreements and instruments relating to the Letters of Credit but excluding the Letters of Credit.

“LC Exposure” shall mean, at any time, the sum of (a) the aggregate undrawn Dollar Amount of all outstanding Letters of Credit at such time, plus (b) the aggregate Dollar Amount of all LC Disbursements that have not been reimbursed by or on behalf of the Borrowers at such time.  The LC Exposure of any Lender shall be its Pro Rata Share of the total LC Exposure at such time.

“Lead Arrangers” shall mean SunTrust Robinson Humphrey, Inc. and Citizens Financial Group, Inc. in their capacities as joint lead arrangers in connection with this Agreement.

“Lender-Related Hedge Provider” shall mean any Person that, at the time it enters into a Hedging Transaction with any Loan Party, (a) is a Lender or an Affiliate of a Lender and (b) except when the Lender-Related Hedge Provider is SunTrust Bank or any of its Affiliates, has provided prior written notice to the Administrative Agent which has been acknowledged by the Administrative Borrower of the existence of such Hedging Transaction.  In no event shall any Lender-Related Hedge Provider acting in such capacity be deemed a Lender for purposes hereof to the extent of and as to Hedging Obligations except that each reference to the term “Lender” in Article IX and Section 10.3(b) shall be deemed to include such Lender-Related Hedge Provider.  In no event shall the approval of any such Person in its capacity as Lender-Related Hedge Provider be required in connection with the release or termination of any guaranty, security interest or Lien of the Administrative Agent under any Loan Document.

“Lenders” shall have the meaning set forth in the introductory paragraph hereof and shall include, where appropriate, the Swingline Lender and each Additional Lender that joins this Agreement pursuant to Section 2.23.

“Letter of Credit” shall mean any letter of credit issued pursuant to Section 2.22 by the Issuing Bank for the account of the Borrowers pursuant to the LC Commitment.

“Leverage Ratio” shall mean, as of any date, the ratio of (a) Consolidated Total Debt as of such date to (b) Annualized Adjusted Consolidated EBITDA for the most recent Fiscal Quarter for which financial statements are required to be delivered pursuant to Section 5.1(a) or Section 5.1(b).

“LIBOR Quoted Currency” means any of (a) Dollars, (b) euros or (c) Pounds Sterling.

“LIBOR Screen Rate” has the meaning assigned to such term in the definition of “Adjusted LIBO Rate”.

“Lien” shall mean any mortgage, pledge, security interest, lien (statutory or otherwise), charge, encumbrance, hypothecation, assignment, deposit arrangement, or other arrangement having the practical effect of any of the foregoing or any preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever (including any conditional sale or other title retention agreement and any capital lease having the same economic effect as any of the foregoing).

“Loan Documents” shall mean, collectively, this Agreement, the Collateral Documents, the LC Documents, the Fee Letter, any Amendment Agreement, any promissory notes issued hereunder and any and all other instruments, agreements, documents and writings executed in connection with any of the foregoing.

“Loan Parties” shall mean the Borrowers and the Guarantors.

“Loans” shall mean all Revolving Loans and Swingline Loans in the aggregate or any of them, as the context shall require, and shall include, where appropriate, any loan made pursuant to Section 2.23.

“Local Screen Rate” means either the CDOR Screen Rate or the AUD Screen Rate.

“Local Time” means (a) New York City time in the case of a Loan, Borrowing or LC Disbursement denominated in Dollars and (b) local time in the case of a Loan, Borrowing or LC Disbursement denominated in a Foreign Currency (it being understood that such local time shall mean London, England time unless otherwise notified by the Administrative Agent).

“Manufactured (Mobile) Home” shall have the meaning assigned to such term in the applicable Flood Insurance Laws.

“Material Adverse Effect” shall mean, with respect to any event, act, condition or occurrence of whatever nature (including any adverse determination in any litigation, arbitration, or governmental investigation or proceeding), whether singularly or in conjunction with any other event or events, act or acts, condition or conditions, occurrence or occurrences whether or not related, resulting in a material adverse change in, or a material adverse effect on, (a) the business, results of operations, financial condition, assets or liabilities of the Borrowers and their Subsidiaries taken as a whole, (b) the ability of the Loan Parties, taken as a whole, to perform any of their obligations under the Loan Documents, (c) the rights and remedies of the Administrative Agent, the Issuing Banks, the Swingline Lender or the Lenders under any of the Loan Documents or (d) the legality, validity or enforceability of any of the Loan Documents.

“Material Agreements” shall mean (a) the MLP Partnership Agreement, (b) the Omnibus Agreement, and (c) all other agreements, documents, contracts, indentures and instruments pursuant to which (i) any Loan Party or any of its Subsidiaries are obligated to make payments in any twelve-month period of more than the greater of (A) $1,000,000 and (B) an amount equal to 5% of the revenue of the Borrowers and their Restricted Subsidiaries for the most recent Fiscal Year for which financial statements have been delivered pursuant to Section 5.1(a), (ii) any Loan Party or any of its Subsidiaries expects to receive revenue in any twelve-month period of more than the greater of (A) $1,000,000 and (B) an amount equal to 5% of the revenue of the Borrowers and their Restricted Subsidiaries for the most recent Fiscal Year for which financial statements have been delivered pursuant to Section 5.1(a) or (iii) a default, breach or termination thereof could reasonably be expected to result in a Material Adverse Effect.

“Material Indebtedness” shall mean any Indebtedness (other than the Loans and the Letters of Credit) of any Borrower or any of their respective Subsidiaries individually or in an aggregate committed or outstanding principal amount exceeding the Threshold Amount.  For purposes of determining the amount of attributed Indebtedness from Hedging Obligations, the “principal amount” of any Hedging Obligations at any time shall be the Net Mark-to-Market Exposure of such Hedging Obligations.

“Maturity Date” shall mean, with respect to the Loans, the earliest of (a) the date that is five years from the Closing Date, (b) the date on which the Revolving Commitments are terminated pursuant to Section 2.8 and (c) the date on which all amounts outstanding under this Agreement have been declared or automatically have become due and payable (whether by acceleration or otherwise).

“Maximum Rate” shall have the meaning set forth in Section 10.12.

“MLP” shall have the meaning assigned to such term in the introductory paragraph hereto.

“MLP Partnership Agreement” shall mean the First Amended and Restated Agreement of Limited Partnership of the MLP, dated as of the Original Closing Date.

“Modification Endorsement” shall mean an ALTA 11 endorsement, or equivalent.

“Moody’s” shall mean Moody’s Investors Service, Inc.

“Mortgage Assignment” shall mean an assignment of an Existing Mortgage in appropriate form for recording in each applicable jurisdiction made by the applicable secured party to the Administrative Agent for the benefit of the Secured Parties in connection with (a) the Formation Transactions (and shall include each Fund A Mortgage Assignment and each Fund D Mortgage Assignment executed in connection with the Formation Transactions) or (b) a subsequent Acquisition of (i) the Capital Stock of an Affiliate Fund or a Subsidiary of an Affiliate Fund and/or (ii) Real Estate from an Affiliate Fund or a Subsidiary of an Affiliate Fund.

“Mortgaged Property” shall mean, collectively, the Real Estate subject to the Mortgages.

“Mortgages” shall mean each Existing Mortgage, as modified by a modification to such Existing Mortgage, including a modification pursuant to an Omnibus Mortgage Amendment, and each other real estate security document delivered by any Loan Party to the Administrative Agent from time to time, pursuant to Section 5.12 all in form and substance reasonably satisfactory to the Administrative Borrower and the Administrative Agent, in each case excluding any Existing Mortgage or other real estate security document that has been released in accordance with this Agreement.

“Multiemployer Plan” shall mean any “multiemployer plan” as defined in Section 4001(a)(3) of ERISA, which is contributed to by (or to which there is or may be an obligation to contribute of) any Borrower, any of their respective Subsidiaries or any of their respective ERISA Affiliates, and each such plan for the five-year period immediately following the latest date on which any Borrower, any of their respective Subsidiaries or any of their respective ERISA Affiliates contributed to or had an obligation to contribute to such plan.

“Net Mark-to-Market Exposure” of any Person shall mean, as of any date of determination with respect to any Hedging Obligation, the excess (if any) of all unrealized losses over all unrealized profits of such Person arising from such Hedging Obligation.  “Unrealized losses” shall mean the fair market value of the cost to such Person of replacing the Hedging Transaction giving rise to such Hedging Obligation as of the date of determination (assuming such Hedging Transaction were to be terminated as of that date), and “unrealized profits” shall mean the fair market value of the gain to such Person of replacing such Hedging Transaction as of the date of determination (assuming such Hedging Transaction were to be terminated as of that date).

“Non-Consenting Lender” shall have the meaning set forth in Section 2.25.

“Non-Defaulting Lender” shall mean, at any time, a Lender that is not a Defaulting Lender.

“Non-Disturbance Agreement” shall mean a subordination, non-disturbance and attornment or similar agreement pursuant to which the lender with respect to the underlying fee interest in a particular parcel of Real Estate agrees with the Affiliate Fund or Subsidiary thereof that is the tenant or other holder of the Easement that it will not disturb the possession of such tenant or holder upon a foreclosure or other exercise of such lender's rights with respect to such lender’s Lien on the underlying fee interest in such parcel of Real Estate.

“Non-Quoted Currency” means Canadian Dollars and Australian Dollars.

“Non-U.S. Plan” shall mean any plan, fund (including, without limitation, any superannuation fund) or other similar program established, contributed to (regardless of whether through direct contributions or through employee withholding) or maintained outside the United States by any Borrower or one or more of their respective Subsidiaries primarily for the benefit of employees of such Borrower or such Subsidiaries residing outside the United States, which plan, fund or other similar program provides, or results in, retirement income, a deferral of income in contemplation of retirement, or payments to be made upon termination of employment, and which plan is not subject to ERISA or the Code.

“Notices of Borrowing” shall mean, collectively, the Notices of Revolving Borrowing and the Notices of Swingline Borrowing.

“Notice of Conversion/Continuation” shall have the meaning set forth in Section 2.7(b).

“Notice of Revolving Borrowing” shall have the meaning set forth in Section 2.3.

“Notice of Swingline Borrowing” shall have the meaning set forth in Section 2.5.

“Obligations” shall mean (a) all amounts owing by the Loan Parties to the Administrative Agent, the Issuing Bank, any Lender (including the Swingline Lender) or the Lead Arrangers pursuant to or in connection with this Agreement or any other Loan Document or otherwise with respect to any Loan or Letter of Credit including, without limitation, all principal, interest (including any interest accruing after the filing of any petition in bankruptcy or the commencement of any insolvency, reorganization or like proceeding relating to the Borrowers, whether or not a claim for post-filing or post-petition interest is allowed in such proceeding), reimbursement obligations, fees, expenses, indemnification and reimbursement payments, costs and expenses (including all fees and expenses of counsel to the Administrative Agent, the Issuing Bank and any Lender (including the Swingline Lender) required to be reimbursed pursuant to this Agreement or any other Loan Document), whether direct or indirect, absolute or contingent, liquidated or unliquidated, now existing or hereafter arising hereunder or thereunder, (b) all Hedging Obligations owed by any Loan Party to any Lender-Related Hedge Provider, and (c) all Bank Product Obligations, together with all renewals, extensions or modifications of any of the foregoing; provided, however, that with respect to any Guarantor, the Obligations shall not include any Excluded Swap Obligations.

“OFAC” shall mean the U.S. Department of the Treasury’s Office of Foreign Assets Control.

“Off-Balance Sheet Liabilities” of any Person shall mean (a) any repurchase obligation or liability of such Person with respect to accounts or notes receivable sold by such Person, (b) any liability of such Person under any sale and leaseback transactions that do not create a liability on the balance sheet of such Person, (c) any Synthetic Lease Obligation or (d) any obligation arising with respect to any other transaction which is the functional equivalent of or takes the place of borrowing but which does not constitute a liability on the balance sheet of such Person.

“Officer’s Certificate” shall mean a certificate executed by a Responsible Officer of the Administrative Borrower in his or her official (and not individual) capacity.

“Omnibus Agreement” shall mean that certain Omnibus Agreement, dated as of the Original Closing Date, among the Sponsor, Landmark Dividend Growth Fund - C LLC, a Delaware limited liability company, Landmark Dividend Growth Fund - E LLC, a Delaware limited liability company, Landmark Dividend Growth Fund - F LLC, a Delaware limited liability company, Landmark Dividend Growth Fund - G LLC, a Delaware limited liability company, Landmark Dividend Growth Fund - H, LLC, a Delaware limited liability company, the MLP, and the General Partner, as such agreement may be amended, supplemented or restated from time to time.

“Omnibus Closing Date Existing Mortgage Amendment” shall mean an omnibus closing date existing mortgage amendment in the form of the attached Exhibit E, as such form may be reasonably modified by the Administrative Agent, or in another form reasonably acceptable to the Administrative Agent.

“Omnibus Mortgage Amendment” shall mean (a) the Fund A Omnibus Mortgage Amendment, (b) the Fund D Omnibus Mortgage Amendment or (c) another omnibus mortgage amendment in the form of the attached Exhibit D, as such form may be reasonably modified by the Administrative Agent, or in another form reasonably acceptable to the Administrative Agent.

“Original Closing Date” shall mean November 19, 2014.

“Original Currency” has the meaning assigned to such term in Section 2.21(a).

“OSHA” shall mean the Occupational Safety and Health Act of 1970, as amended from time to time, and any successor statute.

“Other Asset” shall mean any non Real Estate asset, including written management agreements, written management and fee receivables or other written agreements, in each case that (a) grant an interest in and to or the right to use property in the business of the Borrowers and their Restricted Subsidiaries as permitted by Section 7.3(b), (b) are enforceable, and (c) have economics and terms that are functionally substantially similar to the economics and terms of an Easement.

“Other Connection Taxes” shall mean, with respect to any Recipient, Taxes imposed as a result of a present or former connection between such Recipient and the jurisdiction imposing such Tax (other than connections arising from such Recipient having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, engaged in any other transaction pursuant to or enforced any Loan Document, or sold or assigned an interest in any Loan or Loan Document).

“Other Taxes” shall mean all present or future stamp, court or documentary, intangible, recording, filing or similar Taxes that arise from any payment made under, from the execution, delivery, performance, enforcement or registration of, from the receipt or perfection of a security interest under, or otherwise with respect to, any Loan Document, except any such Taxes that are Other Connection Taxes imposed with respect to an assignment (other than an assignment made pursuant to Section 2.25).

“Parent Company” shall mean, with respect to a Lender, the “bank holding company” as defined in Regulation Y, if any, of such Lender, and/or any Person owning, beneficially or of record, directly or indirectly, a majority of the shares of such Lender.

“Participant” shall have the meaning set forth in Section 10.4(d).

“Participating Member State” means any member state of the European Union that adopts or has adopted the euro as its lawful currency in accordance with legislation of the European Union relating to economic and monetary union.

“Participant Register” shall have the meaning set forth in Section 10.4(d).

“Patent” shall have the meaning assigned to such term in the Guaranty and Security Agreement.

“Patent Security Agreement” shall mean any Patent Security Agreement executed by a Loan Party owning Patents or licenses of Patents in favor of the Administrative Agent for the benefit of the Secured Parties, both on the Original Closing Date and thereafter.

“Patriot Act” shall mean the USA PATRIOT Improvement and Reauthorization Act of 2005 (Pub. L. 109-177 (signed into law March 9, 2006)), as amended and in effect from time to time.

“Payment in Full” and “Paid in Full” shall mean the termination of all Revolving Commitments and all other commitments of the Lenders to lend funds or extend financial accommodations to the Borrowers under the Loan Documents and the payment in full, in immediately available funds, of all of the Obligations (other than (a) contingent indemnification and expense reimbursement Obligations, in each case, to the extent no claim giving rise thereto has been asserted, (b) Hedging Obligations and Bank Product Obligations to the extent arrangements satisfactory to the Lender-Related Hedge Provider or Bank Product Provider, as applicable, shall have been made and (c) contingent Obligations with respect to which the deposit of Cash Collateral (in the case of LC Exposure, which shall not be less than 103% of the face amount of the relevant Letters of Credit and in the case of other Obligations, which shall not be less than 100% of the amount thereof) (or, as an alternative to Cash Collateral in the case of any LC Exposure, receipt by the Administrative Agent of a back-up letter of credit reasonably satisfactory to the Administrative Agent and the applicable Issuing Bank), in amounts and on terms and conditions and with parties reasonably satisfactory to the Administrative Agent, each Lender and each Indemnitee that is, or may be, owed such Obligations has been provided).

“Payment Office” shall mean the office of the Administrative Agent located at 303 Peachtree Street, N.E., Atlanta, Georgia 30308, or such other location as to which the Administrative Agent shall have given written notice to the Administrative Borrower and the other Lenders.

“PBGC” shall mean the U.S. Pension Benefit Guaranty Corporation referred to and defined in ERISA, and any successor entity performing similar functions.

“Permitted Acquisition” shall mean any Acquisition in connection with which each of the following conditions is satisfied:

(i)

before and after giving effect to such Acquisition, no Default or Event of Default has occurred and is continuing or would result therefrom, and all representations and warranties of each Loan Party set forth in the Loan Documents shall be and remain true and correct in all material respects (other than those representations and warranties that are expressly qualified by “Material Adverse Effect” or other materiality, which representations and warranties shall be and remain true and correct in all respects);

(ii)

before and after giving effect to such Acquisition, (A) the Borrowers are in compliance with the Incurrence Test and (B) for any Acquisition in an amount in excess of (x) for any Acquisition occurring during a period that is not an EBITDA Threshold Period, $10,000,000 and (y) for any Acquisition occurring during an EBITDA Threshold Period, $20,000,000, the Administrative Borrower shall have delivered to the Administrative Agent a Pro Forma Compliance Certificate certifying to the foregoing at least two (2) Business Days prior to the date of the consummation of such Acquisition;

(iii)	before and after giving effect to such Acquisition, the Borrowers are in compliance with the provisions of Section 7.3(b);
(iv)

if such Acquisition includes the acquisition of (A) the Capital Stock of an Affiliate Fund or a Subsidiary of an Affiliate Fund and/or (B) Real Estate from an Affiliate Fund or a Subsidiary of an Affiliate Fund, then the Borrowers and their Restricted Subsidiaries shall have complied with the provisions of Section 5.12 with respect to such Acquisition;

(v)

the Board of Directors of the person to be acquired (or whose assets are to be acquired) shall not have indicated publicly its opposition to the consummation of such Acquisition (which opposition has not been publicly withdrawn); and

(vi)	the Administrative Borrower has delivered to the Administrative Agent a certificate executed by a Responsible Officer certifying that each of the conditions set forth above has been satisfied.

“Permitted Encumbrances” shall mean:

(a)

Liens imposed by law for taxes, assessments and other charges or levies imposed by any Governmental Authority (excluding any Lien imposed pursuant to any of the provisions of ERISA), in each case, which are not yet due (or, if due, for which penalties have not yet begun to accrue) or which are being contested in good faith by appropriate proceedings diligently conducted and with respect to which adequate reserves are being maintained in accordance with GAAP;

(b)

statutory Liens of landlords, vendors, carriers, warehousemen, mechanics, materialmen, repairmen and other similar Liens imposed by law in the ordinary course of business for amounts which are not more than 30 days past due or which are being contested in good faith by appropriate proceedings diligently conducted and with respect to which adequate reserves are being maintained in accordance with GAAP;

(c)	pledges and deposits made in the ordinary course of business in compliance with workers’ compensation, unemployment insurance, social security and other similar laws or regulations;
(d)

deposits to secure the performance of bids, trade contracts, leases, statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature, in each case in the ordinary course of business;

(e)

judgment and attachment liens not giving rise to an Event of Default or Liens created by or existing from any litigation or legal proceeding that are currently being contested in good faith by appropriate proceedings diligently conducted and with respect to which adequate reserves are being maintained in accordance with GAAP;

(f)

customary rights of set-off, revocation, refund or chargeback under deposit agreements or under the Uniform Commercial Code or common law of banks or other financial institutions where any Borrower or any of their respective Subsidiaries maintains deposits (other than deposits intended as cash collateral) in the ordinary course of business;

(g)

(i) minor encumbrances, ground leases, easements or reservations of, or rights of others for, licenses, rights-of-way, servitudes, sewers, electric lines, drains, telegraph, telephone and cable television lines and other similar purposes, zoning, building codes or other restrictions (including minor defects and irregularities in title and similar encumbrances (and with respect to easement and leasehold interests, mortgages, obligations, Liens and other encumbrances incurred, created, assumed or permitted to exist and arising by, through or under a landlord, ground lessor or owner of the leased property or owned property, with or without consent of any Loan Party)) and similar encumbrances on real property imposed by law or arising in the ordinary course of business that do not secure any monetary obligations and do not materially detract from the value of the affected property or materially interfere with the ordinary conduct of business of the Borrowers and their Restricted Subsidiaries taken as a whole; and (ii) all matters shown on the title insurance policies with respect to each Assigned Existing Mortgage and Mortgage (if any);

(h)

with respect to any Easement of any Loan Party, (i) mortgage Liens granted by the fee owner of the underlying Real Estate, (A) which by law are junior to any Loan Party’s interest in such Easement; and (B) which are not covered by clause (A), and for which Non-Disturbance Agreements have not been obtained with respect to such Liens, and (ii) any other Liens on the interest of the fee owner of the underlying Real Estate;

(i)

with respect to any Easement of any Loan Party, mortgage Liens granted by the fee owner of the underlying Real Estate, for which Non-Disturbance Agreements have been obtained with respect to such Liens; and

(j)

any Lien (x) existing on any asset of any Person at the time such Person becomes a Restricted Subsidiary of any Borrower, (y) existing on any asset of any Person at the time such Person is merged with or into any Borrower or any of their respective Restricted Subsidiaries, or (z) existing on any asset prior to the Acquisition thereof by any Borrower or any of their respective Restricted Subsidiaries; provided that (i) any such Lien was not created in the contemplation of any of the foregoing and (ii) any such Lien secures only those obligations which it secures on the date that such Person becomes a Restricted Subsidiary or the date of such merger or the date of such Acquisition and any Permitted Refinancing thereof;

provided that for purposes of clauses (a) through (i) above, the term “Permitted Encumbrances” shall not include any Lien securing Indebtedness.

“Permitted Funds” shall mean Landmark Dividend Growth Fund-K, LLC, a Delaware limited liability company and Landmark Dividend Growth Fund-L, LLC, a Delaware limited liability company.

“Permitted Investments” shall mean:

(a)

direct obligations of, or obligations the principal of and interest on which are unconditionally guaranteed by, the United States (or by any agency thereof to the extent such obligations are backed by the full faith and credit of the United States), in each case maturing within one year from the date of acquisition thereof;

(b)	commercial paper having the highest rating, at the time of acquisition thereof, of S&P or Moody’s and in either case maturing within one year from the date of acquisition thereof;
(c)

certificates of deposit, bankers’ acceptances and time deposits maturing within 180 days of the date of acquisition thereof issued or guaranteed by or placed with, and money market deposit accounts issued or offered by, any domestic office of any commercial bank organized under the laws of the United States or any state thereof which has a combined capital and surplus and undivided profits of not less than $500,000,000;

(d)

fully collateralized repurchase agreements with a term of not more than thirty (30) days for securities described in clause (a) above and entered into with a financial institution satisfying the criteria described in clause (c) above; and

(e)	mutual funds investing primarily in any one or more of the Permitted Investments described in clauses (a) through (d) above.

“Permitted Refinancing” shall mean, with respect to any obligation, any extensions, renewals, refinancings and replacements of such obligation or any Permitted Refinancing thereof; provided that

(a)

the principal amount (or accreted value, if applicable) of any such obligation is not increased at the time of such extension, renewal, refinancing or replacement except by an amount equal to the unpaid accrued interest and premium thereon plus other reasonable and customary amounts paid and fees and expenses reasonably charged in connection with such extension, renewal, refinancing or replacement, plus an amount equal to any existing commitment unutilized thereunder, to the extent such commitment could be funded in compliance with Section 7.1, and any letters of credit undrawn thereunder;

(b)	such extension, renewal, refinancing or replacement does not change the obligors with respect to the obligation being extended, renewed, refinanced or replaced;
(c)

such extension, renewal, refinancing or replacement has a Weighted Average Life to Maturity equal to or greater than the Weighted Average Life to Maturity of the obligation being extended, renewed, refinanced or replaced; and

(d)	such extension, renewal, refinancing or replacement has a final maturity date equal to or later than the final maturity date of the obligation being extended, renewed, refinanced or replaced.

“Permitted Securitization Transaction” shall mean a Securitization Transaction in connection with which each of the following conditions is satisfied:

(a)

before and after giving effect to the consummation of such Securitization Transaction, no Default or Event of Default has occurred and is continuing or would result therefrom, and all representations and warranties of each Loan Party set forth in the Loan Documents shall be and remain true and correct in all material respects (other than those representations and warranties that are expressly qualified by “Material Adverse Effect” or other materiality, which representations and warranties shall be and remain true and correct in all respects);

(b)

before and after giving effect to the consummation of such Securitization Transaction, the Borrowers are in compliance with the Incurrence Test as if such Permitted Securitization Transaction had occurred on the first day of the relevant period for testing compliance, and the Administrative Borrower shall have delivered to the Administrative Agent a Pro Forma Compliance Certificate signed by a Responsible Officer certifying to the foregoing at least ten (10) Business Days (or such shorter period as the Administrative Agent shall agree) prior to the date of the consummation of such Permitted Securitization Transaction;

(c)

the applicable Securitization Subsidiary or Securitization Subsidiaries shall (i) pay fair market value for all Real Estate and other assets conveyed to it by a Loan Party in such Securitization Transaction and (ii) assume or repay or cause to be repaid all Indebtedness (other than the Obligations hereunder) secured by the Real Estate being conveyed to such Subsidiary or Subsidiaries in such Securitization Transaction and all such Indebtedness that is assumed shall be or become non-recourse (other than with respect to customary recourse carve outs) to the Borrowers and their Restricted Subsidiaries; and

(d)	the Administrative Borrower has delivered to the Administrative Agent a certificate executed by a Responsible Officer certifying that each of the conditions set forth above has been satisfied.

“Permitted Third Party Bank” shall mean any bank or other financial institution with whom any Loan Party maintains a Controlled Account and with whom a Control Account Agreement has been executed.

“Person” shall mean any individual, partnership, firm, corporation, association, joint venture, limited liability company, trust or other entity, or any Governmental Authority.

“Plan” shall mean any “employee benefit plan” as defined in Section 3 of ERISA (other than a Multiemployer Plan) maintained or contributed to by any Borrower or any ERISA Affiliate or to which any Borrower or any ERISA Affiliate has or may have an obligation to contribute, and each such plan that is subject to Title IV of ERISA for the five-year period immediately following the latest date on which any Borrower or any ERISA Affiliate maintained, contributed to or had an obligation to contribute to (or is deemed under Section 4069 of ERISA to have maintained or contributed to or to have had an obligation to contribute to, or otherwise to have liability with respect to) such plan.

“Pounds Sterling” means the lawful currency of the United Kingdom.

“Predecessor Funds” shall mean, collectively, Fund A and Fund D.

“Predecessor Fund Mortgages” shall mean the Fund A Mortgages and the Fund D Mortgages.

“Pro Forma Basis” shall mean, in connection with any calculation of compliance with Section 6.1 or the Incurrence Test, the determination of Consolidated EBITDA after giving effect on a pro forma basis to the change in such calculation required by the applicable provision hereof, and otherwise on a basis in accordance with GAAP as used in the preparation of the latest financial statements provided pursuant to Section 5.1 or otherwise reasonably satisfactory to the Administrative Agent.  Consolidated EBITDA shall be calculated on a Pro Forma Basis to give effect to each Permitted Acquisition (or other Acquisition or Investment permitted hereunder) and each Disposition, in each case, consummated at any time on or after the first day of the applicable period ended on or before the occurrence of such event as if such acquisition or disposition had been consummated on the first day of such applicable period.

“Pro Forma Compliance Certificate” shall mean a certificate from a Responsible Officer in the form of, and containing the certifications set forth in, the certificate attached hereto as Exhibit 5.1(c) delivered to the Administrative Agent demonstrating compliance with the Incurrence Test on a Pro Forma Basis after giving effect to each applicable Permitted Acquisition (or other applicable Acquisition or Investment permitted hereunder) and each applicable Triggering Disposition.

“Pro Rata Share” shall mean (a) with respect to any Class of Commitment or Loan of any Lender at any time, a percentage, the numerator of which shall be such Lender’s Commitment of such Class (or if such Commitment has been terminated or expired or the Loans have been declared to be due and payable, such Lender’s Revolving Credit Exposure), and the denominator of which shall be the sum of all Commitments of such Class of all Lenders (or if such Commitments have been terminated or expired or the Loans have been declared to be due and payable, all Revolving Credit Exposure of all Lenders) and (b) with respect to all Classes of Commitments and Loans of any Lender at any time, the numerator of which shall be the sum of such Lender’s Revolving Commitment (or if such Revolving Commitment has been terminated or expired or the Loans have been declared to be due and payable, such Lender’s Revolving Credit Exposure) and the denominator of which shall be the sum of all Lenders’ Revolving Commitments (or if such Revolving Commitments have been terminated or expired or the Loans have been declared to be due and payable, all Revolving Credit Exposure of all Lenders funded under such Commitments.

“Quarterly Compliance Certificate” shall mean a certificate from a Responsible Officer in the form of, and containing the certifications set forth in, the certificate attached hereto as Exhibit 5.1(c) delivered to the Administrative Agent delivered pursuant to Section 5.1(c).

“Quotation Day” means, with respect to any Eurocurrency Borrowing for any Interest Period, (a) if the currency is Pounds Sterling, Canadian Dollars or Australian Dollars, the first day of such Interest Period, (b) if the currency is euro, the day that is two (2) TARGET2 Days before the first day of such Interest Period, and (c) for any other currency, two (2) Business Days prior to the commencement of such Interest Period (unless, in each case, market practice differs in the relevant market where the LIBO

Rate for such currency is to be determined, in which case the Quotation Day will be determined by the Administrative Agent in accordance with market practice in such market (and if quotations would normally be given on more than one day, then the Quotation Day will be the last of those days)).

“Real Estate” shall mean, collectively, all right, title and interest (including any leasehold, mineral or other estate) of any person in and to any and all parcels of or interests in real property, whether in fee, by lease, license or other means, together with, in each case, all easements, hereditaments and appurtenances relating thereto, all improvements and appurtenant fixtures and equipment, all general intangibles and contract rights and other property and rights incidental to the ownership, lease or operation thereof, including, without limitation, Easements and Fee Owned Properties.

“Recipient” shall mean, as applicable, (a) the Administrative Agent, (b) any Lender and (c) any Issuing Bank.

“Reference Bank Rate” means the arithmetic mean of the rates (rounded upwards to four decimal places) supplied to the Administrative Agent at its request by the Reference Banks (as the case may be) as of the applicable time on the Quotation Day for Loans in the applicable currency and the applicable Interest Period as the rate at which the relevant Reference Bank could borrow funds in the London (or other applicable) interbank market in the relevant currency and for the relevant period, were it to do so by asking for and then accepting interbank offers in reasonable market size in that currency and for that period.

“Reference Banks” means the principal London (or other applicable) offices of SunTrust Bank and such other banks as may be appointed by the Administrative Agent in consultation with the Administrative Borrower.  No Lender shall be obligated to be a Reference Bank without its consent.

“Register” shall have the meanings set forth in Section 10.4(c).

“Regulation D” shall mean Regulation D of the Board of Governors of the Federal Reserve System, as the same may be in effect from time to time, and any successor regulations.

“Regulation T” shall mean Regulation T of the Board of Governors of the Federal Reserve System, as the same may be in effect from time to time, and any successor regulations.

“Regulation U” shall mean Regulation U of the Board of Governors of the Federal Reserve System, as the same may be in effect from time to time, and any successor regulations.

“Regulation X” shall mean Regulation X of the Board of Governors of the Federal Reserve System, as the same may be in effect from time to time, and any successor regulations.

“Regulation Y” shall mean Regulation Y of the Board of Governors of the Federal Reserve System, as the same may be in effect from time to time, and any successor regulations.

“REIT” shall mean means any Person that qualifies as a “real estate investment trust” under Sections 856 through 860 of the Code.

“Related Parties” shall mean, with respect to any specified Person, such Person’s Affiliates and the respective managers, administrators, trustees, partners, directors, officers, employees, agents, advisors or other representatives of such Person and such Person’s Affiliates.

“Release” shall mean any release, spill, emission, leaking, dumping, injection, pouring, deposit, disposal, discharge, dispersal, leaching or migration into the environment (including ambient air,

surface water, groundwater, land surface or subsurface strata) or within any building, structure, facility or fixture.

“Required Lenders” shall mean, at any time, Lenders holding more than 50% of the aggregate outstanding Revolving Commitments at such time or, if the Lenders have no Commitments outstanding, then Lenders holding more than 50% of the aggregate outstanding Revolving Credit Exposure of the Lenders at such time (and in each case, at least two Lenders if any one Lender holds more than 50% of the aggregate outstanding Revolving Commitments or aggregate outstanding Revolving Credit Exposure, as applicable); provided that to the extent that any Lender is a Defaulting Lender, such Defaulting Lender and all of its Revolving Commitments and Revolving Credit Exposure shall be excluded for purposes of determining Required Lenders.

“Requirement of Law” for any Person shall mean the articles or certificate of incorporation, bylaws, partnership certificate and agreement, or limited liability company certificate of organization and agreement, as the case may be, and other organizational and governing documents of such Person, and any law, treaty, rule or regulation, or determination of a Governmental Authority, in each case applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject.

“Responsible Officer” shall mean (a) with respect to certifying compliance with the financial covenants set forth in Article VI, the chief financial officer or other principal financial officer, treasurer, or chief executive officer or other principal executive officer of the General Partner and (b) with respect to all other provisions, any of the president, the chief executive officer or other principal executive officer, the chief operating officer, the chief financial officer or other principal financial officer, the treasurer or a vice president of the General Partner or such other representative of the Administrative Borrower or General Partner as may be designated in writing by any one of the foregoing with the consent of the Administrative Agent (such consent not to be unreasonably withheld or delayed).

“Restricted Payment” shall mean, for any Person, any dividend or distribution on any class of its Capital Stock, or any payment on account of, or set apart assets for a sinking or other analogous fund for, the purchase, redemption, retirement, defeasance or other acquisition of any shares of its Capital Stock, any Indebtedness subordinated to the Obligations or any Guarantee thereof or any options, warrants or other rights to purchase such Capital Stock or such Indebtedness, whether now or hereafter outstanding, or any management fees payable to an Affiliate of any Borrower or any Subsidiary.

“Restricted Subsidiary” shall mean (a) any Subsidiary of any Borrower that is not an Unrestricted Subsidiary and (b) with respect to any reference to “the MLP and its Restricted Subsidiaries”, any Borrower and any Subsidiary of any Borrower that is not an Unrestricted Subsidiary.

“Revolving Commitment” shall mean, with respect to each Lender, the commitment of such Lender to make Revolving Loans to the Borrowers and to acquire participations in Letters of Credit and Swingline Loans in an aggregate principal amount not exceeding the amount set forth with respect to such Lender on Schedule II, as such schedule may be amended pursuant to Section 2.23, or, in the case of a Person becoming a Lender after the Closing Date, the amount of the assigned “Revolving Commitment” as provided in the Assignment and Acceptance executed by such Person as an assignee, or the joinder executed by such Person, in each case as such commitment may subsequently be increased or decreased pursuant to the terms hereof.

“Revolving Credit Exposure” shall mean, with respect to any Lender at any time, the sum of the outstanding principal amount of such Lender’s Revolving Loans, such Lender’s LC Exposure and such Lender’s Swingline Exposure.

“Revolving Loan” shall mean a loan made by a Lender (other than the Swingline Lender in its capacity as such) to the Borrowers under its Revolving Commitment, which may either be a Base Rate Loan or a Eurodollar Loan.

“S&P” shall mean Standard & Poor’s, a division of The McGraw-Hill Companies, Inc.

“Sanctions” shall mean economic or financial sanctions or trade embargoes imposed, administered or enforced from time to time by (a) the U.S. government, including those administered by OFAC or the U.S. Department of State, or (b) the United Nations Security Council, the European Union or Her Majesty’s Treasury of the United Kingdom.

“Sanctioned Country” shall mean, at any time, a country, region or territory which is itself the subject or target of any Sanctions (at the time of this Agreement, Crimea, Cuba, Iran, North Korea and Syria).

“Sanctioned Person” shall mean, at any time, (a) any Person listed in any Sanctions-related list of designated Persons maintained by OFAC, the U.S. Department of State, the or by the United Nations Security Council, the European Union or any EU member state, (b) any Person operating, organized or resident in a Sanctioned Country or (c) any Person owned or controlled by any such Person or Persons.

“Screen Rate” shall mean the LIBOR Screen Rate, the CDOR Screen Rate and the AUD Screen Rate, collectively and individually as the context may require.

“Secured Parties” shall mean the Administrative Agent, the Lenders, the Issuing Bank, the Lender-Related Hedge Providers and the Bank Product Providers.

“Securitization Subsidiary” shall mean a Subsidiary of any Borrower (a) formed for the purpose of consummating a Securitization Transaction and (b) that the Administrative Borrower has designated in writing to the Administrative Agent to be an Unrestricted Subsidiary pursuant to Section 5.15.

“Securitization Transaction” shall mean a transaction pursuant to which one or more Securitization Subsidiaries sells certain pooled Real Estate assets to investors or issues Indebtedness secured by certain pooled Real Estate, which Indebtedness is purchased or acquired by investors.

“Solvent” shall mean, with respect to any Person on a particular date, that on such date (a) the fair value of the property of such Person is greater than the total amount of liabilities, including subordinated and contingent liabilities, of such Person; (b) the present fair saleable value of the assets of such Person is not less than the amount that will be required to pay the probable liability of such Person on its debts and liabilities, including subordinated and contingent liabilities as they become absolute and matured; (c) such Person does not intend to, and does not believe that it will, incur debts or liabilities beyond such Person’s ability to pay as such debts and liabilities mature; and (d) such Person is not engaged in a business or transaction, and is not about to engage in a business or transaction, for which such Person’s property would constitute an unreasonably small capital.  The amount of contingent liabilities (such as litigation, guaranties and pension plan liabilities) at any time shall be computed as the amount that, in light of all the facts and circumstances existing at the time, represents the amount that would reasonably be expected to become an actual or matured liability.

“Sponsor” shall mean Landmark Dividend LLC, a Delaware limited liability company.

“Subsidiary” shall mean, with respect to any Person (the “parent”) at any date, any corporation, partnership, joint venture, limited liability company, association or other entity the accounts of which would be consolidated with those of the parent in the parent’s consolidated financial statements if such financial statements were prepared in accordance with GAAP as of such date, as well as any other corporation, partnership, joint venture, limited liability company, association or other entity (a) of which securities or other ownership interests representing more than 50% of the equity or more than 50% of the ordinary voting power or, in the case of a partnership, more than 50% of the general partnership interests are, as of such date, owned, controlled or held, or (b) that is, as of such date, otherwise controlled, by the parent or one or more subsidiaries of the parent or by the parent and one or more subsidiaries of the parent.  Unless otherwise indicated, all references to “Subsidiary” hereunder shall mean a Subsidiary of any Borrower.

“Swap Obligation” shall mean, with respect to any Guarantor, any obligation to pay or perform under any agreement, contract or transaction that constitutes a “swap” within the meaning of section 1a(47) of the Commodity Exchange Act.

“Swingline Commitment” shall mean the commitment of the Swingline Lender to make Swingline Loans in an aggregate principal amount at any time outstanding not to exceed $10,000,000.

“Swingline Exposure” shall mean, with respect to each Lender, the principal amount of the Swingline Loans in which such Lender is legally obligated either to make a Base Rate Loan or to purchase a participation in accordance with Section 2.5, which shall equal such Lender’s Pro Rata Share of all outstanding Swingline Loans.

“Swingline Lender” shall mean SunTrust Bank.

“Swingline Loan” shall mean a loan made to the Borrowers by the Swingline Lender under the Swingline Commitment.

“Synthetic Lease” shall mean a lease transaction under which the parties intend that (a) the lease will be treated as an “operating lease” by the lessee pursuant to Accounting Standards Codification Sections 840-10 and 840-20, as amended, and (b) the lessee will be entitled to various tax and other benefits ordinarily available to owners (as opposed to lessees) of like property.

“Synthetic Lease Obligations” shall mean, with respect to any Person, the sum of (a) all remaining rental obligations of such Person as lessee under Synthetic Leases which are attributable to principal and, without duplication, (b) all rental and purchase price payment obligations of such Person under such Synthetic Leases assuming such Person exercises the option to purchase the lease property at the end of the lease term.

“TARGET2” means the Trans-European Automated Real-time Gross Settlement Express Transfer (TARGET2) payment system (or, if such payment system ceases to be operative, such other payment system (if any) reasonably determined by the Administrative Agent to be a suitable replacement) for the settlement of payments in euro.

“TARGET2 Day” means a day that TARGET2 is open for the settlement of payments in euro.

“Taxes” shall mean any and all present or future taxes, levies, imposts, duties, deductions, withholdings (including backup withholding), assessments, fees, and charges imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto.

“Threshold Amount” shall mean (a) at a time occurring during a period that is not an EBITDA Threshold Period, $7,500,000 and (b) at a time occurring during an EBITDA Threshold Period, $15,000,000.

“Trademark” shall have the meaning assigned to such term in the Guaranty and Security Agreement.

“Trademark Security Agreement” shall mean any Trademark Security Agreement executed by a Loan Party owning registered Trademarks or applications for Trademarks in favor of the Administrative Agent for the benefit of the Secured Parties, both on the Original Closing Date and thereafter.

“Trading with the Enemy Act” shall mean the Trading with the Enemy Act of the United States of America (50 U.S.C. App. §§ 1 et seq.), as amended and in effect from time to time.

“Triggering Disposition” shall mean any conveyance, sale, lease, assignment, transfer or other disposition of any Other Asset, Easement or Fee Owned Property or, in the case of any Restricted Subsidiary, any shares of such Restricted Subsidiary’s Capital Stock, in each case whether now owned or hereafter acquired, to any Person other than a Borrower or a Restricted Subsidiary, in each case where the Annualized Adjusted Consolidated EBITDA associated therewith is in excess of one percent (1%) of the Annualized Adjusted Consolidated EBITDA for the most recent Fiscal Quarter prior to such date for which financial statements are required to have been delivered pursuant to Section 5.1(a) or Section 5.1(b) of this Agreement.

“Type”, when used in reference to a Loan or a Borrowing, refers to whether the rate of interest on such Loan, or on the Loans comprising such Borrowing, is determined by reference to the Adjusted LIBO Rate or the Base Rate.

“Undisclosed Administration” means, in relation to a Lender or its direct or indirect parent company, the appointment of an administrator, provisional liquidator, conservator, receiver, trustee, custodian, or other similar official by a supervisory authority or regulator under or based on the law in the country where such Lender or such parent company is subject to home jurisdiction, if applicable law requires that such appointment not be disclosed.

“Unfunded Pension Liability” of any Plan shall mean the amount, if any, by which the value of the accumulated plan benefits under the Plan, determined on a plan termination basis in accordance with actuarial assumptions at such time consistent with those prescribed by the PBGC for purposes of Section 4044 of ERISA, exceeds the fair market value of all Plan assets allocable to such liabilities under Title IV of ERISA (excluding any accrued but unpaid contributions).

“Uniform Commercial Code” or “UCC” shall mean the Uniform Commercial Code as in effect from time to time in the State of New York.

“United States” or “U.S.” shall mean the United States of America.

“Unrestricted Subsidiary” shall mean any Subsidiary of any Borrower designated as such on Schedule 5.15 or which the Administrative Borrower has designated in writing to the Administrative Agent to be an Unrestricted Subsidiary pursuant to and in accordance with the terms of Section 5.15.

“Up-Front Fees” shall have the meaning set forth in Section 2.23.

“U.S. Borrower” shall mean any Borrower that is a U.S. Person.

“U.S. Person” shall mean any Person that is a “United States person” as defined in Section 7701(a)(30) of the Code.

“U.S. Tax Compliance Certificate” shall have the meaning set forth in Section 2.20(g)(ii)(B)(iii).

“Weighted Average Life to Maturity” shall have the meaning set forth in Section 2.23.

“Withdrawal Liability” shall mean liability to a Multiemployer Plan as a result of a complete or partial withdrawal from such Multiemployer Plan, as such terms are defined in Part I of Subtitle E of Title IV of ERISA.

“Withholding Agent” shall mean any Borrower, any other Loan Party or the Administrative Agent, as applicable.

“Write-Down and Conversion Powers” means, with respect to any EEA Resolution Authority, the write-down and conversion powers of such EEA Resolution Authority from time to time under the Bail-In Legislation for the applicable EEA Member Country, which write-down and conversion powers are described in the EU Bail-In Legislation Schedule.

Section 1.2.Classifications of Loans and Borrowings

.  For purposes of this Agreement, Loans may be classified and referred to by Class (e.g., “Revolving Loan”) or by Type (e.g., “Eurodollar Loan” or “Base Rate Loan”) or by Class and Type (e.g., “Revolving Eurodollar Loan”).  Borrowings also may be classified and referred to by Class (e.g., “Revolving Borrowing”) or by Type (e.g., “Eurodollar Borrowing”) or by Class and Type (e.g., “Revolving Eurodollar Borrowing”).

Section 1.3.Accounting Terms and Determination

.  Unless otherwise defined or specified herein, all accounting terms used herein shall be interpreted, all accounting determinations hereunder shall be made, and all financial statements required to be delivered hereunder shall be prepared, in accordance with GAAP as in effect from time to time.  Notwithstanding any other provision contained herein, all terms of an accounting or financial nature used herein shall be (a) construed, and all computations of amounts and ratios referred to herein shall be made, without giving effect to any election under Accounting Standards Codification Section 825-10 (or any other Financial Accounting Standard having a similar result or effect) to value any Indebtedness or other liabilities of any Loan Party or any Subsidiary of any Loan Party at “fair value”, as defined therein and (b) construed and interpreted in accordance with GAAP, as in effect on the Original Closing Date unless otherwise agreed to by the Borrowers and the Required Lenders.  If GAAP shall change after the date hereof, the parties hereto agree to negotiate in good faith to modify the covenants herein so that they may be construed and interpreted in accordance with GAAP as then in effect.

Section 1.4.Terms Generally

.  The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined.  Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms.  The words “include”, “includes” and “including” shall be deemed to be followed by the phrase “without limitation”.  The word “will” shall be construed to have the same meaning and effect as the word “shall”.  In the computation of periods of time from a specified date to a later specified date, the word “from” means “from and including” and the word “to” means “to but excluding”.  Unless the context requires otherwise (i) any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as it was originally executed or as it may from time to time be amended, restated, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein), (ii) any reference herein to any Person shall be construed to include such Person’s successors and permitted assigns, (iii) the words “hereof”, “herein” and “hereunder” and words of similar import shall be construed to refer to this Agreement as a whole and not to any particular provision hereof, (iv) all references to Articles, Sections, Exhibits and Schedules shall be construed to refer to Articles, Sections, Exhibits and Schedules to this Agreement and (v) all references to a specific time shall be construed to refer to the time in the city and state of the Administrative Agent’s principal office, unless otherwise indicated.

Section 1.5.Conversion of Foreign Currencies

.

(a)Dollar Equivalents.  The Administrative Agent may determine the Dollar Amount of any amount as required hereby, and a determination thereof by the Administrative Agent shall be conclusive absent manifest error.  The Administrative Agent may, but shall not be obligated to, rely on any determination of any Dollar Amount by the Borrower.  The Administrative Agent may determine or redetermine the Dollar Amount of any amount on any date either in its own discretion or upon the request of any Lender, including the Dollar Amount of any Loan or Letter of Credit made or issued in any Foreign Currency.

(b)Rounding-Off.  The Administrative Agent may set up appropriate rounding-off mechanisms or otherwise round-off amounts hereunder to the nearest higher or lower amount in whole Dollars, Pounds Sterling, euro, Canadian Dollars, Australian Dollars, whole other currency or smaller denomination thereof to ensure amounts owing by any party hereunder or that otherwise need to be calculated or converted hereunder are expressed in whole Dollars, whole Pounds Sterling, euro, Canadian Dollars, Australian Dollars, whole other currency or in whole smaller denomination thereof, as may be necessary or appropriate.

Article II

AMOUNT AND TERMS OF THE COMMITMENTS

Section 2.1.General Description of Facilities

.  Subject to and upon the terms and conditions herein set forth, (i) the Lenders hereby establish in favor of the Borrowers a revolving credit facility pursuant to which each Lender severally agrees (to the extent of such Lender’s Revolving Commitment) to make Revolving Loans to the Borrowers in Agreed Currencies in accordance with Section 2.2; (ii) the Issuing Bank may issue Letters of Credit in accordance with Section 2.22; (iii) the Swingline Lender may make Swingline Loans in accordance with Section 2.5; and (iv) each Lender agrees to purchase a participation interest in the Letters of Credit and the Swingline Loans pursuant to the terms and conditions hereof; provided that in no event shall the aggregate principal amount of all outstanding Revolving Loans, Swingline Loans and outstanding LC Exposure exceed the Aggregate Revolving Commitment Amount in effect from time to time.

Section 2.2.Revolving Loans

.  Subject to the terms and conditions set forth herein, each Lender severally agrees to make Revolving Loans, ratably in proportion to its Pro Rata Share of the Aggregate Revolving Commitments, to the Borrowers, from time to time during the Availability Period, in an aggregate principal amount outstanding at any time that will not result in (a) the Dollar Amount of such Lender’s Revolving Credit Exposure exceeding such Lender’s Revolving Commitment, (b) the sum of the Dollar Amount of the aggregate Revolving Credit Exposures of all Lenders exceeding the Aggregate Revolving Commitment Amount or (c) the Dollar Amount of the total Revolving Loans and LC Exposure, in each case, denominated in Foreign Currencies, exceeding the Foreign Currency Sublimit.  During the

Availability Period, the Borrowers shall be entitled to borrow, prepay and reborrow Revolving Loans in accordance with the terms and conditions of this Agreement.

Section 2.3.Procedure for Revolving Borrowings

.  The Administrative Borrower shall give the Administrative Agent written notice (or telephonic notice promptly confirmed in writing) of each Revolving Borrowing, substantially in the form of Exhibit 2.3 attached hereto (a “Notice of Revolving Borrowing”), (x) prior to 1:00 p.m. on the requested date of each Base Rate Borrowing and (y) prior to 1:00 p.m. three (3) Business Days prior to the requested date of each Eurodollar Borrowing denominated in Dollars and (z) prior to 1:00 p.m., Local Time, four (4) Business Days prior to the requested date of each Eurodollar Borrowing denominated in a Foreign Currency. Each Notice of Revolving Borrowing shall be irrevocable and shall specify (i) the aggregate principal amount of such Borrowing, (ii) the date of such Borrowing (which shall be a Business Day), (iii) the Type of such Revolving Loan comprising such Borrowing and (iv) in the case of a Eurodollar Borrowing, the Agreed Currency and the duration of the initial Interest Period applicable thereto (subject to the provisions of the definition of Interest Period).  Each Revolving Borrowing shall consist entirely of Base Rate Loans or Eurodollar Loans, as the Administrative Borrower may request, but the Administrative Borrower may request more than one Borrowing on the same Business Day.  The aggregate principal amount of each Eurodollar Borrowing shall not be less than $5,000,000 or a larger multiple of $500,000, and the aggregate principal amount of each Base Rate Borrowing shall not be less than $1,000,000 or a larger multiple of $100,000; provided that Base Rate Loans made pursuant to Section 2.5 or Section 2.22(d) may be made in lesser amounts as provided therein.  At no time shall the total number of Eurodollar Borrowings outstanding at any time exceed eight (8).  Promptly following the receipt of a Notice of Revolving Borrowing in accordance herewith, the Administrative Agent shall advise each Lender of the details thereof and the amount of such Lender’s Revolving Loan to be made as part of the requested Revolving Borrowing.

Section 2.4.Determination of Dollar Amounts

.  The Administrative Agent will determine the Dollar Amount of:

(a)each Eurodollar Borrowing as of the date two (2) Business Days prior to the date of such Borrowing or, if applicable, the date of conversion/continuation of any Borrowing as a Eurodollar Borrowing,

(b)the LC Exposure as of the date of each request for the issuance, amendment, renewal or extension of any Letter of Credit, and

(c)all outstanding Credit Events on and as of the last Business Day of each calendar quarter and, during the continuation of an Event of Default, on any other Business Day elected by the Administrative Agent in its discretion or upon written instruction by the Required Lenders.

Each day upon or as of which the Administrative Agent determines Dollar Amounts as described in the preceding clauses (a), (b) and (c) is herein described as a “Computation Date” with respect to each Credit Event for which a Dollar Amount is determined on or as of such day.

Section 2.5.Swingline Commitment

.

(a)Subject to the terms and conditions set forth herein, the Swingline Lender shall make Swingline Loans to the Borrowers in Dollars, from time to time during the Availability Period, in an aggregate principal amount outstanding at any time not to exceed the lesser of (i) the Swingline Commitment then in effect and (ii) the difference between the Aggregate Revolving Commitment Amount and the aggregate Revolving Credit Exposures of all Lenders; provided that the Swingline Lender shall not be required to make a Swingline Loan to refinance an outstanding Swingline Loan.  The Borrowers shall be entitled to borrow, repay and reborrow Swingline Loans in accordance with the terms and conditions of this Agreement.

(b)The Administrative Borrower shall give the Administrative Agent written notice (or telephonic notice promptly confirmed in writing) of each Swingline Borrowing, substantially in the form of Exhibit 2.4 attached hereto (a “Notice of Swingline Borrowing”), prior to 10:00 a.m. on the requested date of each Swingline Borrowing.  Each Notice of Swingline Borrowing shall be irrevocable and shall specify (i) the principal amount of such Swingline Borrowing, (ii) the date of such Swingline Borrowing (which shall be a Business Day) and (iii) the account of the Borrowers to which the proceeds of such Swingline Borrowing should be credited.  The Administrative Agent will promptly advise the Swingline Lender of each Notice of Swingline Borrowing.  The aggregate principal amount of each Swingline Loan shall not be less than $100,000 or a larger multiple of $50,000, or such other minimum amounts agreed to by the Swingline Lender and the Administrative Borrower.  The Swingline Lender will make the proceeds of each Swingline Loan available to the Borrowers in Dollars in immediately available funds at the account specified by the Administrative Borrower in the applicable Notice of Swingline Borrowing not later than 1:00 p.m. on the requested date of such Swingline Borrowing.

(c)The Swingline Lender, at any time and from time to time in its sole discretion, may, but in no event no less frequently than once each calendar week shall, on behalf of the Borrowers (which hereby irrevocably authorizes and directs the Swingline Lender to act on its behalf), give a Notice of Revolving Borrowing to the Administrative Agent requesting the Lenders (including the Swingline Lender) to make Base Rate Loans in an amount equal to the unpaid principal amount of any Swingline Loan.  Each Lender will make the proceeds of its Base Rate Loan included in such Borrowing available to the Administrative Agent for the account of the Swingline Lender in accordance with Section 2.6, which will be used solely for the repayment of such Swingline Loan.

(d)If for any reason a Base Rate Borrowing may not be (as determined in the sole discretion of the Administrative Agent), or is not, made in accordance with the foregoing provisions, then each Lender (other than the Swingline Lender) shall purchase an undivided participating interest in such Swingline Loan in an amount equal to its Pro Rata Share thereof on the date that such Base Rate Borrowing should have occurred.  On the date of such required purchase, each Lender shall promptly transfer, in immediately available funds, the amount of its participating interest to the Administrative Agent for the account of the Swingline Lender.

(e)Each Lender’s obligation to make a Base Rate Loan pursuant to subsection (c) of this Section or to purchase participating interests pursuant to subsection (d) of this Section shall be absolute and unconditional and shall not be affected by any circumstance, including, without limitation, (i) any set-off, counterclaim, recoupment, defense or other right that such Lender or any other Person may have or claim against the Swingline Lender, any Borrower or any other Person for any reason whatsoever, (ii) the existence of a Default or an Event of Default or the termination of any Lender’s Revolving Commitment, (iii) the existence (or alleged existence) of any event or condition which has had or could reasonably be expected to have a Material Adverse Effect, (iv) any breach of this Agreement or any other Loan Document by any Loan Party, the Administrative Agent or any Lender or (v) any other circumstance, happening or event whatsoever, whether or not similar to any of the foregoing.  If such amount is not in fact made available to the Swingline Lender by any Lender, the Swingline Lender shall be entitled to recover such amount on demand from such Lender, together with accrued interest thereon for each day from the date of demand thereof (x) at the Federal Funds Rate until the second Business Day after such demand and (y) at the Base Rate at all times thereafter.  Until such time as such Lender makes its required payment, the Swingline Lender shall be deemed to continue to have outstanding Swingline Loans in the amount of the unpaid participation for all purposes of the Loan Documents.  In addition, such Lender shall be deemed to have assigned any and all payments made of principal and interest on its Loans and any other amounts due to it hereunder to the Swingline Lender to fund the amount of such Lender’s participation interest in such Swingline Loans that such Lender failed to fund pursuant to this Section, until such amount has been purchased in full.

Section 2.6.Funding of Borrowings

.

(a)Each Lender will make available each Loan to be made by it hereunder on the proposed date thereof by wire transfer in immediately available funds (i) in case of Loans denominated in Dollars, by 2:00 p.m. to the Administrative Agent at the Payment Office and (ii) in the case of each Loan denominated in a Foreign Currency, by 12:00 noon, Local Time, in the city of the Administrative Agent’s Eurodollar Payment Office for such currency and at such Eurodollar Payment Office for such currency; provided that the Swingline Loans will be made as set forth in Section 2.5.  The Administrative Agent will make such Loans available to the Borrowers by promptly crediting the amounts that it receives, in like funds by the close of business on such proposed date, to an account maintained by the Administrative Borrower with the Administrative Agent or, at the Borrowers’ option, by effecting a wire transfer of such amounts to an account designated by the Administrative Borrower to the Administrative Agent.

(b)Unless the Administrative Agent shall have been notified by any Lender prior to 5:00 p.m. one (1) Business Day prior to the date of a Borrowing in which such Lender is to participate that such Lender will not make available to the Administrative Agent such Lender’s share of such Borrowing, the Administrative Agent may assume that such Lender has made such amount available to the Administrative Agent on such date, and the Administrative Agent, in reliance on such assumption, may make available to the Borrowers on such date a corresponding amount.  If such corresponding amount is not in fact made available to the Administrative Agent by such Lender on the date of such Borrowing, the Administrative Agent shall be entitled to recover such corresponding amount on demand from such Lender together with interest (x) at the Federal Funds Rate until the second Business Day after such demand and (y) at the Base Rate at all times thereafter.  If such Lender does not pay such corresponding amount forthwith upon the Administrative Agent’s demand therefor, the Administrative Agent shall promptly notify the Borrowers, and the Borrowers shall immediately pay such corresponding amount to the Administrative Agent together with interest at the rate specified for such Borrowing.  Nothing in this subsection shall be deemed to relieve any Lender from its obligation to fund its Pro Rata Share of any Borrowing hereunder or to prejudice any rights which the Borrowers may have against any Lender as a result of any default by such Lender hereunder.

(c)All Revolving Borrowings shall be made by the Lenders on the basis of their respective Pro Rata Shares.  No Lender shall be responsible for any default by any other Lender in its obligations hereunder, and each Lender shall be obligated to make its Loans provided to be made by it hereunder, regardless of the failure of any other Lender to make its Loans hereunder.

Section 2.7.Interest Elections

.

(a)Each Borrowing initially shall be of the Type specified in the applicable Notice of Borrowing.  Thereafter, the Borrowers may elect to convert such Borrowing into a different Type or to continue such Borrowing, all as provided in this Section.  The Borrowers may elect different options with respect to different portions of the affected Borrowing, in which case each such portion shall be allocated ratably among the Lenders holding Loans comprising such Borrowing, and the Loans comprising each such portion shall be considered a separate Borrowing.

(b)To make an election pursuant to this Section, the Administrative Borrower shall give the Administrative Agent written notice (or telephonic notice promptly confirmed in writing) of each Borrowing that is to be converted or continued, as the case may be, substantially in the form of Exhibit 2.6 attached hereto (a “Notice of Conversion/Continuation”) (x) prior to 1:00 p.m. one (1) Business Day prior to the requested date of a conversion into a Base Rate Borrowing and (y) prior to 1:00 p.m. three (3) Business Days prior to a continuation of or conversion into a Eurodollar Borrowing.  Each such Notice of Conversion/Continuation shall be irrevocable and shall specify (i) the Borrowing to which such Notice of Conversion/Continuation applies and, if different options are being elected with respect to different portions thereof, the portions thereof that are to be allocated to each resulting Borrowing (in which case the information to be specified pursuant to clauses (iii), (iv) and (v) shall be specified for each resulting Borrowing), (ii) the effective date of the election made pursuant to such Notice of Conversion/Continuation, which shall be a Business Day, (iii) whether the resulting Borrowing is to be a Base Rate Borrowing or a Eurodollar Borrowing, (iv) the Agreed Currency of such Borrowing and (v) if the resulting Borrowing is to be a Eurodollar Borrowing, the Interest Period applicable thereto after giving effect to such election, which shall be a period contemplated by the definition of “Interest Period”, the Agreed Currency applicable thereto after giving effect to such election.  If any such Notice of Conversion/Continuation requests a Eurodollar Borrowing but does not specify an Interest Period, the Borrowers shall be deemed to have selected an Interest Period of one month.  The principal amount of any resulting Borrowing shall satisfy the minimum borrowing amount for Eurodollar Borrowings and Base Rate Borrowings set forth in Section 2.3.

(c)If, on the expiration of any Interest Period in respect of any Eurodollar Borrowing, the Administrative Borrower shall have failed to deliver a Notice of Conversion/Continuation, then, unless such Borrowing is repaid as provided herein, (i) the case of a Borrowing denominated in Dollars, the Borrowers shall be deemed to have elected to convert such Borrowing to a Eurodollar Borrowing with an Interest Period of one month and (ii) in the case of a Borrowing denominated in a Foreign Currency in respect of which the Borrower shall have failed to deliver a Notice of Conversion/Continuation prior to the third Business Day preceding the end of such Interest Period, such Borrowing shall automatically continue as a Eurodollar Borrowing in the same Agreed Currency with an Interest Period of one month unless such Eurodollar Borrowing is or was repaid in accordance with Section 2.11.  No Borrowing may be converted into, or continued as, a Eurodollar Borrowing if an Event of Default exists, unless the Administrative Agent and the Required Lenders shall have otherwise consented in writing.  No conversion of any Eurodollar Loan shall be permitted except on the last day of the Interest Period in respect thereof.

(d)Upon receipt of any Notice of Conversion/Continuation, the Administrative Agent shall promptly notify each Lender of the details thereof and of such Lender’s portion of each resulting Borrowing.

Section 2.8.Optional Reduction and Termination of Commitments

.

(a)Unless previously terminated, all Revolving Commitments, Swingline Commitments and LC Commitments shall terminate on the Maturity Date.

(b)Upon (i) at least three (3) Business Days’ prior written notice (or telephonic notice promptly confirmed in writing) in the case of a Eurodollar Revolving Borrower denominated in Dollars or (ii) at least (4) Business Days in the  case of a Eurodollar Borrowing denominated in a Foreign Currency, in each case, to the Administrative Agent (which notice shall be irrevocable; provided the Borrowers shall be permitted to provide in such notice that it is conditional on the occurrence of another financing or transaction), the Borrowers may reduce the Aggregate Revolving Commitments in part or terminate the Aggregate Revolving Commitments in whole; provided that (i) any partial reduction shall apply to reduce proportionately and permanently the Revolving Commitment of each Lender, (ii) any partial reduction pursuant to this Section shall be in an amount of at least $5,000,000 and any larger multiple of $1,000,000, and (iii) no such reduction shall be permitted which would reduce the Aggregate Revolving Commitment Amount to an amount less than the Dollar Amount of the aggregate outstanding Revolving Credit Exposure of all Lenders (after giving effect to any repayment of Revolving Loans occurring substantially contemporaneously with such reduction).  Any such reduction in the Aggregate Revolving Commitment Amount below the principal amount of the Swingline Commitment and the LC Commitment shall result in a Dollar-for-Dollar reduction in the Swingline Commitment and the LC Commitment.

(c)If at any time, (i) other than as a result of fluctuations in currency exchange rates, (A) the sum of the aggregate principal Dollar Amount of all of the Revolving Credit Exposures (calculated, with respect to those Credit Events denominated in Foreign Currencies, as of the most recent Computation Date with respect to each such Credit Event) exceeds the Aggregate Revolving Commitment or (B) the sum of the aggregate principal Dollar Amount of all of the outstanding Revolving Credit Exposures denominated in Foreign Currencies (the “Foreign Currency Exposure”) (so calculated), as of the most recent Computation Date with respect to each such Credit Event, exceeds the Foreign Currency Sublimit or (ii) solely as a result of fluctuations in currency exchange rates, (A) the sum of the aggregate principal Dollar Amount of all of the Revolving Credit Exposures (so calculated) exceeds 103% of the Aggregate Revolving Commitments for three consecutive Business Days or (B) the Foreign Currency Exposure, as of the most recent Computation Date with respect to each such Credit Event, exceeds 103% of the Foreign Currency Sublimit for three consecutive Business Days, the Borrower shall in each case immediately repay Borrowings or cash collateralize LC Exposure in an account with the Administrative Agent pursuant to Section 2.22(j), as applicable, in an aggregate principal amount sufficient to cause (x) the aggregate Dollar Amount of all Revolving Credit Exposures (so calculated) to be less than or equal to the Aggregate Revolving Commitments and (y) the Foreign Currency Exposure to be less than or equal to the Foreign Currency Sublimit, as applicable.

(d)With the written approval of the Administrative Agent, the Borrowers may terminate (on a non-ratable basis) the unused amount of the Revolving Commitment of a Defaulting Lender, and in such event the provisions of Section 2.26 will apply to all amounts thereafter paid by the Borrowers for the account of any such Defaulting Lender under this Agreement (whether on account of principal, interest, fees, indemnity or other amounts); provided that such termination will not be deemed to be a waiver or release of any claim that any Borrower, the Administrative Agent, the Issuing Bank, the Swingline Lender or any other Lender may have against such Defaulting Lender.

Section 2.9.Repayment of Loans

. The outstanding principal amount of all Revolving Loans and Swingline Loans shall be due and payable (together with accrued and unpaid interest thereon) on the Maturity Date. The Obligations of each Borrower shall be joint and several in nature.

Section 2.10.Evidence of Indebtedness

.

(a)Each Lender shall maintain in accordance with its usual practice appropriate records evidencing the Indebtedness of the Borrowers to such Lender resulting from each Loan made by such Lender from time to time, including the amounts of principal and interest payable thereon and paid to such Lender from time to time under this Agreement.  The Administrative Agent shall maintain appropriate records in which shall be recorded (i) the Revolving Commitment of each Lender, (ii) the amount of each Loan made hereunder by each Lender, the Class, Agreed Currency and Type thereof and, in the case of each Eurodollar Loan, the Interest Period applicable thereto, (iii) the date of any continuation of any Loan pursuant to Section 2.7, (iv) the date of any conversion of all or a portion of any Loan to another Type pursuant to Section 2.7, (v) the date and amount of any principal or interest due and payable or to become due and payable from the Borrowers to each Lender hereunder in respect of the Loans and (vi) both the date and amount of any sum received by the Administrative Agent hereunder from the Borrowers in respect of the Loans and each Lender’s Pro Rata Share thereof.  The entries made in such records shall be prima facie evidence of the existence and amounts of the obligations of the Borrowers therein recorded; provided that the failure or delay of any Lender or the Administrative Agent in maintaining or making entries into any such record or any error therein shall not in any manner affect the obligation of the Borrowers to repay the Loans (both principal and unpaid accrued interest) of such Lender in accordance with the terms of this Agreement.

(b)This Agreement evidences the obligation of the Borrowers to repay the Loans and is being executed as a “noteless” credit agreement.  However, at the request of any Lender (including the Swingline Lender) at any time, the Borrowers agree that they will prepare, execute and deliver to such Lender a promissory note payable to the order of such Lender (or, if requested by such Lender, to such Lender and its registered assigns) and in a form approved by the Administrative Agent.  Thereafter, the Loans evidenced by such promissory note and interest thereon shall at all times (including after assignment permitted hereunder) be represented by one or more promissory notes in such form payable to the order of the payee named therein (or, if such promissory note is a registered note, to such payee and its registered assigns).

Section 2.11.Optional Prepayments

.  The Borrowers shall have the right at any time and from time to time to prepay any Borrowing, in whole or in part, without premium or penalty, by giving written notice (or telephonic notice promptly confirmed in writing) to the Administrative Agent no later than (i) in the case of any prepayment of any Eurodollar Borrowing, 1:00 p.m. not less than three (3) Business Days prior to the date of such prepayment, (ii) in the case of any prepayment of any Base Rate Borrowing, prior to 1:00 p.m. on the date of such prepayment, and (iii) in the case of any prepayment of any Swingline Borrowing, prior to 11:00 a.m. on the date of such prepayment.  Each such notice shall be irrevocable and shall specify the proposed date of such prepayment and the principal amount of each Borrowing or portion thereof to be prepaid; provided that any such notice in connection with the repayment of all Loans may be conditioned on the occurrence of another financing or transaction.  Upon receipt of any such notice, the Administrative Agent shall promptly notify each affected Lender of the contents thereof and of such Lender’s Pro Rata Share of any such prepayment.  If such notice is given, the aggregate amount specified in such notice shall be due and payable on the date designated in such notice (subject to the conditionality described above), together with accrued interest to such date on the amount so prepaid in accordance with Section 2.13(d); provided that if a Eurodollar Borrowing is prepaid on a date other than the last day of an Interest Period applicable thereto, the Borrowers shall also pay all amounts required pursuant to Section 2.19.  Each partial prepayment of any Loan shall be in an amount that would be permitted in the case of an advance of a Revolving Borrowing of the same Type pursuant to Section 2.2 or, in the case of a Swingline Loan, pursuant to Section 2.5¸ or the full amount of any Borrowing if less than such amounts.  Each prepayment of a Borrowing shall be applied ratably to the Loans comprising such Borrowing.

Section 2.12.Mandatory Prepayments

.  If at any time the aggregate Revolving Credit Exposure of all Lenders exceeds the Aggregate Revolving Commitment Amount, as reduced pursuant to Section 2.8 or otherwise, the Borrowers shall immediately repay the Swingline Loans and the Revolving Loans in an amount equal to such excess, together with all accrued and unpaid interest on such excess amount and any amounts due under Section 2.19.  Each such prepayment shall be applied as follows: first, to the Swingline Loans to the full extent thereof; second, to the Base Rate Loans to the full extent thereof; and third, to the Eurodollar Loans to the full extent thereof.  If, after giving effect to the prepayment of all Swingline Loans and Revolving Loans, the aggregate Revolving Credit Exposure of all Lenders exceeds the Aggregate Revolving Commitment Amount, the Borrowers shall Cash Collateralize its reimbursement obligations with respect to all Letters of Credit in an amount equal to such excess plus any accrued and unpaid fees thereon.

Section 2.13.Interest on Loans

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(a)The Borrowers shall pay interest on (i) each Base Rate Loan at the Base Rate plus the Applicable Margin in effect from time to time and (ii) each Eurodollar Loan at the Adjusted LIBO Rate for the applicable Interest Period in effect for such Loan plus the Applicable Margin in effect from time to time.

(b)The Borrowers shall pay interest on each Swingline Loan at the Base Rate plus the Applicable Margin in effect from time to time.

(c)Notwithstanding subsections (a) and (b) of this Section, (i) automatically upon the occurrence and during the continuance of an Event of Default specified in Section 8.1(a), (b), (g), (h) or (i), and (ii) at the option of the Required Lenders upon the occurrence and during the continuance of any other Event of Default, the Borrowers shall pay interest (“Default Interest”), with respect to all Eurodollar Loans at the rate per annum equal to 2.00% above the otherwise applicable interest rate for such Eurodollar Loans for the then-current Interest Period until the last day of such Interest Period, and thereafter, and with respect to all Base Rate Loans and all other Obligations hereunder (other than Loans), at the rate per annum equal to 2.00% above the otherwise applicable interest rate for Base Rate Loans.

(d)Interest on the principal amount of all Loans shall accrue from and including the date such Loans are made to but excluding the date of any repayment thereof.  Interest on all outstanding Base Rate Loans and Swingline Loans shall be payable quarterly in arrears on the last day of each March, June, September and December and on the Maturity Date, as the case may be.  Interest on all outstanding Eurodollar Loans shall be payable on the last day of each Interest Period applicable thereto, and, in the case of any Eurodollar Loans having an Interest Period in excess of three months, on each day which occurs every three months after the initial date of such Interest Period, and on the Maturity Date.  Interest on any Loan which is converted into a Loan of another Type or which is repaid or prepaid shall be payable on the date of such conversion or on the date of any such repayment or prepayment (on the amount repaid or prepaid) thereof.  All Default Interest shall be payable on demand.

(e)The Administrative Agent shall determine each interest rate applicable to the Loans hereunder and shall promptly notify the Administrative Borrower and the Lenders of such rate in writing (or by telephone, promptly confirmed in writing).  Any such determination shall be conclusive and binding for all purposes, absent manifest error.

Section 2.14.Fees

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(a)The Borrowers shall pay to the Administrative Agent for its own account fees in the amounts and at the times previously agreed upon in writing by any Borrower and the Administrative Agent.

(b)The Borrowers agree to pay to the Administrative Agent for the account of each Lender a commitment fee, which shall accrue at the Applicable Percentage per annum (determined daily in accordance with Schedule I) on the daily amount of the unused Revolving Commitment of such Lender during the Availability Period.  For purposes of computing the commitment fee, the Revolving Commitment of each Lender shall be deemed used to the extent of the outstanding Revolving Loans and LC Exposure, but not Swingline Exposure, of such Lender.

(c)The Borrower agrees to pay (i) to the Administrative Agent, for the account of each Lender, a letter of credit fee with respect to its participation in each Letter of Credit, which shall accrue at a rate per annum equal to the Applicable Margin for Eurodollar Loans then in effect on the average daily Dollar Amount of such Lender’s LC Exposure (excluding any portion thereof attributable to unreimbursed LC Disbursements) attributable to such Letter of Credit during the period from and including the date of issuance of such Letter of Credit to but excluding the date on which such Letter of Credit expires or is drawn in full (including, without limitation, any LC Exposure that remains outstanding after the Maturity

Date) and (ii) to each Issuing Bank for its own account a fronting fee, which shall accrue at the rate of 0.125% per annum on the average daily Dollar Amount of the LC Exposure (excluding any portion thereof attributable to unreimbursed LC Disbursements) with respect to each Letter of Credit issued by such Issuing Bank, in each case during the Availability Period (or until the date that such Letter of Credit is irrevocably cancelled, whichever is later), as well as the Issuing Bank’s standard fees with respect to issuance, amendment, renewal or extension of any Letter of Credit issued by such Issuing Bank or processing of drawings thereunder.  Notwithstanding the foregoing, if the Required Lenders elect to increase the interest rate on the Loans to the rate for Default Interest pursuant to Section 2.13(c), the rate per annum used to calculate the letter of credit fee pursuant to clause (i) above shall automatically be increased by 2.00%.

(d)The Borrowers shall pay on or prior to the Closing Date to the Administrative Agent and its affiliates all fees in the Fee Letter that are due and payable on or prior to the Closing Date.

(e)Accrued fees under subsections (b) and (c) of this Section shall be payable quarterly in arrears on the last day of each March, June, September and December, commencing on December 31, 2018, and on the Maturity Date (and, if later, the date the Loans and LC Exposure shall be repaid in their entirety); provided that any such fees accruing after the Maturity Date shall be payable on demand.

Section 2.15.Computation of Interest and Fees

.  Interest hereunder based on the Administrative Agent’s prime lending rate shall be computed on the basis of a year of 365 days (or 366 days in a leap year) and paid for the actual number of days elapsed (including the first day but excluding the last day).  All other interest and all fees hereunder shall be computed on the basis of a year of 360 days and paid for the actual number of days elapsed (including the first day but excluding the last day).  Each determination by the Administrative Agent of an interest rate or fee hereunder shall be made in good faith and, except for manifest error, shall be final, conclusive and binding for all purposes.

Section 2.16.Inability to Determine Interest Rates

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(a)If at the time that the Administrative Agent shall seek to determine the applicable Screen Rate on the Quotation Day for any Interest Period for a Eurodollar Borrowing, the applicable Screen Rate shall not be available for such Interest Period and/or for the applicable currency with respect to such Eurodollar Borrowing for any reason, and the Administrative Agent shall reasonably determine that it is not possible to determine the Interpolated Rate (which conclusion shall be conclusive and binding absent manifest error), then the Adjusted LIBO Rate shall be the Reference Bank Rate for such Interest Period for such Eurodollar Borrowing; provided that if the Reference Bank Rate shall be less than zero, such rate shall be deemed to be zero for purposes of this Agreement; provided, further, however,  that if less than two Reference Banks shall supply a rate to the Administrative Agent for purposes of determining the Adjusted LIBO Rate for such Eurodollar Borrowing, (i) if such Borrowing shall be requested in Dollars, then such Borrowing shall be made as an Base Rate Borrowing at the Alternate Base Rate and (ii) if such Borrowing shall be requested in any Foreign Currency, the Adjusted LIBO Rate shall be equal to the rate determined by the Administrative Agent in its reasonable discretion after consultation with the Administrative Borrower and consented to in writing by the Required Lenders (the “Alternative Rate”); provided, however, that until such time as the Alternative Rate shall be determined and so consented to by the Required Lenders, Borrowings shall not be available in such Foreign Currency.

(b)If, prior to the commencement of any Interest Period for any Eurodollar Borrowing:

(i)the Administrative Agent shall have determined (which determination shall be conclusive and binding upon the Borrowers) that, by reason of circumstances affecting the relevant interbank market, adequate means do not exist for ascertaining the Adjusted LIBO Rate for a Loan in the applicable currency or for such Interest Period, or

(ii)the Administrative Agent shall have received notice from the Required Lenders that the Adjusted LIBO Rate does not adequately and fairly reflect the cost to such Lenders of making, funding or maintaining their Eurodollar Loans for a Loan in the applicable currency or for such Interest Period, the Administrative Agent shall give written notice (or telephonic notice, promptly confirmed in writing) to the Administrative Borrower and to the Lenders as soon as practicable thereafter.  Until the Administrative Agent shall notify the Administrative Borrower and the Lenders that the circumstances giving rise to such notice no longer exist, (i) the obligations of the Lenders to make Eurodollar Revolving Loans or to continue or convert outstanding Loans as or into Eurodollar Loans shall be suspended and (ii) all such affected Loans shall be converted into Base Rate Loans on the last day of the then-current Interest Period applicable thereto unless the Borrowers prepay such Loans in accordance with this Agreement.  Unless the Administrative Borrower notifies the Administrative Agent at least one (1) Business Day before the date of any Eurodollar Borrowing for which a Notice of Revolving Borrowing or a Notice of Conversion/Continuation has previously been given that it elects not to borrow, continue or convert to a Eurodollar Borrowing on such date, then (i) if such Borrowing shall be requested in Dollars, then such Revolving Borrowing shall be made as, continued as or converted into a Base Rate Borrowing and (ii) if such Borrowing shall be requested in any Foreign Currency, the Adjusted LIBO Rate shall be equal to the Alternative Rate; provided, however, that until such time as the Alternative Rate shall be determined and so consented to by the Required Lenders, Borrowings shall not be available in such Foreign Currency.

(c)If at any time the Administrative Agent determines (which determination shall be conclusive absent manifest error) that (i) the circumstances set forth in clause (b)(i) have arisen and such circumstances are unlikely to be temporary or (ii) the circumstances set forth in clause (b)(i) have not arisen but either (w) the supervisor for the administrator of the LIBOR Screen Rate has made a public statement that the administrator of the LIBOR Screen Rate is insolvent (and there is no successor administrator that will continue publication of the LIBOR Screen Rate), (x) the administrator of the LIBOR Screen Rate has made a public statement identifying a specific date after which the LIBOR Screen Rate will permanently or indefinitely cease to be published by it (and there is no successor administrator that will continue publication of the LIBOR Screen Rate), (y) the supervisor for the administrator of the LIBOR Screen Rate has made a public statement identifying a specific date after which the LIBOR Screen Rate will permanently or indefinitely cease to be published or (z) the supervisor for the administrator of the LIBOR Screen Rate or a Governmental Authority having jurisdiction over the Administrative Agent has made a public statement identifying a specific date after which an applicable LIBOR Screen Rate for any Agreed Currency may no longer be used for determining interest rates for loans, then the Administrative Agent and the Administrative Borrower shall (A) endeavor to establish an alternate rate of interest to the Adjusted LIBO Rate for Loans denominated in Dollars, and (B) endeavor to establish an Alternative Rate as described in clause (a) above for Loans denominated in Agreed Currencies other than Dollars, in each case, that gives due consideration to the then prevailing market convention for determining a rate of interest for syndicated loans in the United States in Dollars or such Agreed Currency at such time, as applicable and shall enter into an amendment to this Agreement to reflect such alternate rate or rates of interest and such other related changes to this Agreement as may be applicable (but for the avoidance of doubt, such related changes shall not include a reduction of the Applicable Rate); provided that, if such alternate rate of interest as so determined would be less than zero, such rate shall be deemed to be zero for the purposes of this Agreement. Notwithstanding anything to the contrary in Section 10.2, any such amendment establishing an alternate rate of interest for Loans denominated in Dollars shall become effective without any further action or consent of any other party to this Agreement so long as the Administrative Agent shall not have received, within ten Business Days of the date notice of such alternate rate or rates of interest is provided to the

Lenders, a written notice from the Required Lenders stating that such Required Lenders object to such amendment.  Until an alternate rate of interest or Alternative Rate, as applicable, shall be determined in accordance with this clause (c) (but, in the case of the circumstances described in clause (ii) of the first sentence of this Section 2.16(c), only to the extent the LIBOR Screen Rate for the applicable Agreed Currency and such Interest Period is not available or published at such time on a current basis), (x) any Notice of Conversion/Continuation that requests the conversion of any Borrowing to, or continuation of any Borrowing as, a Eurodollar Borrowing, and any Notice of Revolving Borrowing for a Eurodollar Borrowing in a Foreign Currency shall, in each case, be ineffective and any such Eurodollar Borrowing shall be repaid or (solely if such Eurodollar Borrowing is denominated in Dollars) converted into a Base Rate Borrowing on the last day of the then current Interest Period applicable thereto, and (y) if any Borrowing Request requests a Eurodollar Borrowing in Dollars, such Borrowing shall be made as a Base Rate Borrowing.

Section 2.17.Illegality

.  If any Change in Law shall make it unlawful or impossible for any Lender to make, maintain or fund any Eurodollar Loan and such Lender shall so notify the Administrative Agent, the Administrative Agent shall promptly give notice thereof to the Administrative Borrower and the other Lenders, whereupon until such Lender notifies the Administrative Agent and the Administrative Borrower that the circumstances giving rise to such suspension no longer exist, the obligation of such Lender to make Eurodollar Revolving Loans, or to continue or convert outstanding Loans as or into Eurodollar Loans, shall be suspended.  In the case of the making of a Eurodollar Borrowing, such Lender’s Revolving Loan shall be made as a Base Rate Loan as part of the same Revolving Borrowing for the same Interest Period and, if the affected Eurodollar Loan is then outstanding, such Loan shall be converted to a Base Rate Loan either (i) on the last day of the then-current Interest Period applicable to such Eurodollar Loan if such Lender may lawfully continue to maintain such Loan to such date or (ii) immediately if such Lender shall determine that it may not lawfully continue to maintain such Eurodollar Loan to such date.  Notwithstanding the foregoing, the affected Lender shall, prior to giving such notice to the Administrative Agent, designate a different Applicable Lending Office if such designation would avoid the need for giving such notice and if such designation would not otherwise be disadvantageous to such Lender in the good faith exercise of its discretion.

Section 2.18.Increased Costs

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(a)If any Change in Law shall:

(i)impose, modify or deem applicable any reserve, special deposit or similar requirement that is not otherwise included in the determination of the Adjusted LIBO Rate hereunder against assets of, deposits with or for the account of, or credit extended by, any Lender (except any such reserve requirement reflected in the Adjusted LIBO Rate) or any Issuing Bank; or

(ii)impose on any Lender, any Issuing Bank or the eurodollar interbank market any other condition affecting this Agreement or any Eurodollar Loans made by such Lender or any Letter of Credit or any participation therein (other than Taxes); or

(iii)subject any Recipient to any Taxes (other than (A) Indemnified Taxes, (B) Taxes described in clauses (b) through (d) of the definition of Excluded Taxes and (C) Other Connection Taxes) on its Loans, loan principal, Letters of Credit, Commitments or other obligations, or its deposits, reserves, other liabilities or capital attributable thereto;

and the result of any of the foregoing is to increase the cost to such Lender or such other Recipient of making, converting into, continuing or maintaining a Loan or to increase the cost to such Lender, such

Issuing Bank or such other Recipient of participating in or issuing any Letter of Credit or to reduce the amount received or receivable by such Lender, such Issuing Bank or such other Recipient hereunder (whether of principal, interest or any other amount), then, from time to time, such Lender, such Issuing Bank or such other Recipient may provide the Administrative Borrower (with a copy thereof to the Administrative Agent) with written notice and demand with respect to such increased costs or reduced amounts, and within ten (10) Business Days after receipt of such notice and demand the Borrowers shall pay to such Lender, such Issuing Bank or such other Recipient, as the case may be, such additional amounts as will compensate such Lender, such Issuing Bank or such other Recipient for any such increased costs incurred or reduction suffered.

(b)If any Lender or any Issuing Bank shall have determined that on or after the date of this Agreement any Change in Law regarding capital or liquidity requirements has or would have the effect of reducing the rate of return on such Lender’s or such Issuing Bank’s capital (or on the capital of the Parent Company of such Lender or such Issuing Bank) as a consequence of its obligations hereunder or under or in respect of any Letter of Credit to a level below that which such Lender, such Issuing Bank or such Parent Company could have achieved but for such Change in Law (taking into consideration such Lender’s or such Issuing Bank’s policies or the policies of such Parent Company with respect to capital adequacy and liquidity), then, from time to time, such Lender or such Issuing Bank may provide the Administrative Borrower (with a copy thereof to the Administrative Agent) with written notice and demand with respect to such reduced amounts, and within ten (10) Business Days after receipt of such notice and demand the Borrowers shall pay to such Lender or such Issuing Bank, as the case may be, such additional amounts as will compensate such Lender, the Issuing Bank or such Parent Company for any such reduction suffered.

(c)A certificate of such Lender or the Issuing Bank setting forth the amount or amounts necessary to compensate such Lender, such Issuing Bank or the Parent Company of such Lender or such Issuing Bank, as the case may be, specified in subsection (a) or (b) of this Section shall be delivered to the Administrative Borrower (with a copy to the Administrative Agent) and shall be conclusive, absent manifest error.

(d)Failure or delay on the part of any Lender or any Issuing Bank to demand compensation pursuant to this Section shall not constitute a waiver of such Lender’s or such Issuing Bank’s right to demand such compensation; provided that the Borrowers shall not be required to compensate any Lender or any Issuing Bank pursuant to this Section for any increased costs incurred or reductions suffered more than six (6) months prior to the date that such Lender or such Issuing Bank notifies the Administrative Borrower of the Change in Law giving rise to such increased costs or reductions and of such Lender’s or such Issuing Bank’s intention to claim compensation therefor (except that, if the Change in Law giving rise to such increased costs or reductions is retroactive, then the six (6)-month period referred to above shall be extended to include the period of retroactive effect thereof).

Section 2.19.Funding Indemnity

.  In the event of (a) the payment of any principal of a Eurodollar Loan other than on the last day of the Interest Period applicable thereto (including as a result of an Event of Default), (b) the conversion or continuation of a Eurodollar Loan other than on the last day of the Interest Period applicable thereto, or (c) the failure by the Borrowers to borrow, prepay, convert or continue any Eurodollar Loan on the date specified in any applicable notice (regardless of whether such notice is withdrawn or revoked but other than as a result of a notice pursuant to Section 2.16 or Section 2.17), then, in any such event, the Borrowers shall compensate each Lender, within ten (10) Business Days after written demand from such Lender, for any loss, cost or expense attributable to such event.  In the case of a Eurodollar Loan, such loss, cost or expense shall be deemed to include an amount determined by such Lender to be the excess, if any, of (A) the amount of interest that would have accrued on the principal amount of such Eurodollar Loan if such event had not occurred at the Adjusted LIBO Rate applicable to such Eurodollar Loan for the period from the date of such event to the last day of the then-current Interest Period therefor (or, in the case of a failure to borrow, convert or continue, for the period that would have been the Interest Period for such Eurodollar Loan) over (B) the amount of interest that would accrue on the principal amount of such Eurodollar Loan for the same period if the Adjusted LIBO Rate were set on the date such Eurodollar Loan was prepaid or converted or the date on which the Borrowers failed to borrow, convert or continue such Eurodollar Loan.  A certificate as to any additional amount payable under this Section submitted to the Administrative Borrower by any Lender (with a copy to the Administrative Agent) shall be conclusive, absent manifest error.

Section 2.20.Taxes

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(a)Defined Terms.  For purposes of this Section 2.20, the term “Lender” includes Issuing Bank and the term “applicable law” includes FATCA.

(b)Payments Free of Taxes.  Any and all payments by or on account of any obligation of any Loan Party under any Loan Document shall be made without deduction or withholding for any Taxes, except as required by applicable law.  If any applicable law (as determined in the good faith discretion of an applicable Withholding Agent) requires the deduction or withholding of any Tax from any such payment by a Withholding Agent, then the applicable Withholding Agent shall be entitled to make such deduction or withholding and shall timely pay the full amount deducted or withheld to the relevant Governmental Authority in accordance with applicable law and, if such Tax is an Indemnified Tax, then the sum payable by the applicable Loan Party shall be increased as necessary so that after such deduction or withholding has been made (including such deductions and withholdings applicable to additional sums payable under this Section) the applicable Recipient receives an amount equal to the sum it would have received had no such deduction or withholding been made.

(c)Payment of Other Taxes by the Borrowers.  The Borrowers shall timely pay to the relevant Governmental Authority in accordance with applicable law, or at the option of the Administrative Agent timely reimburse it for the payment of, any Other Taxes.

(d)Indemnification by the Borrowers.  The Borrowers shall indemnify each Recipient, within ten (10) Business Days after demand therefor, for the full amount of any Indemnified Taxes (including Indemnified Taxes imposed or asserted on or attributable to amounts payable under this Section) payable or paid by such Recipient or required to be withheld or deducted from a payment to such Recipient and any reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority.  A certificate as to the amount of such payment or liability delivered to the Administrative Borrower by a Lender (with a copy to the Administrative Agent), or by the Administrative Agent on its own behalf or on behalf of a Lender, shall be conclusive absent manifest error.

(e)Indemnification by the Lenders.  Each Lender shall severally indemnify the Administrative Agent within ten (10) days after demand therefor, for (i) any Indemnified Taxes attributable to such Lender (but only to the extent that the Borrowers have not already indemnified the Administrative Agent for such Indemnified Taxes and without limiting the obligation of the Borrowers to do so), (ii) any Taxes attributable to such Lender’s failure to comply with the provisions of Section 10.4(d) relating to the maintenance of a Participant Register and (iii) any Excluded Taxes attributable to such Lender, in each case, that are payable or paid by the Administrative Agent in connection with any Loan Document, and any reasonable expenses arising therefrom or with respect thereto, whether or not such Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority.  A certificate as to the amount of such payment or liability delivered to any Lender by the Administrative Agent shall be conclusive absent manifest error.  Each Lender hereby authorizes the Administrative Agent to set off and apply any and all amounts at any time owing to such Lender under any Loan Document or otherwise payable by the Administrative Agent to the Lender from any other source against any amount due to the Administrative Agent under this paragraph (e).

(f)Evidence of Payments.  As soon as practicable after any payment of Taxes by any Borrower or any other Loan Party to a Governmental Authority pursuant to this Section 2.20, such Borrower or other Loan Party shall deliver to the Administrative Agent the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to the Administrative Agent.

(g)Status of Lenders.  (i)  Any Lender that is entitled to an exemption from or reduction of withholding Tax with respect to payments made under any Loan Document shall deliver to the Administrative Borrower and the Administrative Agent, at the time or times reasonably requested by the Administrative Borrower or the Administrative Agent, such properly completed and executed documentation reasonably requested by the Administrative Borrower or the Administrative Agent as will permit such payments to be made without withholding or at a reduced rate of withholding.  In addition, any Lender, if reasonably requested by the Administrative Borrower or the Administrative Agent, shall deliver such other documentation prescribed by applicable law or reasonably requested by the Administrative Borrower or the Administrative Agent as will enable the Borrowers or the Administrative Agent to determine whether or not such Lender is subject to backup withholding or information reporting requirements.  Notwithstanding anything to the contrary in the preceding two sentences, the completion, execution and submission of such documentation (other than such documentation set forth in Section 2.20(g)(ii)(A), Section 2.20(g)(ii)(B) and Section 2.20(g)(ii)(D) below) shall not be required if in the Lender’s reasonable judgment such completion, execution or submission would subject such Lender to any material unreimbursed cost or expense or would materially prejudice the legal or commercial position of such Lender.

(ii)Without limiting the generality of the foregoing, in the event that any Borrower is a U.S. Borrower,

(A)any Lender that is a U.S. Person shall deliver to such Borrower and the Administrative Agent on or prior to the date on which such Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of such Borrower or the Administrative Agent), an executed IRS Form W-9 certifying that such Lender is exempt from U.S. federal backup withholding tax;

(B)any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to such Borrower and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of such Borrower or the Administrative Agent), whichever of the following is applicable:

(i)in the case of a Foreign Lender claiming the benefits of an income tax treaty to which the United States is a party (x) with respect to payments of interest under any Loan Document, an executed IRS Form W-8BEN (if an individual) or IRS Form W-8BEN-E (if not an individual) establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “interest” article of such tax treaty and (y) with respect to any other applicable payments under any Loan Document, IRS Form W-8BEN (if an individual) or IRS

Form W-8BEN-E (if not an individual) establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “business profits” or “other income” article of such tax treaty;

(ii)an executed IRS Form W-8ECI;

(iii)in the case of a Foreign Lender claiming the benefits of the exemption for portfolio interest under Section 881(c) of the Code, (x) a certificate substantially in the form of Exhibit 2.20A to the effect that such Foreign Lender is not a “bank” within the meaning of Section 881(c)(3)(A) of the Code, a “10 percent shareholder” of such Borrower within the meaning of Section 881(c)(3)(B) of the Code, or a “controlled foreign corporation” described in Section 881(c)(3)(C) of the Code (a “U.S. Tax Compliance Certificate”) and (y) an executed IRS Form W-8BEN (if an individual) or IRS Form W-8BEN-E (if not an individual); or

(iv)to the extent a Foreign Lender is not the beneficial owner, an executed IRS Form W-8IMY, accompanied by IRS Form W-8ECI, IRS Form W-8BEN (if an individual) or IRS Form W-8BEN-E (if not an individual), a U.S. Tax Compliance Certificate substantially in the form of Exhibit 2.20B or Exhibit 2.20C, IRS Form W-9, and/or other certification documents from each beneficial owner, as applicable; provided that if the Foreign Lender is a partnership and one or more direct or indirect partners of such Foreign Lender are claiming the portfolio interest exemption, such Foreign Lender may provide a U.S. Tax Compliance Certificate substantially in the form of Exhibit 2.20D on behalf of each such direct and indirect partner;

(C)any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to such Borrower and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of such Borrower or the Administrative Agent), executed originals of any other form prescribed by applicable law as a basis for claiming exemption from or a reduction in U.S. federal withholding Tax, duly completed, together with such supplementary documentation as may be prescribed by applicable law to permit such Borrower or the Administrative Agent to determine the withholding or deduction required to be made; and

(D)if a payment made to a Lender under any Loan Document would be subject to U.S. federal withholding Tax imposed by FATCA if such Lender were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Code, as applicable), such Lender shall deliver to such Borrower and the Administrative Agent at the time or times prescribed by law and at such time or times reasonably requested by such Borrower or the Administrative Agent such documentation prescribed by applicable law (including as prescribed by Section 1471(b)(3)(C)(i) of the Code) and such additional documentation reasonably requested by such Borrower or the Administrative Agent as may be necessary for such Borrower and the Administrative Agent to comply with their obligations under FATCA and to determine that such Lender has complied with such Lender’s obligations under FATCA or to determine the amount to deduct and withhold from such payment.  Solely for purposes of this clause (D), “FATCA” shall include any amendments made to FATCA after the date of this Agreement.

Each Lender agrees that if any form or certification it previously delivered expires or becomes obsolete or inaccurate in any respect, it shall update such form or certification or promptly notify such Borrower and the Administrative Agent in writing of its legal inability to do so.

(h)Treatment of Certain Refunds.  If any party determines, in its sole discretion exercised in good faith, that it has received a refund of any Taxes as to which it has been indemnified pursuant to this Section 2.20 (including by the payment of additional amounts pursuant to this Section 2.20), it shall pay to the indemnifying party an amount equal to such refund (but only to the extent of indemnity payments made under this Section with respect to the Taxes giving rise to such refund), net of all out-of-pocket expenses (including Taxes) of such indemnified party and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund).  Such indemnifying party, upon the request of such indemnified party, shall repay to such indemnified party the amount paid over pursuant to this paragraph (h) (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) in the event that such indemnified party is required to repay such refund to such Governmental Authority.  Notwithstanding anything to the contrary in this paragraph (h), in no event will the indemnified party be required to pay any amount to an indemnifying party pursuant to this paragraph (h) the payment of which would place the indemnified party in a less favorable net after-Tax position than the indemnified party would have been in if the Tax subject to indemnification and giving rise to such refund had not been deducted, withheld or otherwise imposed and the indemnification payments or additional amounts with respect to such Tax had never been paid.  This paragraph shall not be construed to require any indemnified party to make available its Tax returns (or any other information relating to its Taxes that it deems confidential) to the indemnifying party or any other Person.

(i)Survival.  Each party’s obligations under this Section 2.20 shall survive the resignation or replacement of the Administrative Agent or any assignment of rights by, or the replacement of, a Lender, the termination of the Commitments and the repayment, satisfaction or discharge of all obligations under any Loan Document.

Section 2.21.Payments Generally; Pro Rata Treatment; Sharing of Set-offs

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(a)The Borrowers shall make each payment required to be made by them hereunder (whether of principal, interest, fees or reimbursement of LC Disbursements, or of amounts payable under Section 2.18, Section 2.20 or this Section 2.21, or otherwise) prior to (i) the case of payments denominated in Dollars, 2:00 p.m. and (ii) in the case of payments denominated in a Foreign Currency, 12:00 noon, Local Time, in the city of the Administrative Agent’s Eurodollar Payment Office for such currency, in each case, on the date when due, in immediately available funds, free and clear of any defenses, rights of set-off (except as expressly set forth in Section 2.26) or counterclaim.  Any amounts received after such time on any date may, in the discretion of the Administrative Agent, be deemed to have been received on the next succeeding Business Day for purposes of calculating interest thereon.  All such payments shall be made (i) in the same currency in which the applicable Credit Event was made (or where such currency has been converted to euro, in euro) and (ii) to the Administrative Agent at the Payment Office, except payments to be made directly to any Issuing Bank or the Swingline Lender as expressly provided herein and except that payments pursuant to Section 2.18, Section 2.20 or this Section 2.21 and Section 10.3 shall be made directly to the Persons entitled thereto. The Administrative Agent shall distribute any such payments denominated in the same currency received by it for the account of any other Person to the appropriate recipient promptly following receipt thereof.  The Administrative Agent shall distribute any such payments received by it for the account of any other Person to the appropriate recipient promptly following receipt thereof.  If any payment hereunder shall be due on a day that is not a Business Day, the date for payment shall be extended to the next succeeding Business Day, and, in the case of any payment accruing interest, interest thereon shall be made payable for the period of such extension.  Notwithstanding the foregoing provisions of this Section, if, after the making of any Credit Event in any Foreign Currency, currency control or exchange regulations are imposed in the country which issues such currency with the result that the type of currency in which the Credit Event was made (the “Original Currency”) no longer exists or the Borrower is not able to make payment to the Administrative Agent for the account of the Lenders in such Original Currency, then all payments to be made by the Borrower hereunder in such currency shall instead be made when due in Dollars in an amount equal to the Dollar Amount (as of the date of repayment) of such payment due, it being the intention of the parties hereto that the Borrower takes all risks of the imposition of any such currency control or exchange regulations.

(b)If at any time insufficient funds are received by and available to the Administrative Agent to pay fully all amounts of principal, unreimbursed LC Disbursements, interest and fees then due hereunder, such funds shall be applied as follows: first, to all fees and reimbursable expenses of the Administrative Agent then due and payable pursuant to any of the Loan Documents; second, to all reimbursable expenses of the Lenders and all fees and reimbursable expenses of the Issuing Banks then due and payable pursuant to any of the Loan Documents, pro rata to the Lenders and the Issuing Banks based on their respective pro rata shares of such fees and expenses; third, to all interest and fees then due and payable hereunder, pro rata to the Lenders based on their respective Pro Rata Shares of such interest and fees; and fourth, to all principal of the Loans and unreimbursed LC Disbursements then due and payable hereunder, pro rata to the parties entitled thereto based on their respective pro rata shares of such principal and unreimbursed LC Disbursements.

(c)If any Lender shall, by exercising any right of set-off or counterclaim or otherwise, obtain payment in respect of any principal of or interest on any of its Loans or participations in LC Disbursements or Swingline Loans that would result in such Lender receiving payment of a greater proportion of the aggregate amount of its Revolving Credit Exposure and accrued interest and fees thereon than the proportion received by any other Lender with respect to its Revolving Credit Exposure, then the Lender receiving such greater proportion shall purchase (for cash at face value) participations in the Revolving Credit Exposure of other Lenders to the extent necessary so that the benefit of all such payments shall be shared by the Lenders ratably in accordance with the aggregate amount of principal of and accrued interest on their respective Revolving Credit Exposure; provided that (i) if any such participations are purchased and all or any portion of the payment giving rise thereto is recovered, such participations shall be rescinded and the purchase price restored to the extent of such recovery, without interest, and (ii) the provisions of this subsection shall not be construed to apply to any payment made by any Borrower pursuant to and in accordance with the express terms of this Agreement (including the application of funds arising from the existence of a Defaulting Lender) or any payment obtained by a Lender as consideration for the assignment of or sale of a participation in any of its Revolving Credit Exposure to any assignee or participant; provided the provisions of this subsection shall not apply to any assignment or sale of participation to any Borrower or any Subsidiary or Affiliate thereof unless the Required Lenders have consented to such assignment or sale of participation).  The Borrowers consent to the foregoing and agrees, to the extent it may effectively do so under applicable law, that any Lender acquiring a participation pursuant to the foregoing arrangements may exercise against any Borrower rights of set-off and counterclaim with respect to such participation as fully as if such Lender were a direct creditor of such Borrower in the amount of such participation.

(d)Unless the Administrative Agent shall have received notice from the Administrative Borrower prior to the date on which any payment is due to the Administrative Agent for the account of the Lenders or the Issuing Bank hereunder that the Borrowers will not make such payment, the Administrative Agent may assume that the Borrowers have made such payment on such date in accordance herewith and may, in reliance upon such assumption, distribute to the Lenders or the Issuing Bank, as the case may be, the amount or amounts due.  In such event, if the Borrowers have not in fact made such payment, then each of the Lenders or the Issuing Banks, as the case may be, severally agrees to repay to the Administrative Agent forthwith on demand the amount so distributed to such Lender or such Issuing Bank with interest thereon, for each day from and including the date such amount is distributed to it to but excluding the date of payment to the Administrative Agent, at the greater of the Federal Funds Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation.

Section 2.22.Letters of Credit

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(a)During the Availability Period, each Issuing Bank, in reliance upon the agreements of the other Lenders pursuant to subsections (d) and (e) of this Section 2.22, shall issue, at the request of the Administrative Borrower, Letters of Credit denominated in Agreed Currencies for the account of a Borrower or a Subsidiary of any Borrower on the terms and conditions hereinafter set forth; provided that (i) each Letter of Credit shall expire on the earlier of (A) the date one year after the date of issuance of such Letter of Credit (or, in the case of any renewal or extension thereof, one year after such renewal or extension) and (B) the date that is five (5) Business Days prior to the Maturity Date; (ii) each Letter of Credit shall be in a stated Dollar Amount of at least $100,000; and (iii) the Borrowers may not request any Letter of Credit if, after giving effect to such issuance, (A) the aggregate LC Exposure would exceed the LC Commitment or (B) the Dollar Amount of the aggregate Revolving Credit Exposure of all Lenders would exceed the Aggregate Revolving Commitment Amount.  Each Lender shall be deemed to, and hereby irrevocably and unconditionally agrees to, purchase from the applicable Issuing Bank without recourse a participation in each Letter of Credit equal to such Lender’s Pro Rata Share of the aggregate amount available to be drawn under such Letter of Credit on the date of issuance thereof.  Each issuance of a Letter of Credit shall be deemed to utilize the Revolving Commitment of each Lender by an amount equal to the amount of such participation.

(b)To request the issuance of a Letter of Credit (or any amendment, renewal or extension of an outstanding Letter of Credit), the Administrative Borrower shall give the Issuing Bank and the Administrative Agent irrevocable written notice at least three (3) Business Days prior to the requested date of such issuance specifying the date (which shall be a Business Day) such Letter of Credit is to be issued (or amended, renewed or extended, as the case may be), the expiration date of such Letter of Credit, the amount of such Letter of Credit, the name and address of the beneficiary thereof, the Agreed Currency applicable thereto and such other information as shall be necessary to prepare, amend, renew or extend such Letter of Credit.  In addition to the satisfaction of the conditions in Article III, the issuance of such Letter of Credit (or any amendment which increases the amount of such Letter of Credit) will be subject to the further conditions that such Letter of Credit shall be in such form and contain such terms as the applicable Issuing Bank reasonably shall approve and that the Administrative Borrower shall have executed and delivered any additional applications, agreements and instruments relating to such Letter of Credit as the Issuing Bank shall reasonably require; provided that in the event of any conflict between such applications, agreements or instruments and this Agreement, the terms of this Agreement shall control.

(c)At least two (2) Business Days prior to the issuance of any Letter of Credit, the applicable Issuing Bank will confirm with the Administrative Agent (by telephone or in writing) that the Administrative Agent has received such notice, and, if not, such Issuing Bank will provide the Administrative Agent with a copy thereof.  Unless such Issuing Bank has received notice from the Administrative Agent, on or before the Business Day immediately preceding the date such Issuing Bank is to issue the requested Letter of Credit, directing such Issuing Bank not to issue the Letter of Credit because such issuance is not then permitted hereunder because of the limitations set forth in subsection (a) of this Section or that one or more conditions specified in Article III are not then satisfied, then, subject to the terms and conditions hereof, such Issuing Bank shall, on the requested date, issue such Letter of Credit in accordance with such Issuing Bank’s usual and customary business practices.

(d)Each Issuing Bank shall examine all documents purporting to represent a demand for payment under a Letter of Credit issued by such Issuing Bank promptly following its receipt thereof.  Such Issuing Bank shall notify the Administrative Borrower and the Administrative Agent of such demand for payment and whether such Issuing Bank has made or will make a LC Disbursement thereunder; provided that any failure to give or delay in giving such notice shall not relieve the Borrowers of their obligation to reimburse such Issuing Bank and the Lenders with respect to such LC Disbursement.  The Borrowers shall be irrevocably and unconditionally obligated to reimburse each Issuing Bank for any LC Disbursements paid by such Issuing Bank in respect of such drawing, without presentment, demand or other formalities of any kind.  Unless the Administrative Borrower shall have notified the applicable Issuing Bank and the Administrative Agent prior to 11:00 a.m., Local Time, on the Business Day immediately prior to the date on which such drawing is honored that the Borrowers intend to reimburse such Issuing Bank for the amount of such drawing in funds other than from the proceeds of Revolving Loans, the Borrowers shall be deemed to have timely given a Notice of Revolving Borrowing to the Administrative Agent requesting the Lenders to make a Base Rate Borrowing on the date on which such drawing is honored in an exact amount due to such Issuing Bank; provided that for purposes solely of such Borrowing, the conditions precedent set forth in Section 3.2 hereof shall not be applicable.  The Administrative Agent shall notify the Lenders of such Borrowing in accordance with Section 2.3, and each Lender shall make the proceeds of its Base Rate Loan included in such Borrowing available to the Administrative Agent for the account of the applicable Issuing Bank in accordance with Section 2.6.  The proceeds of such Borrowing shall be applied directly by the Administrative Agent to reimburse such Issuing Bank for such LC Disbursement.

(e)If for any reason a Base Rate Borrowing may not be (as determined in the sole discretion of the Administrative Agent), or is not, made in accordance with the foregoing provisions, then each Lender (other than the applicable Issuing Bank) shall be obligated to fund the participation that such Lender purchased pursuant to subsection (a) of this Section in an amount equal to its Pro Rata Share of such LC Disbursement on and as of the date which such Base Rate Borrowing should have occurred.  Each Lender’s obligation to fund its participation shall be absolute and unconditional and shall not be affected by any circumstance, including, without limitation, (i) any set-off, counterclaim, recoupment, defense or other right that such Lender or any other Person may have against any Issuing Bank or any other Person for any reason whatsoever, (ii) the existence of a Default or an Event of Default or the termination of the Aggregate Revolving Commitments, (iii) any adverse change in the condition (financial or otherwise) of any Borrower or any of their respective Subsidiaries, (iv) any breach of this Agreement by any Borrower or any other Lender, (v) any amendment, renewal or extension of any Letter of Credit or (vi) any other circumstance, happening or event whatsoever, whether or not similar to any of the foregoing.  On the date that such participation is required to be funded, each Lender shall promptly transfer, in immediately available funds, the amount of its participation to the Administrative Agent for the account of the applicable Issuing Bank.  Whenever, at any time after any Issuing Bank has received from any such Lender the funds for its participation in a LC Disbursement, such Issuing Bank (or the Administrative Agent on its behalf) receives any payment on account thereof, the Administrative Agent or such Issuing Bank, as the case may be, will distribute to such Lender its Pro Rata Share of such payment; provided that if such payment is required to be returned for any reason to any Borrower or to a trustee, receiver, liquidator, custodian or similar official in any bankruptcy proceeding, such Lender will return to the Administrative Agent or such Issuing Bank any portion thereof previously distributed by the Administrative Agent or such Issuing Bank to it.

(f)To the extent that any Lender shall fail to pay any amount required to be paid pursuant to subsection (d) or (e) of this Section on the due date therefor, such Lender shall pay interest to the applicable Issuing Bank (through the Administrative Agent) on such amount from such due date to the date such payment is made at a rate per annum equal to the Federal Funds Rate; provided that if such Lender shall fail to make such payment to such Issuing Bank within three (3) Business Days of such due date, then, retroactively to the due date, such Lender shall be obligated to pay interest on such amount at the rate set forth in Section 2.13(c).

(g)If any Event of Default shall occur and be continuing, on the Business Day that the Administrative Borrower receives notice from the Administrative Agent or the Required Lenders demanding that its reimbursement obligations with respect to the Letters of Credit be Cash Collateralized pursuant to this subsection, the Borrowers shall deposit in an account with the Administrative Agent, in the name of the Administrative Agent and for the benefit of the Issuing Banks and the Lenders, an amount in cash equal to 103% of the Dollar Amount of the aggregate LC Exposure of all Lenders as of such date plus any accrued and unpaid fees thereon; provided that (i) the portions of such amount attributable to undrawn Foreign Currency Letters of Credit or LC Disbursements in a Foreign Currency that the Borrower is not late in reimbursing shall be deposited in the applicable Foreign Currency in the actual amounts of such undrawn Letters of Credit and LC Disbursements and (ii) such obligation to Cash Collateralize the reimbursement obligations of the Borrowers with respect to the Letters of Credit shall become effective immediately, and such deposit shall become immediately due and payable, without demand or notice of any kind, upon the occurrence of any Event of Default with respect to any Borrower described in Section 8.1(g) or (h). For the purposes of this paragraph, the Foreign Currency LC Exposure shall be calculated using the applicable Exchange Rate on the date notice demanding cash collateralization is delivered to the Borrower.  Such deposit shall be held by the Administrative Agent as collateral for the payment and performance of the obligations of the Borrowers under this Agreement.  The Administrative Agent shall have exclusive dominion and control, including the exclusive right of withdrawal, over such account.  The Borrowers agree to execute any documents and/or certificates to effectuate the intent of this subsection.  Other than any interest earned on the investment of such deposits, which investments shall be made at the option and sole discretion of the Administrative Agent and at the Borrowers’ risk and expense, such deposits shall not bear interest.  Interest and profits, if any, on such investments shall accumulate in such account.  Moneys in such account shall be applied by the Administrative Agent to reimburse the Issuing Banks for LC Disbursements for which they have not been reimbursed and, to the extent not so applied, shall be held for the satisfaction of the reimbursement obligations of the Borrowers for the LC Exposure at such time or, if the maturity of the Loans has been accelerated, with the consent of the Required Lenders, be applied to satisfy other obligations of the Borrowers under this Agreement and the other Loan Documents.  If the Borrowers are required to Cash Collateralize its reimbursement obligations with respect to the Letters of Credit as a result of the occurrence of an Event of Default, such cash collateral so posted (to the extent not so applied as aforesaid) shall be returned to the Borrowers within three (3) Business Days after all Events of Default have been cured or waived.

(h)Upon the request of any Lender, but no more frequently than quarterly, each Issuing Bank shall deliver (through the Administrative Agent) to each Lender and the Administrative Borrower a report describing the aggregate Letters of Credit then outstanding.  Upon the request of any Lender from time to time, each Issuing Bank shall deliver to such Lender any other information reasonably requested by such Lender with respect to each Letter of Credit issued by such Issuing Bank that is then outstanding.

(i)The Borrowers’ joint and several obligation to reimburse LC Disbursements hereunder shall be absolute, unconditional and irrevocable and shall be performed strictly in accordance with the terms of this Agreement under all circumstances whatsoever and irrespective of any of the following circumstances:

(i)any lack of validity or enforceability of any Letter of Credit or this Agreement;

(ii)the existence of any claim, set-off, defense or other right which any Borrower or any Subsidiary or Affiliate of any Borrower may have at any time against a beneficiary or any transferee of any Letter of Credit (or any Persons or entities for whom any such beneficiary or transferee may be acting), any Lender (including any Issuing Bank) or any other Person, whether in connection with this Agreement or the Letter of Credit or any document related hereto or thereto or any unrelated transaction;

(iii)any draft or other document presented under a Letter of Credit proving to be forged, fraudulent or invalid in any respect or any statement therein being untrue or inaccurate in any respect;

(iv)payment by any Issuing Bank under a Letter of Credit against presentation of a draft or other document to such Issuing Bank that does not comply with the terms of such Letter of Credit;

(v)any other event or circumstance whatsoever, whether or not similar to any of the foregoing, that might, but for the provisions of this Section, constitute a legal or equitable discharge of, or provide a right of set-off against, any Borrower’s obligations hereunder; or

(vi)the existence of a Default or an Event of Default.

Neither the Administrative Agent, any Issuing Bank, any Lender nor any Related Party of any of the foregoing shall have any liability or responsibility by reason of or in connection with the issuance or transfer of any Letter of Credit or any payment or failure to make any payment thereunder (irrespective of any of the circumstances referred to above), or any error, omission, interruption, loss or delay in transmission or delivery of any draft, notice or other communication under or relating to any Letter of Credit (including any document required to make a drawing thereunder), any error in interpretation of technical terms or any consequence arising from causes beyond the control of any Issuing Bank; provided that the foregoing shall not be construed to excuse any Issuing Bank from liability to the Borrowers to the extent of any actual direct damages (as opposed to special, indirect (including claims for lost profits or other consequential damages), or punitive damages, claims in respect of which are hereby waived by the Borrowers to the extent permitted by applicable law) suffered by the Borrowers that are caused by such Issuing Bank’s failure to exercise due care when determining whether drafts or other documents presented under a Letter of Credit comply with the terms thereof.  The parties hereto expressly agree that, in the absence of gross negligence or willful misconduct on the part of any Issuing Bank (as finally determined by a court of competent jurisdiction), such Issuing Bank shall be deemed to have exercised due care in each such determination.  In furtherance of the foregoing and without limiting the generality thereof, the parties agree that, with respect to documents presented that appear on their face to be in substantial compliance with the terms of a Letter of Credit, the applicable Issuing Bank may, in its sole discretion, either accept and make payment upon such documents without responsibility for further investigation, regardless of any notice or information to the contrary, or refuse to accept and make payment upon such documents if such documents are not in strict compliance with the terms of such Letter of Credit.

(j)Unless otherwise expressly agreed by the applicable Issuing Bank and the Borrowers when a Letter of Credit is issued by such Issuing Bank and subject to applicable laws, (i) each standby Letter of Credit shall be governed by the “International Standby Practices 1998” (ISP98) (or such later revision as may be published by the Institute of International Banking Law & Practice on any date any Letter of Credit may be issued), (ii) each documentary Letter of Credit shall be governed by the Uniform Customs and Practices for Documentary Credits (2007 Revision), International Chamber of Commerce Publication No. 600 (or such later revision as may be published by the International Chamber of Commerce on any date any Letter of Credit may be issued) and (iii) the Administrative Borrower shall specify the foregoing in each letter of credit application submitted for the issuance of a Letter of Credit.

Section 2.23.Increase of Commitments; Additional Lenders

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(a)From time to time after the Closing Date and in accordance with this Section, the Borrowers and one or more Increasing Lenders or Additional Lenders may enter into an agreement to increase the aggregate Revolving Commitments hereunder (each such increase, an “Incremental Commitment”) so long as the following conditions are satisfied:

(i)each of the conditions set forth in Section 3.2 shall be satisfied;

(ii)no Event of Default shall have occurred and be continuing or would result from the borrowings to be made on the Increase Effective Date;

(iii)the aggregate principal amount of all such Incremental Commitments made pursuant to this Section shall not exceed $200,000,000 (the principal amount of each such Incremental Commitment, the “Incremental Commitment Amount”);

(iv)any Incremental Commitments provided pursuant to this Section shall have a termination date no earlier than the Maturity Date;

(v)the Borrowers and their Subsidiaries shall be in compliance with the Incurrence Test;

(vi)if the Initial Yield applicable to any such Incremental Commitment exceeds by more than 0.50% per annum the sum of the Applicable Margin then in effect for Eurodollar Revolving Loans plus one fourth of the Up-Front Fees paid in respect of the existing Revolving Commitments (the “Existing Yield”), then the Applicable Margin of the existing Revolving Loans shall increase by an amount equal to the difference between the Initial Yield and the Existing Yield minus 0.50% per annum;  and

(vii)any Collateral securing any such Incremental Commitment shall also secure all other Obligations on a pari passu basis.

(b)The Administrative Borrower shall provide at least ten (10) Business Days’ (or such shorter period as agreed by the Administrative Agent) written notice to the Administrative Agent (who shall promptly provide a copy of such notice to each Lender) of any proposal to establish an Incremental Commitment.  Each such notice shall specify the date (each, an “Increase Effective Date”) on which the Borrowers propose that the Incremental Commitment shall be effective, which shall be a date not less than ten (10) Business Days (or such shorter period as agreed by the Administrative Agent) after the date on which such notice is delivered to the Administrative Agent.  The Borrowers may, but are not required to, specify any fees offered to those Lenders that agree to increase the principal amount of their Revolving Commitments (each, an “Increasing Lender”, and collectively, the “Increasing Lenders”), which fees may be variable based upon the amount by which any such Lender is willing to increase the principal amount of its Revolving Commitment.  No Lender shall have any obligation, express or implied, to offer to increase the aggregate principal amount of its Revolving Commitment, and any decision by a Lender to increase its Revolving Commitment shall be made in its sole discretion independently from any other Lender.  Only the consent of each Increasing Lender shall be required for an increase in the aggregate principal amount of the Revolving Commitments pursuant to this Section.  No Lender which declines to increase the principal amount of its Revolving Commitment may be replaced with respect to its existing Revolving Commitment as a result thereof without such Lender’s consent.  The Borrowers may accept some or all of the offered amounts or designate new lenders that are acceptable to the Administrative Agent and the Issuing Banks (such approval not to be unreasonably withheld or delayed) as additional Lenders hereunder in accordance with this Section (each, an “Additional Lender”, and collectively, the “Additional Lenders”), which Additional Lenders may assume all or a portion of such Incremental Commitments.  The Administrative Borrower and the Administrative Agent shall have discretion jointly to adjust the allocation of such Incremental Commitment among the Increasing Lenders and the Additional Lenders.  The sum of the increase in the Revolving Commitment of the Increasing Lenders plus the Revolving Commitments of the Additional Lenders shall not in the aggregate exceed the unsubscribed amount of the Incremental Commitment Amount.

(c)Subject to subsections (a) and (b) of this Section, any increase requested by the Borrowers shall be effective upon delivery to the Administrative Agent of each of the following documents:

(i)an originally executed copy of an instrument of joinder, in form and substance reasonably acceptable to the Administrative Agent, executed by each Borrower, by each Additional Lender and by each Increasing Lender, setting forth the new Revolving Commitments of such Lenders and setting forth the agreement of each Additional Lender to become a party to this Agreement and to be bound by all of the terms and provisions hereof;

(ii)such evidence of appropriate corporate authorization on the part of the Borrowers with respect to such Incremental Commitment and such opinions of counsel for the Borrowers with respect to such Incremental Commitment as the Administrative Agent may reasonably request; provided, however, in no event shall the Borrowers be required to deliver (A) any modifications to Mortgages (unless such modification is required by applicable law to preserve the validity or priority of such Mortgage or in order to ensure that the Mortgages continue to fully secure the Obligations), or (B) any title insurance endorsements or new title insurance policies or local counsel opinions with respect to such Incremental Commitment;

(iii)a certificate of the Administrative Borrower signed by a Responsible Officer, in form and substance reasonably acceptable to the Administrative Agent, certifying that each of the conditions in subsection (a) of this Section has been satisfied;

(iv)to the extent requested by any Additional Lender or any Increasing Lender, executed promissory notes evidencing such Lender’s Incremental Commitment, issued by the Borrowers in accordance with Section 2.10; and

(v)any other certificates or documents that the Administrative Agent shall reasonably request, in form and substance reasonably satisfactory to the Administrative Agent.

Upon the effectiveness of any such Incremental Commitment, the Commitments and Pro Rata Share of each Lender will be adjusted to give effect to the Incremental Commitment and Schedule II shall be deemed amended accordingly.

(d)For purposes of this Section, the following terms shall have the meanings specified below:

(i)“Initial Yield” shall mean, with respect to any Incremental Commitment, the amount (as determined by the Administrative Agent) equal to the sum of (A) the margin above the Eurodollar Rate on such Incremental Commitment, as applicable (including as margin the effect of any “LIBO rate floor” applicable on the date of the calculation), plus (B) (x) the amount of any

Up-Front Fees on such Incremental Commitment (including any fee or discount received by the Lenders in connection with the initial extension thereof), divided by (y) the lesser of (1) the Weighted Average Life to Maturity of such Incremental Commitment, and (2) four.

(ii)“Up-Front Fees” shall mean the amount of any fees or discounts received by the Lenders in connection with the making of Loans or extensions of credit, expressed as a percentage of such Loan or extension of credit.  For the avoidance of doubt, “Up-Front Fees” shall not include any arrangement fee paid to the Lead Arrangers or any other arranger with respect to any such Incremental Commitments.

(iii)“Weighted Average Life to Maturity” shall mean, when applied to any Indebtedness at any date, the number of years obtained by dividing (i) the sum of the products obtained by multiplying (x) the amount of each then remaining installment, sinking fund, serial maturity or other required payments of principal, including payment at final maturity, in respect thereof, by (y) the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment by (ii) the then-outstanding principal amount of such Indebtedness.

Section 2.24.Mitigation of Obligations

.  If any Lender requests compensation under Section 2.18 or the Borrowers are required to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 2.20, then such Lender shall use reasonable efforts to designate a different lending office for funding or booking its Loans hereunder or to assign its rights and obligations hereunder to another of its offices, branches or affiliates, if, in the sole judgment of such Lender, such designation or assignment (i) would eliminate or reduce amounts payable under Section 2.18 or Section 2.20, as the case may be, in the future and (ii) would not subject such Lender to any unreimbursed cost or expense and would not otherwise be disadvantageous to such Lender.  The Borrowers hereby agree to pay all costs and expenses incurred by any Lender in connection with such designation or assignment.

Section 2.25.Replacement of Lenders

.  If (a) any Lender gives notice under Section 2.17, (b) any Lender requests compensation under Section 2.18, (c) the Borrowers are required to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 2.20, (d) any Lender is a Defaulting Lender, or (e) in connection with any proposed amendment, modification, termination, waiver or consent with respect to any of the provisions hereof as contemplated by Section 10.2(b), the consent of Required Lenders shall have been obtained but the consent of one or more of such other Lenders (each a “Non‑Consenting Lender”) whose consent is required shall not have been obtained, then the Borrowers may, at their sole expense and effort, upon notice to such Lender and the Administrative Agent, require such Lender to assign and delegate, without recourse (in accordance with and subject to the restrictions set forth in Section 10.4(b)), all of its interests, rights (other than its existing rights to payments pursuant to Section 2.18 or 2.20, as applicable) and obligations under this Agreement and the related Loan Documents to an assignee that shall assume such obligations (which assignee may be another Lender) (a “Replacement Lender”); provided that (i) the Borrowers shall have received the prior written consent of the Administrative Agent and the Issuing Banks (to the extent such consent is required for an assignment to such Replacement Lender pursuant to Section 10.4(b)), which consent shall not be unreasonably withheld, (ii) such Lender shall have received payment of an amount equal to the outstanding principal amount of all Loans owed to it, accrued interest thereon, accrued fees and all other amounts payable to it hereunder from the assignee (in the case of such outstanding principal and accrued interest) and from the Borrowers (in the case of all other amounts), and (iii) in the case of a notice under Section 2.17, a claim for compensation under Section 2.18 or payments required to be made pursuant to Section 2.20, such assignment will result in elimination of the applicable illegality or a reduction in such compensation or payments.  A Lender shall not be required to make any such assignment and delegation if, prior thereto, as a result of a waiver by such Lender or otherwise, the circumstances entitling the Borrowers to require such assignment and delegation cease to apply. Upon receipt by the Lender being replaced of all amounts required to be paid by it pursuant to this Section 2.25, such Lender shall execute an Assignment and Acceptance within two Business Days of the date on which the Replacement Lender executes and delivers such Assignment and Assumption to the Lender (or such executed Assignment and Assumption is delivered by the Administrative Agent on behalf of the Replacement Lender). If the Lender does not execute such Assignment and Acceptance within such two Business Days, then such Lender shall be deemed to have executed and delivered the Assignment and Assumption without any action on the part of the Lender and the Assignment and Assumption so executed by the Replacement Lender shall be effective for the purposes of this Section 2.25 and Section 10.4.  Any Replacement Lender shall comply with the provisions of Section 10.4(b)(iv)(A) and (C).

Section 2.26.Defaulting Lenders

.

(a)Cash Collateral.

(i)At any time that there shall exist a Defaulting Lender, within one (1) Business Day following the written request of the Administrative Agent or the Issuing Banks (with a copy to the Administrative Agent) the Borrowers shall Cash Collateralize the Issuing Banks’ LC Exposure with respect to such Defaulting Lender (determined after giving effect to Section 2.26(b)(iv) and any Cash Collateral provided by such Defaulting Lender) in an amount not less than 103% of the Issuing Banks’ LC Exposure with respect to such Defaulting Lender.

(ii)Each Borrower, and to the extent provided by any Defaulting Lender, such Defaulting Lender, hereby grants to the Administrative Agent, for the benefit of the Issuing Banks, and agrees to maintain, a first priority security interest in all such Cash Collateral as security for the Defaulting Lenders’ obligation to fund participations in respect of Letters of Credit, to be applied pursuant to clause (iii) below.  If at any time the Administrative Agent determines that Cash Collateral is subject to any right or claim of any Person other than the Administrative Agent and the Issuing Banks as herein provided, or that the total amount of such Cash Collateral is less than the minimum amount required pursuant to clause (i) above, the Borrowers will, promptly upon demand by the Administrative Agent, pay or provide to the Administrative Agent additional Cash Collateral in an amount sufficient to eliminate such deficiency (after giving effect to any Cash Collateral provided by the Defaulting Lender).

(iii)Notwithstanding anything to the contrary contained in this Agreement, Cash Collateral provided under this Section 2.26(a) or Section 2.26(b) in respect of Letters of Credit shall be applied to the satisfaction of the Defaulting Lender’s obligation to fund participations in respect of Letters of Credit or LC Disbursements (including, as to Cash Collateral provided by a Defaulting Lender, any interest accrued on such obligation) for which the Cash Collateral was so provided, prior to any other application of such property as may otherwise be provided for herein.

(iv)Cash Collateral (or the appropriate portion thereof) provided to reduce any Issuing Bank’s LC Exposure shall no longer be required to be held as Cash Collateral pursuant to this Section 2.26(a) following (A) the elimination of the applicable LC Exposure (including by the termination of Defaulting Lender status of the applicable Lender), or (ii) the determination by the Administrative Agent and the Issuing Banks that there exists excess Cash Collateral; provided that, subject to Section 2.26(b) through (d) the Person providing Cash Collateral and each Issuing Bank may agree that Cash Collateral shall be held to support future anticipated LC Exposure or other obligations and provided, further, that to the extent that such Cash Collateral was provided by any

Borrower, such Cash Collateral shall remain subject to the security interest granted pursuant to the Loan Documents.

(b)Defaulting Lender Adjustments.  Notwithstanding anything to the contrary contained in this Agreement, if any Lender becomes a Defaulting Lender, then, until such time as such Lender is no longer a Defaulting Lender, to the extent permitted by applicable law:

(i)Such Defaulting Lender’s right to approve or disapprove any amendment, waiver or consent with respect to this Agreement shall be restricted as set forth in the definition of Required Lenders and in Section 10.2.

(ii)Any payment of principal, interest, fees or other amounts received by the Administrative Agent for the account of such Defaulting Lender (whether voluntary or mandatory, at maturity, pursuant to Article VIII or otherwise) or received by the Administrative Agent from a Defaulting Lender pursuant to Section 10.7 shall be applied at such time or times as may be determined by the Administrative Agent as follows: first, to the payment of any amounts owing by such Defaulting Lender to the Administrative Agent hereunder; second, to the payment on a pro rata basis of any amounts owing by such Defaulting Lender to the Issuing Banks or Swingline Lender hereunder; third, to Cash Collateralize the Issuing Banks’ LC Exposure with respect to such Defaulting Lender in accordance with Section 2.26(a); fourth, as the Administrative Borrower may request (so long as no Default or Event of Default exists), to the funding of any Loan in respect of which such Defaulting Lender has failed to fund its portion thereof as required by this Agreement, as determined by the Administrative Agent; fifth, if so determined by the Administrative Agent and the Administrative Borrower, to be held in a deposit account and released pro rata in order to (x) satisfy such Defaulting Lender’s potential future funding obligations with respect to Loans under this Agreement and (y) Cash Collateralize the Issuing Banks’ future LC Exposure with respect to such Defaulting Lender with respect to future Letters of Credit issued under this Agreement, in accordance with Section 2.26(a); sixth, to the payment of any amounts owing to the Lenders, the Issuing Banks or Swingline Lender as a result of any judgment of a court of competent jurisdiction obtained by any Lender, the Issuing Bank or Swingline Lender against such Defaulting Lender as a result of such Defaulting Lender’s breach of its obligations under this Agreement; seventh, so long as no Default or Event of Default exists, to the payment of any amounts owing to any Borrower as a result of any judgment of a court of competent jurisdiction obtained by such Borrower against such Defaulting Lender as a result of such Defaulting Lender’s breach of its obligations under this Agreement; and eighth, to such Defaulting Lender or as otherwise directed by a court of competent jurisdiction; provided that if (x) such payment is a payment of the principal amount of any Loans or LC Disbursements in respect of which such Defaulting Lender has not fully funded its appropriate share, and (y) such Loans were made or the related Letters of Credit were issued at a time when the conditions set forth in Section 3.2 were satisfied or waived, such payment shall be applied solely to pay the Loans of, and LC Disbursements owed to, all Non-Defaulting Lenders on a pro rata basis prior to being applied to the payment of any Loans of, or LC Disbursements owed to, such Defaulting Lender until such time as all Loans and funded and unfunded participations in L/C Obligations and Swingline Loans are held by the Lenders pro rata in accordance with the Commitments under the applicable Facility without giving effect to sub-section (iv) below. Any payments, prepayments or other amounts paid or payable to a Defaulting Lender that are applied (or held) to pay amounts owed by a Defaulting Lender or to post Cash Collateral pursuant to this Section 2.26(b)(ii) shall be deemed paid to and redirected by such Defaulting Lender, and each Lender irrevocably consents hereto.

(iii)(A)No Defaulting Lender shall be entitled to receive any commitment fee pursuant to Section 2.14(b) for any period during which that Lender is a Defaulting

Lender (and the Borrowers shall not be required to pay any such fee that otherwise would have been required to have been paid to that Defaulting Lender).

(B)Each Defaulting Lender shall be entitled to receive letter of credit fees pursuant to Section 2.14(c) for any period during which that Lender is a Defaulting Lender only to the extent allocable to that portion of its LC Exposure for which it has provided Cash Collateral pursuant to Section 2.26(a).

(C)With respect to any letter of credit fee not required to be paid to any Defaulting Lender pursuant to clause (B) above, the Borrowers shall (x) pay to each Non-Defaulting Lender that portion of any such fee otherwise payable to such Defaulting Lender with respect to such Defaulting Lender’s participation in Letters of Credit or Swingline Loans that has been reallocated to such Non-Defaulting Lender pursuant to sub-section (iv) below, (y) pay to each Issuing Bank and Swingline Lender, as applicable, the amount of any such fee otherwise payable to such Defaulting Lender to the extent allocable to the Issuing Bank’s LC Exposure or Swingline Lender’s Swingline Exposure with respect to such Defaulting Lender that has not been Cash Collateralized by the Borrowers in accordance with the procedures set forth in Section 2.26(a), and (z) not be required to pay the remaining amount of any such fee.

(iv)All or any part of such Defaulting Lender’s participation in Letters of Credit and Swingline Loans shall be reallocated among the Non-Defaulting Lenders in accordance with their respective Pro Rata Shares of the Revolving Commitments (calculated without regard to such Defaulting Lender’s Revolving Commitment) but only to the extent that (x) the conditions set forth in Section 3.2 are satisfied at the time of such reallocation (and, unless the Administrative Borrower shall have otherwise notified the Administrative Agent at such time, the Borrowers shall be deemed to have represented and warranted that such conditions are satisfied at such time), and (y) such reallocation does not cause the aggregate Revolving Credit Exposure of any Non-Defaulting Lender to exceed such Non-Defaulting Lender’s Revolving Commitment.  Subject to Section 10.18 (Acknowledgement and Consent to EEA Financial Institutional Bail-In), no reallocation hereunder shall constitute a waiver or release of any claim of any party hereunder against a Defaulting Lender arising from that Lender having become a Defaulting Lender, including any claim of a Non-Defaulting Lender as a result of such Non-Defaulting Lender’s increased exposure following such reallocation.

(v)If the reallocation described in sub-section (iv) above cannot, or can only partially, be effected, the Borrowers shall, without prejudice to any right or remedy available to them hereunder or under law, (x) first, prepay Swingline Loans in an amount equal to the Swingline Lender’s Swingline Exposure with respect to such Defaulting Lender and (y) second, Cash Collateralize the Issuing Banks’ LC Exposure with respect to such Defaulting Lender in accordance with the procedures set forth in Section 2.26(a).

(c)Defaulting Lender Cure.  If the Administrative Borrower, the Administrative Agent, the Swingline Lender and the Issuing Banks agree in writing that a Lender is no longer a Defaulting Lender, the Administrative Agent will so notify the parties hereto, whereupon as of the effective date specified in such notice and subject to any conditions set forth therein (which may include arrangements with respect to any Cash Collateral), that Lender will, to the extent applicable, purchase at par that portion of outstanding Loans of the other Lenders or take such other actions as the Administrative Agent may determine to be necessary to cause the Loans and funded and unfunded participations in Letters of Credit and Swingline Loans to be held pro rata by the Lenders in accordance with the applicable Commitments (without giving effect to Section 2.26(b)(iv)), whereupon such Lender will cease to be a Defaulting Lender;

provided that no adjustments will be made retroactively with respect to fees accrued or payments made by or on behalf of the Borrowers while that Lender was a Defaulting Lender; and provided, further, that except to the extent otherwise expressly agreed by the affected parties, no change hereunder from Defaulting Lender to Lender will constitute a waiver or release of any claim of any party hereunder arising from that Lender’s having been a Defaulting Lender.

(d)New Swingline Loans/Letters of Credit.  So long as any Lender is a Defaulting Lender, (i) the Swingline Lender shall not be required to fund any Swingline Loans unless it is satisfied that it will have no Swingline Exposure to such Defaulting Lender after giving effect to such Swingline Loan and (ii) no Issuing Bank shall be required to issue, extend, renew or increase any Letter of Credit unless it is satisfied that it will have no LC Exposure to such Defaulting Lender after giving effect thereto.

Section 2.27.Administrative Borrower

.  Each Borrower hereby designates and appoints Landmark Operating Company as its representative and agent on its behalf (the “Administrative Borrower”) for the purposes of issuing Notices of Borrowing, issuing Notices of Conversion/Continuation, delivering requests for Letters of Credit, delivering certificates including Compliance Certificates, giving instructions with respect to the disbursement of the proceeds of the Loans, selecting interest rate options, giving and receiving all other notices, consents and approvals hereunder or under any of the other Loan Documents and taking all other actions (including in respect of compliance with covenants) on behalf of any Borrower or the Borrowers under the Loan Documents.  The Administrative Borrower hereby accepts such appointment and agrees to act in such capacity.  The Administrative Agent and each Lender may regard any notice or other communication pursuant to any Loan Document from the Administrative Borrower as a notice or communication from all Borrowers, and the Administrative Agent and each Lender may deliver any notice or other communication required to be delivered to the Borrowers under or in respect of the Loan Documents to the Administrative Borrower on behalf of the Borrowers.  Each warranty, covenant, agreement and undertaking made on behalf of a Borrower by the Administrative Borrower shall be deemed for all purposes to have been made by such Borrower and shall be binding upon and enforceable against such Borrower to the same extent as if the same had been made directly by such Borrower.

Section 2.28.Judgment Currency

.  If for the purposes of obtaining judgment in any court it is necessary to convert a sum due from the Borrowers hereunder in the currency expressed to be payable herein (the “specified currency”) into another currency, the parties hereto agree, to the fullest extent that they may effectively do so, that the rate of exchange used shall be that at which in accordance with normal banking procedures the Administrative Agent could purchase the specified currency with such other currency at the Administrative Agent’s main New York City office on the Business Day preceding that on which final, non‑appealable judgment is given.  The obligations of the Borrowers in respect of any sum due to any Lender or the Administrative Agent hereunder shall, notwithstanding any judgment in a currency other than the specified currency, be discharged only to the extent that on the Business Day following receipt by such Lender or the Administrative Agent (as the case may be) of any sum adjudged to be so due in such other currency such Lender or the Administrative Agent (as the case may be) may in accordance with normal, reasonable banking procedures purchase the specified currency with such other currency.  If the amount of the specified currency so purchased is less than the sum originally due to such Lender or the Administrative Agent, as the case may be, in the specified currency, the Borrowers agree, to the fullest extent that they may effectively do so, as a separate obligation and notwithstanding any such judgment, to indemnify such Lender or the Administrative Agent, as the case may be, against such loss, and if the amount of the specified currency so purchased exceeds (a) the sum originally due to any Lender or the Administrative Agent, as the case may be, in the specified currency and (b) any amounts shared with other Lenders as a result of allocations of such excess as a disproportionate payment to such Lender under Section 2.21, such Lender or the Administrative Agent, as the case may be, agrees to remit such excess to the Borrowers.

Article III

CONDITIONS PRECEDENT TO LOANS AND LETTERS OF CREDIT

Section 3.1.Conditions to Effectiveness

.  The obligations of the Lenders (including the Swingline Lender) to make Loans and the obligation of the Issuing Banks to issue any Letters of Credit hereunder shall not become effective until the date on which each of the following conditions is satisfied (or waived in accordance with Section 10.2):

(a)The Administrative Agent shall have received payment of all fees, expenses and other amounts due and payable on or prior to the Closing Date, including, without limitation, reimbursement or payment of all out-of-pocket expenses of the Administrative Agent, the Lead Arrangers and their respective Affiliates (including reasonable fees, charges and disbursements of counsel to the Administrative Agent) required to be reimbursed or paid by or on behalf of the Borrowers hereunder, under any other Loan Document and under any agreement with the Administrative Agent or the Lead Arrangers.

(b)The Administrative Agent (or its counsel on its behalf) shall have received the following, each in form and substance reasonably satisfactory to the Administrative Agent:

(i)a counterpart of this Agreement duly executed and delivered by or on behalf of each party hereto (in each case including any counterpart delivered by facsimile transmission or by electronic mail in pdf format pursuant to Section 10.8);

(ii)the Guaranty and Security Agreement, duly executed and delivered by each of the Borrowers and each of the Guarantors, together with (A) UCC-1 financing statements and other applicable documents under the laws of all necessary or appropriate jurisdictions with respect to the perfection of the Liens granted under the Guaranty and Security Agreement, as requested by the Administrative Agent in order to perfect such Liens, duly authorized by the Loan Parties, (B) copies of UCC, tax and judgment lien search reports in all necessary or appropriate jurisdictions and under all legal and trade names of the Loan Parties as requested by the Administrative Agent, indicating that there are no prior Liens on any of the Collateral other than Permitted Encumbrances and Liens to be released on the Closing Date, (C) original certificates evidencing all issued and outstanding shares of Capital Stock of all Subsidiaries owned directly by any Loan Party (subject in all respects to the definition of Excluded Assets) and (D) stock or membership interest powers or other appropriate instruments of transfer executed in blank;

(iii)a certificate of a Responsible Officer of each Loan Party (or of the general partner or managing member of such Loan Party), attaching and certifying copies of its bylaws, partnership agreement or limited liability company agreement, as applicable, and of the resolutions of its board of directors or other equivalent governing body, or comparable organizational documents and authorizations, authorizing the execution, delivery and performance of the Loan Documents to which it is a party and certifying the name, title and true signature of each officer executing the Loan Documents to which it is a party on behalf of such Loan Party;

(iv)certified copies of the articles or certificate of incorporation, certificate of organization, formation or limited partnership, or other registered organizational documents of each Loan Party, together with certificates of good standing or existence, as may be available from the Secretary of State of the jurisdiction of organization of such Loan Party and each other jurisdiction where such Loan Party’s failure to be qualified to do business as a foreign organization could reasonably be expected to have a Material Adverse Effect;

(v)a certificate in the form of Exhibit 3.1(b)(v), dated the Closing Date and signed by a Responsible Officer, certifying that after giving effect to the funding of any initial Revolving Borrowing, (x) no Default or Event of Default exists, (y) all representations and warranties of each Loan Party set forth in the Loan Documents are true and correct in all material respects (other than those representations and warranties that are expressly qualified by “Material Adverse Effect” or other materiality, which representations and warranties shall be true and correct in all respects) and (z) since the date of the most recent audited financial statements of the Borrowers described in Section 4.4, there shall have been no change which has had or could reasonably be expected to have a Material Adverse Effect;

(vi)certified copies of all Material Agreements;

(vii)a favorable written opinion of Latham & Watkins LLP, counsel to the Loan Parties, addressed to the Administrative Agent, the Issuing Banks and each of the Lenders, and covering such matters relating to the Loan Parties, the Loan Documents and the transactions contemplated therein as the Administrative Agent shall reasonably request;

(viii)a duly executed and delivered Notice of Borrowing for any initial Revolving Borrowing;

(ix)a duly executed and delivered funds disbursement agreement, together with a report setting forth the sources and uses of the proceeds hereof;

(x)copies of (A) the audited annual financial statements for the MLP and its Subsidiaries for the Fiscal Years ended 2016 and 2017, (B) the unaudited quarterly financial statements of the MLP and its Subsidiaries for the Fiscal Quarter ended on June 30, 2018, and (C) a pro forma balance sheet of the Borrowers and their Restricted Subsidiaries as of the Closing Date;

(xi)a duly completed, duly executed and delivered Compliance Certificate, including calculations of the financial covenants set forth in Article VI hereof as of the Closing Date, calculated on a Pro Forma Basis and for the Fiscal Quarter ended on June 30, 2018, in each case, as if any initial Revolving Borrowing had been funded as of the first day of the relevant period for testing compliance (and setting forth in reasonable detail such calculations);

(xii)a certificate, dated the Closing Date and duly executed and delivered by a Responsible Officer, confirming that the Loan Parties, on a consolidated basis, are Solvent after giving effect to the funding of any initial Revolving Borrowing and the consummation of the transactions contemplated to occur on the Closing Date;

(xiii)certified copies of all consents, approvals, authorizations, registrations and filings and orders required or advisable to be made or obtained under any Requirement of Law, or by any Material Agreement of any Loan Party, in connection with the execution, delivery, performance, validity and enforceability of the Loan Documents or any of the transactions contemplated thereby and such consents, approvals, authorizations, registrations, filings and orders shall be in full force and effect and all applicable waiting periods shall have expired, and no investigation or inquiry by any governmental authority regarding the Commitments or any transaction being financed with the proceeds thereof shall be ongoing;

(xiv)the Administrative Agent and the Lenders shall have received, at least five (5) Business Days prior to the Closing Date (or such later date as approved by the Administrative Agent in its sole discretion) all documentation and other information required by regulatory authorities under the applicable “know your customer” and anti-money-laundering rules and regulations, including, without limitation, the Patriot Act; and

(xv)at least five (5) days prior to the Closing Date, any Lender that has requested, in a written notice to the Borrowers at least ten (10) days prior to the Closing Date, a Beneficial Ownership Certification in relation to the Borrowers, shall have received such Beneficial Ownership Certification.

Without limiting the generality of the provisions of this Section, for purposes of determining compliance with the conditions specified in this Section, each Lender that has signed this Credit Agreement shall be deemed to have consented to, approved of, accepted or been satisfied with each document or other matter required thereunder to be consented to, approved by or acceptable or satisfactory to a Lender unless the Administrative Agent shall have received notice from such Lender prior to the proposed Closing Date specifying its objection thereto.

Section 3.2.Conditions to Each Credit Event

.  The obligation of each Lender to make a Loan on the occasion of any Borrowing and of each Issuing Bank to issue, amend, renew or extend any Letter of Credit is subject to the satisfaction of the following conditions:

(a)at the time of and immediately after giving effect to such Borrowing or the issuance, amendment, renewal or extension of such Letter of Credit, as applicable, no Default or Event of Default shall exist;

(b)at the time of and immediately after giving effect to such Borrowing or the issuance, amendment, renewal or extension of such Letter of Credit, as applicable, all representations and warranties of each Loan Party set forth in the Loan Documents shall be true and correct in all material respects (other than those representations and warranties that are expressly qualified by “Material Adverse Effect” or other materiality, which representations and warranties shall be true and correct in all respects);

(c)subject to the Incurrence Test Exception, the Borrowers shall be in compliance with the Incurrence Test; and

(d)the Administrative Borrower shall have delivered the required Notice of Borrowing.

Each Borrowing and each issuance, amendment, renewal or extension of any Letter of Credit shall be deemed to constitute a representation and warranty by the Borrower on the date thereof as to the matters specified in subsections (a), (b) and (c) of this Section.

Section 3.3.Delivery of Documents

.  All of the Loan Documents, certificates, legal opinions and other documents and papers referred to in this Article, unless otherwise specified, shall be delivered to the Administrative Agent for the account of the Lenders and in counterparts or copies as the Administrative Agent shall reasonably request, and shall be in form and substance reasonably satisfactory in all respects to the Administrative Agent.

Article IV

REPRESENTATIONS AND WARRANTIES

Each of the MLP and each Borrower represents and warrants to the Administrative Agent, each Lender and each Issuing Bank with respect to itself and each of its Restricted Subsidiaries (except as otherwise noted below) as follows:

Section 4.1.Existence; Power

.  The MLP, each Borrower and each of their respective Restricted Subsidiaries (i) is duly organized, validly existing and in good standing as a corporation, partnership or limited liability company under the laws of the jurisdiction of its organization, (ii) has all requisite power and authority to carry on its business as now conducted, and (iii) is duly qualified to do business, and is in good standing, in each jurisdiction where such qualification is required, except where a failure to be so qualified could not reasonably be expected to result in a Material Adverse Effect.

Section 4.2.Organizational Power; Authorization

.  The execution, delivery and performance by each Loan Party of the Loan Documents to which it is a party are within such Loan Party’s organizational powers and have been duly authorized by all necessary organizational and, if required, shareholder, partner or member action.  This Agreement has been duly executed and delivered by each Borrower and constitutes, and each other Loan Document to which any Loan Party is a party, when executed and delivered by such Loan Party, will constitute, valid and binding obligations of such Borrower or such Loan Party (as the case may be), enforceable against it in accordance with their respective terms, except as may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors’ rights generally and by general principles of equity.

Section 4.3.Governmental Approvals; No Conflicts

.  The execution, delivery and performance by each Loan Party of the Loan Documents to which it is a party (a) do not require any consent or approval of, registration or filing with, or any action by, any Governmental Authority, except those as have been obtained or made and are in full force and effect and except for filings necessary to perfect or maintain perfection of the Liens created under the Loan Documents, (b) will not violate any Requirement of Law applicable to the MLP, any Borrower or any of their respective Restricted Subsidiaries or any judgment, order or ruling of any Governmental Authority, (c) will not violate or result in a default under any Material Agreement of the MLP, any Borrower or any of their respective Restricted Subsidiaries or any of such Person’s assets or give rise to a right thereunder to require any payment to be made by the MLP, any Borrower or any of their respective Restricted Subsidiaries and (d) will not result in the creation or imposition of any Lien on any asset of the MLP, any Borrower or any of their respective Restricted Subsidiaries, except Liens (if any) created under the Loan Documents.

Section 4.4.Financial Statements

.  The Borrowers have furnished to each Lender (a) the audited balance sheet of the MLP and its Subsidiaries as of December 31, 2016 and December 31, 2017, and the related audited statements of income, shareholders’ equity and cash flows for the fiscal years then ended, audited by independent public accountants, (b) the unaudited balance sheet of the MLP and its Subsidiaries for the Fiscal Quarter ended on June 30, 2018 and the related unaudited consolidated statements of income and cash flows for the year-to-date period then ended, certified by a Responsible Officer.  Such financial statements fairly present the financial condition of the MLP and its Subsidiaries as of such dates and the results of operations for such periods in conformity with GAAP consistently applied, subject to year-end audit adjustments and the absence of footnotes in the case of the statements referred to in clause (b).  As of the Closing Date, since December 31, 2017, there have been no changes with respect to the MLP and its Subsidiaries that have had or could reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect.

Section 4.5.Litigation and Environmental Matters

.

(a)No litigation, investigation or proceeding of or before any arbitrator or Governmental Authority is pending against or, to the knowledge of the MLP or the Borrowers, threatened against or affecting the MLP, any Borrower or any of their respective Restricted Subsidiaries (i) as to which there is a reasonable possibility of an adverse determination that could reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect or (ii) which in any manner draws into question the validity or enforceability of this Agreement or any other Loan Document.

(b)Except as could not reasonably be expected to have a Material Adverse Effect, none of the MLP, any Borrower, nor any of their respective Restricted Subsidiaries (i) has failed to comply with any Environmental Law or to obtain, maintain or comply with any permit, license or other approval required under any Environmental Law, (ii) has become subject to any Environmental Liability, (iii) has received written notice of any claim against such entity with respect to any Environmental Liability, which notice has not been delivered to Administrative Agent or (iv) has knowledge of any facts or circumstances which could reasonably be expected to result in any Environmental Liability.

Section 4.6.Compliance with Laws and Agreements

.  The MLP, each Borrower and each of their respective Restricted Subsidiaries is in compliance with (a) all Requirements of Law and all judgments, decrees and orders of any Governmental Authority and (b) all indentures, agreements or other instruments binding upon it or its properties, except where non-compliance, either individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect.

Section 4.7.Investment Company Act

.  None of the MLP, the Borrower nor any of their respective Restricted Subsidiaries is (a) an “investment company” or is “controlled” by an “investment company”, as such terms are defined in, or subject to regulation under, the Investment Company Act of 1940, as amended and in effect from time to time, or (b) otherwise subject to any other regulatory scheme limiting its ability to incur debt or requiring any approval or consent from, or registration or filing with, any Governmental Authority in connection therewith.

Section 4.8.Taxes

.  The MLP, the Borrowers and their respective Restricted Subsidiaries have timely filed or caused to be filed all federal income tax returns and all other material tax returns that are required to be filed by them, and have paid all taxes shown to be due and payable on such returns or on any assessments made against it or its property and all other material taxes, fees or other charges imposed on it or any of its property by any Governmental Authority, except where the same are currently being contested in good faith by appropriate proceedings and for which the MLP, such Borrower or such Restricted Subsidiary, as the case may be, has set aside on its books adequate reserves in accordance with GAAP.  The charges, accruals and reserves on the books of the MLP, the Borrowers and their respective Restricted Subsidiaries in respect of such taxes are adequate, and no tax liabilities that could be materially in excess of the amount so provided are anticipated.

Section 4.9.Margin Regulations

.  None of the proceeds of any of the Loans or Letters of Credit will be used, directly or indirectly, for “purchasing” or “carrying” any “margin stock” within the respective meanings of each of such terms under Regulation U or for any purpose that violates the provisions of Regulation T, Regulation U or Regulation X.  None of the MLP, any Borrower nor any of their Restricted Subsidiaries is engaged principally, or as one of its important activities, in the business of extending credit for the purpose of purchasing or carrying “margin stock”.

Section 4.10.ERISA

.  Except as would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect, (i) each Plan is in substantial compliance in form and operation with its terms and with ERISA and the Code (including, without limitation, the Code provisions compliance with which is necessary for any intended favorable tax treatment) and all other applicable laws and regulations; (ii) each Plan (and each related trust, if any) which is intended to be qualified under Section 401(a) of the Code has received a favorable determination letter from the Internal Revenue Service to the effect that it meets the requirements of Sections 401(a) and 501(a) of the Code covering all applicable tax law changes, or is comprised of a master or prototype plan that has received a favorable opinion letter from the Internal Revenue Service, and nothing has occurred since the date of such determination that would adversely affect such determination (or, in the case of a Plan with no determination, nothing has occurred that would adversely affect the issuance of a favorable determination letter or otherwise adversely affect such qualification); (iii) no ERISA Event has occurred or is reasonably expected to occur; (iv) there exists no Unfunded Pension Liability with respect to any Plan; (v) none of the MLP, any Borrower, any of their respective Restricted Subsidiaries or any ERISA Affiliate is making or accruing an obligation to make contributions, or has, within any of the five calendar years immediately preceding the date this assurance is given or deemed given, made or accrued an obligation to make, contributions to any Multiemployer Plan; (vi) there are no actions, suits or claims pending against or involving a Plan (other than routine claims for benefits) or, to the knowledge of the MLP, any Borrower, any of their respective Restricted Subsidiaries or any ERISA Affiliate, threatened, which would be asserted successfully against any Plan and, if so asserted successfully, would result in liability to the MLP, any Borrower or any of their respective Restricted Subsidiaries; (vii) the MLP, each Borrower, each of their respective Restricted Subsidiaries and each ERISA Affiliate have made all contributions to or under each Plan and Multiemployer Plan required by law within the applicable time limits prescribed thereby, by the terms of such Plan or Multiemployer Plan, respectively, or by any contract or agreement requiring contributions to a Plan or Multiemployer Plan; (viii) no Plan which is subject to Section 412 of the Code or Section 302 of ERISA has applied for or received an extension of any amortization period within the meaning of Section 412 of the Code or Section 303 or 304 of ERISA; (ix) none of the MLP, any Borrower, nor any of their respective Restricted Subsidiaries, nor any ERISA Affiliate has ceased operations at a facility so as to become subject to the provisions of Section 4068(a) of ERISA, withdrawn as a substantial employer so as to become subject to the provisions of Section 4063 of ERISA or ceased making contributions to any Plan subject to Section 4064(a) of ERISA to which it made contributions; (x) each Non-U.S. Plan has been maintained in compliance with its terms and with the requirements of any and all applicable laws, statutes, rules, regulations and orders and has been maintained, where required, in good standing with applicable regulatory authorities; (xi) all contributions required to be made with respect to a Non-U.S. Plan have been timely made; (xii) neither the MLP, any Borrower nor any of their respective Restricted Subsidiaries has incurred any obligation in connection with the termination of, or withdrawal from, any Non-U.S. Plan; and (xiii) the present value of the accrued benefit liabilities (whether or not vested) under each Non-U.S. Plan, determined as of the end of the Borrowers’ most recently ended Fiscal Year on the basis of reasonable actuarial assumptions, did not exceed the current value of the assets of such Non-U.S. Plan allocable to such benefit liabilities.

Section 4.11.Ownership of Property; Insurance

.

(a)Each of the MLP, the Borrowers and their respective Restricted Subsidiaries has (i) good title to, or valid leasehold, Easement or other interests in all of its real property and (ii) good title to all of its personal property, including its Other Assets, in each case material to the operation of its business, including all such properties reflected in the most recent audited consolidated balance sheet referred to in Section 4.4 or purported to have been acquired by the MLP, any Borrower or any of their respective Restricted Subsidiaries after said date (except as sold or otherwise disposed of in the ordinary course of business or as otherwise permitted pursuant to this Agreement), in each case free and clear of Liens prohibited by this Agreement.

(b)Each of the MLP, the Borrowers and their respective Restricted Subsidiaries owns, or is licensed or otherwise has the right to use, all patents, trademarks, service marks, trade names, copyrights and other intellectual property material to its business, and the use thereof by the MLP, the

Borrowers and their respective Restricted Subsidiaries does not infringe in any material respect on the rights of any other Person.

(c)The properties of the MLP, the Borrowers and their respective Restricted Subsidiaries are insured with financially sound and reputable insurance companies which are not Affiliates of any Borrower (other than captive insurance companies), in such amounts with such deductibles (including self insurance and captive insurance companies, to the extent applicable) and covering such risks as are customarily carried by companies engaged in similar businesses and owning similar properties in localities where the MLP, any applicable Borrower or any applicable Restricted Subsidiary operates.

(d)Except as disclosed to the Administrative Agent in writing, none of the MLP, any Borrower nor any of their respective Restricted Subsidiaries owns any Building or Manufactured (Mobile) Home on any of its Real Estate that is not Fee Owned Property of such Person.

Section 4.12.Disclosure

.

(a)As of the Closing Date, the Borrowers have disclosed to the Lenders all agreements, instruments, and corporate or other restrictions to which the MLP, any Borrower or any of their respective Restricted Subsidiaries is subject, and all other matters known to any of them that, either individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.  The reports, financial statements, certificates or other information (in each case, other than projections and other forward-looking information and information of a general economic or industry-specific nature), furnished by or on behalf of the Borrowers to the Administrative Agent or any Lender in connection with the negotiation or syndication of this Agreement or any other Loan Document or delivered hereunder or thereunder (as modified or supplemented by any other information so furnished), taken as a whole, do not contain any material misstatement of fact or omits to state any material fact necessary to make the statements therein, taken as a whole in light of the circumstances under which they were made, not misleading; provided that, with respect to projected financial information, each of the MLP and the Borrowers represents only that such information was prepared in good faith based upon assumptions believed to be reasonable at the time such projected financial information was prepared.

(b)As of the Closing Date, to the knowledge of the Borrowers, the information included in the Beneficial Ownership Certification provided on or prior to the Closing Date to any Lender in connection with this Agreement is true and correct in all respects.

Section 4.13.Labor Relations

.  Except as could not reasonably be expected to have a Material Adverse Effect, there are no strikes, lockouts or other material labor disputes or grievances against the MLP, any Borrower or any of their respective Restricted Subsidiaries, or, to the MLP’s or any Borrower’s knowledge, threatened against or affecting the MLP, any Borrower or any of their respective Restricted Subsidiaries, and no significant unfair labor practice charges or grievances are pending against the MLP, any Borrower or any of their respective Restricted Subsidiaries, or, to the MLP’s or any Borrower’s knowledge, threatened against any of them before any Governmental Authority.  All payments due from the MLP, any Borrower or any of their respective Restricted Subsidiaries pursuant to the provisions of any collective bargaining agreement have been paid or accrued as a liability on the books of the MLP, any Borrower or any such Subsidiary, except where the failure to do so could not reasonably be expected to have a Material Adverse Effect.

Section 4.14.Subsidiaries

.  Schedule 4.14 sets forth the name of, the ownership interest of the applicable Loan Party in, the jurisdiction of incorporation or organization of, and the entity type for each Subsidiary of the Borrowers and the other Loan Parties and identifies each Subsidiary as either a Restricted Subsidiary or Unrestricted Subsidiary, in each case as of the Closing Date.

Section 4.15.Solvency

.  After giving effect to the execution and delivery of the Loan Documents, the making of the Loans under this Agreement, the Loan Parties are Solvent.

Section 4.16.Deposit and Disbursement Accounts

.  Schedule 4.16 lists all banks and other financial institutions at which any Loan Party maintains deposit accounts, lockbox accounts, disbursement accounts, investment accounts or other similar accounts as of the Closing Date, and such Schedule correctly identifies the name, address and telephone number of each financial institution, the name in which the account is held, the type of the account, and the complete account number therefor.

Section 4.17.Collateral Documents

.

(a)The Guaranty and Security Agreement is effective to create in favor of the Administrative Agent for the ratable benefit of the Secured Parties a legal, valid and enforceable security interest in the Collateral (as defined therein), and when UCC-1 financing statements in appropriate form are filed in the offices specified on Schedule 3 to the Guaranty and Security Agreement, the Guaranty and Security Agreement shall constitute a fully perfected Lien (to the extent that such Lien may be perfected by the filing of a UCC-1 financing statement) on, and security interest in, all right, title and interest of the grantors thereunder in such Collateral, in each case prior and superior in right to any other Person, other than with respect to Liens expressly permitted by Section 7.2.  When the certificates evidencing all Capital Stock pledged pursuant to the Guaranty and Security Agreement are delivered to the Administrative Agent, together with appropriate stock powers or other similar instruments of transfer duly executed in blank, the Liens in such Capital Stock shall be fully perfected first priority security interests, perfected by “control” as defined in the UCC.

(b)When the filings in subsection (a) of this Section are made and when, if applicable, the Patent Security Agreements and the Trademark Security Agreements are filed in the United States Patent and Trademark Office and the Copyright Security Agreements are filed in the United States Copyright Office, the Guaranty and Security Agreement shall constitute a fully perfected Lien on, and security interest in, all right, title and interest of the Loan Parties in the Patents, Trademarks and Copyrights, if any, in which a security interest may be perfected by filing, recording or registering a security agreement, financing statement or analogous document in the United States Patent and Trademark Office or the United States Copyright Office, as applicable, in each case prior and superior in right to any other Person, other than with respect to Liens expressly permitted by Section 7.2.

(c)Each Mortgage, when duly executed and delivered by the relevant Loan Party, will create in favor of the Administrative Agent for the ratable benefit of the Secured Parties a valid and enforceable Lien on all of such Loan Party’s right, title and interest in and to the Real Estate of such Loan Party described in such Mortgage, and when each of such Mortgage and the related Mortgage Assignment is filed in the real estate records where the respective Mortgaged Property is located, such Mortgage and the related Mortgage Assignment shall publish notice of and establish of record the rights of the parties thereto and the security interest in that portion of the Mortgaged Property, to the extent the UCC is applicable thereto, constituting fixtures shall be perfected (be it by the filing of such Mortgage or as effected by a separate fixture filing in the relevant jurisdiction), in each case prior and superior in right to any other Person, other than with respect to Liens expressly permitted by Section 7.2.

Section 4.18.Material Agreements

.  As of the Closing Date, (a) all Material Agreements of the MLP, the Borrowers and their respective Restricted Subsidiaries are described on Schedule 4.18, and each such Material Agreement is in full force and effect, and (b) neither the MLP nor any Borrower has any knowledge of any pending amendments or threatened termination of any of the Material Agreements.  As of the Closing Date, the Borrowers have delivered to the Administrative Agent a true, complete and correct copy of each Material Agreement (including all schedules, exhibits, amendments, supplements, modifications, assignments and all other documents delivered pursuant thereto or in connection therewith).

Section 4.19.Anti-Corruption Laws and Sanctions

.  Each of the MLP and each Borrower has implemented and maintains in effect policies and procedures designed to ensure compliance by the MLP, the Borrowers, their respective Subsidiaries and their respective directors, officers, employees and agents with Anti-Corruption Laws and applicable Sanctions, and the MLP, the Borrowers, their respective Subsidiaries and their respective officers and employees and to the knowledge of the MLP and the Borrowers their directors and agents, are in compliance with Anti-Corruption Laws and applicable Sanctions in all material respects.  None of (a) the MLP, any Borrower, any of their respective Subsidiaries or any of their respective directors, officers or employees, or (b) to the knowledge of the MLP and the Borrowers, any agent of the MLP, any Borrower or any of their respective Subsidiaries that will act in any capacity in connection with or benefit from the credit facility established hereby, is a Sanctioned Person.  No Borrowing or Letter of Credit, use of proceeds or other transaction contemplated by the Credit Agreement will violate Anti-Corruption Laws or applicable Sanctions.

Section 4.20.Patriot Act

.  Neither any Loan Party nor any of its respective Subsidiaries is an “enemy” or an “ally of the enemy” within the meaning of Section 2 of the Trading with the Enemy Act or any enabling legislation or executive order relating thereto.  Neither any Loan Party nor any of its respective Subsidiaries is in violation of (a) the Trading with the Enemy Act, (b) any of the foreign assets control regulations of the United States Treasury Department (31 C.F.R., Subtitle B, Chapter V, as amended) or any enabling legislation or executive order relating thereto or (c) the Patriot Act.  None of the Loan Parties (i) is a blocked person described in Section 1 of the Anti-Terrorism Order or (ii) to its knowledge, engages in any dealings or transactions, or is otherwise associated, with any such blocked person.

Article V

AFFIRMATIVE COVENANTS

The Borrowers covenant and agree that until Payment in Full of the Obligations:

Section 5.1.Financial Statements and Other Information

.  The Administrative Borrower will deliver to the Administrative Agent, for delivery to each Lender:

(a)as soon as available and in any event within one hundred five (105) days after the end of each Fiscal Year of the MLP, a copy of the annual audited report for such Fiscal Year for the MLP and its Subsidiaries, containing a consolidated balance sheet of the MLP and its Subsidiaries as of the end of such Fiscal Year and the related consolidated statements of income, stockholders’ equity and cash flows (together with all footnotes thereto) of the MLP and its Subsidiaries for such Fiscal Year, setting forth in each case in comparative form the figures for the previous Fiscal Year, all in reasonable detail and reported on by Ernst & Young LLP or other independent public accountants of nationally recognized standing (without a “going concern” or like qualification, exception or explanation and without any qualification or exception as to the scope of such audit) to the effect that such financial statements present fairly in all material respects the financial condition and the results of operations of the MLP and its Subsidiaries for such Fiscal Year on a consolidated basis in accordance with GAAP and that the examination by such accountants in connection with such consolidated financial statements has been made in accordance with generally accepted auditing standards;

(b)as soon as available and in any event within sixty (60) days after the end of each Fiscal Quarter (other than the last Fiscal Quarter in any Fiscal Year) of the MLP, an unaudited consolidated balance sheet of the MLP and its Subsidiaries as of the end of such Fiscal Quarter and the related unaudited consolidated statements of income and cash flows of the MLP and its Subsidiaries for such Fiscal Quarter and the then-elapsed portion of such Fiscal Year, setting forth in each case in comparative form the figures for the corresponding Fiscal Quarter and the corresponding portion of the MLP’s previous Fiscal Year;

(c)concurrently with the delivery of the financial statements referred to in subsections (a) and (b) of this Section, a Compliance Certificate signed by a Responsible Officer on behalf of the MLP  (i) certifying as to whether there exists a Default or Event of Default on the date of such certificate and, if a Default or an Event of Default then exists, specifying the details thereof and the action which the Borrowers have taken or proposes to take with respect thereto, (ii) setting forth in reasonable detail calculations demonstrating compliance with the financial covenants set forth in Article VI, and (iii) specifying any change in the identity of the Restricted Subsidiaries as of the end of such Fiscal Year or Fiscal Quarter from the Restricted Subsidiaries identified to the Lenders on the Closing Date or as of the most recent Fiscal Year or Fiscal Quarter, as the case may be, and (iv) stating whether any change in GAAP or the application thereof has occurred since the date of the mostly recently delivered audited financial statements of the MLP and its Subsidiaries, and, if any change has occurred, specifying the effect of such change on the financial statements accompanying such Compliance Certificate;

(d)as soon as available and in any event within sixty (60) days after the end of the calendar year, a budget for the succeeding Fiscal Year, containing an income statement, balance sheet and statement of cash flow;

(e)concurrently with the delivery of the financial statements referred to in subsections (a) and (b) of this Section, a report showing the following data on all assets of the Borrowers and their Restricted Subsidiaries:  asset identification numbers, states, tenants, industry/structure types, current rents, lease terms, easement terms and escalator details ;

(f)promptly after the same become publicly available, copies of all periodic and other reports, proxy statements and other materials filed with the Securities and Exchange Commission, or any Governmental Authority succeeding to any or all functions of said Commission, or with any national securities exchange, or distributed by the MLP to its shareholders generally, as the case may be; and

(g)promptly following any request therefor, such other information regarding the results of operations, business affairs and financial condition of the MLP or any of its Restricted Subsidiaries as the Administrative Agent or any Lender may reasonably request.

Notwithstanding anything herein to the contrary, each document required to be delivered pursuant to Sections 5.1(a), (b), (f) and (g) may be delivered by (x) electronic mail or (y) the Administrative Borrower providing a link to such document that Borrowers have publicly filed with the Securities and Exchange Commission via its Electronic Data Gathering, Analysis, and Retrieval system, and such document shall be deemed delivered in the case of clause (y) on the date on which the Administrative Agent receives written notification of such posting (which notification may be made by electronic mail).

Section 5.2.Notices of Material Events

.  The Administrative Borrower will furnish to the Administrative Agent, for delivery to each Lender prompt written notice of the following:

(a)the occurrence of any Default or Event of Default;

(b)the filing or commencement of, or any material development in, any action, suit or proceeding by or before any arbitrator or Governmental Authority against or, to the knowledge of the

Borrowers, affecting any Borrower or any of their respective Restricted Subsidiaries which, if adversely determined, could reasonably be expected to result in a Material Adverse Effect;

(c)the occurrence of any event or any other development by which any Borrower or any of their respective Subsidiaries (i) fails to comply with any Environmental Law or to obtain, maintain or comply with any permit, license or other approval required under any Environmental Law, (ii) becomes subject to any Environmental Liability, (iii) receives notice of any claim with respect to any Environmental Liability, or (iv) becomes aware of any basis for any Environmental Liability, in each case which, either individually or in the aggregate, could reasonably be expected to result in a Material Adverse Effect;

(d)promptly and in any event within fifteen (15) days after (i) any Borrower, any of their respective Subsidiaries or any ERISA Affiliate knows or has reason to know that any ERISA Event has occurred, a certificate of a Responsible Officer describing such ERISA Event and the action, if any, proposed to be taken with respect to such ERISA Event and a copy of any notice filed with the PBGC or the IRS pertaining to such ERISA Event and any notices received by such Borrower, such Subsidiary or such ERISA Affiliate from the PBGC or any other governmental agency with respect thereto, and (ii) becoming aware (1) that there has been an increase in Unfunded Pension Liabilities (not taking into account Plans with negative Unfunded Pension Liabilities) since the date the representations hereunder are given or deemed given, or from any prior notice, as applicable, (2) of the existence of any Withdrawal Liability, (3) of the adoption of, or the commencement of contributions to, any Plan subject to Section 412 of the Code by any Borrower, any of their respective Subsidiaries or any ERISA Affiliate, or (4) of the adoption of any amendment to a Plan subject to Section 412 of the Code which results in a material increase in contribution obligations of any Borrower, any of their respective Subsidiaries or any ERISA Affiliate, a detailed written description thereof from a Responsible Officer, in each case of (i) and (ii) above, that would reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect;

(e)the occurrence of any default or event of default, or the receipt by any Borrower or any of their respective Subsidiaries of any written notice of an alleged default or event of default, with respect to any Material Indebtedness of any Borrower or any of their respective Subsidiaries;

(f)any material amendment or modification to any Material Agreement (together with a copy thereof), and prompt notice of any termination, expiration or loss of any Material Agreement that, individually or in the aggregate, could reasonably be expected to result in a reduction in Annualized Adjusted Consolidated EBITDA of the Loan Parties of 5% or more on a consolidated basis from the Annualized Adjusted Consolidated EBITDA for the most recent Fiscal Quarter for which financial statements are required to have been delivered pursuant to Section 5.1(a) or Section 5.1(b) of this Agreement;

(g)promptly, but in no event later than five (5) Business Days, written notice of any change in the information provided in the Beneficial Ownership Certification delivered to such Lender that would result in a change to the list of beneficial owners identified in such certification; and

(h)any other development that results in, or could reasonably be expected to result in, a Material Adverse Effect.

The Administrative Borrower will furnish to the Administrative Agent, for delivery to each Lender the following:

(x)

promptly and in any event at least ten (10) Business Days prior thereto (or such shorter period as the Administrative Agent shall agree), notice of any change (i) in any Loan Party’s legal name, (ii) in any Loan Party’s chief executive office, its principal place of business, any office in which it maintains books or records or any office or facility at which Collateral owned by it is located (including the establishment of any such new office or facility), (iii) in any Loan Party’s identity or legal structure, (iv) in any Loan Party’s federal taxpayer identification number or organizational number or (v) in any Loan Party’s jurisdiction of organization;

(y)

concurrently with the delivery of the financial statements pursuant to Section 5.1(a) or Section 5.1(b), a copy of any environmental report or site assessment obtained by or for any Borrower or any of their respective Restricted Subsidiaries during the Fiscal Quarter with respect to which such financial statements relate on any Real Estate held by any Loan Party; and

(z)

concurrently with the delivery of the financial statements pursuant to Section 5.1(a) or Section 5.1(b), or in connection with any Permitted Acquisition from a Permitted Fund, to the extent Borrowers have knowledge of the same, notice of any Change in Law that has occurred since the date of the last report made pursuant to this subsection (z) such that any Mortgages to be assigned pursuant to such Permitted Acquisition or otherwise, as modified by an applicable form of Omnibus Mortgage Amendment, might not be effective to grant a mortgage Lien to the Secured Parties securing the Obligations in the same amount as on the Closing Date.

Each notice or other document delivered under this Section shall be accompanied by a written statement of a Responsible Officer setting forth the details of the event or development requiring such notice or other document and any action taken or proposed to be taken with respect thereto.

Section 5.3.Existence; Conduct of Business

.

(a)Each Borrower will, and will cause each of its Restricted Subsidiaries to, do or cause to be done all things necessary to preserve, renew and maintain in full force and effect its legal existence and its respective rights, licenses, permits, privileges, franchises, patents, copyrights, trademarks and trade names material to the conduct of its business; provided that nothing in this Section shall prohibit any merger, consolidation, liquidation or dissolution permitted under Section 7.3 or any disposition permitted under Section 7.6.

(b)Landmark REIT shall elect to be taxed as a REIT for its taxable year ending December 31, 2018 and will at all times continue to operate in a manner to qualify for taxation as a REIT.

Section 5.4.Compliance with Laws

.  Each Borrower will, and will cause each of its Restricted Subsidiaries to, comply with all laws, rules, regulations and requirements of any Governmental Authority applicable to its business and properties, including, without limitation, all Environmental Laws, ERISA and OSHA, except where the failure to do so, either individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect. The Borrowers will maintain in effect and enforce policies and procedures designed to ensure compliance by the Borrowers, their Subsidiaries and their respective directors, officers, employees and agents with Anti-Corruption Laws and applicable Sanctions.

Section 5.5.Payment of Obligations

.  Each Borrower will, and will cause each of its Restricted Subsidiaries to, pay and discharge at or before maturity all of its material obligations and liabilities (including, without limitation, all material taxes, assessments and other governmental charges, levies and all other material claims that could result in a statutory Lien) before the same shall become delinquent or in default, except where (a) the validity or amount thereof is being contested in good faith by appropriate proceedings, and (b) such Borrower or such Restricted Subsidiary has set aside on its books adequate reserves with respect thereto in accordance with GAAP.

Section 5.6.Books and Records

.  Each Borrower will, and will cause each of its Restricted Subsidiaries to, keep proper books of record and account in which full, true and correct entries in all material respects shall be made of all dealings and transactions in relation to its business and activities to the extent necessary to prepare the consolidated financial statements of the Borrowers in conformity with GAAP.

Section 5.7.Visitation and Inspection

.  Each Borrower will, and will cause each of its Restricted Subsidiaries to, permit any representative of the Administrative Agent or any Lender to visit and inspect its properties, to examine its books and records and to make copies and take extracts therefrom, and to discuss its affairs, finances and accounts with any of its officers and with its independent certified public accountants, all at such reasonable times and as often as the Administrative Agent or any Lender may reasonably request after reasonable prior notice to the Administrative Borrower; provided that (a) so long as no Event of Default shall have occurred and be continuing, the Administrative Agent and the Lenders shall not make more than one such visit and inspection in any Fiscal Year; (b) if an Event of Default has occurred and is continuing, no prior notice shall be required and the limitation on the number of visits and inspections shall no longer apply; (c) any such inspection and examination, copies and discussions shall not be permitted to the extent it would violate confidentiality agreements or result in a loss of attorney-client privilege or claim of attorney work product so long as the Administrative Borrower notifies the Administrative Agent of such limitation and the reason therefor; and (d) any such inspection and examination, copies and discussions shall be subject to the terms of any applicable lease.  Notwithstanding anything to the contrary contained in this Agreement, the Borrowers shall not be required to pay the expense of any Person other than the Administrative Agent in connection with any visits or inspections under this Section 5.7.

Section 5.8.Maintenance of Properties; Insurance

.  Each Borrower will, and will cause each of its Restricted Subsidiaries to, (a) keep and maintain all property material to the conduct of its business in good working order and condition, ordinary wear and tear excepted, (b) maintain with financially sound and reputable insurance companies which are not Affiliates of the Borrowers (other than captive insurance companies) insurance with respect to its properties and business, and the properties and business of its Restricted Subsidiaries, against loss or damage of the kinds customarily insured against by companies in the same or similar businesses operating in the same or similar locations (including, in any event, flood insurance to the extent required hereby), and will, upon request of the Administrative Agent, furnish to the Administrative Agent for delivery to each Lender at reasonable intervals a certificate of a Responsible Officer setting forth the nature and extent of all insurance maintained by the Borrowers and their Restricted Subsidiaries in accordance with this Section, and (c) at all times shall name the Administrative Agent as additional insured on all liability policies of the Borrowers and their Restricted Subsidiaries and as loss payee (pursuant to a loss payee endorsement approved by the Administrative Agent) on all casualty and property insurance policies of the Borrowers and their Restricted Subsidiaries.

Section 5.9.Use of Proceeds; Margin Regulations

.  The Borrowers will use the proceeds of all Loans to refinance existing Indebtedness owed under the Existing Credit Agreement, fund Permitted Acquisitions, for Restricted Payments permitted pursuant to Section 7.5, for the purchase of any Indebtedness assumed by the Lenders in connection with Permitted Acquisitions, to provide for working capital and capital expenditures and for other general corporate purposes of the MLP, the Borrowers and their Restricted Subsidiaries.  No part of the proceeds of any Loan will be used, whether directly or indirectly, for any purpose that would violate any rule or regulation of the Board of Governors of the Federal Reserve System, including Regulation T, Regulation U or Regulation X.  All Letters of Credit will be used for general corporate purposes.  The Borrowers will not request any Borrowing or Letter of Credit, and the Borrowers shall not use, and shall procure that their respective Subsidiaries and their respective directors, officers, employees and agents shall not use, the proceeds of any Borrowing or Letter of Credit (a) in furtherance of an offer, payment, promise to pay, or authorization of the payment or giving of money, or anything else of value, to any Person in violation of any Anti-Corruption Laws, (b) for the purpose of funding, financing or facilitating any activities, business or transaction of or with any Sanctioned Person, or in any Sanctioned Country, or (c) in any manner that would result in the violation of any Sanctions applicable to any party hereto.

Section 5.10.Casualty and Condemnation

.  The Borrowers (a) will furnish to the Administrative Agent and the Lenders prompt written notice of any casualty or other insured damage to any material portion of any Collateral or the commencement of any action or preceding for the taking of any material portion of any Collateral or any part thereof or interest therein under power of eminent domain or by condemnation or similar proceeding and (b) will ensure that the net cash proceeds of any such event (whether in the form of insurance proceeds, condemnation awards or otherwise) are collected and applied in accordance with the applicable provisions of this Agreement and the Collateral Documents.

Section 5.11.Cash Management

.  The Borrowers shall, and shall cause their respective Restricted Subsidiaries to:

(a)maintain its primary cash management and treasury business with SunTrust Bank or a Permitted Third Party Bank, including, without limitation, all deposit accounts, disbursement accounts, investment accounts and lockbox accounts (other than (i) zero-balance accounts for the purpose of managing local disbursements, (ii) payroll, withholding and other fiduciary accounts, and (iii) petty cash account with aggregate balances not to exceed $250,000, all of which the Loan Parties may maintain without restriction) (each such deposit account, disbursement account, investment account and lockbox account, a “Controlled Account”); each Controlled Account shall be a cash collateral account, with all cash, checks and other similar items of payment in such account securing payment of the Obligations, and in which each Borrower and each of their respective Restricted Subsidiaries shall have granted a first priority Lien to the Administrative Agent, on behalf of the Secured Parties, perfected either automatically under the UCC (with respect to Controlled Accounts at SunTrust Bank) or subject to Control Account Agreements;

(b)deposit promptly, and in any event no later than ten (10) Business Days after the date of receipt thereof, all cash, checks, drafts or other similar items of payment relating to or constituting payments made in respect of any and all accounts and other Collateral into Controlled Accounts, in each case except for cash and Permitted Investments the aggregate value of which does not exceed $500,000 at any time; and

(c)at any time after the occurrence and during the continuance of an Event of Default, at the request of the Required Lenders, each Borrower will, and will cause each other Loan Party to, cause all payments constituting proceeds of accounts or other Collateral to be directed into lockbox accounts under agreements in form and substance reasonably satisfactory to the Administrative Agent.

Section 5.12.Additional Subsidiaries and Collateral

.  Subject in all respects to the definition of Excluded Assets and Excluded Perfections,

(a)in the event that, subsequent to the Closing Date, any Person becomes a Restricted Subsidiary, whether pursuant to formation, acquisition or otherwise, (i) the Administrative Borrower shall, not later than the date of the delivery of the financial statements pursuant to Section 5.1(a) or Section 5.1(b), as applicable, for the Fiscal Quarter in which such Person becomes a Restricted Subsidiary, notify the Administrative Agent and the Lenders thereof and (ii) on the date of such notice or such later date as the Administrative Agent shall agree in its sole discretion, (A) the Borrowers shall cause any such Restricted Subsidiary that is not a Foreign Subsidiary to become a new Guarantor and to grant Liens in favor of the Administrative Agent in all of its personal property by executing and delivering to the Administrative Agent a supplement to the Guaranty and Security Agreement in form and substance reasonably satisfactory to the

Administrative Agent, executing and delivering a Copyright Security Agreement, Patent Security Agreement and Trademark Security Agreement, as applicable, and authorizing and delivering, at the request of the Administrative Agent, such UCC-1 financing statements or similar instruments required by the Administrative Agent to perfect the Liens in favor of the Administrative Agent and granted under any of the Loan Documents; and (B) the Borrowers shall, or shall cause the applicable Loan Party (I) to pledge all of the Capital Stock of such Restricted Subsidiary that is Collateral to the Administrative Agent as security for the Obligations by executing and delivering a supplement to the Guaranty and Security Agreement in form and substance satisfactory to the Administrative Agent, and (II) to deliver any original certificates evidencing such pledged Capital Stock to the Administrative Agent, together with appropriate powers executed in blank;

(b)in the event that, subsequent to the Closing Date, any Person becomes a Foreign Subsidiary, whether pursuant to formation, acquisition or otherwise, (i) the Administrative Borrower shall, not later than the date of the delivery of the financial statements pursuant to Section 5.1(a) or Section 5.1(b), as applicable, for the Fiscal Quarter in which such Person becomes a Foreign Subsidiary, notify the Administrative Agent and the Lenders thereof and (ii) to the extent such Foreign Subsidiary is owned directly by any Loan Party and the Capital Stock of such Foreign Subsidiary is Collateral, on the date of such notice or such later date as the Administrative Agent shall agree in its sole discretion, the applicable Borrower shall, or shall cause the applicable Loan Party, to (A) pledge all of the Capital Stock of such Foreign Subsidiary (or, if the Foreign Subsidiary is a CFC, 65% of the voting Capital Stock and 100% of the non-voting Capital Stock of such Foreign Subsidiary, as applicable) to the Administrative Agent as security for the Obligations pursuant to a pledge agreement in form and substance reasonably satisfactory to the Administrative Agent, (B) deliver any original certificates evidencing such pledged Capital Stock to the Administrative Agent, together with appropriate powers executed in blank and (C) deliver all such other documentation (including, without limitation, certified organizational documents, resolutions, lien searches and legal opinions) and to take all such other actions as the Administrative Agent may reasonably request;

(c)in the event that, subsequent to the Closing Date, any Borrower or any Loan Party shall acquire (x) the Capital Stock of an Affiliate Fund or a Subsidiary of an Affiliate Fund or (y) any Real Estate from an Affiliate Fund or a Subsidiary of an Affiliate Fund, the relevant Borrower shall, or shall cause the relevant Loan Party to, substantially contemporaneously with the consummation of such Permitted Acquisition (or such later period as the Administrative Agent shall agree), deliver to the Administrative Agent, each of the following documents, each either substantially similar in form and substance to the form of documents delivered connection with the Formation Transactions, or reasonably satisfactory to the Administrative Agent:

(i)a counterpart of an Amendment Agreement duly executed by or on behalf of each party thereto;

(ii)an assignment agreement, in form and substance substantially similar to the Fund A Assignment or otherwise reasonably acceptable to the Administrative Agent, assigning any loans of such Affiliate Fund or Subsidiary of such Affiliate Fund to the Administrative Agent for the benefit of the Lenders, duly executed and delivered by or on behalf of the applicable parties thereto;

(iii)an Omnibus Mortgage Amendment with respect to the Assigned Existing Mortgages being assigned to the Administrative Agent in connection with the applicable Permitted Acquisition, duly executed and delivered by or on behalf of the applicable parties thereto;

(iv)Mortgage Assignments with respect to the Assigned Existing Mortgages being assigned to the Administrative Agent in connection with the applicable Permitted Acquisition in form and substance substantially similar to the Fund A Mortgage Assignment or otherwise reasonably acceptable to the Administrative Agent, duly executed and delivered by or on behalf of the applicable parties thereto;

(v)upon the request of the Administrative Agent, an Assignment Endorsement and a Modification Endorsement to one existing title insurance policy, selected by the Administrative Agent in its sole discretion, in each state in which any Mortgaged Property under the Assigned Existing Mortgages being assigned to the Administrative Agent in connection with the applicable Permitted Acquisition is located (including, at the request of the Administrative Agent, in any Covered State), insuring that the Assigned Existing Mortgage covered thereby, as amended by the applicable Omnibus Mortgage Amendment, grants valid and enforceable mortgage Liens in favor of the Administrative Agent on the Mortgaged Property covered by such Assigned Existing Mortgage; provided that with respect to any Mortgaged Property in any Covered State, the Administrative Agent shall not make any such requests if an Assignment Endorsement and Modification Endorsement has been delivered with respect to such Covered State during the twelve-month period prior to such Permitted Acquisition; provided further, that notwithstanding the foregoing proviso, the Administrative Agent may make any such requests if it reasonably believes that a Change in Law has occurred such that the Mortgages in such Covered State that are being assigned in connection with the applicable Acquisition, as modified by the existing form of Omnibus Mortgage Amendment, may not be effective to grant a mortgage Lien in such Covered State to the Secured Parties securing the Obligations in the amount of (A) $700,000,000 or (B) with respect to Covered States where a mortgage recording tax was paid based on the secured amount in an Existing Mortgage prior to the assignment of such Existing Mortgage to the Administrative Agent in connection with the applicable Permitted Acquisition, the secured amount in such applicable Existing Mortgage.  For the avoidance of doubt, with respect to any Existing Mortgage to which clause (B) above applies, once such Existing Mortgage is assigned to the Administrative Agent hereunder and modified by the existing form of Omnibus Mortgage Amendment, the secured amount therein will remain the same as in such Existing Mortgage prior to the assignment and modification thereof;

(vi)access to digital copies of any existing Phase I Environmental Site Assessment Reports that such Affiliate Fund or Subsidiary of an Affiliate Fund has and that cover properties subject to any Existing Mortgage with respect to the applicable Permitted Acquisition;

(vii)to the extent not covered by the assignment delivered pursuant to subsection (ii) above, copies of the duly executed payoff letters or assignments of existing debt in connection with the applicable Permitted Acquisition, executed by the administrative agent under the applicable existing credit agreement being assigned in connection with the applicable Permitted Acquisition, together with (A) UCC-3 assignments or other appropriate termination statements, either assigning or releasing all liens of the applicable existing lenders upon any of the personal property of the applicable Affiliate Fund or its Subsidiaries, (B) assignments, cancellations or releases, assigning or releasing all liens of the applicable existing lenders upon any of the real property of the applicable Affiliate Fund or its Subsidiaries, and (C) any other assignments, releases, terminations or other documents reasonably required by the Administrative Agent to evidence the assignment of the applicable existing debt; and

(d)the Borrowers agree that, following the delivery of any Collateral Documents required to be executed and delivered by this Section, the Administrative Agent shall have a valid and enforceable, first priority perfected Lien on the property required to be pledged pursuant to this Section (to the extent that such Lien can be perfected by execution, delivery and/or recording of the Collateral Documents or UCC-1 financing statements, or possession of such Collateral), free and clear of all Liens other than Liens expressly permitted by Section 7.2.  All actions to be taken pursuant to this Section shall be at the expense of the Borrowers or the applicable Loan Party, and shall be taken to the reasonable satisfaction of the Administrative Agent.

Section 5.13.MLP Guaranty

.  The MLP shall at all times (a) unconditionally guarantee the prompt payment and performance of the Obligations and (b) grant a perfected, first priority security interest in and Lien on all of its assets, including the Capital Stock of the Borrowers owned by the MLP to the Administrative Agent for the benefit of the Secured Parties as security for the Obligations, in each case pursuant to the Guaranty and Security Agreement; provided that recourse to the MLP under such Guaranty and Security Agreement shall extend solely to the assets of the MLP (including the Capital Stock of the Borrowers owned by the MLP) and shall in no case extend to the General Partner or to any assets of the General Partner.

Section 5.14.Further Assurances

.  Each Borrower will, and will cause each other Loan Party to, execute any and all further documents, financing statements, agreements and instruments, and take all such further actions (including the filing and recording of financing statements, fixture filings, Mortgages and other documents), which may be required under any applicable law, or which the Administrative Agent or the Required Lenders may reasonably request, to effectuate the transactions contemplated by the Loan Documents or to grant, preserve, protect or perfect the Liens created by the Collateral Documents or the validity or priority of any such Lien, all at the expense of the Loan Parties.  The Borrowers also agree to provide to the Administrative Agent, from time to time upon request, evidence reasonably satisfactory to the Administrative Agent as to the perfection and priority of the Liens created or intended to be created by the Collateral Documents.

Section 5.15.Designation and Conversion of Restricted and Unrestricted Subsidiaries

(a).

(a)Unless designated after the Closing Date in writing to the Administrative Agent pursuant to this Section 5.15, any Person that becomes a Subsidiary of any Borrower or any of their respective Restricted Subsidiaries after the Closing Date shall be classified as a Restricted Subsidiary.

(b)The Borrowers may designate any Subsidiary (including a newly formed or newly acquired Subsidiary) as an Unrestricted Subsidiary, provided that (i) any such designation shall be deemed to be an Investment on the date of such designation in an Unrestricted Subsidiary in an amount equal to the sum, without duplication, of (A) the fair market value of the outstanding Investments of the Borrowers and the Restricted Subsidiaries in such Unrestricted Subsidiary and (B) the aggregate principal amount of any Indebtedness owed by such Unrestricted Subsidiary to the Borrowers and their Restricted Subsidiaries immediately prior to such designation, all calculated, on a consolidated basis in accordance with GAAP, (ii) the representations and warranties of the Loan Parties contained in each of the Loan Documents shall be true and correct in all material respects on and as of the date of such designation as if made on and as of such date or, if stated to have been made expressly as of an earlier date, were true and correct all material respects as of such earlier date (except to the extent that any such representations are qualified as to “materiality”, “Material Adverse Effect” or similar language, in which case such representations and warranties shall be true and correct in all respects), (iii) after giving effect to such designation, no Default or Event of Default would exist, (iv) immediately after giving effect to such designation, the Borrowers and their Restricted Subsidiaries shall be in compliance with the Incurrence Test, (v) such Subsidiary shall be treated as an “Unrestricted Subsidiary” for purposes of any indenture or agreement governing notes which is permitted under the terms of this Agreement and to which any Loan Party is or becomes a party, (vi) other than with respect to (A) any designation of a Securitization Subsidiary or (B) any designation of an existing Restricted Subsidiary being contributed to a Securitization Subsidiary to the extent such contribution is permitted by Section 7.4(d) or Section 7.4(i), the Investment represented by such designation shall be permitted by Section 7.4 and (vii) the Administrative Borrower shall provide to the Administrative Agent an Officer’s Certificate in form reasonably satisfactory to the Administrative Agent to the effect that each of the foregoing conditions has been satisfied.  Except as provided in this Section, no Restricted Subsidiary may be designated as an Unrestricted Subsidiary.

(c)The Borrowers may designate any Unrestricted Subsidiary to be a Restricted Subsidiary if after giving effect to such designation, (i) the representations and warranties of the Loan Parties contained in each of the Loan Documents are true and correct all material respects on and as of the date of such designation as if made on and as of the date of such designation or, if stated to have been made expressly as of an earlier date, were true and correct in all material respects as of such earlier date (except to the extent that any such representations are qualified as to “materiality”, “Material Adverse Effect” or similar language, in which case such representations and warranties shall be true and correct in all respects), (ii) after giving effect to such designation, no Default or Event of Default would exist and (iii) immediately after giving effect to such designation, the Borrowers and their Restricted Subsidiaries shall be in compliance with the Incurrence Test.

Section 5.16. [Reserved]

.

Section 5.17.Post-Closing Matters

.

(a)After the Closing Date and promptly following the request of the Administrative Agent, each Borrower shall, or shall cause each applicable Loan Party to, deliver to the Administrative Agent:

(i)a duly executed original of an Omnibus Closing Date Existing Mortgage Amendment with respect to each Closing Date Existing Mortgage as to which the Administrative Agent, in its sole discretion, deems it reasonable or necessary to file an amendment in connection with the transactions contemplated by this Agreement or the Loan Documents; and

(ii)a Modification Endorsement to one existing title insurance policy, selected by the Administrative Agent in its sole discretion, in each state in which any Mortgaged Property under a Closing Date Existing Mortgage being amended by an Omnibus Closing Date Existing Mortgage Amendment is located, insuring that the Closing Date Existing Mortgage covered thereby, as amended by the applicable Omnibus Closing Date Existing Mortgage Amendment, grants valid and enforceable mortgage Liens in favor of the Administrative Agent on the Mortgaged Property covered by such Closing Date Existing Mortgage.

(b)Within thirty (30) days after the Closing Date (or such later date as the Administrative Agent may approve in its sole discretion), the Administrative Agent shall have received certificates of insurance, in form and detail reasonably acceptable to the Administrative Agent, describing the types and amounts of insurance (property and liability) maintained by any of the Loan Parties, in each case naming the Administrative Agent as loss payee or additional insured, as the case may be, together with a lender’s loss payable endorsement in form and substance reasonably satisfactory to the Administrative Agent.

Article VI

FINANCIAL COVENANTS

The Borrowers covenant and agree that until Payment in Full of the Obligations:

Section 6.1.Leverage Ratio

.  The Borrowers will maintain, as of the end of each Fiscal Quarter, commencing with the Fiscal Quarter ending on December 31, 2018, a Leverage Ratio of not greater than 8.0:1.0.

Section 6.2.Interest Coverage Ratio

.  The Borrowers will maintain, as of the end of each Fiscal Quarter, commencing with the Fiscal Quarter ending on December 31, 2018, an Interest Coverage Ratio of not less than 2.0:1.0.

Article VII

NEGATIVE COVENANTS

Each Borrower and, where applicable, the MLP, each covenant and agree that until Payment in Full of the Obligations:

Section 7.1.Indebtedness and Preferred Equity

.  Neither the MLP nor any Borrower will, and the Borrowers will not permit any of their respective Restricted Subsidiaries to, create, incur, assume or suffer to exist any Indebtedness, except:

(a)Indebtedness created pursuant to the Loan Documents;

(b)Indebtedness of the MLP, the Borrowers and their Restricted Subsidiaries existing on the date hereof and set forth on Schedule 7.1 and any Permitted Refinancing thereof;

(c)Indebtedness of the MLP or any Borrower owing to any Restricted Subsidiary and of any Restricted Subsidiary owing to the MLP, any Borrower or any other Restricted Subsidiary;

(d)Guarantees by the MLP or any Borrower of Indebtedness of the MLP, any Borrower or any Subsidiary and by any Restricted Subsidiary of Indebtedness of the MLP, any Borrower or any other Subsidiary; provided that Guarantees by any Loan Party of Indebtedness of any Unrestricted Subsidiary shall be subject to Section 7.4;

(e)Hedging Obligations permitted by Section 7.10;

(f)Indebtedness of any Loan Party or Restricted Subsidiary to any Unrestricted Subsidiary that is permitted pursuant to Section 7.4;

(g)Indebtedness secured by a Lien permitted pursuant to Section 7.2(g) and any Permitted Refinancing thereof; provided that after giving effect to the incurrence or assumption of such Indebtedness, the Borrowers shall be in compliance with the Incurrence Test;

(h)Indebtedness arising in connection with endorsement of instruments for deposit in the ordinary course of business;

(i)Indebtedness consisting of the financing of insurance premiums in the ordinary course of business;

(j)Indebtedness of the MLP, the Borrowers or their respective Restricted Subsidiaries in the form of senior unsecured notes in an aggregate amount not to exceed at any one time outstanding (i) at a time occurring during a period that is not an EBITDA Threshold Period, $15,000,000 and (ii) at a time occurring during an EBITDA Threshold Period, $30,000,000; provided that (A) after giving effect to the incurrence of such Indebtedness and the application of the proceeds thereof, the Borrowers shall be in compliance with the Incurrence Test, (B) the maturity date for and any amortization of such Indebtedness shall not be or begin earlier than the date that is one year after the Maturity Date and (C) if any Indebtedness under this Section 7.1(j) is in a Foreign Currency, for the purposes of determining compliance with the thresholds contained in this Section 7.1(j), the amount of all such Indebtedness that is in a Foreign Currency under this Section 7.1(j) shall be calculated or recalculated, as applicable, in Dollars at the time the most recent Indebtedness is incurred under this Section 7.1(j);

(k)Indebtedness of the MLP, the Borrowers or their respective Restricted Subsidiaries in the form of subordinated unsecured notes in an aggregate amount not to exceed at any one time outstanding (i) at a time occurring during a period that is not an EBITDA Threshold Period, $15,000,000 at the time the Indebtedness is incurred and (ii) at a time occurring during an EBITDA Threshold Period, $30,000,000 at the time the Indebtedness is incurred; provided that (A) after giving effect to the incurrence of such Indebtedness and the application of the proceeds thereof, the Borrowers shall be in compliance with the Incurrence Test, (B) the maturity date for and any amortization of such Indebtedness shall not be or begin earlier than the date that is one year after the Maturity Date and (C) if any Indebtedness under this Section 7.1(k) is in a Foreign Currency, for the purposes of determining compliance with the thresholds contained in this Section 7.1(k), the amount of all such Indebtedness that is in a Foreign Currency under this Section 7.1(k) shall be calculated or recalculated, as applicable, in Dollars at the time the most recent Indebtedness is incurred under this under this Section 7.1(k); or

(l)other unsecured Indebtedness of the MLP, the Borrowers or their respective Restricted Subsidiaries in the form of senior or subordinated unsecured notes; provided that (i) after giving effect to the incurrence of such Indebtedness and the application of the proceeds thereof, the Borrowers shall be in compliance with the Incurrence Test, (ii) the maturity date for and any amortization of such Indebtedness shall not be or begin earlier than the date that is one year after the Maturity Date, (iii) any such Indebtedness whether in the form of either senior or subordinated unsecured notes shall otherwise be on terms and conditions no more restrictive than the terms and conditions contained herein and (iv) with respect to any subordinated Indebtedness issued pursuant to this subsection (l), such Indebtedness shall (A) be subordinated to the Obligations on terms reasonably acceptable to the Administrative Agent, (B) be on terms and conditions less restrictive than the terms and conditions contained herein, and (C) any financial covenants contained in such Indebtedness shall be less restrictive than those contained herein to the same degree as is customary based on market conditions at the time of the issuance of such Indebtedness.

The Borrowers will not, and will not permit any Restricted Subsidiary to, issue any Disqualified Capital Stock.

Section 7.2.Liens

.  The Borrowers will not, and will not permit any of their respective Restricted Subsidiaries to, create, incur, assume or suffer to exist any Lien on any of its assets or property now owned or hereafter acquired, except:

(a)Liens securing the Obligations; provided that no Liens may secure Hedging Obligations or Bank Product Obligations without securing all other Obligations on a basis at least pari passu with such Hedging Obligations or Bank Product Obligations and subject to the priority of payments set forth in Section 2.21 and Section 8.2;

(b)Permitted Encumbrances;

(c)Liens on any property or asset of any Borrower or any of their respective Restricted Subsidiaries existing on the date hereof and set forth on Schedule 7.2; and Permitted Refinancings with respect to such obligations; provided that such Liens shall not apply to any other property or asset of any Borrower or any Subsidiary;

(d)Liens arising by virtue of deposits made in the ordinary course of business to secure liability for premiums to insurance carriers;

(e)Liens on cash and Permitted Investments deposited to discharge, redeem or defease Indebtedness that was permitted to so be repaid;

(f)(i) Liens solely on any cash earnest money deposits made by any Borrower or any of their respective Subsidiaries and (ii) restrictions on transfers of assets that are subject to sale or transfer pursuant to purchase and sale arrangements, in each case under this clause (f) in connection with any letter of intent or purchase agreement in respect of an Acquisition, Investment or disposition permitted by this Agreement;

(g)Liens on or in any equipment to secure the purchase price or the cost of such equipment or to secure Indebtedness incurred solely for the purpose of financing the acquisition, of such equipment (including Liens securing any Capital Lease Obligations); provided that (i) any such Lien secures Indebtedness permitted by Section 7.1(g), (ii) any such Lien attaches to such asset concurrently or within ninety (90) days after the acquisition thereof (or, in the case of a Permitted Refinancing, at the time of such Permitted Refinancing), (iii) any such Lien does not extend to any other asset other than accessions to such asset and reasonable extensions of such asset, and (iv) the Indebtedness secured thereby does not exceed the cost (including interest costs) of acquiring such fixed or capital assets;

(h)licenses and sub-licenses of Intellectual Property in the ordinary course of business;

(i)in the case of any joint ventures, any put and call arrangements or restrictions on Disposition related to its Capital Stock set forth in its organizational documents or any related joint venture or similar agreement; and

(j)Liens on insurance policies and proceeds and premiums thereof or related thereto, securing Indebtedness permitted under Section 7.1(i).

Section 7.3.Fundamental Changes

.

(a)The Borrowers will not, and will not permit any of their respective Restricted Subsidiaries to, merge into or consolidate into any other Person, or permit any other Person to merge into or consolidate with it, or sell, lease, transfer or otherwise dispose of (in a single transaction or a series of transactions) all or substantially all of its assets (in each case, whether now owned or hereafter acquired) or all or substantially all of the stock of any of its Subsidiaries (in each case, whether now owned or hereafter acquired), or liquidate or dissolve; provided that if, at the time thereof and immediately after giving effect thereto, no Default or Event of Default shall have occurred and be continuing, (i) any Borrower may merge or consolidate with a Person if a Borrower is the surviving Person; (ii) a Restricted Subsidiary that is a Loan Party may merge or consolidate with a Person if the surviving Person is or becomes a Loan Party; (iii) any Restricted Subsidiary that is not a Loan Party may merge or consolidate with a Person (other than a Loan Party) if the surviving Person is or becomes a Restricted Subsidiary; (iv) any Borrower may liquidate or dissolve into another Borrower; (v) any Restricted Subsidiary may liquidate or dissolve into a Loan Party; (vi) any Restricted Subsidiary that is not a Loan Party may liquidate or dissolve into another Restricted Subsidiary that is not a Loan Party; and (vii) any Borrower or any Restricted Subsidiary may sell, lease, transfer or otherwise dispose of all or substantially all of its assets or all or substantially all of the stock of any of its Subsidiaries in a transaction permitted pursuant to Section 7.6.

(b)The Borrowers will not, and will not permit any of their respective Restricted Subsidiaries to, engage in any business other than businesses of the type conducted by the Borrowers and their Restricted Subsidiaries on the date hereof and businesses reasonably related thereto and reasonable extensions thereof.

Section 7.4.Investments, Loans

.  The Borrowers will not, and will not permit any of their respective Restricted Subsidiaries to, purchase, hold or acquire (including pursuant to any merger with any Person that was not a wholly owned Subsidiary prior to such merger) any Capital Stock, evidence of Indebtedness or other securities (including any option, warrant, or other right to acquire any of the foregoing) of, make or permit to exist any loans or advances to, Guarantee any obligations of, or make or permit to exist any investment or any other interest in, any other Person, or purchase or otherwise acquire (in one transaction or a series of transactions) any assets of any other Person that constitute a business unit (all of the foregoing being collectively called “Investments”), except:

(a)Investments (other than Permitted Investments) existing on the date hereof and set forth on Schedule 7.4 (including Investments in Subsidiaries);

(b)Permitted Investments;

(c)Guarantees by the Borrowers and their Restricted Subsidiaries constituting Indebtedness permitted by Section 7.1; provided that (i) the aggregate amount of Indebtedness of Unrestricted Subsidiaries that is Guaranteed by any Loan Party or any Restricted Subsidiary shall be subject to the proviso to subsection (d) of this Section and (ii) the aggregate amount of Indebtedness of Foreign Subsidiaries that is Guaranteed by any Loan Party shall be subject to the proviso to subsection (e) of this Section;

(d)Investments made by any Borrower or any Restricted Subsidiary in or to any Unrestricted Subsidiary; provided that both before and after giving effect to any Investment made pursuant to this subsection (d), the Borrowers shall be in compliance with the Incurrence Test;

(e)Investments made by any Borrower in or to any Restricted Subsidiary and by any Restricted Subsidiary to any Borrower or in or to another Restricted Subsidiary; provided that both before and after giving effect to any Investment made pursuant to this subsection (e), the Borrowers shall be in compliance with the Incurrence Test;

(f)loans or advances to employees, officers or directors of the MLP, any Borrower or any of their respective Restricted Subsidiaries in the ordinary course of business for travel, relocation and related expenses; provided that the aggregate amount of all such loans and advances does not exceed $1,000,000 at any time outstanding; provided further that if any loans or advances under this Section 7.4(f) are in a Foreign Currency, for the purposes of determining compliance with the threshold contained in this Section 7.4(f), the amount of all such loans or advances that are in Foreign Currencies under this Section 7.4(f) shall be calculated or recalculated, as applicable, in Dollars at the time the most recent loans or advances are issued under this Section 7.4(f);

(g)Hedging Transactions permitted by Section 7.10;

(h)Permitted Acquisitions;

(i)the sale or other disposition of assets to a Securitization Subsidiary in connection with a Permitted Securitization Transaction;

(j)(i) payroll, travel and similar advances to cover matters that are expected at the time of such advances ultimately to be treated as expenses in accordance with GAAP and (ii) moving, entertainment and travel expenses, drawing accounts and similar expenditures made to officers, directors and employees in the ordinary course of business, not to exceed $250,000 in the aggregate at any time outstanding; provided that if any such expenditures are paid in a Foreign Currency, for the purposes of determining compliance with the threshold contained in this Section 7.4(j), the amount of any such expenditures in Foreign Currencies shall be calculated or recalculated, as applicable, in Dollars at the time the most recent expenditures are paid under this Section 7.4(j);

(k)Investments received in satisfaction of judgments or in settlements of debt or compromises of obligations incurred in the ordinary course of business;

(l)any Investment consisting of prepaid expenses, negotiable instruments held for collection and lease, endorsements for deposit or collection in the ordinary course of business, utility or workers compensation, performance and similar deposits entered into as a result of the operations of the business in the ordinary course of business;

(m)licenses and sublicenses of Intellectual Property in the ordinary course of business; and

(n)other Investments not to exceed $10,000,000 in the aggregate at any time outstanding; provided that both before and after giving effect to any Investment made pursuant to this subsection (n), the Borrowers shall be in compliance with the Incurrence Test; provided further that if any such Investments are made in a Foreign Currency, for the purposes of determining compliance with the threshold contained in this Section 7.4(n), the amount of all Investments that are made in a Foreign Currency under this Section 7.4(n) shall be calculated or recalculated, as applicable, in Dollars at the time of the most recent Investment made under this Section 7.4(n).

For purposes of covenant compliance, the amount of any Investment shall be the amount actually invested, without adjustment for subsequent increases or decreases in the value of such Investment but determined net of all payments received with respect to such Investment whether constituting sale proceeds thereof, dividends, distributions, interest, return of capital or otherwise, and the amount of any Investment constituting a Guarantee shall be deemed to be an amount equal to the stated or determinable amount of the related primary obligation, or portion thereof, in respect of which such Guarantee is made or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof as determined by the guaranteeing Person in good faith.

Section 7.5.Restricted Payments

.  The MLP and the Borrowers will not, and will not permit any of their Restricted Subsidiaries to, declare or make, or agree to pay or make, directly or indirectly, any Restricted Payment, except:

(a)Restricted Payments by the MLP up to the amount of Available Cash; provided that both before and after giving effect to any Restricted Payment made pursuant to this subsection (a), (i) no Default or Event of Default shall have occurred or be continuing and (ii) the Borrowers shall be in compliance with the Incurrence Test, as demonstrated by a Pro Forma Compliance Certificate delivered to the Administrative Agent;

(b)Restricted Payments made by (i) any Borrower to the MLP or Landmark REIT, and (ii) any Restricted Subsidiary to any Borrower or to another Restricted Subsidiary that is a wholly-owned Subsidiary of any Borrower;

(c)Restricted Payments made by any Restricted Subsidiary to the owners of the Capital Stock of such Restricted Subsidiary, pro rata based on the ownership of Capital Stock of such Restricted Subsidiary;

(d)Restricted Payments payable by the MLP, any Borrower or any Restricted Subsidiary solely in interests of any of its Capital Stock other than Disqualified Capital Stock;

(e)repurchases, redemptions or other acquisitions or retirements for value of (or Restricted Payment to the MLP to permit the MLP to repurchase, redeem or otherwise acquire or retire) any Capital Stock of the MLP, any Borrower or any of their respective Restricted Subsidiaries held by any current or former officer, director, consultant, or employee of the MLP, any Borrower or any Subsidiary of any Borrower or, to the extent such Capital Stock was issued as compensation for services rendered on behalf of the MLP, any Borrower or any other Loan Party, any employee of the MLP, pursuant to any equity subscription agreement, stock option agreement, shareholders’, members’ or partnership agreement or similar agreement, plan or arrangement or any Plan and the Borrowers and the Restricted Subsidiaries may declare and pay Restricted Payments to the MLP, the Borrowers or any other Restricted Subsidiary of the Borrowers the proceeds of which are used for such purposes; provided, that the aggregate amount of such purchases or redemptions in cash under this Section 7.5(e) shall not exceed in any fiscal year $10,000,000 (plus the amount of net proceeds received by the MLP or the Borrowers during such calendar year from sales of Capital Stock of the MLP to directors, consultants, officers or employees of the MLP, any Borrower or any of their respective Affiliates in connection with permitted employee compensation and incentive arrangements); provided that if any such payments are made in a Foreign Currency, for the purposes of determining compliance with the threshold contained in this Section 7.5(e), the amount of any payments that are made in a Foreign Currency under this Section 7.5(e) shall be calculated or recalculated, as applicable, in Dollars at the time the most recent payment is made under this Section 7.5(e); provided that both before and after giving effect to any Restricted Payment made pursuant to this this Section 7.5(e), (i) no Default or Event of Default shall have occurred or be continuing and (ii) the Borrowers shall be in compliance with the Incurrence Test;

(f)payment of management fees permitted to be paid pursuant to Section 7.7; provided that both before and after giving effect to any Restricted Payment made pursuant to this Section 7.5(f), (i) no Default or Event of Default shall have occurred or be continuing and (ii) the Borrowers shall be in compliance with the Incurrence Test;

(g)any payments of principal and interest with respect to Indebtedness subordinated in right of payment to the Obligations, but only to the extent that such payments are permitted pursuant to the applicable subordination agreement and payments of principal, interest, fees and premiums thereon funded with proceeds of a Permitted Refinancing permitted pursuant to Section 7.1; and

(h)the MLP, the Borrowers and the Restricted Subsidiaries may make Restricted Payments to allow the payment of cash in lieu of the issuance of fractional shares upon the exercise of options or, warrants or rights or upon the conversion or exchange of or into Capital Stock of the MLP.

Section 7.6.Sale of Assets

.  The Borrowers will not, and will not permit any of their respective Restricted Subsidiaries to, convey, sell, lease, assign, transfer or otherwise dispose of any of its assets, business or property or, in the case of any Restricted Subsidiary, any shares of such Restricted

Subsidiary’s Capital Stock (each a “Disposition”), in each case whether now owned or hereafter acquired, to any Person other than a Borrower or a Restricted Subsidiary, except:

(a)the Disposition of obsolete or worn out property or other property not necessary for operations disposed of in the ordinary course of business;

(b)the Disposition of Permitted Investments in the ordinary course of business;

(c)the Disposition of Other Assets, Easements or Fee Owned Properties (or 100% of the Capital Stock of any Restricted Subsidiary that owns Other Assets, Easements or Fee Owned Properties) for fair market value; provided that before and after giving effect to such Disposition (i) no Default or Event of Default shall have occurred and be continuing and (ii) the Borrowers shall be in compliance with the Incurrence Test;

(d)Dispositions consisting of (i) Investments permitted pursuant to Section 7.4(d), Section 7.4(e), Section 7.4(i), or Section 7.4(n) and (ii) Restricted Payments permitted pursuant to Section 7.5(b), Section 7.5(c) or Section 7.5(d); and

(e)the sale or other disposition of assets to a Securitization Subsidiary in connection with a Permitted Securitization Transaction.

Section 7.7.Transactions with Affiliates

.  The Borrowers will not, and will not permit any of their respective Restricted Subsidiaries to, sell, lease or otherwise transfer any property or assets to, or purchase, lease or otherwise acquire any property or assets from, or otherwise engage in any other transactions with, any of its Affiliates, except:

(a)at prices and on terms and conditions, taken as a whole, not less favorable to such Borrower or such Subsidiary than could be obtained on an arm’s-length basis from unrelated third parties;

(b)the Permitted Acquisitions that are approved in accordance with the provisions of the MLP Partnership Agreement;

(c)transactions between or among any Borrower and any Restricted Subsidiary not involving any other Affiliates;

(d)any transaction in respect of which any Borrower delivers to the Administrative Agent (for delivery to the Lenders) a letter addressed to any Borrower from an accounting, appraisal or investment banking firm, in each case of nationally recognized standing, that is (i) in the good faith determination of such Borrower, qualified to render such letter and (ii) reasonably satisfactory to the Administrative Agent, which letter states that such transaction is on terms, taken as a whole, that are no less favorable to the applicable Borrower or the applicable Restricted Subsidiary than would be obtained in a comparable arm’s-length transaction with a Person that is an unrelated third party;

(e)employment and severance arrangements between any Borrower or any of their respective Subsidiaries and their respective officers and employees in the ordinary course of business and transactions pursuant to equity incentive plans and employee benefit plans and arrangements;

(f)the payment of customary fees and reasonable out of pocket costs to, and indemnities provided on behalf of, directors, managers, officers, employees and consultants of the MLP, the Borrowers and their Subsidiaries in the ordinary course of business to the extent attributable to the ownership, management or operation of the MLP, the Borrowers and their Subsidiaries;

(g)transactions approved by the Conflicts Committee;

(h)transactions contemplated by or otherwise authorized in accordance with the terms of the MLP Partnership Agreement or the Omnibus Agreement;

(i)transactions existing on the date hereof and set forth on Schedule 7.7;

(j)any Investment permitted by Section 7.4;

(k)any Restricted Payment permitted by Section 7.5; and

(l)the provision of cash management or other corporate services to an Unrestricted Subsidiary by a Borrower or a Restricted Subsidiary.

Section 7.8.Restrictive Agreements

.  The Borrowers will not, and will not permit any of their respective Restricted Subsidiaries to, directly or indirectly, enter into, incur or permit to exist any agreement that prohibits, restricts or imposes any condition upon (a) the ability of any Borrower or any of their respective Restricted Subsidiaries to create, incur or permit any Lien as security for the Obligations upon any of its assets or properties, whether now owned or hereafter acquired, or (b) the ability of any of their Restricted Subsidiaries to pay dividends or other distributions with respect to its Capital Stock, to make or repay loans or advances to any Borrower or any other Restricted Subsidiary thereof, to Guarantee Indebtedness of any Borrower or any other Restricted Subsidiary thereof or to transfer any of its property or assets to any Borrower or any other Restricted Subsidiary thereof; provided that (i) the foregoing shall not apply to restrictions or conditions imposed by law or by this Agreement or any other Loan Document, (ii) the foregoing shall not apply to customary restrictions and conditions contained in agreements relating to the sale of a Restricted Subsidiary (or the assets of a Borrower or a Restricted Subsidiary) pending such sale, provided such restrictions and conditions apply only to the Restricted Subsidiary that is (or the assets of a Borrower or a Restricted Subsidiary that are) sold and such sale is permitted hereunder, (iii) the foregoing shall not apply to restrictions or conditions imposed by any agreement relating to secured Indebtedness permitted by this Agreement if such restrictions and conditions apply only to the property or assets securing such Indebtedness and the obligors with respect to such Indebtedness, (iv) clause (a), and to the extent that it relates to a dividend or distribution of the lease or any interest therein, clause (b) above shall not apply to customary provisions in leases and other contracts restricting the assignment thereof, (v) the foregoing shall not apply to restrictions contained in any other Indebtedness permitted pursuant to Section 7.1(b), to the extent the restrictions thereunder are no more restrictive, in any material respect, than such restrictions contained in such Indebtedness on the Closing Date; (vi) the foregoing shall not apply to restrictions contained in any Indebtedness permitted pursuant to Section 7.1(j), (k) or (l), to the extent the restrictions thereunder are no more restrictive than such restrictions contained herein; (vii) the foregoing shall not apply to customary restrictions on the disposition of equity interests in a joint venture in the agreements governing such joint venture arrangement; and (viii) the foregoing shall not apply to customary non-assignment provisions in contracts or other customary restrictions arising under licenses and other contracts entered into in the ordinary course of business; provided that such restrictions are limited to assets subject to such licenses and contracts.

Section 7.9.Sale and Leaseback Transactions

.  The Borrowers will not, and will not permit any of their respective Restricted Subsidiaries to, enter into any arrangement, directly or indirectly, whereby it shall sell or transfer any property, real or personal, used or useful in its business, whether now owned or hereinafter acquired, and thereafter rent or lease such property or other property that it intends to use for substantially the same purpose or purposes as the property sold or transferred.

Section 7.10.Hedging Transactions

.  The Borrowers will not, and will not permit any of their respective Restricted Subsidiaries to, enter into any Hedging Transaction, other than Hedging Transactions entered into in the ordinary course of business to hedge or mitigate risks to which any Borrower or any of their respective Restricted Subsidiaries is exposed in the conduct of its business or the management of its liabilities.  Solely for the avoidance of doubt, the Borrowers acknowledge that a Hedging Transaction entered into for speculative purposes or of a speculative nature (which shall be deemed to include any Hedging Transaction under which any Borrower or any of their respective Restricted Subsidiaries is or may become obliged to make any payment (i) in connection with the purchase by any third party of any Capital Stock or any Indebtedness or (ii) as a result of changes in the market value of any Capital Stock or any Indebtedness) is not a Hedging Transaction entered into in the ordinary course of business to hedge or mitigate risks.

Section 7.11.Amendment to Material Documents

.  Neither the MLP nor any Borrower will, and the Borrowers will not permit any of their respective Restricted Subsidiaries to, amend, modify or waive any of its rights under (a) its certificate of incorporation, bylaws or other organizational documents, or (b) any Material Agreements, in each case under this Section 7.11 in any manner that would have a material and adverse effect on the Lenders, the Administrative Agent and the Issuing Banks.

Section 7.12.Activities of the MLP

.  The MLP shall not at any time own any material operating assets other than (a) the Capital Stock of the Borrowers, (b) the Capital Stock of any Subsidiary formed and used solely to act as a corporate co-issuer of Indebtedness permitted by Section 7.1(j) and (c) indirectly through ownership of the Borrowers, Capital Stock of the Borrowers’ Subsidiaries.

Section 7.13.Accounting Changes

.  The Borrowers will not, and will not permit any of their respective Restricted Subsidiaries to, make any significant change in accounting treatment or reporting practices, except as required by GAAP, or change the fiscal year of any Borrower or of any of their respective Restricted Subsidiaries, except to change the fiscal year of a Restricted Subsidiary to conform its fiscal year to that of the applicable Borrower.

Section 7.14.Unrestricted Subsidiaries

(a).  The Borrowers will not, and will not permit any of their respective Restricted Subsidiaries to, guarantee any Indebtedness or other obligations of any Unrestricted Subsidiary, other than (i) to the extent permitted by Section 7.4, (ii) to issue any Letter of Credit hereunder for the account of or supporting the obligations of an Unrestricted Subsidiary and (iii) guarantees of performance obligations of any Unrestricted Subsidiary arising in the ordinary course of business and related to the operation of such Unrestricted Subsidiary’s business; provided that, for the avoidance of doubt, no such Guarantee under the forgoing clause (iii) shall, directly or indirectly, (A) benefit the holder of Indebtedness of such Unrestricted Subsidiary or (B) guarantee payment obligations of an Unrestricted Subsidiary, including accounts payable and capital expenditures, or payment obligations related to the purchase, construction or development of property.  The Borrower will not permit any Unrestricted Subsidiary to hold any Capital Stock in, or any Indebtedness of, any Restricted Subsidiary, other than such Indebtedness that is permitted under this Agreement.

Section 7.15.Government Regulation

.  The Borrowers will not, and will not permit any of their respective Subsidiaries to, (a) be or become subject at any time to any law, regulation or list of any Governmental Authority of the United States (including, without limitation, the OFAC list) that prohibits or limits the Lenders or the Administrative Agent from making any advance or extension of credit to the Borrowers or from otherwise conducting business with the Loan Parties, or (b) fail to provide documentary and other evidence of the identity of the Loan Parties as may be requested by the Lenders or the Administrative Agent at any time to enable the Lenders or the Administrative Agent to verify the identity of the Loan Parties or to comply with any applicable law or regulation, including, without limitation, Section 326 of the Patriot Act at 31 U.S.C. Section 5318.

Article VIII

EVENTS OF DEFAULT

Section 8.1.Events of Default

.  If any of the following events (each, an “Event of Default”) shall occur:

(a)any Borrower shall fail to pay any principal of any Loan or of any reimbursement obligation in respect of any LC Disbursement, when and as the same shall become due and payable, whether at the due date thereof or at a date fixed for prepayment or otherwise; or

(b)any Borrower shall fail to pay any interest on any Loan or any fee or any other amount (other than an amount payable under Section 8.1(a) or an amount related to a Bank Product Obligation) payable under this Agreement or any other Loan Document, when and as the same shall become due and payable, and such failure shall continue unremedied for a period of three (3) Business Days; or

(c)any representation or warranty made or deemed made by or on behalf of any Borrower or any Loan Party in or in connection with this Agreement or any other Loan Document (including the Schedules attached hereto and thereto), or in any amendments or modifications hereof or waivers hereunder, or in any certificate, report, financial statement or other document submitted to the Administrative Agent or the Lenders by any Loan Party or any representative of any Loan Party pursuant to or in connection with this Agreement or any other Loan Document shall prove to be incorrect in any material respect (other than any representation or warranty that is expressly qualified by “Material Adverse Effect” or other materiality, which representation or warranty shall prove to be incorrect in any respect) when made or deemed made or submitted; or

(d)the Borrowers or, where applicable, the MLP, shall fail to observe or perform any covenant or agreement contained in Section 5.2(a), Section 5.2(e) or Section 5.3 (with respect to any Borrower’s legal existence) or Article VI or Article VII; or

(e)(i) any Loan Party shall fail to observe or perform any covenant or agreement contained in Section 5.1 or Section 5.2 (other than Section 5.2(a) or Section 5.2(e)) of this Agreement and such failure shall remain unremedied for ten (10) Business Days after the earlier of (A) any officer of any Borrower becomes aware of such failure, or (B) notice thereof shall have been given to the Administrative Borrower by the Administrative Agent or any Lender; or (ii) any Loan Party shall fail to observe or perform any covenant or agreement contained in this Agreement (other than those referred to in Section 8.1(a), Section 8.1(b), Section 8.1(d) and Section 8.1(e)(i) of this Section) or any other Loan Document or related to any Bank Product Obligation, and such failure shall remain unremedied for thirty (30) days after the earlier of (A) any officer of any Borrower becomes aware of such failure, or (B) notice thereof shall have been given to the Administrative Borrower by the Administrative Agent or any Lender; or

(f)(i) any Borrower or any of their respective Restricted Subsidiaries (whether as primary obligor or as guarantor or other surety) shall fail to pay any principal of, or premium or interest on, any Material Indebtedness (other than any Hedging Obligation) that is outstanding, when and as the same shall become due and payable (whether at scheduled maturity, required prepayment, acceleration, demand or otherwise), and such failure shall continue after the applicable grace period, if any, specified in the agreement or instrument evidencing or governing such Indebtedness; or any other event shall occur or condition shall exist under any agreement or instrument relating to any Material Indebtedness and shall continue after the applicable grace period, if any, specified in such agreement or instrument, if the effect of such event or condition is to accelerate, or permit the acceleration of, the maturity of such Indebtedness; or any Material Indebtedness shall be declared to be due and payable, or required to be prepaid or redeemed

(other than by a regularly scheduled required prepayment or redemption), purchased or defeased, or any offer to prepay, redeem, purchase or defease such Indebtedness shall be required to be made, in each case prior to the stated maturity thereof (in each case, excluding (A) any prepayment or redemption requirements in connection with a Disposition permitted under this Agreement of assets that secure Material Indebtedness to the extent such Material Indebtedness is repaid in connection with such Disposition and (B) any offer to prepay or redeem Indebtedness of any Person or securing any assets acquired in an acquisition permitted pursuant to this Agreement) or (ii) there occurs under any Hedging Transaction an Early Termination Date (as defined in such Hedge Transaction) resulting from (A) any event of default under such Hedging Transaction as to which any Borrower or any of their respective Restricted Subsidiaries is the Defaulting Party (as defined in such Hedging Transaction) and the Hedge Termination Value owed by such Borrower or such Restricted Subsidiary as a result thereof is greater than the Threshold Amount or (B) any Termination Event (as so defined) under such Hedging Transaction as to which any Borrower or any Restricted Subsidiary is an Affected Party (as so defined) and the Hedge Termination Value owed by such Borrower or such Subsidiary as a result thereof is greater than the Threshold Amount and is not paid; or

(g)the MLP, any Borrower or any of their respective Restricted Subsidiaries shall (i) commence a voluntary case or other proceeding or file any petition seeking liquidation, reorganization or other relief under any federal, state or foreign bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a custodian, trustee, receiver, liquidator or other similar official of it or any substantial part of its property, (ii) consent to the institution of, or fail to contest in a timely and appropriate manner, any proceeding or petition described in Section 8.1(h), (iii) apply for or consent to the appointment of a custodian, trustee, receiver, liquidator or other similar official for the MLP, any such Borrower or any such Restricted Subsidiary or for a substantial part of its assets, (iv) file an answer admitting the material allegations of a petition filed against it in any such proceeding, (v) make a general assignment for the benefit of creditors, or (vi) take any action for the purpose of effecting any of the foregoing; or

(h)an involuntary proceeding shall be commenced or an involuntary petition shall be filed seeking (i) liquidation, reorganization or other relief in respect of the MLP, any Borrower or any of their respective Restricted Subsidiaries or its debts, or any substantial part of its assets, under any federal, state or foreign bankruptcy, insolvency or other similar law now or hereafter in effect or (ii) the appointment of a custodian, trustee, receiver, liquidator or other similar official for the MLP, any Borrower or any of their respective Restricted Subsidiaries or for a substantial part of its assets, and in any such case, such proceeding or petition shall remain undismissed for a period of sixty (60) days or an order or decree approving or ordering any of the foregoing shall be entered; or

(i)any Borrower or any of their respective Restricted Subsidiaries shall become unable to pay, shall admit in writing its inability to pay, or shall fail to pay, its debts as they become due; or

(j)an ERISA Event shall have occurred that, in the opinion of the Required Lenders, when taken together with other ERISA Events that have occurred, could reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect on the Borrowers and their Restricted Subsidiaries; or

(k)any judgment or order for the payment of money in an aggregate amount that is not covered in insurance in excess of the Threshold Amount shall be rendered against any Borrower or any of their respective Restricted Subsidiaries, and either (i) any action shall be legally taken by a judgment creditor to attach or levy upon any assets of any Loan Party to enforce such judgment or (ii) there shall be a period of thirty (30) consecutive days during which (A) a stay of enforcement of such judgment or order, by reason of a pending appeal or otherwise, shall not be in effect or (B) such judgment or order shall remain undischarged, unvacated or unbonded; or

(l)any non-monetary judgment or order shall be rendered against any Borrower or any of their respective Restricted Subsidiaries that could reasonably be expected, either individually or in the aggregate, to have a Material Adverse Effect, and there shall be a period of thirty (30) consecutive days during which (i) a stay of enforcement of such judgment or order, by reason of a pending appeal or otherwise, shall not be in effect or (ii) such judgment or order shall remain undischarged or unvacated; or

(m)a Change in Control shall occur or exist; or

(n)any provision of the Guaranty and Security Agreement or any other Collateral Document shall for any reason cease to be valid and binding on, or enforceable against, any Loan Party, or any Loan Party shall so state in writing, or any Loan Party shall seek to terminate its obligation under the Guaranty and Security Agreement or any other Collateral Document (other than the release of any guaranty or collateral to the extent permitted pursuant to Section 9.11); or

(o)any Lien purported to be created under any Collateral Document shall fail or cease to be, or shall be asserted by any Loan Party not to be, a valid and perfected Lien on any Collateral, with the priority required by the applicable Collateral Documents (other than as a result of the failure by the Administrative Agent to take any action within its control);

then, and in every such event (other than an event with respect to any Borrower or the MLP described in Section 8.1(g) or Section 8.1(h)) and at any time thereafter during the continuance of such event, the Administrative Agent may, and upon the written request of the Required Lenders shall, by notice to the Administrative Borrower, take any or all of the following actions, at the same or different times: (i) terminate the Commitments, whereupon the Commitment of each Lender shall terminate immediately, (ii) declare the principal of and any accrued interest on the Loans, and all other Obligations owing hereunder, to be, whereupon the same shall become, due and payable immediately, without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrowers, (iii) exercise all remedies contained in any other Loan Document, and (iv) exercise any other remedies available at law or in equity; provided that, if an Event of Default specified in either Section 8.1(g) or Section 8.1(h) with respect to any Borrower or the MLP shall occur, the Commitments shall automatically terminate and the principal of the Loans then outstanding, together with accrued interest thereon, and all fees and all other Obligations shall automatically become due and payable, without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrowers.

Section 8.2.Application of Proceeds from Collateral

.  All proceeds from each sale of, or other realization upon, all or any part of the Collateral by any Secured Party after an Event of Default arises shall be applied as follows:

(a)first, to the reimbursable expenses of the Administrative Agent incurred in connection with such sale or other realization upon the Collateral, until the same shall have been paid in full;

(b)second, to the fees and other reimbursable expenses of the Administrative Agent, the Swingline Lender and the Issuing Bank then due and payable pursuant to any of the Loan Documents, until the same shall have been paid in full;

(c)third, to all reimbursable expenses, if any, of the Lenders then due and payable pursuant to any of the Loan Documents, until the same shall have been paid in full;

(d)fourth, to the fees and interest then due and payable under the terms of this Agreement, until the same shall have been paid in full;

(e)fifth, to the aggregate outstanding principal amount of the Loans, the LC Exposure, the Bank Product Obligations and the Net Mark-to-Market Exposure of the Hedging Obligations that constitute Obligations, until the same shall have been paid in full, allocated pro rata among the Secured Parties based on their respective pro rata shares of the aggregate amount of such Loans, LC Exposure, Bank Product Obligations and Net Mark-to-Market Exposure of such Hedging Obligations;

(f)sixth, to additional cash collateral for the aggregate amount of all outstanding Letters of Credit until the aggregate amount of all cash collateral held by the Administrative Agent pursuant to this Agreement is at least 103% of the LC Exposure after giving effect to the foregoing clause fifth; and

(g)seventh, to the extent any proceeds remain, to the Borrowers or as otherwise provided by a court of competent jurisdiction.

All amounts allocated pursuant to the foregoing clauses third through fifth to the Lenders as a result of amounts owed to the Lenders under the Loan Documents shall be allocated among, and distributed to, the Lenders pro rata based on their respective Pro Rata Shares; provided that all amounts allocated to that portion of the LC Exposure comprised of the aggregate undrawn amount of all outstanding Letters of Credit pursuant to clauses fifth and sixth shall be distributed to the Administrative Agent, rather than to the Lenders, and held by the Administrative Agent in an account in the name of the Administrative Agent for the benefit of the Issuing Bank and the Lenders as cash collateral for the LC Exposure, such account to be administered in accordance with Section 2.22(g).  All cash collateral for LC Exposure shall be applied to satisfy drawings under the Letters of Credit as they occur; if any amount remains on deposit on cash collateral after all letters of credit have either been fully drawn or expired, such remaining amount shall be applied to other Obligations, if any, in the order set forth above.

Notwithstanding the foregoing, (a) no amount received from any Guarantor (including any proceeds of any sale of, or other realization upon, all or any part of the Collateral owned by such Guarantor) shall be applied to any Excluded Swap Obligation of such Guarantor and (b) Bank Product Obligations and Hedging Obligations shall be excluded from the application described above if the Administrative Agent has not received written notice thereof, together with such supporting documentation as the Administrative Agent may request, from the Bank Product Provider or the Lender-Related Hedge Provider, as the case may be.  Each Bank Product Provider or Lender-Related Hedge Provider that has given the notice contemplated by the preceding sentence shall, by such notice, be deemed to have acknowledged and accepted the appointment of the Administrative Agent pursuant to the terms of Article IX hereof for itself and its Affiliates as if a “Lender” party hereto.

Article IX

THE ADMINISTRATIVE AGENT

Section 9.1.Appointment of the Administrative Agent

.

(a)Each Lender irrevocably appoints SunTrust Bank as the Administrative Agent and authorizes it to take such actions on its behalf and to exercise such powers as are delegated to the Administrative Agent under this Agreement and the other Loan Documents, together with all such actions and powers that are reasonably incidental thereto.  The Administrative Agent may perform any of its duties hereunder or under the other Loan Documents by or through any one or more sub-agents or attorneys-in-fact appointed by the Administrative Agent.  The Administrative Agent and any such sub-agent or attorney-

in-fact may perform any and all of its duties and exercise its rights and powers through their respective Related Parties.  The exculpatory provisions set forth in this Article shall apply to any such sub-agent, attorney-in-fact or Related Party and shall apply to their respective activities in connection with the syndication of the credit facilities provided for herein as well as activities as the Administrative Agent.

(b)Each Issuing Bank shall act on behalf of the Lenders with respect to any Letters of Credit issued by it and the documents associated therewith until such time and except for so long as the Administrative Agent may agree at the request of the Required Lenders to act for such Issuing Bank with respect thereto; provided that each Issuing Bank shall have all the benefits and immunities (i) provided to the Administrative Agent in this Article with respect to any acts taken or omissions suffered by such Issuing Bank in connection with Letters of Credit issued by it or proposed to be issued by it and the application and agreements for letters of credit pertaining to the Letters of Credit as fully as if the term “Administrative Agent” as used in this Article included such Issuing Bank with respect to such acts or omissions and (ii) as additionally provided in this Agreement with respect to such Issuing Bank.

Section 9.2.Nature of Duties of the Administrative Agent

.  The Administrative Agent shall not have any duties or obligations except those expressly set forth in this Agreement and the other Loan Documents.  Without limiting the generality of the foregoing, (a) the Administrative Agent shall not be subject to any fiduciary or other implied duties, regardless of whether a Default or an Event of Default has occurred and is continuing, (b) the Administrative Agent shall not have any duty to take any discretionary action or exercise any discretionary powers, except those discretionary rights and powers expressly contemplated by the Loan Documents that the Administrative Agent is required to exercise in writing by the Required Lenders (or such other number or percentage of the Lenders as shall be necessary under the circumstances as provided in Section 10.2), provided that the Administrative Agent shall not be required to take any action that, in its opinion or the opinion of its counsel, may expose the Administrative Agent to liability or that is contrary to any Loan Document or applicable law, including for the avoidance of doubt any action that may be in violation of the automatic stay under any Debtor Relief Law or that may effect a forfeiture, modification or termination of property of a Defaulting Lender in violation of any Debtor Relief Law; and (c) except as expressly set forth in the Loan Documents, the Administrative Agent shall not have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to any Borrower or any of their respective Subsidiaries that is communicated to or obtained by the Administrative Agent or any of its Affiliates in any capacity.  The Administrative Agent shall not be liable for any action taken or not taken by it, its sub-agents or its attorneys-in-fact with the consent or at the request of the Required Lenders (or such other number or percentage of the Lenders as shall be necessary under the circumstances as provided in Section 10.2) or in the absence of its own gross negligence or willful misconduct.  The Administrative Agent shall not be responsible for the negligence or misconduct of any sub-agents or attorneys-in-fact selected by it with reasonable care.  The Administrative Agent shall not be deemed to have knowledge of any Default or Event of Default unless and until written notice thereof (which notice shall include an express reference to such event being a “Default” or “Event of Default” hereunder) is given to the Administrative Agent by any Borrower or any Lender, and the Administrative Agent shall not be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with any Loan Document, (ii) the contents of any certificate, report or other document delivered hereunder or thereunder or in connection herewith or therewith, (iii) the performance or observance of any of the covenants, agreements, or other terms and conditions set forth in any Loan Document, (iv) the validity, enforceability, effectiveness or genuineness of any Loan Document or any other agreement, instrument or document, or (v) the satisfaction of any condition set forth in Article III or elsewhere in any Loan Document, other than to confirm receipt of items expressly required to be delivered to the Administrative Agent.  The Administrative Agent may consult with legal counsel (including counsel for the Borrowers) concerning all matters pertaining to such duties.  Notwithstanding anything herein to the contrary, the Administrative Agent shall not be liable for, or be responsible for any loss, cost or expense suffered by the Borrowers, any Subsidiary, any Lender or any Issuing Bank as a result of, any determination of the Revolving Credit Exposure, any of the component amounts thereof or any portion thereof attributable to each Lender or Issuing Bank, or any Exchange Rate or Dollar Amount.

Section 9.3.Lack of Reliance on the Administrative Agent

.  Each of the Lenders, the Swingline Lender and the Issuing Banks acknowledges that it has, independently and without reliance upon the Administrative Agent, any other Issuing Bank or any other Lender and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement.  Each of the Lenders, the Swingline Lender and the Issuing Banks also acknowledges that it will, independently and without reliance upon the Administrative Agent, any other Issuing Bank or any other Lender and based on such documents and information as it has deemed appropriate, continue to make its own decisions in taking or not taking any action under or based on this Agreement, any related agreement or any document furnished hereunder or thereunder.

Section 9.4.Certain Rights of the Administrative Agent

.  If the Administrative Agent shall request instructions from the Required Lenders with respect to any action or actions (including the failure to act) in connection with this Agreement, the Administrative Agent shall be entitled to refrain from such act or taking such act unless and until it shall have received instructions from such Lenders, and the Administrative Agent shall not incur liability to any Person by reason of so refraining.  Without limiting the foregoing, no Lender shall have any right of action whatsoever against the Administrative Agent as a result of the Administrative Agent acting or refraining from acting hereunder in accordance with the instructions of the Required Lenders where required by the terms of this Agreement.

Section 9.5.Reliance by the Administrative Agent

.  The Administrative Agent shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing (including any electronic message, posting or other distribution) believed by it to be genuine and to have been signed, sent or made by the proper Person.  The Administrative Agent may also rely upon any statement made to it orally or by telephone and believed by it to be made by the proper Person and shall not incur any liability for relying thereon.  The Administrative Agent may consult with legal counsel (including counsel for the Borrowers), independent public accountants and other experts selected by it and shall not be liable for any action taken or not taken by it in accordance with the advice of such counsel, accountants or experts.

Section 9.6.The Administrative Agent in its Individual Capacity

.  The bank serving as the Administrative Agent shall have the same rights and powers under this Agreement and any other Loan Document in its capacity as a Lender as any other Lender and may exercise or refrain from exercising the same as though it were not the Administrative Agent; and the terms “Lenders”, “Required Lenders”, or any similar terms shall, unless the context clearly otherwise indicates, include the Administrative Agent in its individual capacity.  The bank acting as the Administrative Agent and its Affiliates may accept deposits from, lend money to, and generally engage in any kind of business with any Borrower or any Subsidiary or Affiliate of any Borrower as if it were not the Administrative Agent hereunder.

Section 9.7.Successor Administrative Agent

.

(a)The Administrative Agent may resign at any time by giving notice thereof to the Lenders and the Administrative Borrower.  Upon any such resignation, the Required Lenders shall have the right to appoint a successor Administrative Agent, subject to approval by the Administrative Borrower; provided that no such approval shall be required if a Default or Event of Default shall exist at such time.  If no successor Administrative Agent shall have been so appointed, and if required approved, and shall have accepted such appointment within thirty (30) days after the retiring Administrative Agent gives notice of resignation, then the retiring Administrative Agent may, on behalf of the Lenders, appoint a successor

Administrative Agent which shall be a commercial bank organized under the laws of the United States or any state thereof or a bank which maintains an office in the United States.

(b)Upon the acceptance of its appointment as the Administrative Agent hereunder by a successor, such successor Administrative Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Administrative Agent, and the retiring Administrative Agent shall be discharged from its duties and obligations under this Agreement and the other Loan Documents.  If, within forty-five (45) days after written notice is given of the retiring Administrative Agent’s resignation under this Section, no successor Administrative Agent shall have been appointed and shall have accepted such appointment, then on such 45th day (i) the retiring Administrative Agent’s resignation shall become effective, (ii) the retiring Administrative Agent shall thereupon be discharged from its duties and obligations under the Loan Documents and (iii) the Required Lenders shall thereafter perform all duties of the retiring Administrative Agent under the Loan Documents until such time as the Required Lenders appoint (and if the Administrative Borrower’s approval is required, the Administrative Borrower approves) a successor Administrative Agent as provided above.  After any retiring Administrative Agent’s resignation hereunder, the provisions of this Article shall continue in effect for the benefit of such retiring Administrative Agent and its representatives and agents in respect of any actions taken or not taken by any of them while it was serving as the Administrative Agent.

(c)In addition to the foregoing, if a Lender becomes, and during the period it remains, a Defaulting Lender, and if any Default has arisen from a failure of the Borrowers to comply with Section 2.26(b), then any Issuing Bank and the Swingline Lender may, upon prior written notice to the Administrative Borrower and the Administrative Agent, resign as an Issuing Bank or as the Swingline Lender, as the case may be, effective at the close of business Atlanta, Georgia time on a date specified in such notice (which date may not be less than five (5) Business Days after the date of such notice).

Section 9.8.Withholding Tax

.  To the extent required by any applicable law, the Administrative Agent may withhold from any interest payment to any Lender an amount equivalent to any applicable withholding tax.  If the IRS or any authority of the United States or any other jurisdiction asserts a claim that the Administrative Agent did not properly withhold tax from amounts paid to or for the account of any Lender (because the appropriate form was not delivered or was not properly executed, or because such Lender failed to notify the Administrative Agent of a change in circumstances that rendered the exemption from, or reduction of, withholding tax ineffective, or for any other reason), such Lender shall indemnify the Administrative Agent (to the extent that the Administrative Agent has not already been reimbursed by the Borrowers and without limiting any obligation of the Borrowers to do so) fully for all amounts paid, directly or indirectly, by the Administrative Agent as tax or otherwise, including penalties and interest, together with all expenses incurred, including legal expenses, allocated staff costs and any out of pocket expenses.

Section 9.9.The Administrative Agent May File Proofs of Claim

.

(a)In case of the pendency of any receivership, insolvency, liquidation, bankruptcy, reorganization, arrangement, adjustment, composition or other judicial proceeding relative to any Loan Party, the Administrative Agent (irrespective of whether the principal of any Loan or any Revolving Credit Exposure shall then be due and payable as herein expressed or by declaration or otherwise and irrespective of whether the Administrative Agent shall have made any demand on the Borrowers) shall be entitled and empowered, by intervention in such proceeding or otherwise:

(i)to file and prove a claim for the whole amount of the principal and interest owing and unpaid in respect of the Loans or Revolving Credit Exposure and all other Obligations that are owing and unpaid and to file such other documents as may be necessary or advisable in order to have the claims of the Lenders, the Issuing Bank and the Administrative Agent (including any claim for the reasonable compensation, expenses, disbursements and advances of the Lenders, the Issuing Bank and the Administrative Agent and its agents and counsel and all other amounts due the Lenders, the Issuing Bank and the Administrative Agent under Section 10.3) allowed in such judicial proceeding; and

(ii)to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same.

(b)Any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Lender and each Issuing Bank to make such payments to the Administrative Agent and, if the Administrative Agent shall consent to the making of such payments directly to the Lenders and the Issuing Banks, to pay to the Administrative Agent any amount due for the reasonable compensation, expenses, disbursements and advances of the Administrative Agent and its agents and counsel, and any other amounts due the Administrative Agent under Section 10.3.

Nothing contained herein shall be deemed to authorize the Administrative Agent to authorize or consent to or accept or adopt on behalf of any Lender or any Issuing Bank any plan of reorganization, arrangement, adjustment or composition affecting the Obligations or the rights of any Lender or to authorize the Administrative Agent to vote in respect of the claim of any Lender in any such proceeding.

Section 9.10.Authorization to Execute Other Loan Documents

(a).

(a)Each Lender hereby authorizes the Administrative Agent to execute on behalf of all Lenders all Loan Documents (including, without limitation, the Collateral Documents and any subordination agreements) other than this Agreement.

(b)In connection the acquisition by any Borrower of (i) the Capital Stock of an Affiliate Fund or a Subsidiary of an Affiliate Fund or (ii) any Real Estate from an Affiliate Fund or a Subsidiary of an Affiliate Fund, in connection with which an Amendment Agreement is required by Section 5.12(c)(i), each Lender hereby (x) authorizes and instructs the Administrative Agent to enter into such Amendment Agreement on behalf of all Lenders, and to take all actions (and execute all documents) required (or deemed advisable) by it in accordance with the terms of such Amendment Agreement and (y) agrees to be bound by the terms of such Amendment Agreement.

Section 9.11.Collateral and Guaranty Matters

.  The Lenders irrevocably authorize the Administrative Agent, at its option and in its discretion (and the Administrative Agent hereby agrees for the benefit of the Loan Parties):

(a)to release any Lien on any property granted to or held by the Administrative Agent under any Loan Document (i) upon the Payment in Full of all Obligations, (ii) that is Disposed of or to be Disposed of as part of or in connection with any Disposition permitted hereunder or under any other Loan Document, (iii) to the extent the same constitutes an Excluded Asset or (iv) if approved, authorized or ratified in writing in accordance with Section 10.2; and

(b)to release any Loan Party from its obligations under the applicable Collateral Documents if such Person (i) ceases to be a Subsidiary as a result of a transaction permitted hereunder or (ii) is designated as an Unrestricted Subsidiary hereunder.

Upon request by the Administrative Agent at any time, the Required Lenders will confirm in writing the Administrative Agent’s authority to release its interest in particular types or items of property, or to release any Loan Party from its obligations under the applicable Collateral Documents pursuant to this Section.  In each case as specified in this Section, the Administrative Agent is authorized, at the Borrowers’ expense, to execute and deliver to the applicable Loan Party such documents as such Loan Party may reasonably request to evidence the release of such item of Collateral from the Liens granted under the applicable Collateral Documents, or to release such Loan Party from its obligations under the applicable Collateral Documents, in each case in accordance with the terms of the Loan Documents and this Section.

Section 9.12.Co-Documentation Agents; Co-Syndication Agents

.  Each Lender hereby designates each of Regions Bank and Texas Capital Bank, N.A. as Co-Documentation Agents and agrees that each Co-Documentation Agent shall have no duties or obligations under any Loan Documents to any Lender or any Loan Party in its capacity as a Co-Documentation Agent. Each Lender hereby designates each of Citizens Bank, N.A. and Royal Bank of Canada as Co-Syndication Agents and agrees that each Co-Syndication Agent shall have no duties or obligations under any Loan Documents to any Lender or any Loan Party in its capacity as Co-Syndication Agent.

Section 9.13.Right to Realize on Collateral and Enforce Guarantee

.  Anything contained in any of the Loan Documents to the contrary notwithstanding, each Borrower, the Administrative Agent and each Lender hereby agree that (i) no Lender shall have any right individually to realize upon any of the Collateral or to enforce the Collateral Documents, it being understood and agreed that all powers, rights and remedies hereunder and under the Collateral Documents may be exercised solely by the Administrative Agent, and (ii) in the event of a foreclosure by the Administrative Agent on any of the Collateral pursuant to a public or private sale or other disposition, the Administrative Agent or any Lender may be the purchaser or licensor of any or all of such Collateral at any such sale or other disposition and the Administrative Agent, as agent for and representative of the Lenders (but not any Lender or Lenders in its or their respective individual capacities unless the Required Lenders shall otherwise agree in writing), shall be entitled, for the purpose of bidding and making settlement or payment of the purchase price for all or any portion of the Collateral sold at any such public sale, to use and apply any of the Obligations as a credit on account of the purchase price for any collateral payable by the Administrative Agent at such sale or other disposition.

Section 9.14.Secured Bank Product Obligations and Hedging Obligations

.  No Bank Product Provider or Lender-Related Hedge Provider that obtains the benefits of Section 8.2, the Collateral Documents or any Collateral by virtue of the provisions hereof or of any other Loan Document shall have any right to notice of any action or to consent to, direct or object to any action hereunder or under any other Loan Document or otherwise in respect of the Collateral (including the release or impairment of any Collateral) other than in its capacity as a Lender and, in such case, only to the extent expressly provided in the Loan Documents.  Notwithstanding any other provision of this Article to the contrary, the Administrative Agent shall not be required to verify the payment of, or that other satisfactory arrangements have been made with respect to, Bank Product Obligations and Hedging Obligations unless the Administrative Agent has received written notice of such Obligations, together with such supporting documentation as the Administrative Agent may request, from the applicable Bank Product Provider or Lender-Related Hedge Provider, as the case may be.

Article X

MISCELLANEOUS

Section 10.1.Notices

.

(a)Written Notices.

(i)Except in the case of notices and other communications expressly permitted to be given by telephone, all notices and other communications to any party herein to be effective shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by telecopy, as follows:

To the Borrowers:Landmark Infrastructure Operating Company LLC

400 N. Continental Blvd., Suite 500
El Segundo, CA  90245

Attention: George Doyle, Chief Financial Officer and Treasurer

Telecopy Number: 310-361-5791

With a copy to (for

informational purposes only):Latham & Watkins, LLP

355 South Grand Avenue

Los Angeles, California 90071

Attn:  Glen B. Collyer, Esq.

Fax No.:  213-891-8763

To the Administrative Agent:SunTrust Bank Agency Services

303 Peachtree Street, N.E. / 25th Floor

Atlanta, Georgia 30308

Attention: Agency Services Manager

Telecopy Number: (404) 221-2001

With a copy to (for

informational purposes only):SunTrust Bank

c/o SunTrust Robinson Humphrey, Inc.

3333 Peachtree Road, NE

A-Atlanta-2020

Atlanta, Georgia 30326

Attention: Cynthia Burton

Telecopy Number: (404) 439-7409

To SunTrust Bank as an
Issuing Bank:SunTrust Bank

245 Peachtree Center Avenue, 17th Floor

Atlanta, Georgia 30303

Attention: Standby Letter of Credit Dept.

Telecopy Number: (404) 588-8129

To the Swingline Lender:SunTrust Bank

Agency Services

303 Peachtree Street, N.E. / 25th Floor

Atlanta, Georgia 30308

Attention: Agency Services Manager
Telecopy Number: (404) 495-2170

To any other Lender:	the address set forth in the Administrative Questionnaire or the Assignment and Acceptance executed by such Lender

Any party hereto may change its address or telecopy number for notices and other communications hereunder by notice to the other parties hereto.  All such notices and other communications shall be effective upon actual receipt by the relevant Person or, if delivered by overnight courier service, upon the first Business Day after the date deposited with such courier service for overnight (next-day) delivery or, if sent by telecopy, upon transmittal in legible form by facsimile machine or, if mailed, upon the third Business Day after the date deposited into the mail or, if delivered by hand, upon delivery; provided that notices delivered to the Administrative Agent, the Issuing Banks or the Swingline Lender shall not be effective until actually received by such Person at its address specified in this Section.

(ii)Any agreement of the Administrative Agent, any Issuing Bank or any Lender herein to receive certain notices by telephone or facsimile is solely for the convenience and at the request of the Borrowers.  The Administrative Agent, each Issuing Bank and each Lender shall be entitled to rely on the authority of any Person purporting to be a Person authorized by the Borrowers to give such notice and the Administrative Agent, the Issuing Banks and the Lenders shall not have any liability to any Borrower or any other Person on account of any action taken or not taken by the Administrative Agent, any Issuing Bank or any Lender in reliance upon such telephonic or facsimile notice.  The obligation of the Borrowers to repay the Loans and all other Obligations hereunder shall not be affected in any way or to any extent by any failure of the Administrative Agent, any Issuing Bank or any Lender to receive written confirmation of any telephonic or facsimile notice or the receipt by the Administrative Agent, any Issuing Bank or any Lender of a confirmation which is at variance with the terms understood by the Administrative Agent, such Issuing Bank and such Lender to be contained in any such telephonic or facsimile notice.

(b)Electronic Communications.

(i)Notices and other communications to the Lenders and the Issuing Banks hereunder may be delivered or furnished by electronic communication (including e mail and Internet or intranet websites) pursuant to procedures approved by the Administrative Agent; provided that the foregoing shall not apply to notices to any Lender or any Issuing Bank pursuant to Article II unless such Lender, such Issuing Bank, as applicable, and the Administrative Agent have agreed to receive notices under any Section thereof by electronic communication and have agreed to the procedures governing such communications.  The Administrative Agent or the Administrative Borrower may, in its discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures approved by it; provided that approval of such procedures may be limited to particular notices or communications.

(ii)Unless the Administrative Agent otherwise prescribes, (i) notices and other communications sent to an e-mail address shall be deemed received upon the sender’s receipt of an acknowledgement from the intended recipient (such as by the “return receipt requested” function, as available, return e-mail or other written acknowledgement); provided that if such notice or other communication is not sent during the normal business hours of the recipient, such notice or communication shall be deemed to have been sent at the opening of business on the next Business Day for the recipient, and (ii) notices or communications posted to an Internet or intranet website shall be deemed received upon the deemed receipt by the intended recipient at its e-mail address as described in the foregoing clause (i) of notification that such notice or communication is available and identifying the website address therefor.

Section 10.2.Waiver; Amendments

.

(a)No failure or delay by the Administrative Agent, any Issuing Bank or any Lender in exercising any right or power hereunder or under any other Loan Document, and no course of dealing between the Borrowers and the Administrative Agent or any Lender, shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such right or power, preclude any other or further exercise thereof or the exercise of any other right or power hereunder or thereunder.  The rights and remedies of the Administrative Agent, the Issuing Banks and the Lenders hereunder and under the other Loan Documents are cumulative and are not exclusive of any rights or remedies provided by law.  No waiver of any provision of this Agreement or of any other Loan Document or consent to any departure by the Borrowers therefrom shall in any event be effective unless the same shall be permitted by Section 10.2(b), and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given.  Without limiting the generality of the foregoing, the making of a Loan or the issuance of a Letter of Credit shall not be construed as a waiver of any Default or Event of Default, regardless of whether the Administrative Agent, any Lender or any Issuing Bank may have had notice or knowledge of such Default or Event of Default at the time.

(b)No amendment or waiver of any provision of this Agreement or of the other Loan Documents (other than the Fee Letter), nor consent to any departure by any Borrower therefrom, shall in any event be effective unless the same shall be in writing and signed by the Borrowers and the Required Lenders, or the Borrowers and the Administrative Agent with the consent of the Required Lenders, and then such amendment, waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; provided that, in addition to the consent of the Required Lenders, no amendment, waiver or consent shall:

(i)increase the Commitment of any Lender without the written consent of such Lender;

(ii)reduce the principal amount of any Loan or LC Disbursement or reduce the rate of interest thereon, or reduce any fees payable hereunder, without the written consent of each Lender directly affected thereby;

(iii)postpone the date fixed for any payment of any principal of, or interest (other than Default Interest) on, any Loan or LC Disbursement or any fees hereunder or reduce the amount of, waive or excuse any such payment, or postpone the scheduled date for the termination or reduction of any Commitment, without the written consent of each Lender directly affected thereby;

(iv)change the definition of “Pro Rata”,  Section 2.21(b) or (c) or Section 8.2, in each case, in a manner that would alter the pro rata sharing of payments required thereby, without the written consent of each Lender directly affected thereby;

(v)change any of the provisions of this Section 10.2(b) or the definition of “Required Lenders” or any other provision hereof specifying the number or percentage of Lenders which are required to waive, amend or modify any rights hereunder or make any determination or grant any consent hereunder, without the consent of each Lender directly affected thereby;

(vi)release all or substantially all of the guarantors, or limit the liability of such guarantors, under any guaranty agreement guaranteeing any of the Obligations, without the written consent of each Lender directly affected thereby;

(vii)release all or substantially all collateral (if any) securing any of the Obligations, without the written consent of each Lender directly affected thereby; or

(viii)change any provisions of the definition of “Agreed Currencies” without the written consent of each Lender.

provided, further, that no such amendment, waiver or consent shall amend, modify or otherwise affect the rights, duties or obligations of the Administrative Agent, the Swingline Lender or any Issuing Bank without the prior written consent of such Person.

Notwithstanding anything to the contrary herein, no Defaulting Lender shall have any right to approve or disapprove any amendment, waiver or consent hereunder, except that the Commitment of such Lender may not be increased or extended, and amounts payable to such Lender hereunder may not be permanently reduced, without the consent of such Lender (other than reductions in fees and interest in which such reduction does not disproportionately affect such Lender).  Notwithstanding anything contained herein to the contrary, this Agreement may be amended and restated without the consent of any Lender (but with the consent of the Borrowers and the Administrative Agent) if, upon giving effect to such amendment and restatement, such Lender shall no longer be a party to this Agreement (as so amended and restated), the Commitments of such Lender shall have terminated (but such Lender shall continue to be entitled to the benefits of Sections 2.18, 2.19, 2.20 and 10.3), such Lender shall have no other commitment or other obligation hereunder and such Lender shall have been paid in full all principal, interest and other amounts owing to it or accrued for its account under this Agreement.

Section 10.3.Expenses; Indemnification

.

(a)The Borrowers shall pay (i) all reasonable out-of-pocket costs and expenses of the Administrative Agent, the Lead Arrangers and their respective Affiliates, including the reasonable and documented fees, charges and disbursements of one primary outside counsel and one local counsel in each applicable jurisdiction not covered by the primary outside counsel for the Administrative Agent and its Affiliates, in connection with the syndication of the credit facilities provided for herein, the preparation and administration of the Loan Documents and the Commitment Letter and any amendments, modifications or waivers thereof (whether or not the transactions contemplated in this Agreement or any other Loan Document shall be consummated); provided that if any counsel other than the primary outside counsel for the Administrative Agent and its Affiliates is consulted in connection with any Incremental Commitment, the Borrowers shall not be required to pay any such fees, charges or disbursements of such counsel unless a Change in Law shall have occurred such that the Mortgages assigned in connection with any applicable Acquisition as modified by the applicable existing form of Omnibus Mortgage Amendment may not be effective to grant a mortgage Lien to the Secured Parties securing the Obligations in the same amount as on the Closing Date, (ii) all reasonable out-of-pocket expenses incurred by any Issuing Bank in connection with the issuance, amendment, renewal or extension of any Letter of Credit issued by such Issuing Bank or any demand for payment thereunder and (iii) all reasonable out-of-pocket costs and expenses of the Administrative Agent, any Issuing Bank or any Lender (including, without limitation, the reasonable fees, charges and disbursements of legal counsel) in connection with the enforcement or protection of any such Person’s rights in connection with this Agreement, including its rights under this Section, or in connection with the Loans made or any Letters of Credit issued hereunder, including all such out-of-pocket expenses incurred during any workout, restructuring or negotiations in respect of such Loans or Letters of Credit; provided that the reasonable fees, charges and disbursements of legal counsel shall be limited to the reasonable fees, charges and disbursements of (x) one primary outside counsel and one local counsel in each applicable jurisdiction not covered by the primary outside counsel for the Administrative Agent and its Affiliates, and (y) solely in circumstances in which there is an actual or potential conflict of interest between the Administrative Agent and/or its Affiliates and one or more of the Lenders, one additional counsel for all similarly situated Lenders and one local counsel in each applicable jurisdiction not covered by the primary counsel for such Lenders.

(b)The Borrowers shall indemnify the Administrative Agent (and any sub-agent thereof), the Lead Arrangers, each Lender and each Issuing Bank, and each Related Party of any of the foregoing Persons (each such Person being called an “Indemnitee”) against, and hold each Indemnitee harmless from, any and all losses, claims, damages, liabilities and related expenses (which, in the case of counsel, shall be limited to the reasonable and documented fees, charges and disbursements of (x) one primary counsel and one local counsel in each applicable jurisdiction not covered by the primary counsel for the Indemnitees, and (y) solely in circumstances in which there is an actual or potential conflict of interest between the Administrative Agent and one or more of the other Indemnitees, one additional primary counsel and one local counsel in each applicable jurisdiction not covered by the primary counsel for such Indemnitees), incurred by, or asserted against, any Indemnitee by any third party or by any Borrower or any other Loan Party arising out of, in connection with, or as a result of (i) the execution or delivery of this Agreement, any other Loan Document, the Commitment Letter or any agreement or instrument contemplated hereby or thereby, the performance by the parties hereto of their respective obligations hereunder or thereunder or the consummation of the transactions contemplated hereby or thereby, (ii) any Loan or Letter of Credit or the use or proposed use of the proceeds therefrom (including any refusal by any Issuing Bank to honor a demand for payment under a Letter of Credit if the documents presented in connection with such demand do not strictly comply with the terms of such Letter of Credit), (iii) any claim asserted against an Indemnitee arising from any actual or alleged presence or Release of Hazardous Materials on or from any property owned or operated by any Borrower or any of their respective Subsidiaries, or any Environmental Liability otherwise arising in any way from the operations or, acts or omissions of any Borrower or any of their respective Subsidiaries, or (iv) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory, whether brought by a third party or by any Borrower or any other Loan Party, and regardless of whether any Indemnitee is a party thereto; provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses are determined by a court of competent jurisdiction by final and non-appealable judgment to have resulted from (A) the bad faith, gross negligence or willful misconduct of such Indemnitee or (B) a claim brought by any Borrower or any other Loan Party against an Indemnitee for material breach of such Indemnitee’s obligations hereunder or under any other Loan Document.  No Indemnitee shall be liable for any damages arising from the use by others of any information or other materials obtained through Syndtrak, Intralinks or any other Internet or intranet website, except as a result of such Indemnitee’s bad faith, gross negligence or willful misconduct as determined by a court of competent jurisdiction in a final and non-appealable judgment.

(c)To the extent that the Borrowers fail to pay any amount required to be paid to the Administrative Agent, the Lead Arrangers, any Issuing Bank or the Swingline Lender under subsection (a), or (b) hereof, each Lender severally agrees to pay to the Administrative Agent, such Issuing Bank or the Swingline Lender, as the case may be, such Lender’s pro rata share (in accordance with its respective

Revolving Commitment (or Revolving Credit Exposure, as applicable) determined as of the time that the unreimbursed expense or indemnity payment is sought) of such unpaid amount; provided that the unreimbursed expense or indemnified payment, claim, damage, liability or related expense, as the case may be, was incurred by or asserted against the Administrative Agent, such Issuing Bank or the Swingline Lender in its capacity as such.

(d)To the extent permitted by applicable law, the Borrowers shall not assert, and hereby waives, any claim against any Indemnitee, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to actual or direct damages) arising out of, in connection with or as a result of this Agreement, any other Loan Document or any agreement or instrument contemplated hereby, the transactions contemplated therein, any Loan or any Letter of Credit or the use of proceeds thereof.

(e)All amounts due under this Section shall be payable promptly after written demand therefor.

Section 10.4.Successors and Assigns

.

(a)The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby, except that no Borrower may assign or otherwise transfer any of its rights or obligations hereunder (other than to another Borrower) without the prior written consent of the Administrative Agent and each Lender, and no Lender may assign or otherwise transfer any of its rights or obligations hereunder except (i) to an assignee in accordance with the provisions of Section 10.4(b), (ii) by way of participation in accordance with the provisions of Section 10.4(d) or (iii) by way of pledge or assignment of a security interest subject to the restrictions of Section 10.4(f) (and any other attempted assignment or transfer by any party hereto shall be null and void).  Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby, Participants to the extent provided in Section 10.4(d) and, to the extent expressly contemplated hereby, the Related Parties of each of the Administrative Agent and the Lenders) any legal or equitable right, remedy or claim under or by reason of this Agreement.

(b)Any Lender may at any time assign to one or more assignees all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitments, Loans and other Revolving Credit Exposure at the time owing to it); provided that any such assignment shall be subject to the following conditions:

(i)Minimum Amounts.

(A)in the case of an assignment of the entire remaining amount of the assigning Lender’s Commitments, Loans and other Revolving Credit Exposure at the time owing to it or in the case of an assignment to a Lender, an Affiliate of a Lender or an Approved Fund (in each case, other than a Defaulting Lender), no minimum amount need be assigned; and

(B)in any case not described in Section 10.4(b)(i)(A), the aggregate amount of the Commitment (which for this purpose includes Loans and Revolving Credit Exposure outstanding thereunder) or, if the applicable Commitment is not then in effect, the principal outstanding balance of the Loans and Revolving Credit Exposure of the assigning Lender subject to each such assignment (determined as of the date the Assignment and Acceptance with respect to such assignment is delivered to the

Administrative Agent or, if “Trade Date” is specified in the Assignment and Acceptance, as of the Trade Date) shall not be less than $5,000,000 with respect to Revolving Loans and in minimum increments of $1,000,000, unless each of the Administrative Agent and, so long as no Event of Default has occurred and is continuing, the Administrative Borrower otherwise consents (each such consent not to be unreasonably withheld or delayed).

(ii)Proportionate Amounts.  Each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender’s rights and obligations under this Agreement with respect to the Loans, other Revolving Credit Exposure or the Commitments assigned.

(iii)Required Consents.  No consent shall be required for any assignment except to the extent required by Section 10.4(b)(i)(B) and, in addition:

(A)the consent of the Administrative Borrower (such consent not to be unreasonably withheld or delayed) shall be required unless (x) an Event of Default has occurred and is continuing at the time of such assignment or (y) such assignment is to a Lender, an Affiliate of such Lender or an Approved Fund of such Lender (in each case other than a Defaulting Lender);

(B)the consent of the Administrative Agent (such consent not to be unreasonably withheld or delayed) shall be required unless such assignment is to a Lender, an Affiliate of such Lender or an Approved Fund of such Lender (in each case other than a Defaulting Lender); and

(C)the consent of each Issuing Bank (such consent not to be unreasonably withheld or delayed) shall be required for any assignment that increases the obligation of the assignee to participate in exposure under one or more Letters of Credit (whether or not then outstanding), and the consent of the Swingline Lender (such consent not to be unreasonably withheld or delayed) shall be required for any assignment in respect of the Revolving Commitments, in each case unless such assignment is to a Lender, an Affiliate of such Lender or an Approved Fund of such Lender (in each case other than a Defaulting Lender).

(iv)Assignment and Acceptance.  The parties to each assignment shall (A) execute and deliver to the Administrative Agent an Assignment and Acceptance via an electronic settlement platform or manually, if previously confirmed, together with a processing and recordation fee of $3,500 unless waived in the sole discretion of the Administrative Agent, (B) deliver an Administrative Questionnaire unless the assignee is already a Lender and (C) deliver the documents required under Section 2.20.

(v)No Assignment to the certain Persons.  No such assignment shall be made to (A) any Borrower or any of their respective Affiliates or Subsidiaries or (B) to any Defaulting Lender or any of its Subsidiaries, or any Person who, upon becoming a Lender hereunder, would constitute any of the foregoing Persons described in this clause (B).

(vi)No Assignment to Natural Persons.  No such assignment shall be made to a natural person.

(vii)Certain Additional Payments.  In connection with any assignment of rights and obligations of any Defaulting Lender hereunder, no such assignment shall be effective unless and until, in addition to the other conditions thereto set forth herein, the parties to the assignment shall make such additional payments to the Administrative Agent in an aggregate amount sufficient, upon distribution thereof as appropriate (which may be outright payment, purchases by the assignee of participations or subparticipations, or other compensating actions, including funding, with the consent of the Administrative Borrower and the Administrative Agent, the applicable pro rata share of Loans previously requested but not funded by the Defaulting Lender, to each of which the applicable assignee and assignor hereby irrevocably consent), to (x) pay and satisfy in full all payment liabilities then owed by such Defaulting Lender to the Administrative Agent, each Issuing Bank, the Swingline Lender and each other Lender hereunder (and interest accrued thereon), and (y) acquire (and fund as appropriate) its full pro rata share of all Loans and participations in Letters of Credit and Swingline Loans.  Notwithstanding the foregoing, in the event that any assignment of rights and obligations of any Defaulting Lender hereunder shall become effective under applicable law without compliance with the provisions of this paragraph, then the assignee of such interest shall be deemed to be a Defaulting Lender for all purposes of this Agreement until such compliance occurs.

Subject to acceptance and recording thereof by the Administrative Agent pursuant to Section 10.4(c), from and after the effective date specified in each Assignment and Acceptance, the assignee thereunder shall be a party to this Agreement and, to the extent of the interest assigned by such Assignment and Acceptance, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Acceptance, be released from its obligations under this Agreement (and, in the case of an Assignment and Acceptance covering all of the assigning Lender’s rights and obligations under this Agreement, such Lender shall cease to be a party hereto) but shall continue to be entitled to the benefits of Section 2.18, Section 2.19, Section 2.20 and Section 10.3 with respect to facts and circumstances occurring prior to the effective date of such assignment; provided that, except to the extent otherwise expressly agreed by the affected parties, no assignment by a Defaulting Lender will constitute a waiver or release of any claim of any party hereunder arising from such Lender’s having been a Defaulting Lender.  Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this subsection shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with Section 10.4(d).  If the consent of the Administrative Borrower to an assignment is required hereunder (including a consent to an assignment which does not meet the minimum assignment thresholds specified above), the Administrative Borrower shall be deemed to have given its consent unless it shall object thereto by written notice to the Administrative Agent within ten (10) Business Days after notice thereof has actually been delivered by the assigning Lender (through the Administrative Agent) to the Administrative Borrower.

(c)The Administrative Agent, acting solely for this purpose as an agent of the Borrowers, shall maintain at one of its offices in Atlanta, Georgia a copy of each Assignment and Acceptance delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Commitments of, and principal amount (and stated interest) of the Loans and Revolving Credit Exposure owing to, each Lender pursuant to the terms hereof from time to time (the “Register”).  Information contained in the Register with respect to any Lender shall be available for inspection by such Lender at any reasonable time and from time to time upon reasonable prior notice; information contained in the Register shall also be available for inspection by the Borrowers at any reasonable time and from time to time upon reasonable prior notice.  In establishing and maintaining the Register, the Administrative Agent shall serve as the Borrowers’ agent solely for tax purposes and solely with respect to the actions described in this Section, and the Borrowers hereby agree that, to the extent SunTrust Bank serves in such capacity, SunTrust Bank and its officers, directors, employees, agents, sub-agents and affiliates shall constitute “Indemnitees” vis-à-vis the Lenders.

(d)Any Lender may at any time, without the consent of, or notice to, the Borrowers, the Administrative Agent, the Swingline Lender or the Issuing Bank, sell participations to any Person (other than a natural person, any Borrower or any of their respective Affiliates or Subsidiaries) (each, a “Participant”) in all or a portion of such Lender’s rights and/or obligations under this Agreement (including all or a portion of its Commitment and/or the Loans owing to it); provided that (i) such Lender’s obligations under this Agreement shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations and (iii) the Borrowers, the Administrative Agent, the Issuing Banks, the Swingline Lender and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement.

Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and to approve any amendment, modification or waiver of any provision of this Agreement; provided that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, modification or waiver with respect to the following to the extent affecting such Participant: (i) increase the Commitment of such Lender; (ii) reduce the principal amount of any Loan or LC Disbursement or reduce the rate of interest thereon, or reduce any fees payable hereunder; (iii) postpone the date fixed for any payment of any principal of, or interest (other than Default Interest) on, any Loan or LC Disbursement or any fees hereunder or reduce the amount of, waive or excuse any such payment, or postpone the scheduled date for the termination or reduction of any Commitment; (iv) change Section 2.21(b) or Section 2.21(c) in a manner that would alter the pro rata sharing of payments required thereby; (v) change any of the provisions of Section 10.2(b) or the definition of “Required Lenders” or any other provision hereof specifying the number or percentage of Lenders which are required to waive, amend or modify any rights hereunder or make any determination or grant any consent hereunder; (vi) release all or substantially all of the guarantors, or limit the liability of such guarantors, under any guaranty agreement guaranteeing any of the Obligations; or (vii) release all or substantially all collateral (if any) securing any of the Obligations.  Subject to Section 10.4(e), the Borrowers agree that each Participant shall be entitled to the benefits of, and subject to the obligations under, Section 2.18, Section 2.19, and Section 2.20 to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to Section 10.4(b); provided that such Participant agrees to be subject to Section 2.24 as though it were a Lender.  To the extent permitted by law, each Participant also shall be entitled to the benefits of Section 10.7 as though it were a Lender; provided that such Participant agrees to be subject to Section 2.21 as though it were a Lender.

Each Lender that sells a participation shall, acting solely for this purpose as an agent of the Borrowers, maintain a register in the United States on which it enters the name and address of each Participant and the principal amounts (and stated interest) of each Participant’s interest in the Loans or other obligations under the Loan Documents (the “Participant Register”).  The entries in the Participant Register shall be conclusive, absent manifest error, and such Lender shall treat each person whose name is recorded in the Participant Register as the owner of such participation for all purposes of this Agreement notwithstanding any notice to the contrary.  The Borrowers and the Administrative Agent shall have inspection rights to such Participant Register (upon reasonable prior notice to the applicable Lender) solely for purposes of demonstrating that such Loans or other obligations under the Loan Documents are in “registered form” for purposes of the Code.

(e)A Participant shall not be entitled to receive any greater payment under Section 2.18, Section 2.19 and Section 2.20 than the applicable Lender would have been entitled to receive with respect to the participation sold to such Participant, unless the sale of the participation to such Participant is made with the Administrative Borrower’s prior written consent and acknowledgement of such greater payment.  A Participant shall not be entitled to the benefits of Section 2.20 unless the Administrative Borrower is notified of the participation sold to such Participant and such Participant agrees, for the benefit of the Borrowers, to comply with Section 2.20 as though it were a Lender.

(f)Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement to secure obligations of such Lender, including, without limitation, any pledge or assignment to secure obligations to a Federal Reserve Bank or any other central banking authority; provided that no such pledge or assignment shall release such Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto.

Section 10.5.Governing Law; Jurisdiction; Consent to Service of Process

.

(a)This Agreement and the other Loan Documents and any claims, controversy, dispute or cause of action (whether in contract or tort or otherwise) based upon, arising out of or relating to this Agreement or any other Loan Document (except, as to any other Loan Document, as expressly set forth therein) and the transactions contemplated hereby and thereby shall be construed in accordance with and be governed by the law (without giving effect to the conflict of law principles thereof except for Sections 5-1401 and 5-1402 of the New York General Obligations Law) of the State of New York.

(b)Each Borrower hereby irrevocably and unconditionally submits, for itself and its property, to the exclusive jurisdiction of the United States District Court for the Southern District of New York, and of the Supreme Court of the State of New York sitting in New York county, and of any appellate court from any thereof, in any action or proceeding arising out of or relating to this Agreement or any other Loan Document or the transactions contemplated hereby or thereby, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such District Court or such New York state court or, to the extent permitted by applicable law, such appellate court.  Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.  Nothing in this Agreement or any other Loan Document shall affect any right that the Administrative Agent, any Issuing Bank or any Lender may otherwise have to bring any action or proceeding relating to this Agreement or any other Loan Document against any Borrower or its properties in the courts of any jurisdiction.

(c)Each of the parties hereto irrevocably and unconditionally waives any objection which it may now or hereafter have to the laying of venue of any such suit, action or proceeding described in Section 10.5(b) and brought in any court referred to in Section 10.5(b).  Each of the parties hereto irrevocably waives, to the fullest extent permitted by applicable law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

(d)Each party to this Agreement irrevocably consents to the service of process in the manner provided for notices in Section 10.1.  Nothing in this Agreement or in any other Loan Document will affect the right of any party hereto to serve process in any other manner permitted by law.

Section 10.6.WAIVER OF JURY TRIAL

.  EACH PARTY HERETO IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY).  EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER, AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

Section 10.7.Right of Set-off

.  In addition to any rights now or hereafter granted under applicable law and not by way of limitation of any such rights, each Lender and each Issuing Bank shall have the right, at any time or from time to time upon the occurrence and during the continuance of an Event of Default, without prior notice to the Borrowers, any such notice being expressly waived by the Borrowers to the extent permitted by applicable law, to set off and apply against all deposits (general or special, time or demand, provisional or final) of any Borrower at any time held or other obligations at any time owing by such Lender or such Issuing Bank to or for the credit or the account of any Borrower against any and all Obligations held by such Lender or such Issuing Bank, as the case may be, irrespective of whether such Lender or such Issuing Bank shall have made demand hereunder and although such Obligations may be unmatured; provided that in the event that any Defaulting Lender shall exercise any such right of setoff, (x) all amounts so set off shall be paid over immediately to the Administrative Agent for further application in accordance with the provisions of Section 2.26(b) and, pending such payment, shall be segregated by such Defaulting Lender from its other funds and deemed held in trust for the benefit of the Administrative Agent, the Issuing Banks, and the Lenders, and (y) the Defaulting Lender shall provide promptly to the Administrative Agent a statement describing in reasonable detail the Obligations owing to such Defaulting Lender as to which it exercised such right of setoff.  Each Lender and each Issuing Bank agrees promptly to notify the Administrative Agent and the Administrative Borrower after any such set-off and any application made by such Lender or such Issuing Bank, as the case may be; provided that the failure to give such notice shall not affect the validity of such set-off and application.  Each Lender and each Issuing Bank agrees to apply all amounts collected from any such set-off to the Obligations before applying such amounts to any other Indebtedness or other obligations owed by the Borrowers and any of their respective Subsidiaries to such Lender or such Issuing Bank.

Section 10.8.Counterparts; Integration

.  This Agreement may be executed by one or more of the parties to this Agreement on any number of separate counterparts, and all of said counterparts taken together shall be deemed to constitute one and the same instrument.  This Agreement, the Fee Letter, the other Loan Documents, and any separate letter agreements relating to any fees payable to the Administrative Agent and its Affiliates constitute the entire agreement among the parties hereto and thereto and their affiliates regarding the subject matters hereof and thereof and supersede all prior agreements and understandings, oral or written, regarding such subject matters.  Delivery of an executed counterpart to this Agreement or any other Loan Document by facsimile transmission or by electronic mail in pdf format shall be as effective as delivery of a manually executed counterpart hereof.

Section 10.9.Survival

.  All covenants, agreements, representations and warranties made by the Borrowers herein and in the certificates, reports, notices or other instruments delivered in connection with or pursuant to this Agreement shall be considered to have been relied upon by the other parties hereto and shall survive the execution and delivery of this Agreement and the other Loan Documents and the making of any Loans and issuance of any Letters of Credit, regardless of any investigation made by any such other party or on its behalf and notwithstanding that the Administrative Agent, any Issuing Bank or any Lender may have had notice or knowledge of any Default or incorrect representation or warranty at the time any credit is extended hereunder, and shall continue in full force and effect as long as the principal of or any accrued interest on any Loan or any fee or any other amount payable under this Agreement is outstanding and unpaid or any Letter of Credit is outstanding and so long as the Commitments have not expired or terminated.  The provisions of Section 2.18, Section 2.19, Section 2.20, Section 10.3 and Article IX shall survive and remain in full force and effect regardless of the consummation of the transactions contemplated hereby, the repayment of the Loans, the expiration or termination of the Letters of Credit and the Commitments or the termination of this Agreement or any provision hereof.

Section 10.10.Severability

.  Any provision of this Agreement or any other Loan Document held to be illegal, invalid or unenforceable in any jurisdiction, shall, as to such jurisdiction, be ineffective to the extent of such illegality, invalidity or unenforceability without affecting the legality, validity or enforceability of the remaining provisions hereof or thereof; and the illegality, invalidity or unenforceability of a particular provision in a particular jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

Section 10.11.Confidentiality

.  Each of the Administrative Agent, the Issuing Banks and the Lenders agrees to take normal and reasonable precautions to maintain the confidentiality of any information relating to any Borrower or any of their respective Subsidiaries or any of their respective businesses, provided to it by any Borrower or any of their respective Subsidiaries, other than any such information that is available to the Administrative Agent, any Issuing Bank or any Lender on a non-confidential basis prior to disclosure by any Borrower or any of their respective Subsidiaries, except that such information may be disclosed (i) to any Related Party of the Administrative Agent, any such Issuing Bank or any such Lender including, without limitation, accountants, legal counsel and other advisors who need to know such information in connection with the Transactions and either have a legal obligation or agree to keep such information confidential, (ii) to the extent required by applicable laws or regulations or by any subpoena or similar legal process (in which case such disclosing party agrees to inform the Administrative Borrower reasonably promptly thereof and prior to such disclosure to the extent not prohibited by law, rule or regulation), (iii) to the extent requested by any regulatory agency or authority purporting to have jurisdiction over it (including any self-regulatory authority such as the National Association of Insurance Commissioners), (iv) to the extent that such information becomes publicly available other than as a result of a breach of this Section, or which becomes available to the Administrative Agent, any Issuing Bank, any Lender or any Related Party of any of the foregoing on a non-confidential basis from a source other than any Borrower or any of their respective Subsidiaries, (v) in connection with the exercise of any remedy hereunder or under any other Loan Documents or any suit, action or proceeding relating to this Agreement or any other Loan Documents or the enforcement of rights hereunder or thereunder, (vi) subject to execution by such Person of an agreement containing provisions substantially the same as those of this Section, to (A) any assignee of or Participant in, or any prospective assignee of or Participant in, any of its rights or obligations under this Agreement, or (B) any actual or prospective party (or its Related Parties) to any swap or derivative or other transaction under which payments are to be made by reference to the Borrowers and their obligations, this Agreement or payments hereunder, (vii) to any rating agency in connection with a rating of the Credit Facility, (viii) to the CUSIP Service Bureau or any similar organization, or (ix) with the prior written consent of the Administrative Borrower.  Any Person required to maintain the confidentiality of any information as provided for in this Section shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such information as such Person would accord its own confidential information.  In the event of any conflict between the terms of this Section and those of any other Contractual Obligation entered into with any Loan Party (whether or not a Loan Document), the terms of this Section shall govern.

Section 10.12.Interest Rate Limitation

.  Notwithstanding anything herein to the contrary, if at any time the interest rate applicable to any Loan, together with all fees, charges and other amounts which may be treated as interest on such Loan under applicable law (collectively, the “Charges”), shall exceed the maximum lawful rate of interest (the “Maximum Rate”) which may be contracted for, charged, taken, received or reserved by a Lender holding such Loan in accordance with applicable law, the rate of interest payable in respect of such Loan hereunder, together with all Charges payable in respect thereof, shall be limited to the Maximum Rate and, to the extent lawful, the interest and Charges that would have been payable in respect of such Loan but were not payable as a result of the operation of this Section shall be cumulated and the interest and Charges payable to such Lender in respect of other Loans or periods shall be increased (but not above the Maximum Rate therefor) until such cumulated amount, together with interest thereon at the Federal Funds Rate to the date of repayment (to the extent permitted by applicable law), shall have been received by such Lender.

Section 10.13.Waiver of Effect of Corporate Seal

.  Each Borrower represents and warrants that neither it nor any other Loan Party is required to affix its corporate seal to this Agreement or any other Loan Document pursuant to any Requirement of Law, agrees that this Agreement is delivered by such Borrower under seal and waives any shortening of the statute of limitations that may result from not affixing the corporate seal to this Agreement or such other Loan Documents.

Section 10.14.Patriot Act

.  The Administrative Agent and each Lender hereby notifies the Loan Parties that, pursuant to the requirements of the Patriot Act, it is required to obtain, verify and record information that identifies each Loan Party, which information includes the name and address of such Loan Party and other information that will allow such Lender or the Administrative Agent, as applicable, to identify such Loan Party in accordance with the Patriot Act.

Section 10.15.No Advisory or Fiduciary Responsibility

.  In connection with all aspects of each transaction contemplated hereby (including in connection with any amendment, waiver or other modification hereof or of any other Loan Document), each Borrower and each other Loan Party acknowledges and agrees and acknowledges its Affiliates’ understanding that (i) (A) the services regarding this Agreement provided by the Administrative Agent and/or the Lenders are arm’s-length commercial transactions between each Borrower, each other Loan Party and their respective Affiliates, on the one hand, and the Administrative Agent and the Lenders, on the other hand, (B) each of the Borrowers and the other Loan Parties have consulted their own legal, accounting, regulatory and tax advisors to the extent they have deemed appropriate, and (C) each Borrower and each other Loan Party is capable of evaluating and understanding, and understands and accepts, the terms, risks and conditions of the transactions contemplated hereby and by the other Loan Documents; (ii) (A) each of the Administrative Agent and the Lenders is and has been acting solely as a principal and, except as expressly agreed in writing by the relevant parties, has not been, is not, and will not be acting as an advisor, agent or fiduciary for any Borrower, any other Loan Party or any of their respective Affiliates, or any other Person, and (B) neither the Administrative Agent nor any Lender has any obligation to any Borrower, any other Loan Party or any of their Affiliates with respect to the transaction contemplated hereby except those obligations expressly set forth herein and in the other Loan Documents; and (iii) the Administrative Agent, the Lenders and their respective Affiliates may be engaged in a broad range of transactions that involve interests that differ from those of the Borrowers, the other Loan Parties and their respective Affiliates, and each of the Administrative Agent and the Lenders has no obligation to disclose any of such interests to any Borrower, any other Loan Party or any of their respective Affiliates.  To the fullest extent permitted by law, each of the Borrowers and the other Loan Parties hereby waives and releases any claims that it may have against the Administrative Agent or any Lender with respect to any breach or alleged breach of agency or fiduciary duty in connection with any aspect of any transaction contemplated hereby.

Section 10.16.Amendment and Restatement

(a).  All Revolving Loans made, and “Obligations” incurred under, and as defined in, the Existing Credit Agreement which are outstanding on the Closing Date shall continue as Revolving Loans and Obligations, respectively, under (and shall be governed by the terms of) this Agreement and the other Loan Documents.  On the Closing Date, (i) this Agreement renews (and does not release or novate) the indebtedness and obligations outstanding under the Existing Credit Agreement, (ii) the commitments under the Existing Credit Agreement are renewed and replaced by the commitments to the Borrowers hereunder and all other covenants and provisions of the Existing Credit Agreement are terminated, except provisions that expressly survive such termination pursuant to the terms of the Existing Credit Agreement, including indemnification provisions, (iii) all Liens and guarantee agreements securing or benefiting the commitments, obligations and liabilities under the Existing Credit Agreement shall continue and shall secure and benefit the Loans and other obligations and liabilities of the Loan Parties under this Agreement and the other Loan Documents, (iv) the Collateral Documents delivered pursuant to this Agreement shall amend and restate the Liens securing or benefiting the commitments, obligations and liabilities under the Existing Credit Agreement whether or not any such

Collateral Document so expressly states and (v) this Agreement shall amend and restate the guarantees securing or benefiting the commitments, obligations and liabilities under the Existing Credit Agreement.

Section 10.17.No General Partner’s Liability for Facility

(a).  It is hereby understood and agreed that the General Partner shall have no personal liability, as general partner or otherwise, for the payment of any amount owing or to be owing hereunder or under any other Loan Document with respect to the Commitments, Loans or Letters of Credit.  In furtherance of the foregoing, the Administrative Agent, the Issuing Banks and the Lenders agree for themselves and their respective successors and assigns that no claim arising against any Borrower or any of the other Loan Parties under any Loan Document with respect to the Commitments, Loans or Letters of Credit shall be asserted against the General Partner (in its individual capacity), any claim arising against any Borrower or any of the other Loan Parties under any Loan Document with respect to the Commitments, Loans or Letters of Credit shall be made only against and shall be limited to the assets of the Borrowers and the other Loan Parties, and no judgment, order or execution entered in any suit, action or proceeding, whether legal or equitable, on this Agreement or any of the other Loan Documents with respect to the Commitments, Loans or Letters of Credit shall be obtained or enforced against the General Partner (in its individual capacity) or its assets for the purpose of obtaining satisfaction and payment of the Obligations with respect to the Commitments, Loans or Letters of Credit or any claims arising under this Agreement or any other Loan Document with respect to the Commitments, Loans or Letters of Credit, any right to proceed against the General Partner individually or its respective assets being hereby expressly waived by the Administrative Agent, the Issuing Banks and the Lenders for themselves and their respective successors and assigns.

Section 10.18.Acknowledgment and Consent to Bail-In of EEA Financial Institutions

.  Notwithstanding anything to the contrary in any Loan Document or in any other agreement, arrangement or understanding among any such parties, each party hereto acknowledges that any liability of any EEA Financial Institution arising under any Loan Document, to the extent such liability is unsecured, may be subject to the write-down and conversion powers of an EEA Resolution Authority and agrees and consents to, and acknowledges and agrees to be bound by:

(a)The application of any Write-Down and Conversion Powers by an EEA Resolution Authority to any such liabilities arising hereunder which may be payable to it by any party hereto that is an EEA Financial Institution; and

(b)the effects of any Bail-in Action on any such liability, including, if applicable: (i) a reduction in full or in part or cancellation of any such liability; (ii) a conversion of all, or a portion of, such liability into shares or other instruments of ownership in such EEA Financial Institution, its parent undertaking, or a bridge institution that may be issued to it or otherwise conferred on it, and that such shares or other instruments of ownership will be accepted by it in lieu of any  rights with respect to any such liability under this Agreement or any other Loan Document; or (iii) the variation of the terms of such liability in connection with the exercise of the write-down and conversion powers of any EEA Resolution Authority.

(a)

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

LANDMARK INFRASTRUCTURE ASSET II OPCO LLC, as a Borrower

By:/s/ George Doyle

Name:George Doyle

Title:Chief Financial Officer

LANDMARK INFRASTRUCTURE INC., as a Borrower

By:/s/ George Doyle

Name:George Doyle

Title:Chief Financial Officer

LANDMARK INFRASTRUCTURE OPERATING COMPANY LLC, as a Borrower

By:/s/ George Doyle

Name:George Doyle

Title:Chief Financial Officer

LANDMARK INFRASTRUCTURE PARTNERS LP, as the MLP

By:	Landmark Infrastructure Partners GP LLC, its general partner

By:/s/ George Doyle

Name:George Doyle

Title:Chief Financial Officer

[Signature Page to Third A&R Credit Agreement]

SUNTRUST BANK,
as Administrative Agent, as an Issuing Bank, as Swingline Lender and as a Lender

By: /s/ Samantha Sanford	Name: Samantha Sanford Title: Vice President

[Signature Page to Third A&R Credit Agreement]

CITIZENS BANK, N.A.,
as a Lender

By: /s/ Nan E. Delahunt	Name: Nan E. Delahunt Title: Vice President

[Signature Page to Third A&R Credit Agreement]

REGIONS BANK,
as a Lender

By: /s/ Bruce Rudolph	Name: Bruce Rudolph Title: Director

[Signature Page to Third A&R Credit Agreement]

TEXAS CAPITAL BANK, N.A.,
as a Lender

By: /s/ Tom Haight	Name: Tom Haight Title: Vice President

[Signature Page to Third A&R Credit Agreement]

RAYMOND JAMES BANK, N.A.,
as a Lender

By: /s/ Daniel Gendron	Name: Daniel Gendron Title: Vice President

[Signature Page to Third A&R Credit Agreement]

CITY NATIONAL BANK,
as a Lender

By: /s/ Jennifer Velez	Name: Jennifer Velez Title: Vice President

[Signature Page to Third A&R Credit Agreement]

ROYAL BANK OF CANADA,
as a Lender

By: /s/ Kevin Quan	Name: Kevin Quan Title: Authorized Signatory

[Signature Page to Third A&R Credit Agreement]

ING CAPITAL LLC,
as a Lender

By: /s/ Valtin Gallani	Name: Valtin Gallani Title: Director
By: /s/ Stephen M. Nettler	Name: Stephen M. Nettler Title: Managing Director

[Signature Page to Third A&R Credit Agreement]

LEGACY TEXAS BANK,
as a Lender

By: /s/ Ross Edmiston	Name: Ross Edmiston Title: Vice President – Corporate Banking

[Signature Page to Third A&R Credit Agreement]

GREEN BANK, N.A.,
as a Lender

By: /s/ Greg Christmann	Name: Greg Christmann Title: Executive Vice President

[Signature Page to Third A&R Credit Agreement]

VERITEX COMMUNITY BANK,
as a Lender

By: /s/ Seth P. Allen	Name: Seth P. Allen Title: Executive Vice President

[Signature Page to Third A&R Credit Agreement]

SCHEDULE I

Applicable Margin and Applicable Percentage

Pricing Level	Leverage Ratio	Applicable Margin for Eurodollar Loans	Applicable Margin for Base Rate Loans	Applicable Percentage for Commitment Fee
Level I	< 4.50 to 1.00	1.75% per annum	0.75% per annum	0.15% per annum
Level II	> 4.50 to 1.00 but < 6.00 to 1.00	2.00% per annum	1.00% per annum	0.175% per annum
Level III	> 6.00 to 1.00	2.25% per annum	1.25% per annum	0.20% per annum

SCHEDULE II

Commitment Amounts

Lender	Allocations	% Total

SunTrust Bank	$82,500,000	18.3%
Citizens Bank, N.A.	$82,500,000	18.3%
Regions Bank	$50,000,000	11.1%
Texas Capital Bank, N.A.	$50,000,000	11.1%
Raymond James Bank, N.A.	$40,000,000	8.9%
City National Bank	$40,000,000	8.9%
ING Capital LLC	$35,000,000	7.8%
Royal Bank of Canada	$25,000,000	5.6%
Legacy Texas Bank	$25,000,000	5.6%
Green Bank, N.A.	$10,000,000	2.2%
Veritex Community Bank	$10,000,000	2.2%

Total	$450.0	100.0%

SCHEDULE 4.14

Subsidiaries

Owner	Subsidiary	Loan Party’s Interest	Jurisdiction of Incorporation / Organization	Type of Entity	Restricted / Unrestricted
Landmark Infrastructure Partners LP	Landmark Infrastructure Asset OpCo II LLC	100%	Delaware	Limited liability company	Restricted
Landmark Infrastructure Partners LP	Landmark Infrastructure Finance Corp.	100%	Delaware	Corporation	Unrestricted
Landmark Infrastructure Partners LP	Landmark Infrastructure Inc.	100%	Delaware	Corporation	Restricted
Landmark Infrastructure Inc.	GWR Partners GP LLC	100%	Delaware	Limited liability company	Restricted
Landmark Infrastructure Inc.	GWR Partners LP LLC	100%	Delaware	Limited liability company	Restricted
Landmark Infrastructure Inc.	Landmark Infrastructure Operating Company LLC	100%	Delaware	Limited liability company	Restricted
Landmark Infrastructure Inc.	Landmark Infrastructure REIT LLC	100%	Delaware	Limited liability company	Restricted
Landmark Infrastructure Operating Company LLC	LANDMARK ACQUISITIONS ULC	100%	Canada	Unlimited liability corporation	Restricted
Landmark Infrastructure Operating Company LLC	LANDMARK CANADA HOLDING COMPANY LTD.	100%	Canada	Limited company	Restricted
Landmark Infrastructure Operating Company LLC	Landmark Infrastructure Asset OpCo LLC	100%	Delaware	Limited liability company	Restricted

Landmark Infrastructure Operating Company LLC	Landmark Infrastructure OPCO-R LLC	100%	Delaware	Limited liability company	Restricted
Landmark Infrastructure Operating Company LLC	Landmark PR Acquisition Company LLC	100%	Delaware	Limited liability company	Restricted
Landmark Infrastructure Operating Company LLC	LD Acquisition Company LLC	100%	Delaware	Limited liability company	Restricted
Landmark Infrastructure Operating Company LLC	LD Acquisition Company 2 LLC	100%	Delaware	Limited liability company	Restricted
Landmark Infrastructure Operating Company LLC	LD Acquisition Company 5 LLC	100%	Delaware	Limited liability company	Restricted
Landmark Infrastructure Operating Company LLC	LD Acquisition Company 6 LLC	100%	Delaware	Limited liability company	Restricted
Landmark Infrastructure Operating Company LLC	LD Acquisition Company 7 LLC	100%	Delaware	Limited liability company	Restricted
Landmark Infrastructure Operating Company LLC	LD Acquisition Company 11 LLC	100%	Delaware	Limited liability company	Restricted
Landmark Infrastructure Operating Company LLC	LD Acquisition Company 12 LLC	100%	Delaware	Limited liability company	Restricted
Landmark Infrastructure Operating Company LLC	LDC OpCo Acquisition Company Pty Limited	100%	Australia	Proprietary limited company	Restricted
Landmark Infrastructure Operating Company LLC	LDC OpCo Holding Company Pty Limited	100%	Australia	Proprietary limited company	Restricted
Landmark Infrastructure Operating Company LLC	LMRK Guarantor Co LLC	100%	Delaware	Limited liability company	Unrestricted

Landmark Infrastructure Operating Company LLC	McCrary Holdings I, LLC	100%	Texas	Limited liability company	Restricted
Landmark Infrastructure Operating Company LLC	Md7 Capital Three, LLC	100%	Delaware	Limited liability company	Restricted
Landmark Infrastructure Operating Company LLC	Md7 Funding One, LLC	100%	Delaware	Limited liability company	Restricted
Landmark Infrastructure Operating Company LLC	Verus Management Two, LLC	100%	Delaware	Limited liability company	Restricted
Big Bertha Pty Limited	Beam Sign Pty Limited	100%	Australia	Proprietary limited company	Restricted
Great West Road Partners LP	LDW Holdco 1 Limited	100%	Guernsey	Non cellular company	Restricted
GWR Partners LP LLC	Great West Road Partners LP	100%	Guernsey	Limited partnership	Restricted
GWR Partners GP LLC	Great West Road Partners LP	£100 plus promote interest	Guernsey	Limited partnership	Restricted
Landmark Infrastructure Asset OpCo LLC	LDC Asset OpCo Pty Limited	100%	Australia	Proprietary limited company	Restricted
Landmark Infrastructure REIT LLC	Landmark Infrastructure REITCO I LLC	100%	Delaware	Limited liability company	Restricted
Landmark Infrastructure REIT LLC	Landmark Infrastructure REITCO II LLC	100%	Delaware	Limited liability company	Restricted
Landmark Infrastructure REIT LLC	Landmark Infrastructure REITCO III LLC	100%	Delaware	Limited liability company	Restricted
Landmark Infrastructure REIT LLC	LD Tall Wall I LLC	100%	Delaware	Limited liability company	Restricted
LMRK PropCo SO LLC	RE Astoria LandCo LLC	100%	Delaware	Limited liability company	Unrestricted

LMRK PropCo SO LLC	RE Garland A LandCo LLC	100%	Delaware	Limited liability company	Unrestricted
LMRK PropCo SO LLC	RE Garland LandCo LLC	100%	Delaware	Limited liability company	Unrestricted
LMRK PropCo SO LLC	RE Mustang LandCo LLC	100%	Delaware	Limited liability company	Unrestricted
LDC OpCo Acquisition Company Pty Limited	Big Bertha Pty Limited	100%	Australia	Proprietary limited company	Restricted
LDW Holdco 1 Limited	LDW (1053 GWR) Limited	100%	Guernsey	Non cellular company	Restricted
LMRK Guarantor Co LLC	LMRK Issuer Co LLC	100%	Delaware	Limited liability company	Unrestricted
LMRK Issuer Co LLC	LD Acquisition Company 8 LLC	100%	Delaware	Limited liability company	Unrestricted
LMRK Issuer Co LLC	LD Acquisition Company 9 LLC	100%	Delaware	Limited liability company	Unrestricted
LMRK Issuer Co LLC	LD Acquisition Company 10 LLC	100%	Delaware	Limited liability company	Unrestricted
Landmark Infrastructure Operating Company LLC	LMRK Guarantor Co. 2 LLC	100%	Delaware	Limited liability company	Unrestricted
LMRK Guarantor Co. 2 LLC	LMRK Issuer Co. 2 LLC	100%	Delaware	Limited liability company	Unrestricted
LMRK Issuer Co. 2 LLC	LMRK PropCo LLC	100%	Delaware	Limited liability company	Unrestricted
LMRK Issuer Co. 2 LLC	LD Tall Wall III LLC	100%	Delaware	Limited liability company	Unrestricted
Landmark Infrastructure Operating Company LLC	LMRK Guarantor Co III LLC	100%	Delaware	Limited liability company	Unrestricted
LMRK Guarantor Co III LLC	LMRK Issuer Co III LLC	100%	Delaware	Limited liability company	Unrestricted
LMRK Issuer Co III LLC	LMRK PropCo 3 LLC	100%	Delaware	Limited liability company	Unrestricted

Landmark Infrastructure Operating Company LLC	LD FlexGrid Dallas LLC	100%	Delaware	Limited liability company	Restricted
Landmark Infrastructure Operating Company LLC	LD Sixth Street LLC	100%	Delaware	Limited liability company	Restricted
Landmark Infrastructure Operating Company LLC	LD Tall Wall II LLC	100%	Delaware	Limited liability company	Restricted
Landmark Infrastructure REIT LLC	LMRK Guarantor Co SO LLC	100%	Delaware	Limited liability company	Unrestricted
LMRK Guarantor Co SO LLC	LMRK PropCo SO LLC	100%	Delaware	Limited liability company	Unrestricted
LMRK PropCo SO LLC	RE SO LandCo LLC	100%	Delaware	Limited liability company	Unrestricted
Great West Road Partners LP	GWR Holdings GmbH & Co. KG	100%	Germany	Limited partnership	Restricted
GWR Holdings GmbH & Co. KG	GWR Management GmbH	100%	Germany	Limited liability company	Restricted
Great West Road Partners LP	GWR CC Holdings Limited (Holdco)	100%	Guernsey	Limited liability company	Restricted
GWR CC Holdings Limited (Holdco)	Poster Property Limited	100%	Guernsey	Limited liability company	Restricted
LDW Holdco 1 Limited	GWR Property Co. Limited	100%	Guernsey	Limited liability company	Restricted

SCHEDULE 4.14(A)

Fund A Subsidiaries

LD Acquisition Company LLC

LD Acquisition Company 2 LLC

LD Acquisition Company 5 LLC

LD Acquisition Company 6 LLC

Verus Management Two, LLC

Md7 Funding One, LLC

Md7 Capital Three, LLC

SCHEDULE 4.14(D)

Fund D Subsidiaries

LD Acquisition Company 7 LLC

LD Acquisition Company 9 LLC

SCHEDULE 4.16

Deposit and Disbursement Accounts

Loan Party	Account Number	Type of Account	Name and Contact Information of Financial Institution
Landmark Infrastructure Partners LP	1000173442426	Operating/Disbursement Account	SunTrust Bank c/o SunTrust Banks, Inc. 303 PeachTree Street NE Atlanta, GA 30308 Tel. No.: 404-588-7711
Landmark Infrastructure Operating Company LLC	1000173442434	Operating/Disbursement Account	SunTrust Bank c/o SunTrust Banks, Inc. 303 PeachTree Street NE Atlanta, GA 30308 Tel. No.: 404-588-7711
Landmark Infrastructure Operating Company LLC	1000173442442	Lockbox Account	SunTrust Bank c/o SunTrust Banks, Inc. 303 PeachTree Street NE Atlanta, GA 30308 Tel. No.: 404-588-7711
Landmark Infrastructure Asset Opco LLC	1000173442467	Operating/Disbursement Account	SunTrust Bank c/o SunTrust Banks, Inc. 303 PeachTree Street NE Atlanta, GA 30308 Tel. No.: 404-588-7711
Landmark Infrastructure Asset Opco LLC	1000173442475	Lockbox Account	SunTrust Bank c/o SunTrust Banks, Inc. 303 PeachTree Street NE Atlanta, GA 30308 Tel. No.: 404-588-7711

Loan Party	Account Number	Type of Account	Name and Contact Information of Financial Institution
Landmark Infrastructure Asset Opco LLC	1000173442483	ACH Lease Payments Account	SunTrust Bank c/o SunTrust Banks, Inc. 303 PeachTree Street NE Atlanta, GA 30308 Tel. No.: 404-588-7711
Landmark Infrastructure REIT LLC	1000203971725	Lockbox Account	SunTrust Bank 303 PeachTree Street NE Atlanta, GA 30308 1-404-588-7711
Landmark Infrastructure REIT LLC	1000203971717	Operating/Disbursement Account	SunTrust Bank 303 PeachTree Street NE Atlanta, GA 30308 1-404-588-7711

SCHEDULE 4.18

Material Agreements

1.	Fourth Amended and Restated Agreement of Limited Partnership of Landmark Infrastructure Partners LP, dated April 2, 2018.
2.

Omnibus Agreement, dated as of November 19, 2014, by and among Landmark Dividend LLC, Landmark Dividend Growth Fund - C LLC, Landmark Dividend Growth Fund - E LLC, Landmark Dividend Growth Fund - F LLC, Landmark Dividend Growth Fund - G LLC, Landmark Dividend Growth Fund - H LLC, Landmark Infrastructure Partners LP, and Landmark Infrastructure Partners GP LLC, as amended by that certain First Amendment to Omnibus Agreement, dated as of  August 1, 2016, by and among Landmark Dividend LLC, Landmark Dividend Growth Fund - C LLC, Landmark Dividend Growth Fund - E LLC, Landmark Dividend Growth Fund - F LLC, Landmark Dividend Growth Fund - G LLC, Landmark Dividend Growth Fund - H LLC, Landmark Dividend Growth Fund - I LLC, Landmark Dividend Growth Fund – J LLC, Landmark Infrastructure Partners LP, and Landmark Infrastructure Partners GP LLC.

3.	Patent License Agreement, dated as of November 19, 2014, by and between Landmark Infrastructure Partners LP and American Infrastructure Funds, LLC.

SCHEDULE 5.15

Unrestricted Subsidiaries

1.	Landmark Infrastructure Finance Corp.
2.	LMRK Guarantor Co LLC
3.	LMRK Issuer Co LLC
4.	LD Acquisition Company 8 LLC
5.	LD Acquisition Company 9 LLC
6.	LD Acquisition Company 10 LLC
7.	RE Astoria LandCo LLC
8.	RE Garland A LandCo LLC
9.	RE Garland LandCo LLC
10.	RE Mustang LandCo LLC
11.	LMRK Guarantor Co. 2 LLC
12.	LMRK Issuer Co. 2 LLC
13.	LMRK PropCo LLC
14.	LD Tall Wall III LLC
15.	LMRK Guarantor Co III LLC
16.	LMRK Issuer Co III LLC
17.	LMRK PropCo 3 LLC
18.	LMRK Guarantor Co SO LLC
19.	LMRK PropCo SO LLC
20.	RE SO LandCo LLC

1.

SCHEDULE 7.1

Existing Indebtedness

None.

SCHEDULE 7.2

Existing Liens

None.

SCHEDULE 7.4

Existing Investments

Loan Party	Investment
Landmark Infrastructure Partners LP	Landmark Infrastructure Asset OpCo II LLC
Landmark Infrastructure Partners LP	Landmark Infrastructure Finance Corp.
Landmark Infrastructure Partners LP	Landmark Infrastructure Inc.
Landmark Infrastructure Inc.	GWR Partners GP LLC
Landmark Infrastructure Inc.	GWR Partners LP LLC
Landmark Infrastructure Inc.	Landmark Infrastructure Operating Company LLC
Landmark Infrastructure Inc.	Landmark Infrastructure REIT LLC
Landmark Infrastructure Operating Company LLC	LANDMARK ACQUISITIONS ULC
Landmark Infrastructure Operating Company LLC	LANDMARK CANADA HOLDING COMPANY LTD.
Landmark Infrastructure Operating Company LLC	Landmark Infrastructure Asset OpCo LLC
Landmark Infrastructure Operating Company LLC	Landmark Infrastructure OPCO-R LLC
Landmark Infrastructure Operating Company LLC	Landmark PR Acquisition Company LLC
Landmark Infrastructure Operating Company LLC	LD Acquisition Company LLC
Landmark Infrastructure Operating Company LLC	LD Acquisition Company 2 LLC
Landmark Infrastructure Operating Company LLC	LD Acquisition Company 5 LLC
Landmark Infrastructure Operating Company LLC	LD Acquisition Company 6 LLC
Landmark Infrastructure Operating Company LLC	LD Acquisition Company 7 LLC

Loan Party	Investment
Landmark Infrastructure Operating Company LLC	LD Acquisition Company 11 LLC
Landmark Infrastructure Operating Company LLC	LD Acquisition Company 12 LLC
Landmark Infrastructure Operating Company LLC	LDC OpCo Acquisition Company Pty Limited
Landmark Infrastructure Operating Company LLC	LDC OpCo Holding Company Pty Limited
Landmark Infrastructure Operating Company LLC	LMRK Guarantor Co LLC
Landmark Infrastructure Operating Company LLC	McCrary Holdings, I LLC
Landmark Infrastructure Operating Company LLC	Md7 Capital Three, LLC
Landmark Infrastructure Operating Company LLC	Md7 Funding One, LLC
Landmark Infrastructure Operating Company LLC	Verus Management Two, LLC
Landmark Infrastructure Asset OpCo LLC	LDC Asset OpCo Pty Limited
Landmark Infrastructure REIT LLC	Landmark Infrastructure REITCO I LLC
Landmark Infrastructure REIT LLC	Landmark Infrastructure REITCO II LLC
Landmark Infrastructure REIT LLC	Landmark Infrastructure REITCO III LLC
Landmark Infrastructure REIT LLC	LD Tall Wall I LLC
Landmark Infrastructure REIT LLC	RE Astoria LandCo LLC
Landmark Infrastructure REIT LLC	RE Garland A LandCo LLC
Landmark Infrastructure REIT LLC	RE Garland LandCo LLC
Landmark Infrastructure REIT LLC	RE Mustang LandCo LLC
Landmark Infrastructure Operating Company LLC	LD FlexGrid Dallas LLC
Landmark Infrastructure Operating Company LLC	LD Sixth Street LLC

Loan Party	Investment
Landmark Infrastructure Operating Company LLC	LD Tall Wall II LLC

SCHEDULE 7.7

Affiliate Transactions

None.

EXHIBIT 2.20A

[FORM OF]
U.S. TAX COMPLIANCE CERTIFICATE

(For Foreign Lenders That Are Not Partnerships For U.S. Federal Income Tax Purposes)

Reference is hereby made to the Third Amended and Restated Credit Agreement made and entered into as of November 15, 2018 (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), by and among Landmark Infrastructure Asset Opco II LLC, a Delaware limited liability company, Landmark Infrastructure Inc., a Delaware corporation, Landmark Infrastructure Operating Company LLC, a Delaware limited liability company, Landmark Infrastructure Partners LP, a Delaware limited partnership, the several banks and other financial institutions and lenders from time to time party thereto, and SunTrust Bank, in its capacity as administrative agent for the Lenders, as an issuing bank, and as swingline lender.

Pursuant to the provisions of Section 2.19 of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record and beneficial owner of the Loan(s) (as well as any Note(s) evidencing such Loan(s)) in respect of which it is providing this certificate, (ii) it is not a bank within the meaning of Section 881(c)(3)(A) of the Code, (iii) it is not a ten percent shareholder of any Borrower within the meaning of Section 871(h)(3)(B) of the Code and (iv) it is not a controlled foreign corporation related to any Borrower as described in Section 881(c)(3)(C) of the Code.

The undersigned has furnished the Administrative Agent and the Administrative Borrower with a certificate of its non-U.S. Person status on IRS Form W-8BEN (if an individual) or IRS Form W-8BEN-E (if not an individual).  By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform the Administrative Borrower and the Administrative Agent, and (2) the undersigned shall have at all times furnished the Administrative Borrower and the Administrative Agent with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.

Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

[NAME OF LENDER]

By:  ___________________________
Name:
Title:

Date: ________ __, 20[  ]

EXHIBIT 2.20B

[FORM OF]
U.S. TAX COMPLIANCE CERTIFICATE

(For Foreign Participants That Are Not Partnerships For U.S. Federal Income Tax Purposes)

Reference is hereby made to the Third Amended and Restated Credit Agreement made and entered into as of November 15, 2018 (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), by and among Landmark Infrastructure Asset Opco II LLC, a Delaware limited liability company, Landmark Infrastructure Inc., a Delaware corporation, Landmark Infrastructure Operating Company LLC, a Delaware limited liability company, Landmark Infrastructure Partners LP, a Delaware limited partnership, the several banks and other financial institutions and lenders from time to time party thereto, and SunTrust Bank, in its capacity as administrative agent for the Lenders, as an issuing bank, and as swingline lender.

Pursuant to the provisions of Section 2.19 of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record and beneficial owner of the participation in respect of which it is providing this certificate, (ii) it is not a bank within the meaning of Section 881(c)(3)(A) of the Code, (iii) it is not a ten percent shareholder of any Borrower within the meaning of Section 871(h)(3)(B) of the Code, and (iv) it is not a controlled foreign corporation related to any Borrower as described in Section 881(c)(3)(C) of the Code.

The undersigned has furnished its participating Lender with a certificate of its non-U.S. Person status on IRS Form W-8BEN (if an individual) or IRS Form W-8BEN-E (if not an individual).  By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform such Lender in writing, and (2) the undersigned shall have at all times furnished such Lender with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.

Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

[NAME OF PARTICIPANT]

By:  ___________________________
Name:
Title:

Date: ________ __, 20[  ]

EXHIBIT 2.20C

[FORM OF]
U.S. TAX COMPLIANCE CERTIFICATE

(For Foreign Participants That Are Partnerships For U.S. Federal Income Tax Purposes)

Reference is hereby made to the Third Amended and Restated Credit Agreement made and entered into as of November 15, 2018 (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), by and among Landmark Infrastructure Asset Opco II LLC, a Delaware limited liability company, Landmark Infrastructure Inc., a Delaware corporation, Landmark Infrastructure Operating Company LLC, a Delaware limited liability company, Landmark Infrastructure Partners LP, a Delaware limited partnership, the several banks and other financial institutions and lenders from time to time party thereto, and SunTrust Bank, in its capacity as administrative agent for the Lenders, as an issuing bank, and as swingline lender.

Pursuant to the provisions of Section 2.19 of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record owner of the participation in respect of which it is providing this certificate, (ii) its direct or indirect partners/members are the sole beneficial owners of such participation, (iii) with respect such participation, neither the undersigned nor any of its direct or indirect partners/members is a bank extending credit pursuant to a loan agreement entered into in the ordinary course of its trade or business within the meaning of Section 881(c)(3)(A) of the Code, (iv) none of its direct or indirect partners/members is a ten percent shareholder of any Borrower within the meaning of Section 871(h)(3)(B) of the Code and (v) none of its direct or indirect partners/members is a controlled foreign corporation related to any Borrower as described in Section 881(c)(3)(C) of the Code.

The undersigned has furnished its participating Lender with IRS Form W-8IMY accompanied by one of the following forms from each of its partners/members that is claiming the portfolio interest exemption: (i) an IRS Form W-8BEN (if an individual) or IRS Form W-8BEN-E (if not an individual) or (ii) an IRS Form W-8IMY accompanied by an IRS Form W-8BEN (if an individual) or IRS Form W-8BEN-E (if not an individual) from each of such partner’s/member’s beneficial owners that is claiming the portfolio interest exemption.  By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform such Lender and (2) the undersigned shall have at all times furnished such Lender with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.

Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

[NAME OF PARTICIPANT]

By:  ___________________________
Name:
Title:

Date: ________ __, 20[  ]

EXHIBIT 2.20D

[FORM OF]
U.S. TAX COMPLIANCE CERTIFICATE

(For Foreign Lenders That Are Partnerships For U.S. Federal Income Tax Purposes)

Reference is hereby made to the Third Amended and Restated Credit Agreement made and entered into as of November 15, 2018 (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), by and among Landmark Infrastructure Asset Opco II LLC, a Delaware limited liability company, Landmark Infrastructure Inc., a Delaware corporation, Landmark Infrastructure Operating Company LLC, a Delaware limited liability company, Landmark Infrastructure Partners LP, a Delaware limited partnership, the several banks and other financial institutions and lenders from time to time party thereto, and SunTrust Bank, in its capacity as administrative agent for the Lenders, as an issuing bank, and as swingline lender.

Pursuant to the provisions of Section 2.19 of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record owner of the Loan(s) (as well as any Note(s) evidencing such Loan(s)) in respect of which it is providing this certificate, (ii) its direct or indirect partners/members are the sole beneficial owners of such Loan(s) (as well as any Note(s) evidencing such Loan(s)), (iii) with respect to the extension of credit pursuant to this Credit Agreement or any other Loan Document, neither the undersigned nor any of its direct or indirect partners/members is a bank extending credit pursuant to a loan agreement entered into in the ordinary course of its trade or business within the meaning of Section 881(c)(3)(A) of the Code, (iv) none of its direct or indirect partners/members is a ten percent shareholder of any Borrower within the meaning of Section 871(h)(3)(B) of the Code and (v) none of its direct or indirect partners/members is a controlled foreign corporation related to any Borrower as described in Section 881(c)(3)(C) of the Code.

The undersigned has furnished the Administrative Agent and the Administrative Borrower with IRS Form W-8IMY accompanied by one of the following forms from each of its partners/members that is claiming the portfolio interest exemption: (i) an IRS Form W-8BEN (if an individual) or IRS Form W-8BEN-E (if not an individual) or (ii) an IRS Form W-8IMY accompanied by an IRS Form W-8BEN (if an individual) or IRS Form W-8BEN-E (if not an individual) from each of such partner’s/member’s beneficial owners that is claiming the portfolio interest exemption.  By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform the Administrative Borrower and the Administrative Agent, and (2) the undersigned shall have at all times furnished the Administrative Borrower and the Administrative Agent with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.

Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

[NAME OF LENDER]

By:  ___________________________
Name:
Title:

Date: ________ __, 20[  ]

EXHIBIT A

Form of ASSIGNMENT AND ACCEPTANCE

[date to be supplied]

This Assignment and Acceptance (the “Assignment and Acceptance”) is dated as of the Effective Date set forth below and is entered into by and between [the][each]1 Assignor identified in item 1 below ([the][each, an] “Assignor”) and [the][each]2  Assignee identified in item 2 below ([the][each, an] “Assignee”).  [It is understood and agreed that the rights and obligations of [the Assignors][the Assignees]3  hereunder are several and not joint.]4   Capitalized terms used but not defined herein shall have the meanings given to them in the Credit Agreement identified below (as amended, the “Credit Agreement”), receipt of a copy of which is hereby acknowledged by [the][each] Assignee.  The Standard Terms and Conditions set forth in Annex 1 attached hereto are hereby agreed to and incorporated herein by reference and made a part of this Assignment and Acceptance as if set forth herein in full.

For an agreed consideration, [the][each] Assignor hereby irrevocably sells and assigns to [the Assignee][the respective Assignees], and [the][each] Assignee hereby irrevocably purchases and assumes from [the Assignor][the respective Assignors], subject to and in accordance with the Standard Terms and Conditions and the Credit Agreement, as of the Effective Date inserted by the Administrative Agent as contemplated below (i) all of [the Assignor’s][the respective Assignors’] rights and obligations in [its capacity as a Lender][their respective capacities as Lenders] under the Credit Agreement and any other documents or instruments delivered pursuant thereto to the extent related to the amount and percentage interest identified below of all of such outstanding rights and obligations of [the Assignor][the respective Assignors] under the respective facilities identified below (including without limitation any letters of credit, guarantees, and swingline loans included in such facilities), and (ii) to the extent permitted to be assigned under applicable law, all claims, suits, causes of action and any other right of [the Assignor (in its capacity as a Lender)][the respective Assignors (in their respective capacities as Lenders)] against any Person, whether known or unknown, arising under or in connection with the Credit Agreement, any other documents or instruments delivered pursuant thereto or the loan transactions governed thereby or in any way based on or related to any of the foregoing, including, but not limited to, contract claims, tort claims, malpractice claims, statutory claims and all other claims at law or in equity related to the rights and obligations sold and assigned pursuant to clause (i) above (the rights and obligations sold and assigned by [the][any] Assignor to [the][any] Assignee pursuant to clauses (i) and (ii) above being referred to herein collectively as [the][an] “Assigned Interest”).  Each such sale and assignment is without recourse to [the][any] Assignor and, except as expressly provided in this Assignment and Acceptance, without representation or warranty by [the][any] Assignor.

[1]

For bracketed language here and elsewhere in this form relating to the Assignor(s), if the assignment is from a single Assignor, choose the first bracketed language.  If the assignment is from multiple Assignors, choose the second bracketed language.

[2]

For bracketed language here and elsewhere in this form relating to the Assignee(s), if the assignment is to a single Assignee, choose the first bracketed language.  If the assignment is to multiple Assignees, choose the second bracketed language.

[3]	Select as appropriate.
[4]	Include bracketed language if there are either multiple Assignors or multiple Assignees.

A-1

1.Assignor[s]:________________________________

______________________________
[Assignor [is] [is not] a Defaulting Lender]

2.	Assignee[s]:______________________________

______________________________
[for each Assignee, indicate [Affiliate][Approved Fund] of [identify Lender]

3.	Borrowers:LANDMARK INFRASTRUCTURE OPERATING COMPANY
LLC, a Delaware limited liability company
LANDMARK INFRASTRUCTURE ASSET OPCO II LLC, a
Delaware limited liability company
LANDMARK INFRASTRUCTURE INC., a Delaware corporation

4.	Administrative Agent: SUNTRUST BANK, as the administrative agent under the Credit Agreement

5.

Credit Agreement:The Third Amended and Restated Credit Agreement dated as of November 15, 2018 among the Borrowers, Landmark Infrastructure Partners LP, a Delaware limited partnership, the Administrative Agent and the other lenders and agents from time to time party thereto

6.	Assigned Interest[s]:

Assignor[s][5]	Assignee[s][6]	Facility Assigned[7]	Aggregate Amount of Commitment/Loans/ Revolving Credit Exposure for all Lenders[8]	Amount of Commitment/Loans/ Revolving Credit Exposure Assigned[8]	Percentage Assigned of Commitment/ Loans/ Revolving Credit Exposure [9]	CUSIP Number
			$	$	%
			$	$	%

[5]	List each Assignor, as appropriate.
[6]	List each Assignee, as appropriate.
[7]	Fill in the appropriate terminology for the types of facilities under the Credit Agreement that are being assigned under this Assignment (e.g., “Revolving Commitment,” etc.)
[8]	Amount to be adjusted by the counterparties to take into account any payments or prepayments made between the Trade Date and the Effective Date.
[9]	Set forth, to at least 9 decimals, as a percentage of the Commitment/Loans of all Lenders thereunder.

A-2

[7.Trade Date:______________]10

Effective Date:   _____________ ___, 20___ [TO BE INSERTED BY ADMINISTRATIVE AGENT AND WHICH SHALL BE THE EFFECTIVE DATE OF RECORDATION OF TRANSFER IN THE REGISTER THEREFOR.]

[Signature Page Follows]

[10]	To be completed if the Assignor(s) and the Assignee(s) intend that the minimum assignment amount is to be determined as of the Trade Date.

A-3

The terms set forth above are hereby agreed to:

ASSIGNOR[S]

[NAME OF ASSIGNOR]

By:______________________________

Name:

Title:

ASSIGNEE[S]

[NAME OF ASSIGNEE]

By:______________________________

Name:

Title:

[Consented to and]11 Accepted:

[NAME OF ADMINISTRATIVE AGENT], as

  Administrative Agent

By: _________________________________

Name:

Title:

[Consented to:]12

[NAME OF RELEVANT PARTY]

By: ________________________________

Name:

Title:

[11]	To be added only if the consent of the Administrative Agent is required by Section 10.4(b)(iii) of the Credit Agreement.
[12]	To be added only if the consent of the Administrative Borrower, Issuing Bank, Swingline Lender and/or other parties is required by Section 10.4(b)(iii) of the Credit Agreement.

ANNEX 1

STANDARD TERMS AND CONDITIONS FOR

ASSIGNMENT AND ACCEPTANCE

1.Representations and Warranties.

1.1Assignor[s].  [The][Each] Assignor (a) represents and warrants that (i) it is the legal and beneficial owner of [the][the relevant] Assigned Interest, (ii) [the][such] Assigned Interest is free and clear of any lien, encumbrance or other adverse claim, (iii) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Acceptance and to consummate the transactions contemplated hereby and (iv) it is [not] a Defaulting Lender; and (b) assumes no responsibility with respect to (i) any statements, warranties or representations made in or in connection with the Credit Agreement or any other Loan Document, (ii) the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Loan Documents or any collateral thereunder, (iii) the financial condition of the Borrowers, any of their respective Subsidiaries or Affiliates or any other Person obligated in respect of any Loan Document, or (iv) the performance or observance by the Borrowers, any of their respective Subsidiaries or Affiliates or any other Person of any of their respective obligations under any Loan Document.

1.2.Assignee.  [The][Each] Assignee (a) represents and warrants that (i) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Acceptance and to consummate the transactions contemplated hereby and to become a Lender under the Credit Agreement, (ii) it meets all the requirements to be an assignee under Section 10.4(b) of the Credit Agreement (subject to such consents, if any, as may be required under Section 10.4(b)(iii) of the Credit Agreement), (iii) from and after the Effective Date, it shall be bound by the provisions of the Credit Agreement as a Lender thereunder and, to the extent of [the][the relevant] Assigned Interest, shall have the obligations of a Lender thereunder, (iv) it is sophisticated with respect to decisions to acquire assets of the type represented by the Assigned Interest and either it, or the Person exercising discretion in making its decision to acquire the Assigned Interest, is experienced in acquiring assets of such type, (v) it has received a copy of the Credit Agreement, and has received or has been accorded the opportunity to receive copies of the most recent financial statements delivered pursuant to Section 5.1 thereof, as applicable, and such other documents and information as it deems appropriate to make its own credit analysis and decision to enter into this Assignment and Acceptance and to purchase [the][each] Assigned Interest, (vi) it has, independently and without reliance upon the Administrative Agent or any other Lender and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Assignment and Acceptance and to purchase the Assigned Interest, and (vii) attached to the Assignment and Acceptance is any documentation required to be delivered by it pursuant to the terms of the Credit Agreement, duly completed and executed by [the][such] Assignee; and (b) agrees that (i) it will, independently and without reliance on the Administrative Agent, [the][any] Assignor or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Loan Documents, and (ii) it will perform in accordance with their terms all of the obligations which by the terms of the Loan Documents are required to be performed by it as a Lender.

2.Payments. From and after the Effective Date, the Administrative Agent shall make all payments in respect of [the][each] Assigned Interest (including payments of principal, interest, fees and other amounts) to [the][the relevant] Assignee whether such amounts have accrued prior to, on or after the Effective Date.  The Assignor and the Assignee shall make all appropriate adjustments in payments by the Administrative Agent for periods prior to the Effective Date or with respect to the making of this assignment directly between themselves.  Notwithstanding the foregoing, the Administrative Agent shall make all payments of interest, fees or other amounts paid or payable in kind from and after the Effective Date to [the][the relevant] Assignee.

3.General Provisions.  This Assignment and Acceptance shall be binding upon, and inure to the benefit of, the parties hereto and their respective successors and assigns.  This Assignment and Acceptance may be executed in any number of counterparts, which together shall constitute one instrument.  Delivery of an executed counterpart of a signature page of this Assignment and Acceptance by telecopy shall be effective as delivery of a manually executed counterpart of this Assignment and Acceptance.  This Assignment and Acceptance shall be governed by, and construed in accordance with, the law of the State of New York.

EXHIBIT B

FORM OF GUARANTY AND SECURITY AGREEMENT

[See Attached]

B-1

236407008

FORM OF SECOND AMENDED AND RESTATED GUARANTY AND SECURITY AGREEMENT

dated as of November 15, 2018

made by

LANDMARK INFRASTRUCTURE ASSET OPCO II, LLC,

LANDMARK INFRASTRUCTURE OPERATING COMPANY LLC,

and

LANDMARK INFRASTRUCTURE INC.,

as the Borrowers

and

THE OTHER GRANTORS FROM TIME TO TIME PARTY HERETO

in favor of

SUNTRUST BANK
as Administrative Agent

US-DOCS\103772824.2

TABLE OF CONTENTS

ARTICLE I DEFINITIONS	2
Section 1.1	Definitions2
Section 1.2	Other Definitional Provisions; References6
ARTICLE II GUARANTEE	6
Section 2.1	Guarantee.6
Section 2.2	Taxes8
Section 2.3	Payments8
ARTICLE III GRANT OF SECURITY INTEREST	8
Section 3.1	Grant of Security Interest8
Section 3.2	Transfer of Pledged Securities10
Section 3.3	Grantors Remain Liable under Accounts, Chattel Paper and Payment Intangibles10
ARTICLE IV ACKNOWLEDGMENTS, WAIVERS AND CONSENTS	10
Section 4.1	Acknowledgments, Waivers and Consents10
Section 4.2	No Subrogation, Contribution or Reimbursement13
ARTICLE V REPRESENTATIONS AND WARRANTIES	13
Section 5.1	Confirmation of Representations in Credit Agreement14
Section 5.2	Benefit to the Guarantors14
Section 5.3	Title, Authorization, Validity and Enforceability14
Section 5.4	Conflicting Laws and Contracts14
Section 5.5	No Financing Statements, Security Agreements14
Section 5.6	Pledged Securities and Other Investment Property14
Section 5.7	First Priority Liens15
Section 5.8	Legal Name, Organizational Status, Chief Executive Office15
Section 5.9	Prior Names, Prior Chief Executive Offices15
Section 5.10	Chattel Paper15
Section 5.11	Truth of Information; Accounts15
Section 5.12	Governmental Obligors16
Section 5.13	Intellectual Property16
Section 5.14	Deposit Accounts and Securities Accounts16
Section 5.15	Commercial Tort Claims16
ARTICLE VI COVENANTS	16
Section 6.1	Covenants in Credit Agreement17
Section 6.2	Maintenance of Perfected Security Interest; Further Documentation17
Section 6.3	Maintenance of Records17
Section 6.4	Right of Inspection18
Section 6.5	Further Identification of Collateral18
Section 6.6	Changes in Names, Locations18

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Section 6.7	Compliance with Contractual Obligations19
Section 6.8	Limitations on Dispositions of Collateral19
Section 6.9	Pledged Securities19
Section 6.10	Limitations on Modifications, Waivers, Extensions of Agreements Giving Rise to Accounts20
Section 6.11	Analysis of Accounts20
Section 6.12	Instruments and Tangible Chattel Paper20
Section 6.13	Commercial Tort Claims20
Section 6.14	Intellectual Property21
ARTICLE VII REMEDIAL PROVISIONS	22
Section 7.1	Pledged Securities22
Section 7.2	Collections on Accounts23
Section 7.3	Proceeds24
Section 7.4	UCC and Other Remedies24
Section 7.5	Private Sales of Pledged Securities26
Section 7.6	Waiver; Deficiency26
Section 7.7	Non-Judicial Enforcement26
ARTICLE VIII THE ADMINISTRATIVE AGENT	27
Section 8.1	The Administrative Agent’s Appointment as Attorney-in-Fact27
Section 8.2	Duty of the Administrative Agent28
Section 8.3	Filing of Financing Statements29
Section 8.4	Authority of the Administrative Agent29
ARTICLE IX SUBORDINATION OF INDEBTEDNESS	30
Section 9.1	Subordination of All Guarantor Claims30
Section 9.2	Claims in Bankruptcy30
Section 9.3	Payments Held in Trust30
Section 9.4	Liens Subordinate31
Section 9.5	Notation of Records31
ARTICLE X MISCELLANEOUS	31
Section 10.1	Waiver31
Section 10.2	Notices31
Section 10.3	Payment of Expenses; Indemnities31
Section 10.4	Amendments in Writing32
Section 10.5	Successors and Assigns32
Section 10.6	Severability33
Section 10.7	Counterparts33
Section 10.8	Survival33
Section 10.9	Captions33
Section 10.10	No Oral Agreements33
Section 10.11	Governing Law; Submission to Jurisdiction33
Section 10.12	WAIVER OF JURY TRIAL34
Section 10.13	Acknowledgments34
Section 10.14	Additional Grantors35

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Section 10.15	Set-Off35
Section 10.16	Termination; Release36
Section 10.17	Reinstatement37
Section 10.18	Acceptance37
Section 10.19	Transactions on the Closing Date37
ARTICLE XI KEEPWELL	38

Schedules

Schedule 1 -Notice Addresses

Schedule 2 -Pledged Securities

Schedule 3-Filings and Other Actions Required to Perfect Security Interests

Schedule 4-Legal Name, Organizational Status, Chief Executive Office

Schedule 5-Prior Names and Prior Chief Executive Offices

Schedule 6-Intellectual Property

Schedule 7 -Deposit Accounts

Schedule 8Commercial Tort Claims

Annexes

Annex I-Form of Assumption Agreement

Annex II-Form of Intellectual Property Security Agreement

Annex III-Form of Supplement

Annex IV-Form of Acknowledgment and Consent

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SECOND AMENDED AND RESTATED GUARANTY AND SECURITY AGREEMENT

THIS SECOND AMENDED AND RESTATED GUARANTY AND SECURITY AGREEMENT, dated as of November 15, 2018 (as amended, restated, supplemented or otherwise modified from time to time, this “Agreement”), is made by and among LANDMARK INFRASTRUCTURE ASSET OPCO II LLC, a Delaware limited liability company (“Landmark Asset OpCo II”), LANDMARK INFRASTRUCTURE OPERATING COMPANY LLC, a Delaware limited liability company (“Landmark Operating Company”), and LANDMARK INFRASTRUCTURE INC., a Delaware corporation (“Landmark REIT”, and together with Landmark Asset OpCo II and Landmark Operating Company, collectively, the “Borrowers”, and individually, a  “Borrower”), LANDMARK INFRASTRUCTURE PARTNERS LP, a Delaware limited partnership (the “MLP”), and certain Subsidiaries of the Borrowers and the Borrowers identified on the signature pages hereto as “Guarantors” (together with the Borrowers, the MLP and any other Subsidiary of any Borrower that becomes a party hereto from time to time after the date hereof, each, a “Grantor” and, collectively, the “Grantors”), in favor of SUNTRUST BANK, as administrative agent (in such capacity, together with its successors in such capacity, the “Administrative Agent”) for the Secured Parties (as defined in the Credit Agreement (as defined below)).

WHEREAS, Landmark Operating Company, the several banks and other financial institutions and lenders from time to time party thereto (collectively, the “Existing Lenders”), and SunTrust Bank, in its capacity as the Administrative Agent, the Issuing Bank, and the Swingline Lender entered into that certain Second Amended and Restated Credit Agreement dated as of July 31, 2017 (as amended prior to the date hereof, the “Existing Credit Agreement”), pursuant to which the Existing Lenders made certain loans and other extensions of credit to Landmark Operating Company, as borrower thereunder;

WHEREAS, in connection with the Existing Credit Agreement, the Borrowers, the MLP and certain other Persons entered into that certain Amended and Restated Guaranty and Security Agreement dated as of July 31, 2017 in favor of SunTrust Bank, as administrative agent for the benefit of the secured parties described therein (as amended, supplemented or otherwise modified and in effect prior to the date hereof, the “Existing Guaranty and Security Agreement”);

WHEREAS, the Borrowers, as borrowers, are entering into that certain Third Amended and Restated Credit Agreement, dated as of the date hereof, with the MLP, the Lenders from time to time party thereto, the Administrative Agent and SunTrust Bank, as Issuing Bank and Swingline Lender (as amended, restated, supplemented, replaced, increased, refinanced or otherwise modified from time to time, the “Credit Agreement”), providing for a revolving credit facility;

WHEREAS, it is a condition precedent to the obligations of the Lenders, the Issuing Bank, the Swingline Lender and the Administrative Agent under the Loan Documents that the Grantors enter into this Agreement, pursuant to which the Grantors shall guarantee all Obligations of the Borrowers and the Grantors shall grant Liens on certain of their personal property to the Administrative Agent for the benefit of the Secured Parties to secure the Obligations; and

WHEREAS, the parties hereto desire to enter into this Agreement in order to amend and restate the Existing Guaranty and Security Agreement in its entirety on the terms and subject to the conditions set forth herein.

NOW, THEREFORE, in consideration of the premises and to induce the Administrative Agent, the Lenders, the Issuing Bank and the Swingline Lender to enter into the Credit Agreement and to induce the Lenders, the Issuing Bank and the Swingline Lender to make their respective extensions of credit

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to the Borrowers thereunder, each Grantor hereby agrees with the Administrative Agent, for the ratable benefit of the Secured Parties, as follows:

ARTICLE I

DEFINITIONS

Section 1.1Definitions

.  Each term defined above shall have the meaning set forth above for all purposes of this Agreement.  Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings assigned to such terms in the Credit Agreement, and the terms “Account Debtor”, “Accounts”, “Chattel Paper”, “Commercial Tort Claims”, “Deposit Accounts”, “Documents”, “Electronic Chattel Paper”, “Equipment”, “Fixtures”, “General Intangibles”, “Goods”, “Instruments”, “Inventory”, “Investment Property”, “Letter-of-Credit Rights”, “Payment Intangibles”, “Proceeds”, “Securities Accounts”, “Supporting Obligations”, and “Tangible Chattel Paper” shall have the meanings assigned to such terms in the UCC (as defined below) (and, if defined in more than one article of the UCC, shall have the meaning given in Article 9 thereof) as in effect on the date hereof:

(a)The following terms shall have the following meanings:

“Agreement” shall have the meaning assigned such term in the introductory paragraph hereto.

“Avoidance Provisions” shall have the meaning set forth in Section 2.1(d).

“Bankruptcy Code” shall have the meaning set forth in Section 2.1(c)(i).

“Collateral” shall have the meaning set forth in Section 3.1.

“Copyrights” shall mean all rights, title and interests (and all related IP Ancillary Rights) arising under any Requirement of Law in or relating to copyrights and all mask work, database and design rights, whether or not registered or published, all registrations and recordations thereof and all applications in connection therewith.

“Excluded Accounts” shall mean, collectively, any Deposit Account and any Security Account permitted pursuant to Section 5.11(a) of the Credit Agreement that is not a Controlled Account.

“Excluded Property” shall mean the following:

(a)  assets to the extent a grant of a security interest therein would (i) result in the contravention of any applicable Requirement of Law, unless such applicable Requirement of Law would be rendered ineffective with respect to the creation of such security interest by the provisions of Article 9 of the UCC, (ii) constitute a violation of a valid and enforceable restriction (after giving effect to applicable anti-assignment provisions of the UCC) in favor of a third party on such grant (unless and until any and all required consents have been obtained), (iii) give any other party to such contract, instrument, license or other document the right to terminate its obligations thereunder, (iv) require the consent of any governmental authority or third party to the extent such consent has not been obtained after the applicable Loan Party has used commercially reasonable efforts to obtain such consent, or (v) result in adverse tax consequences as determined in good faith by the Administrative Borrower;

(b)  those properties or assets as to which the Administrative Agent and the Administrative Borrower shall reasonably determine that the burden or cost of obtaining a security interest therein

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outweighs the benefit of the security to be afforded thereby; provided, however, that no Capital Stock of any Borrower or any Restricted Subsidiary shall in any case constitute “Excluded Property” for purposes of this clause (b);

(c)  voting Capital Stock of a Foreign Subsidiary that is a CFC in excess of 65% of such voting Capital Stock;

(d) voting Capital Stock of a Domestic CFC Holdco in excess of 65% of such voting Capital Stock; and

(e)  all Buildings and Manufactured (Mobile) Homes;

provided, that “Excluded Property” shall not include any proceeds, products, substitutions or replacements of Excluded Property (unless such proceeds, products, substitutions or replacements would otherwise constitute Excluded Property).

“Existing Credit Agreement” shall have the meaning set forth in the recitals hereto.

“Existing Lenders” shall have the meaning set forth in the recitals hereto.

“Existing Guaranty and Security Agreement” shall have the meaning set forth in the recitals hereto.

“First Priority” shall mean, with respect to any Lien purported to be created in any Collateral pursuant to this Agreement or any other Collateral Document, that such Lien is the most senior Lien to which such Collateral is subject, subject only to Permitted Liens.

“Guaranteed Obligations” shall have the meaning set forth in Section 2.1(a).

“Guarantors” shall mean, collectively, each Grantor.

“Intellectual Property” shall mean all rights, title and interests in or relating to intellectual property and industrial property arising under any Requirement of Law and all IP Ancillary Rights relating thereto, including all Copyrights, Patents, Software, Trademarks, Internet Domain Names, Trade Secrets and IP Licenses.

“Internet Domain Name” shall mean all rights, title and interests (and all related IP Ancillary Rights) arising under any Requirement of Law in or relating to Internet domain names.

“IP Ancillary Rights” shall mean, with respect to any Intellectual Property, as applicable, all foreign counterparts to, and all divisional, reversions, continuations, continuations-in-part, reissues, reexaminations, renewals and extensions of, such Intellectual Property and liabilities at any time due or payable or asserted under or with respect to any of the foregoing or otherwise with respect to such Intellectual Property, including all rights to sue or recover at law or in equity for any past, present or future infringement, misappropriation, dilution, violation or other impairment thereof and, in each case, all rights to obtain any other IP Ancillary Right.

“IP License” shall mean all Contractual Obligations (and all related IP Ancillary Rights), whether written or oral, granting any right, title or interest in or relating to any Intellectual Property.

“Issuers” shall mean, collectively, each issuer of a Pledged Security.

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“Material Intellectual Property” shall mean any Intellectual Property that is owned by or licensed to a Grantor and material to the conduct of any Grantor’s business.

“Monetary Obligation” shall mean a monetary obligation secured by Goods or owed under a lease of Goods and includes a monetary obligation with respect to software used in Goods.

“Note” shall mean an instrument that evidences a promise to pay a Monetary Obligation and any other instrument within the description of “promissory note” as defined in Article 9 of the UCC.

“Patents” shall mean all rights, title and interests (and all related IP Ancillary Rights) arising under any Requirement of Law in or relating to letters patent or applications thereof.

“Permitted Lien” shall mean any Lien permitted by Section 7.2 of the Credit Agreement.

“Pledged Certificated Stock” shall mean all certificated securities and any other Capital Stock or Stock Equivalent of any Person, other than Excluded Property, evidenced by a certificate, instrument or other similar document, in each case owned by any Grantor, including those interests set forth on Schedule 2 to the extent such interests are certificated.

“Pledged Securities” shall mean, collectively, all Pledged Certificated Stock and all Pledged Uncertificated Stock.

“Pledged Uncertificated Stock” shall mean any Capital Stock or Stock Equivalent of any Person, other than Pledged Certificated Stock and Excluded Property, in each case owned by any Grantor, including all right, title and interest of any Grantor as a limited or general partner in any partnership or as a member of any limited liability company not constituting Pledged Certificated Stock, all right, title and interest of any Grantor in, to and under any organizational document of any partnership or limited liability company to which it is a party, including those interests set forth on Schedule 2 to the extent such interests are not certificated.

“Qualified ECP Guarantor” shall mean, in respect of any Swap Obligation, each Loan Party that has total assets exceeding $10,000,000 at the time the relevant Guarantee or grant of the relevant security interest becomes effective with respect to such Swap Obligation or such other person as constitutes an “eligible contract participant” under the Commodity Exchange Act or any regulations promulgated thereunder and can cause another Person to qualify as an “eligible contract participant” at such time by entering into a keepwell under Section 1a(18)(A)(v)(II) of the Commodity Exchange Act.

“Secured Obligations” shall have the meaning set forth in Section 3.1.

“Securities Act” shall mean the Securities Act of 1933, as amended and in effect from time to time.

“Software” shall mean (a) all computer programs, including source code and object code versions, (b) all data, databases and compilations of data, whether machine readable or otherwise, and (c) all documentation, training materials and configurations related to any of the foregoing.

“Stock Equivalents” shall mean all securities convertible into or exchangeable for Capital Stock or any other Stock Equivalent and all warrants, options or other rights to purchase, subscribe for or otherwise acquire any Capital Stock or any other Stock Equivalent, whether or not presently convertible, exchangeable or exercisable.

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“Trademarks” shall mean all rights, title and interests (and all related IP Ancillary Rights) arising under any Requirement of Law in or relating to trademarks, trade names, corporate names, company names, business names, fictitious business names, trade styles, service marks, logos and other source or business identifiers and, in each case, all goodwill associated therewith, all registrations and recordations thereof and all applications in connection therewith.

“Trade Secrets” shall mean all rights, title and interests (and all related IP Ancillary Rights) arising under any Requirement of Law in or relating to trade secrets.

“UCC” shall mean the Uniform Commercial Code as in effect from time to time in the State of New York.

“Vehicles” shall mean all vehicles covered by a certificate of title law of any state and, in any event, shall include all tires and other appurtenances to any of the foregoing.

Section 1.2Other Definitional Provisions; References

.  The definition of terms herein shall apply equally to the singular and plural forms of the terms defined.  Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms.  The words “include”, “includes” and “including” shall be deemed to be followed by the phrase “without limitation”.  The word “will” shall be construed to have the same meaning and effect as the word “shall”.  Unless the context requires otherwise (a) any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein), (b) any reference herein to any Person shall be construed to include such Person’s successors and assigns, (c) the words “herein”, “hereof” and “hereunder”, and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof, (d) all references herein to Articles, Sections, Exhibits, Schedules and Annexes shall, unless otherwise stated, be construed to refer to Articles and Sections of, and Exhibits, Schedules and Annexes to, this Agreement and (e) the words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights.  Where the context requires, terms relating to the Collateral or any part thereof, when used in relation to a Grantor, shall refer to such Grantor’s Collateral or the relevant part thereof.

ARTICLE II

GUARANTEE

Section 2.1Guarantee.

(a)Each Guarantor unconditionally guarantees, jointly with the other Guarantors and severally, as a primary obligor and not merely as a surety, (i) the due and punctual payment of all Obligations including, without limitation, (A) the principal of and premium, if any, and interest (including interest accruing during the pendency of any bankruptcy, insolvency, receivership or other similar proceeding, regardless of whether allowed or allowable in such proceeding) on the Loans, when and as due, whether at maturity, by acceleration, upon one or more dates set for prepayment or otherwise, (B) each payment required to be made by the Borrowers under the Credit Agreement in respect of any Letter of Credit, when and as due, including payments in respect of reimbursement or disbursements, interest thereon and obligations to provide cash collateral, and (C) all other monetary obligations, including fees, costs, expenses and indemnities, whether primary, secondary, direct, contingent, fixed or otherwise (including monetary obligations incurred during the pendency of any bankruptcy, insolvency, receivership or other

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similar proceeding, regardless of whether allowed or allowable in such proceeding), of the Loan Parties to the Administrative Agent, the Lenders and the Issuing Bank under the Credit Agreement and the other Loan Documents; (ii) the due and punctual performance of all covenants, agreements, obligations and liabilities of the other Loan Parties under or pursuant to the Credit Agreement and the other Loan Documents; (iii) the due and punctual payment of all Bank Product Obligations; and (iv) the due and punctual payment and performance of all Hedging Obligations that constitute Obligations, excluding, in each case above, for the avoidance of doubt, Excluded Swap Obligations (all the monetary and other obligations referred to in the preceding clauses (i) through (iv), being collectively called the “Guaranteed Obligations”).  Each Guarantor further agrees that the Guaranteed Obligations may be extended or renewed, in whole or in part, without notice to or further assent from such Guarantor, and that such Guarantor will remain bound upon its guarantee notwithstanding any extension or renewal of any Guaranteed Obligations.

(b)Each Guarantor further agrees that its guarantee constitutes a guarantee of payment when due and not of collection, and waives any right to require that any resort be had by the Administrative Agent or any Secured Party to any of the security held for payment of the Guaranteed Obligations or to any balance of any deposit account or credit on the books of the Administrative Agent or any Secured Party in favor of any Borrower or any other Guarantor.

(c)It is the intent of each Guarantor and the Administrative Agent that the maximum obligations of the Guarantors hereunder shall be, but not in excess of:

(i)in a case or proceeding commenced by or against any Guarantor under the provisions of Title 11 of the United States Code, 11 U.S.C. §§101 et seq., as amended and in effect from time to time (the “Bankruptcy Code”), on or within one year from the date on which any of the Guaranteed Obligations are incurred, the maximum amount which would not otherwise cause the Guaranteed Obligations (or any other obligations of such Guarantor owed to the Administrative Agent or the Secured Parties) to be avoidable or unenforceable against such Guarantor under (i) Section 548 of the Bankruptcy Code or (ii) any state fraudulent transfer or fraudulent conveyance act or statute applied in any such case or proceeding by virtue of Section 544 of the Bankruptcy Code; or

(ii)in a case or proceeding commenced by or against any Guarantor under the Bankruptcy Code subsequent to one year from the date on which any of the Guaranteed Obligations are incurred, the maximum amount which would not otherwise cause the Guaranteed Obligations (or any other obligations of such Guarantor to the Administrative Agent or the Secured Parties) to be avoidable or unenforceable against such Guarantor under any state fraudulent transfer or fraudulent conveyance act or statute applied in any such case or proceeding by virtue of Section 544 of the Bankruptcy Code; or

(iii)in a case or proceeding commenced by or against any Guarantor under any law, statute or regulation other than the Bankruptcy Code (including, without limitation, any other bankruptcy, reorganization, arrangement, moratorium, readjustment of debt, dissolution, liquidation or similar debtor relief laws), the maximum amount which would not otherwise cause the Guaranteed Obligations (or any other obligations of such Guarantor to the Administrative Agent or the Secured Parties) to be avoidable or unenforceable against such Guarantor under such law, statute or regulation, including, without limitation, any state fraudulent transfer or fraudulent conveyance act or statute applied in any such case or proceeding.

(d)The substantive laws under which the possible avoidance or unenforceability of the Guaranteed Obligations (or any other obligations of such Guarantor to the Administrative Agent or the Secured Parties) as may be determined in any case or proceeding shall hereinafter be referred to as the

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“Avoidance Provisions”.  To the extent set forth in Section 2.1(c)(i), Section 2.1(c)(ii) and Section 2.1(c)(iii) but only to the extent that the Guaranteed Obligations would otherwise be subject to avoidance or found unenforceable under the Avoidance Provisions, if any Guarantor is not deemed to have received valuable consideration, fair value or reasonably equivalent value for the Guaranteed Obligations, or if the Guaranteed Obligations would render such Guarantor insolvent, or leave such Guarantor with an unreasonably small capital to conduct its business, or cause such Guarantor to have incurred debts (or to have intended to have incurred debts) beyond its ability to pay such debts as they mature, in each case as of the time any of the Guaranteed Obligations are deemed to have been incurred under the Avoidance Provisions and after giving effect to the contribution by such Guarantor, the maximum Guaranteed Obligations for which such Guarantor shall be liable hereunder shall be reduced to that amount which, after giving effect thereto, would not cause the Guaranteed Obligations (or any other obligations of such Guarantor to the Administrative Agent or the Secured Parties), as so reduced, to be subject to avoidance or unenforceability under the Avoidance Provisions.

(e)This Section 2.1 is intended solely to preserve the rights of the Administrative Agent and the Secured Parties hereunder to the maximum extent that would not cause the Guaranteed Obligations of such Guarantor to be subject to avoidance or unenforceability under the Avoidance Provisions, and neither the Grantors nor any other Person shall have any right or claim under this Section 2.1 as against the Administrative Agent or any Secured Party that would not otherwise be available to such Person under the Avoidance Provisions.

(f)Each Guarantor agrees that if the maturity of any of the Guaranteed Obligations is accelerated by bankruptcy or otherwise, such maturity shall also be deemed accelerated for the purpose of this guarantee without demand or notice to such Guarantor.  The guarantee contained in this Article II shall remain in full force and effect until all Guaranteed Obligations are Paid in Full, notwithstanding that, from time to time during the term of the Credit Agreement, no Obligations may be outstanding.

Section 2.2Taxes

.  Each payment of the Guaranteed Obligations will be subject to the provisions of Section 2.19 of the Credit Agreement.

Section 2.3Payments

.  Each Guarantor hereby agrees and guarantees that payments hereunder will be paid to the Administrative Agent without set off or counterclaim in Dollars at the Payment Office in the manner specified pursuant to Section 2.20 of the Credit Agreement.

ARTICLE III

GRANT OF SECURITY INTEREST

Section 3.1Grant of Security Interest

.  Each Grantor hereby pledges to the Administrative Agent, for the ratable benefit of the Secured Parties, and grants to the Administrative Agent, for the ratable benefit of the Secured Parties, a security interest in all of such Grantor’s right, title and interest in the following assets and property now owned or at any time hereafter acquired by such Grantor or in which such Grantor now has or at any time in the future may acquire any right, title or interest and whether now existing or hereafter coming into existence (collectively, the “Collateral”), as collateral security for the prompt and complete payment and performance when due (whether at the stated maturity, by acceleration or otherwise) of the Obligations (collectively, the “Secured Obligations”):

(a)all Accounts and Chattel Paper;

(b)all Commercial Tort Claims described on Schedule 8 and on any supplement thereto received by the Administrative Agent pursuant to Section 6.13;

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(c)all contracts;

(d)all Deposit Accounts;

(e)all Documents;

(f)all General Intangibles;

(g)all Goods (including, without limitation, all Inventory, all Equipment and all Fixtures);

(h)all Instruments;

(i)all Intellectual Property;

(j)all Investment Property;

(k)all Letter-of-Credit Rights;

(l)all Notes and all intercompany obligations between the Loan Parties;

(m)all Pledged Securities;

(n)all Vehicles;

(o)all books and records, Supporting Obligations and related letters of credit or other claims and causes of action, in each case to the extent pertaining to the Collateral; and

(p)to the extent not otherwise included, substitutions, replacements, accessions, products and other Proceeds (including, without limitation, insurance proceeds, licenses, royalties, income, payments, claims, damages and proceeds of suit) of any or all of the foregoing and all collateral security, guarantees and other Supporting Obligations given with respect to any of the foregoing;

provided that, notwithstanding the foregoing, no Lien or security interest is hereby granted on and the term “Collateral” shall not include, any Excluded Property, and, to the extent that any Collateral later becomes Excluded Property, the Lien granted hereunder will automatically be deemed to have been released; provided, further, that if and when any property of any Grantor shall cease to be Excluded Property, a Lien on and security interest in such property shall automatically be deemed granted therein.

Section 3.2Transfer of Pledged Securities

.  All certificates and instruments representing or evidencing the Pledged Certificated Stock shall be delivered to and held pursuant hereto by the Administrative Agent or a Person designated by the Administrative Agent and, in the case of an instrument or certificate in registered form, shall be duly indorsed to the Administrative Agent or in blank by an effective endorsement (whether on the certificate or instrument or on a separate writing), and accompanied by any required transfer tax stamps to effect the pledge of the Pledged Securities to the Administrative Agent.

Section 3.3Grantors Remain Liable under Accounts, Chattel Paper and Payment Intangibles

.  Anything herein to the contrary notwithstanding, each Grantor shall remain liable under each of the Accounts, Chattel Paper and Payment Intangibles to observe and perform all of the conditions and obligations to be observed and performed by it thereunder, all in accordance with the terms of any

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agreement giving rise to each such Account, Chattel Paper or Payment Intangible.  Neither the Administrative Agent nor any other Secured Party shall have any obligation or liability under any Account, Chattel Paper or Payment Intangible (or any agreement giving rise thereto) by reason of or arising out of this Agreement or the receipt by the Administrative Agent or any such other Secured Party of any payment relating to such Account, Chattel Paper or Payment Intangible pursuant hereto, nor shall the Administrative Agent or any other Secured Party be obligated in any manner to perform any of the obligations of any Grantor under or pursuant to any Account, Chattel Paper or Payment Intangible (or any agreement giving rise thereto) to make any payment, to make any inquiry as to the nature or the sufficiency of any payment received by it or as to the sufficiency of any performance by any party under any Account, Chattel Paper or Payment Intangible (or any agreement giving rise thereto), to present or file any claim, to take any action to enforce any performance or to collect the payment of any amounts which may have been assigned to it or to which it may be entitled at any time or times.

ARTICLE IV

ACKNOWLEDGMENTS, WAIVERS AND CONSENTS

Section 4.1Acknowledgments, Waivers and Consents

(a).  (a) Each Guarantor acknowledges and agrees that the obligations undertaken by it under this Agreement (and each Borrower acknowledges and agrees that the obligations undertaken by it under the Credit Agreement) involve the guarantee of, and each Grantor acknowledges and agrees that the obligations undertaken by it under this Agreement involve the provision of collateral security for, obligations of Persons other than such Grantor and that such Grantor’s guarantee and provision of collateral security for the Secured Obligations are absolute, irrevocable and unconditional under any and all circumstances.  In full recognition and furtherance of the foregoing, each Grantor understands and agrees, to the fullest extent permitted under applicable law and except as may otherwise be expressly and specifically provided in the Loan Documents, that such Grantor shall remain obligated hereunder (including, without limitation, with respect to such Guarantor the guarantee made by it herein and, with respect to such Grantor, the collateral security provided by such Grantor herein), and the enforceability and effectiveness of this Agreement and the liability of such Grantor, and the rights, remedies, powers and privileges of the Administrative Agent and the other Secured Parties under this Agreement and the other Loan Documents, shall not be affected, limited, reduced, discharged or terminated in any way:

(i)notwithstanding that, without any reservation of rights against any Grantor and without notice to or further assent by any Grantor, (A) any demand for payment of any of the Secured Obligations made by the Administrative Agent or any other Secured Party may be rescinded by the Administrative Agent or such other Secured Party and any of the Secured Obligations continued; (B) the Secured Obligations, the liability of any other Person upon or for any part thereof or any collateral security or guarantee therefor or right of offset with respect thereto may, from time to time, in whole or in part, be renewed, extended, amended, modified, accelerated, compromised, waived, surrendered or released by, or any indulgence or forbearance in respect thereof granted by, the Administrative Agent or any other Secured Party; (C) subject to express provisions therein, the Credit Agreement, the other Loan Documents and all other documents executed and delivered in connection therewith or in connection with Hedging Obligations and Bank Product Obligations included as Obligations may be amended, modified, supplemented or terminated, in whole or in part, as the Administrative Agent (or the Required Lenders, all Lenders, or the other parties thereto, as the case may be) may deem advisable from time to time; (D) any Borrower, any Guarantor or any other Person may from time to time accept or enter into new or additional agreements, security documents, guarantees or other instruments in addition to, in exchange for or relative to any Loan Document, all or any part of the Secured Obligations or any

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Collateral now or in the future serving as security for the Secured Obligations; (E) any collateral security, guarantee or right of offset at any time held by the Administrative Agent or any other Secured Party for the payment of the Secured Obligations may be sold, exchanged, waived, surrendered or released; and (F) any other event shall occur which constitutes a defense or release of sureties generally; and

(ii)regardless of, and each Grantor hereby expressly waives to the fullest extent permitted by law any defense now or in the future arising by reason of, (A) the illegality, invalidity or unenforceability of the Credit Agreement, any other Loan Document, any of the Secured Obligations or any other collateral security therefor or guarantee or right of offset with respect thereto at any time or from time to time held by the Administrative Agent or any other Secured Party; (B) any defense, set-off or counterclaim (other than a defense of payment or performance) which may at any time be available to or be asserted by any Grantor or any other Person against the Administrative Agent or any other Secured Party; (C) the insolvency, bankruptcy arrangement, reorganization, adjustment, composition, liquidation, disability, dissolution or lack of power of any Grantor or any other Person at any time liable for the payment of all or part of the Secured Obligations or the failure of the Administrative Agent or any other Secured Party to file or enforce a claim in bankruptcy or other proceeding with respect to any Person, or any sale, lease or transfer of any or all of the assets of any Grantor, or any changes in the shareholders of any Grantor; (D) the fact that any Collateral or Lien contemplated or intended to be given, created or granted as security for the repayment of the Secured Obligations shall not be properly perfected or created, or shall prove to be unenforceable or subordinate to any other Lien, it being recognized and agreed by each of the Grantors that it is not entering into this Agreement in reliance on, or in contemplation of the benefits of, the validity, enforceability, collectability or value of any of the Collateral for the Secured Obligations; (E) any failure of the Administrative Agent or any other Secured Party to marshal assets in favor of any Grantor or any other Person, to exhaust any collateral for all or any part of the Secured Obligations, to pursue or exhaust any right, remedy, power or privilege it may have against any Grantor or any other Person or to take any action whatsoever to mitigate or reduce any Grantor’s liability under this Agreement or any other Loan Document; (F) any law which provides that the obligation of a surety or guarantor must neither be larger in amount nor in other respects more burdensome than that of the principal or which reduces a surety’s or guarantor’s obligation in proportion to the principal obligation; (G) the possibility that the Secured Obligations may at any time and from time to time exceed the aggregate liability of such Grantor under this Agreement; or (H) any other circumstance or act whatsoever, including any action or omission of the type described in Section 4.1(a)(i) (with or without notice to or knowledge of any Grantor), which constitutes, or might be construed to constitute, an equitable or legal discharge or defense of the Borrowers for the Obligations, or of such Guarantor under the guarantee contained in Article II, or with respect to the collateral security provided by such Grantor herein, or which might be available to a surety or guarantor, in bankruptcy or in any other instance.

(b)Each Grantor hereby waives to the extent permitted by law (i) except as expressly provided otherwise in any Loan Document, all notices to such Grantor, or to any other Person, including, but not limited to, notices of the acceptance of this Agreement, the guarantee contained in Article II or the provision of collateral security provided herein, or the creation, renewal, extension, modification or accrual of any Secured Obligations, or notice of or proof of reliance by the Administrative Agent or any other Secured Party upon the guarantee contained in Article II or upon the collateral security provided herein, or of default in the payment or performance of any of the Secured Obligations owed to the Administrative Agent or any other Secured Party and enforcement of any right or remedy with respect thereto, or notice of any other matters relating thereto; the Secured Obligations, and any of them, shall conclusively be deemed to have been created, contracted or incurred, or renewed, extended, amended or waived, in reliance upon

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the guarantee contained in Article II and the collateral security provided herein and no notice of creation of the Secured Obligations or any extension of credit already or hereafter contracted by or extended to the Borrowers need be given to any Grantor, and all dealings between any of the Borrowers and any of the Grantors, on the one hand, and the Administrative Agent and the other Secured Parties, on the other hand, likewise shall be conclusively presumed to have been had or consummated in reliance upon the guarantee contained in Article II and on the collateral security provided herein; (ii) diligence and demand of payment, presentment, protest, dishonor and notice of dishonor; (iii) any statute of limitations affecting any Grantor’s liability hereunder or the enforcement thereof; (iv) all rights of revocation with respect to the Secured Obligations, the guarantee contained in Article II and the provision of collateral security herein; and (v) all principles or provisions of law which conflict with the terms of this Agreement and which can, as a matter of law, be waived.

(c)When making any demand hereunder or otherwise pursuing its rights and remedies hereunder against any Grantor, the Administrative Agent or any other Secured Party may, but shall be under no obligation to, join or make a similar demand on or otherwise pursue or exhaust such rights and remedies as it may have against any Borrower, any Grantor or any other Person or against any collateral security or guarantee for the Secured Obligations or any right of offset with respect thereto, and any failure by the Administrative Agent or any other Secured Party to make any such demand, to pursue such other rights or remedies or to collect any payments from any Borrower, any Grantor or any other Person or to realize upon any such collateral security or guarantee or to exercise any such right of offset, or any release of any Borrower, any Grantor or any other Person or any such collateral security, guarantee or right of offset, shall not relieve any Grantor of any obligation or liability hereunder, and shall not impair or affect the rights and remedies, whether express, implied or available as a matter of law, of the Administrative Agent or any other Secured Party against any Grantor.  For the purposes hereof, “demand” shall include the commencement and continuance of any legal proceedings.  Neither the Administrative Agent nor any other Secured Party shall have any obligation to protect, secure, perfect or insure any Lien at any time held by it as security for the Secured Obligations or for the guarantee contained in Article II or any property subject thereto.

Section 4.2No Subrogation, Contribution or Reimbursement

.  Until all Secured Obligations are Paid in Full, notwithstanding any payment made by any Grantor hereunder or any set-off or application of funds of any Grantor by the Administrative Agent or any other Secured Party, no Grantor shall be entitled to be subrogated to any of the rights of the Administrative Agent or any other Secured Party against any Borrower or any Grantor or any collateral security or guarantee or right of offset held by the Administrative Agent or any other Secured Party for the payment of the Secured Obligations, nor shall any Grantor seek or be entitled to seek any indemnity, exoneration, participation, contribution or reimbursement from any Borrower or any Grantor in respect of payments made by such Grantor hereunder, and each Grantor hereby expressly waives, releases and agrees not to exercise any or all such rights of subrogation, reimbursement, indemnity and contribution.  Each Grantor further agrees that to the extent that such waiver and release set forth herein is found by a court of competent jurisdiction to be void or voidable for any reason, any rights of subrogation, reimbursement, indemnity and contribution such Grantor may have against any Borrower or any Grantor or against any collateral or security or guarantee or right of offset held by the Administrative Agent or any other Secured Party shall be junior and subordinate to any rights the Administrative Agent and the other Secured Parties may have against the Borrowers and such Grantor and to all right, title and interest the Administrative Agent and the other Secured Parties may have in such collateral or security or guarantee or right of offset.  The Administrative Agent, for the benefit of the Secured Parties, may use, sell or dispose of any item of Collateral or security as it sees fit without regard to any subrogation rights any Grantor may have, and upon any disposition or sale, any rights of subrogation any Grantor may have shall terminate.

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ARTICLE V

REPRESENTATIONS AND WARRANTIES

To induce the Administrative Agent and the other Secured Parties to enter into the Credit Agreement and the other Loan Documents, to induce the Lenders and the Issuing Bank to make their respective extensions of credit to the Borrowers thereunder and to induce the Lender-Related Hedge Providers and the Bank Product Providers to enter into Hedging Obligations and Bank Product Obligations with the Grantors, each Grantor represents and warrants to the Administrative Agent and each other Secured Party as follows:

Section 5.1Confirmation of Representations in Credit Agreement

.  The representations and warranties set forth in Article IV of the Credit Agreement as they relate to such Grantor (in its capacity as a Loan Party) or to the Loan Documents to which such Grantor is a party are true and correct in all material respects; provided that each reference in each such representation and warranty to the Borrowers’ knowledge shall, for the purposes of this Section 5.1, be deemed to be a reference to such Guarantor’s knowledge.

Section 5.2Benefit to the Guarantors

.  As of the Closing Date, such Grantor is a Borrower or a member of an affiliated group of companies that includes each Borrower and each Guarantor, and the Borrowers and the Guarantors are engaged in related businesses permitted pursuant to Section 7.3(b) of the Credit Agreement.  Each Guarantor other than the MLP is a Subsidiary of the Borrowers, and the guaranty and surety obligations of each Guarantor pursuant to this Agreement reasonably may be expected to benefit, directly or indirectly, each Guarantor; and each Guarantor has determined that this Agreement is necessary and convenient to the conduct, promotion and attainment of the business of such Guarantor and the Borrowers.

Section 5.3Title, Authorization, Validity and Enforceability

.  Such Grantor has good and valid rights in or the power to transfer the Collateral owned by it and title to the Collateral with respect to which it has purported to grant a security interest hereunder, free and clear of all Liens except for Permitted Liens. This Agreement creates a security interest that is enforceable against such Grantor in all Collateral it now owns or shall hereafter acquire.

Section 5.4Conflicting Laws and Contracts

.  The execution and delivery by such Grantor of this Agreement, the creation and perfection of the security interest in the Collateral granted hereunder by such Grantor, and the performance by such Grantor of the terms and provisions hereof (a) do not require any consent or approval of, registration or filing with, or any action by, any Governmental Authority, except those as have been obtained or made and are in full force and effect and except for filings necessary to perfect or maintain perfection of the Liens created under the Loan Documents, (b) will not violate any Requirement of Law applicable to such Grantor or any judgment, order or ruling of any Governmental Authority, (c) will not violate or result in a default under any Material Agreement of such Grantor or any of such Grantor’s assets or give rise to a right thereunder to require any payment to be made by such Grantor and (d) will not result in the creation or imposition of any Lien on any asset of such Grantor, except Liens (if any) created under the Loan Documents.

Section 5.5No Financing Statements, Security Agreements

.  No financing statement or security agreement describing all or any portion of the Collateral which has not lapsed or been terminated naming such Grantor as debtor has been filed or is of record in any jurisdiction except financing statements (a) naming the Administrative Agent on behalf of the Secured Parties as the secured party and (b) in respect of Permitted Liens; provided, that nothing herein shall be deemed to constitute an agreement to subordinate

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any of the Liens of the Administrative Agent under the Loan Documents to any Liens constituting Permitted Liens.

Section 5.6Pledged Securities and Other Investment Property

.  Schedule 2 sets forth a complete and accurate list of the Pledged Securities.  Each Grantor is the direct and beneficial owner of each Pledged Security listed in Schedule 2 as being owned by it, free and clear of any Liens, except for (a) the security interest granted to the Administrative Agent for the benefit of the Secured Parties hereunder or (b) Permitted Liens.  Each Grantor further represents and warrants that (i) all Pledged Securities owned by it have been duly authorized and validly issued, are fully paid and non-assessable and constitute the percentage of the issued and outstanding shares of Capital Stock of the respective issuers thereof indicated in Schedule 2 hereto and (ii) with respect to any certificates delivered to the Administrative Agent representing a Pledged Security, either such certificates are “Securities” as defined in Article 8 of the UCC of the applicable jurisdiction as a result of actions by the issuer or otherwise, or, if such certificates are not “Securities” as so defined, such steps as are necessary for the Administrative Agent to perfect its security interest therein as a “General Intangible” have been taken.  No approval or consent of the directors, partners or members of any issuer of the Pledge Securities is required as a condition to the validity and enforceability of the security interest created hereby or the consummation of the transactions contemplated hereby that has not been duly obtained by the relevant Grantor.

Section 5.7First Priority Liens

.  Other than with respect to Collateral in respect of which perfection of the Administrative Agent’s security interest therein would require actions constituting Excluded Perfections, the security interests granted pursuant to this Agreement, upon completion of the filings and other actions specified on Schedule 3 (which, in the case of all filings and other documents referred to on said Schedule have been delivered to the Administrative Agent in completed and, where applicable, duly executed form), will at all times constitute valid, perfected, First Priority, continuing security interests in all of the Collateral (other than Excluded Accounts) in favor of the Administrative Agent, for the ratable benefit of the Secured Parties, as collateral security for the Obligations, enforceable in accordance with the terms hereof against all creditors of such Grantor and any Persons purporting to purchase any Collateral from such Grantor, subject only to Permitted Liens.

Section 5.8Legal Name, Organizational Status, Chief Executive Office

.  On the Closing Date, the correct legal name of such Grantor, such Grantor’s jurisdiction of organization, organizational identification number, federal (and, if applicable, state) taxpayer identification number and the location of such Grantor’s chief executive office or sole place of business are specified on Schedule 4.

Section 5.9Prior Names, Prior Chief Executive Offices

.  Schedule 5 (as the same has been updated or may be updated from time to time pursuant hereto) correctly sets forth (a) all names and trade names that such Grantor has used in the last five years and (b) the chief executive office of such Grantor over the last five years (if different from that which is set forth in Section 5.4) are specified on Schedule 5.

Section 5.10Chattel Paper

.  No Collateral constituting Chattel Paper or Instruments contains any statement therein to the effect that such Collateral has been assigned to an identified party other than the Administrative Agent.

Section 5.11Truth of Information; Accounts

.  On the Closing Date, the place where each Grantor keeps its records concerning the Accounts, Chattel Paper and Payment Intangibles comprising a portion of the Collateral is 400 N. Continental Blvd., Suite 500, El Segundo, CA 90245.

Section 5.12Governmental Obligors

.  None of the Account Debtors on such Grantor’s Accounts, Chattel Paper or Payment Intangibles is a Governmental Authority, except to the extent such Accounts, Chattel Paper or Payment Intangibles have an aggregate value of less than $5,000,000.

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Section 5.13Intellectual Property

.  (a)  Schedule 6 (as the same has been updated or may be updated from time to time pursuant hereto) sets forth a true and complete list of the following Intellectual Property such Grantor owns, licenses or otherwise has the right to use:  (i) Material Intellectual Property that is registered or subject to applications for registration, (ii) material Internet Domain Names and (iii) Material Intellectual Property and material Software, separately identifying that owned and licensed to such Grantor and including for each of the foregoing items (1) the owner, (2) the title, (3) the jurisdiction in which such item has been registered or otherwise arises or in which an application for registration has been filed, (4) as applicable, the registration or application number and registration or application date and (5) any IP Licenses or other rights (including franchises) granted by such Grantor with respect thereto.

(b)  On the Closing Date, all Material Intellectual Property owned by such Grantor is valid, in full force and effect, subsisting, unexpired and enforceable, and no Material Intellectual Property has been abandoned.  No breach or default of any material IP License shall be caused by any of the following, and none of the following shall limit or impair the ownership, use, validity or enforceability of, or any rights of such Grantor in, any Material Intellectual Property:  (i) the consummation of the transactions contemplated by any Loan Document or (ii) any holding, decision, judgment or order rendered by any Governmental Authority.  There are no pending (or, to the knowledge of such Grantor, threatened) actions, investigations, suits, proceedings, audits, claims, demands, orders or disputes challenging the ownership, use, validity, enforceability of, or such Grantor’s rights in, any Material Intellectual Property of such Grantor.  To such Grantor’s knowledge, no Person has been or is infringing, misappropriating, diluting, violating or otherwise impairing any Material Intellectual Property of such Grantor.  Such Grantor, and to such Grantor’s knowledge each other party thereto, is not in material breach or default of any material IP License.

Section 5.14Deposit Accounts and Securities Accounts

.  All of such Grantor’s Deposit Accounts and Securities Accounts are listed on Schedule 7 (as the same has been updated or may be updated from time to time pursuant hereto).

Section 5.15Commercial Tort Claims

.  The only Commercial Tort Claims of such Grantor with a value in excess of $500,000 are those set forth on Schedule 8, as supplemented from time to time, if applicable, pursuant to Section 6.13.

ARTICLE VI

COVENANTS

Each Grantor covenants and agrees with the Administrative Agent and the other Secured Parties that, from and after the date of this Agreement until the Secured Obligations shall have been Paid in Full:

Section 6.1Covenants in Credit Agreement

.  In the case of each Guarantor, such Guarantor shall take, or shall refrain from taking, as the case may be, each action that is necessary to be taken or not taken, as the case may be, so that no Default or Event of Default is caused by the failure to take such action or to refrain from taking such action by such Guarantor or any of its Subsidiaries.

Section 6.2Maintenance of Perfected Security Interest; Further Documentation

. (a)  Such Grantor shall defend the security interest created by this Agreement against the claims and demands of all Persons whomsoever, subject only to Permitted Liens.

(a)Subject to the limitations set forth herein and the other Loan Documents and to the extent required herein and therein, at any time and from time to time, upon the reasonable request of the Administrative Agent or any other Secured Party, and at the sole expense of such Grantor, such Grantor

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will promptly and duly give, execute, deliver, indorse, file or record any and all financing statements, continuation statements, amendments, notices (including, without limitation, notifications to financial institutions and any other Person), contracts, agreements, assignments, certificates, stock powers or other instruments, obtain any and all governmental approvals and consents and take or cause to be taken any and all steps or acts that may be necessary or advisable or as the Administrative Agent may reasonably request to create, perfect, establish the priority of, or to preserve the validity, perfection or priority of, the Liens granted by this Agreement or to enable the Administrative Agent or any other Secured Party to enforce its rights, remedies, powers and privileges under this Agreement with respect to such Liens or to otherwise obtain or preserve the full benefits of this Agreement and the rights, powers and privileges herein granted.

(b)Without limiting the obligations of the Grantors under Section 6.2(b), upon the reasonable request of the Administrative Agent, such Grantor shall use commercially reasonable efforts to take or cause to be taken all actions (other than any actions required to be taken by the Administrative Agent) reasonably requested by the Administrative Agent to cause the Administrative Agent to have “control” (within the meaning of Sections 9-104, 9-105, 9-106, and 9-107 of the UCC) over any Collateral constituting Deposit Accounts or Securities Accounts (other than Excluded Accounts), Electronic Chattel Paper with a value greater than $375,000 in the aggregate, or Investment Property (including the Pledged Securities but excluding other Investment Property which is held in a Securities Account) with a value greater than $375,000 in the aggregate, including, without limitation, executing and delivering any agreements, in form and substance reasonably satisfactory to the Administrative Agent, with securities intermediaries, issuers or other Persons in order to establish “control”, and each Grantor shall promptly notify the Administrative Agent and the other Secured Parties of such Grantor’s acquisition of any such Collateral.

(c)This Section 6.2 and the obligations imposed on each Grantor by this Section 6.2 shall be interpreted as broadly as possible in favor of the Administrative Agent and the other Secured Parties in order to effectuate the provisions of this Agreement.

Section 6.3Maintenance of Records

.  Such Grantor will keep and maintain at its own cost and expense records of the Collateral in a manner consistent with industry practice, including, without limitation, a record of all payments received and all credits granted with respect to the Accounts comprising any part of the Collateral.

Section 6.4Right of Inspection

.  Upon reasonable request (with reasonable notice, unless an Event of Default has occurred and is continuing), the Administrative Agent and the other Secured Parties and their respective representatives shall at all reasonable times, during regular business hours, have full and free access to all the books, correspondence and records of such Grantor, and the Administrative Agent and the other Secured Parties and their respective representatives may examine the same, take extracts therefrom and make photocopies thereof and shall upon request (with reasonable notice, unless an Event of Default has occurred and is continuing) at all reasonable times, during regular business hours, also have the right to enter into and upon any premises where any of the Collateral (including, without limitation, Inventory or Equipment) is located for the purpose of inspecting the same, observing its use or otherwise protecting its interests therein, and such Grantor agrees to render to the Administrative Agent and the other Secured Parties and their respective representatives such clerical and other assistance as may be reasonably requested with regard to any of the foregoing; provided that (a) so long as no Event of Default shall have occurred and be continuing, the Administrative Agent and the Lenders shall not make more than one such visit and inspection under this Section 6.4 and Section 5.7 of the Credit Agreement in any Fiscal Year; (b) if an Event of Default has occurred and is continuing, no prior notice shall be required and the limitation on the number of visits and inspections shall no longer apply; (c) any such inspection and examination, copies and discussions shall not be permitted to the extent it would violate confidentiality agreements or

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result in a loss of attorney-client privilege or claim of attorney work product so long as the Administrative Borrower notifies the Administrative Agent of such limitation and the reason therefor; and (d) any such inspection and examination, copies and discussions shall be subject to the terms of any applicable lease.  Notwithstanding anything to the contrary contained in this Agreement, the Borrowers shall not be required to pay the expense of any Person other than the Administrative Agent in connection with any visits or inspections under this Section 6.4. The Administrative Agent and the other Secured Parties shall be bound by the provisions of Section 10.11 of the Credit Agreement with respect to information obtained pursuant to this Section 6.4.

Section 6.5Further Identification of Collateral

.  Such Grantor will furnish to the Administrative Agent from time to time, at such Grantor’s sole cost and expense, statements and schedules further identifying and describing the Collateral and such other reports in connection with the Collateral as the Administrative Agent may reasonably request, all in reasonable detail.

Section 6.6Changes in Names, Locations

.  Without limitation of any other covenant herein, such Grantor will, within 10 Business Days of (a) any change made in its legal name, identity or corporate, limited liability company, or limited partnership or (b) any change to such Grantor’s jurisdiction of organization, (i) notify the Administrative Agent and (ii) take all action reasonably requested by the Administrative Agent for the purpose of maintaining the perfection and priority of the Administrative Agent’s security interests under this Agreement.  In any notice furnished pursuant to this Section 6.6, such Grantor will expressly state that such notice is given pursuant to this Section 6.6.

Section 6.7Compliance with Contractual Obligations

.  Such Grantor will perform and comply in all material respects with all of its contractual obligations relating to the Collateral.

Section 6.8Limitations on Dispositions of Collateral

.  The Administrative Agent and the other Secured Parties do not authorize the Grantors to, and such Grantor agrees not to, sell, transfer, lease or otherwise dispose of any of the Collateral, or attempt, offer or contract to do so, except to the extent permitted by the Credit Agreement.

Section 6.9Pledged Securities

Section 1.1..  (a)  If such Grantor shall become entitled to receive or shall receive any stock certificate or other instrument (including, without limitation, any certificate or instrument representing a dividend or a distribution in connection with any reclassification, increase or reduction of capital or any certificate or instrument issued in connection with any reorganization), option or rights in respect of the Capital Stock or other equity interests of any nature of any Issuer, whether in addition to, in substitution of, as a conversion of, or in exchange for, any shares (or such other interests) of the Pledged Securities, or otherwise in respect thereof, except as otherwise provided herein or in the Credit Agreement, such Grantor shall accept the same as the agent of the Administrative Agent and the other Secured Parties, hold the same in trust for the Administrative Agent and the other Secured Parties and deliver the same forthwith to the Administrative Agent in the exact form received, duly indorsed by such Grantor to the Administrative Agent, if required, together with an undated stock power or other equivalent instrument of transfer acceptable to the Administrative Agent covering such certificate or instrument duly executed in blank by such Grantor, to be held by the Administrative Agent, subject to the terms hereof, as additional collateral security for the Secured Obligations.

(b)Without the prior written consent of the Administrative Agent and except as permitted pursuant to the Credit Agreement, such Grantor will not (i) vote to enable, or take any other action to permit, any Issuer to issue any Capital Stock or other equity interests of any nature or to issue any other securities or interests convertible into or granting the right to purchase or exchange for any Capital Stock or other equity interests of any nature of any Issuer, (ii) sell, assign, transfer, exchange or otherwise dispose of, or grant any option with respect to, the Pledged Securities or Proceeds thereof, (iii) create, incur

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or permit to exist any Lien  or option in favor of, or any claim of any Person with respect to, any of the Pledged Securities or Proceeds thereof, or any interest therein, except for the security interests created by this Agreement or (iv) enter into any agreement or undertaking restricting the right or ability of such Grantor or the Administrative Agent to sell, assign or transfer any of the Pledged Securities or Proceeds thereof.

(c)In the case of each Grantor which is an Issuer, and each other Issuer that executes the Acknowledgment and Consent in the form of Annex IV (which the applicable Grantor shall use its commercially reasonable efforts to obtain from each such other Issuer), such Issuer agrees that (i) it will be bound by the terms of this Agreement relating to the Pledged Securities issued by it and will comply with such terms insofar as such terms are applicable to it, (ii) it will notify the Administrative Agent promptly in writing of the occurrence of any of the events described in Section 6.9(a) with respect to the Pledged Securities issued by it and (iii) the terms of Section 7.1(b) and Section 7.5 shall apply to it, mutatis mutandis, with respect to all actions that may be required of it pursuant to Section 7.1(b) or Section 7.5 with respect to the Pledged Securities issued by it.

(d)Such Grantor shall furnish to the Administrative Agent such powers and other equivalent instruments of transfer as may be required by the Administrative Agent to assure the transferability of and the perfection of the security interest in the Pledged Securities when and as often as may be reasonably requested by the Administrative Agent.

(e)The Pledged Securities will constitute not less than 100% of the Capital Stock or other equity interests of the Issuer thereof owned by any Grantor, except Pledged Securities of any (i) Foreign Subsidiary that is a CFC or (ii) Domestic CFC Holdco shall be limited to not more than 65% of the voting Capital Stock and 100% of the non-voting Capital Stock of such Foreign Subsidiary.

(f)If any Grantor acquires any Pledged Securities after executing this Agreement, it shall execute a Supplement to this Agreement in the form of Annex III with respect to such Pledged Securities and deliver such Supplement to the Administrative Agent promptly thereafter.

Section 6.10Limitations on Modifications, Waivers, Extensions of Agreements Giving Rise to Accounts

.  Such Grantor will not (i) amend, modify, terminate or waive any provision of any Chattel Paper, Instrument or any agreement giving rise to an Account or Payment Intangible comprising a portion of the Collateral other than in the ordinary course of business, or (ii) fail to exercise in a commercially reasonable manner each and every right which it may have under any Chattel Paper, Instrument and each agreement giving rise to an Account or Payment Intangible comprising a portion of the Collateral (other than any right of termination), in each case except to the extent permitted by the Loan Documents or where such action or failure to act, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect.

Section 6.11Analysis of Accounts

.  The Administrative Agent shall have the right at any time and from time to time upon reasonable prior notice and in cooperation with the Grantors to make test verifications of the Accounts, Chattel Paper and Payment Intangibles comprising a portion of the Collateral in any manner and through any medium that it reasonably considers advisable, and each Grantor, at such Grantor’s sole cost and expense, shall furnish all such assistance and information as the Administrative Agent may require in connection therewith.

Section 6.12Instruments and Tangible Chattel Paper

.  If any amount payable under or in connection with any of the Collateral shall be or become evidenced by any Instrument (other than checks received in the ordinary course of business) or Tangible Chattel Paper and the value of such Instruments and Tangible Chattel Paper in the aggregate is $375,000 or more, each such Instrument or Tangible Chattel

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Paper, shall be delivered to the Administrative Agent as soon as practicable, duly endorsed in a manner reasonably satisfactory to the Administrative Agent to be held as Collateral pursuant to this Agreement.

Section 6.13Commercial Tort Claims

.  If such Grantor shall at any time hold or acquire an interest in any Commercial Tort Claim with a value in excess of $500,000, (a) such Grantor shall promptly deliver to the Administrative Agent a written notice, signed by such Grantor in form and substance reasonably satisfactory to the Administrative Agent, of the particulars thereof and a supplement to Schedule 8 containing a specific description of such Commercial Tort Claim, (b) Section 3.1 shall apply to such Commercial Tort Claim and (c) such Grantor shall execute and deliver to the Administrative Agent, in each case in form and substance reasonably satisfactory to the Administrative Agent, any document, and take all other action, deemed by the Administrative Agent to be reasonably necessary or appropriate for the Administrative Agent to obtain a perfected security interest in all such Commercial Tort Claims.  Any supplement to Schedule 8 delivered pursuant to this Section 6.13 shall, after the receipt thereof by the Administrative Agent, become part of Schedule 8 for all purposes hereunder other than in respect of representations and warranties made prior to the date of such receipt.

Section 6.14Intellectual Property

(a).  (a)  Such Grantor (either itself or through licensees) will, except with respect to any Trademark that such Grantor shall reasonably determine is immaterial, (i) maintain as in the past the quality of services offered under such Trademark, (ii) maintain such Trademark in full force and effect, free from any claim of abandonment for non-use, (iii) employ such Trademark with the appropriate notice of registration, (iv) not adopt or use any mark which is confusingly similar or a colorable imitation of such Trademark unless the Administrative Agent, for the ratable benefit of the Secured Parties, shall obtain a perfected security interest in such mark pursuant to this Agreement, and (v) not (and not permit any licensee or sublicensee thereof to) do any act or knowingly omit to do any act whereby any Trademark may become invalidated.

(b)Such Grantor will not, except with respect to any Patent that such Grantor shall reasonably determine is immaterial, do any act, or knowingly omit to do any act, whereby any Patent may become abandoned or dedicated.

(c)Such Grantor will not, except with respect to any Copyright that such Grantor shall reasonably determine is immaterial, do any act, or knowingly omit to do any act, whereby any Copyright may become abandoned or dedicated.

(d)Such Grantor will notify the Administrative Agent and the other Secured Parties immediately if it knows, or has reason to know, that any material application or registration relating to any material Copyright, Patent or Trademark may become abandoned or dedicated, or of any adverse determination or development (including, without limitation, the institution of, or any such determination or development in, any proceeding in the United States Patent and Trademark Office, the United States Copyright Office or any court or tribunal in any country) regarding such Grantor’s ownership of any material Copyright, Patent or Trademark or its right to register the same or to keep and maintain the same.

(e)Whenever a Grantor, either by itself or through any agent, employee, or designee, shall file an application for the registration of any Copyright, Patent or Trademark with the United States Copyright Office, the United States Patent and Trademark Office or any similar office or agency in any other country or any political subdivision thereof, such Grantor shall report quarterly such filing to the Administrative Agent and the other Secured Parties concurrently with the delivery of the Compliance Certificate required to be delivered pursuant to Section 5.1(c) of the Credit Agreement.  Upon request of the Administrative Agent, such Grantor shall execute and deliver an Intellectual Property Security Agreement substantially in the form of Annex II, and any and all other agreements, instruments, documents, and papers as the Administrative Agent may request to evidence the Administrative Agent’s and the other

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Secured Parties’ security interest in any Copyright, Patent or Trademark and the goodwill and General Intangibles of such Grantor relating thereto or represented thereby, and such Grantor hereby constitutes the Administrative Agent its attorney-in-fact to execute and file all such writings for the foregoing purposes, all acts of such attorney being hereby ratified and confirmed; such power being coupled with an interest is irrevocable until the Secured Obligations are Paid in Full.

(f)Such Grantor will take all reasonable and necessary steps, including, without limitation, in any proceeding before the United States Copyright Office, the United States Patent and Trademark Office, or any similar office or agency in any other country or any political subdivision thereof, to maintain and pursue each material application (and to obtain the relevant registration) and to maintain each material registration of material Copyrights, Patents and Trademarks, including, without limitation, filing of applications for renewal, affidavits of use and affidavits of incontestability.

(g)In the event that any material Copyright, Patent or Trademark included in the Collateral is infringed, misappropriated or diluted by a third party, such Grantor shall promptly notify the Administrative Agent and the other Secured Parties after it learns thereof and shall, unless such Grantor shall reasonably determine that such Copyright, Patent or Trademark is immaterial to such Grantor which determination such Grantor shall promptly report to the Administrative Agent and the other Secured Parties, promptly sue for infringement, misappropriation or dilution, to seek injunctive relief where appropriate and to recover any and all damages for such infringement, misappropriation or dilution, or take such other actions as such Grantor shall reasonably deem appropriate under the circumstances to protect such Copyright, Patent or Trademark.

ARTICLE VII

REMEDIAL PROVISIONS

Section 7.1Pledged Securities

.  (a) Unless an Event of Default shall have occurred and be continuing and the Administrative Agent shall have given notice to the relevant Grantor of the Administrative Agent’s intent to exercise its corresponding rights pursuant to Section 7.1(b), each Grantor shall be permitted to receive all cash dividends paid in respect of the Pledged Securities, to the extent permitted by the Credit Agreement, and to exercise all voting and corporate rights with respect to the Pledged Securities.

(a)If an Event of Default shall occur and be continuing, then (A) at any time in the Administrative Agent’s discretion, without notice, (i) the Administrative Agent shall have the right to receive any and all cash dividends, payments or other Proceeds paid in respect of the Pledged Securities and make application thereof to the Obligations in accordance with Section 8.2 of the Credit Agreement, and (ii) the Administrative Agent shall have the right to register any or all of the Pledged Securities in the name of the Administrative Agent or its nominee, and (B) upon written notice by the Administrative Agent to the relevant Grantor, the Administrative Agent or its nominee may thereafter exercise (x) all voting, corporate and other rights pertaining to such Pledged Securities at any meeting of shareholders (or other equivalent body) of the relevant Issuer or Issuers or otherwise and (y) any and all rights of conversion, exchange and subscription and any other rights, privileges or options pertaining to such Pledged Securities as if it were the absolute owner thereof (including, without limitation, the right to exchange at its discretion any and all of the Pledged Securities upon the merger, consolidation, reorganization, recapitalization or other fundamental change in the organizational structure of any Issuer, or upon the exercise by any Grantor or the Administrative Agent of any right, privilege or option pertaining to such Pledged Securities, and in connection therewith, the right to deposit and deliver any and all of the Pledged Securities with any committee, depositary, transfer agent, registrar or other designated agency upon such terms and conditions

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as the Administrative Agent may determine), all without liability except to account for property actually received by it, but the Administrative Agent shall have no duty to any Grantor to exercise any such right, privilege or option and shall not be responsible for any failure to do so or delay in so doing.

(b)Each Grantor hereby authorizes and instructs each Issuer of any Pledged Securities pledged by such Grantor hereunder (and each Issuer party hereto hereby agrees) to (i) comply with any instruction received by it from the Administrative Agent in writing (x) after an Event of Default has occurred and is continuing and (y) that is otherwise in accordance with the terms of this Agreement, without any other or further instructions from such Grantor, and each Grantor agrees that each Issuer shall be fully protected in so complying, and (ii) after an Event of Default has occurred and is continuing, and after written notice thereof from the Administrative Agent, pay any dividends or other payments with respect to the Pledged Securities directly to the Administrative Agent.

(c)After the occurrence and during the continuation of an Event of Default, if the Issuer of any Pledged Securities is the subject of bankruptcy, insolvency, receivership, custodianship or other proceedings under the supervision of any Governmental Authority, then all rights of the Grantor in respect thereof to exercise the voting and other consensual rights which such Grantor would otherwise be entitled to exercise with respect to the Pledged Securities issued by such Issuer shall cease, and all such rights shall thereupon become vested in the Administrative Agent who shall thereupon have the sole right to exercise such voting and other consensual rights, but the Administrative Agent shall have no duty to exercise any such voting or other consensual rights and shall not be responsible for any failure to do so or delay in so doing.

Section 7.2Collections on Accounts

.  The Administrative Agent hereby authorizes each Grantor to collect upon the Accounts, Instruments, Chattel Paper and Payment Intangibles consistent with its current business practice, and the Administrative Agent may curtail or terminate said authority at any time after the occurrence and during the continuance of an Event of Default.  Upon the written request of the Administrative Agent, at any time after the occurrence and during the continuance of an Event of Default each Grantor shall notify the applicable Account Debtors that the applicable Accounts, Chattel Paper and Payment Intangibles have been assigned to the Administrative Agent for the ratable benefit of the Secured Parties and that payments in respect thereof shall be made directly to the Administrative Agent.  Upon the occurrence of an Event of Default that is continuing, the Administrative Agent may in its own name or in the name of others communicate with the applicable Account Debtors to verify with them to its satisfaction the existence, amount and terms of any applicable Accounts, Chattel Paper or Payment Intangibles.

Section 7.3Proceeds

.  If required by the Administrative Agent at any time after the occurrence and during the continuance of an Event of Default, any payments of Accounts, Instruments, Chattel Paper and Payment Intangibles comprising a portion of the Collateral, when collected or received by each Grantor, and any other cash or non-cash Proceeds received by each Grantor upon the sale or other disposition of any Collateral, shall be forthwith (and, in any event, within two (2) Business Days) deposited by such Grantor in the exact form received, duly indorsed by such Grantor to the Administrative Agent in a special collateral account maintained by the Administrative Agent subject to withdrawal by the Administrative Agent for the ratable benefit of the Secured Parties only, as hereinafter provided, and, until so turned over, shall be held by such Grantor in trust for the Administrative Agent for the ratable benefit of the Secured Parties segregated from other funds of any such Grantor.  Each deposit of any such Proceeds shall be accompanied by a report identifying in detail the nature and source of the payments included in the deposit.  All Proceeds of the Collateral (including, without limitation, Proceeds constituting collections of Accounts, Chattel Paper, Instruments or Payment Intangibles comprising a portion of the Collateral) while held by the Administrative Agent (or by any Grantor in trust for the Administrative Agent for the ratable benefit of the Secured Parties) shall continue to be collateral security for all of the Secured Obligations and shall not

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constitute payment thereof until applied as hereinafter provided.  At such intervals as may be agreed upon by each Grantor and the Administrative Agent, or, if an Event of Default shall have occurred and be continuing, at any time at the Administrative Agent’s election, the Administrative Agent shall apply all or any part of the funds on deposit in said special collateral account on account of the Secured Obligations in the order set forth in Section 8.2 of the Credit Agreement, and any part of such funds which the Administrative Agent elects not so to apply and deems not required as collateral security for the Secured Obligations shall be paid over from time to time by the Administrative Agent to each Grantor or to whomsoever may be lawfully entitled to receive the same.

Section 7.4UCC and Other Remedies

.  (a) If an Event of Default shall occur and be continuing, the Administrative Agent, on behalf of the Secured Parties, may exercise in its discretion, in addition to all other rights, remedies, powers and privileges granted to them in this Agreement, the other Loan Documents, and in any other instrument or agreement securing, evidencing or relating to the Secured Obligations, all rights, remedies, powers and privileges of a secured party under the UCC (regardless of whether the UCC is in effect in the jurisdiction where such rights, remedies, powers or privileges are asserted) or any other applicable law or otherwise available at law or equity.  Without limiting the generality of the foregoing, the Administrative Agent, without demand of performance or other demand, presentment, protest, advertisement or notice of any kind (except any notice required by law referred to below) to or upon any Grantor or any other Person (all and each of which demands, presentments, protests, advertisements and notices are hereby waived), may in such circumstances forthwith collect, receive, appropriate and realize upon the Collateral, or any part thereof, and/or may forthwith sell, lease, assign, give option or options to purchase, or otherwise dispose of and deliver the Collateral or any part thereof (or contract to do any of the foregoing), in one or more parcels at public or private sale or sales, at any exchange, broker’s board or office of the Administrative Agent or any other Secured Party or elsewhere upon such terms and conditions as it may deem advisable and at such prices as it may deem best, for cash or on credit or for future delivery without assumption of any credit risk.  The Administrative Agent or any other Secured Party shall have the right upon any such public sale or sales, and, to the extent permitted by law, upon any such private sale or sales, to purchase the whole or any part of the Collateral so sold, free of any right or equity of redemption in any Grantor, which right or equity is hereby waived and released.  If an Event of Default shall occur and be continuing, each Grantor further agrees, at the Administrative Agent’s request, to assemble the Collateral and make it available to the Administrative Agent at places which the Administrative Agent shall reasonably select, whether at such Grantor’s premises or elsewhere.  Any such sale or transfer by the Administrative Agent either to itself or to any other Person shall be absolutely free from any claim of right by any Grantor, including any equity or right of redemption, stay or appraisal which such Grantor has or may have under any rule of law, regulation or statute now existing or hereafter adopted.  Upon any such sale or transfer, the Administrative Agent shall have the right to deliver, assign and transfer to the purchaser or transferee thereof the Collateral so sold or transferred.  The Administrative Agent shall apply the net proceeds of any action taken by it pursuant to this Section 7.4, after deducting all reasonable costs and expenses of every kind incurred in connection therewith or incidental to the care or safekeeping of any of the Collateral or in any way relating to the Collateral or the rights of the Administrative Agent and the other Secured Parties hereunder, including, without limitation, reasonable attorneys’ fees and disbursements, to the payment in whole or in part of the Obligations, in accordance with Section 8.2 of the Credit Agreement, and only after such application and after the payment by the Administrative Agent of any other amount required by any provision of law, including, without limitation, Section 9-615 of the UCC, need the Administrative Agent account for the surplus, if any, to any Grantor.  To the extent permitted by applicable law, each Grantor waives all claims, damages and demands it may acquire against the Administrative Agent or any other Secured Party arising out of the exercise by them of any rights hereunder.  If any notice of a proposed sale or other disposition of Collateral shall be required by law, such notice shall be deemed reasonable and proper if given at least 10 days before such sale or other disposition.

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(a)In the event that the Administrative Agent elects not to sell the Collateral, the Administrative Agent retains its rights to dispose of or utilize the Collateral or any part or parts thereof in any manner authorized or permitted by law or in equity and to apply the proceeds of the same towards payment of the Secured Obligations in accordance with Section 8.2 of the Credit Agreement.  Each and every method of disposition of the Collateral described in this Agreement shall constitute disposition in a commercially reasonable manner.  The Administrative Agent may appoint any Person as agent to perform any act or acts necessary or incident to any sale or transfer of the Collateral.

(b)IP Licenses.  For the purposes of enabling the Administrative Agent to exercise rights and remedies under this Section 7.4 (including in order to take possession of, collect, receive, assemble, process, appropriate, remove, realize upon, sell, assign, convey, transfer or grant options to purchase any Collateral), at such time as the Administrative Agent shall be lawfully entitled to exercise such rights and remedies, each Grantor hereby grants to the Administrative Agent, for the benefit of the Secured Parties, (i) an irrevocable, nonexclusive, worldwide license (exercisable without payment of royalty or other compensation to such Grantor), including in such license the right to sublicense, use and practice any Intellectual Property now owned or hereafter acquired by such Grantor and access to all media in which any of the licensed items may be recorded or stored and to all Software and programs used for the compilation or printout thereof and (ii) an irrevocable license (without payment of rent or other compensation to such Grantor) to use, operate and occupy all Real Estate owned, operated, leased, subleased or otherwise occupied by such Grantor in connection with the exercise by the Administrative Agent of its rights under clause (i) above.  The rights granted pursuant to this Section 7.4(c) shall be subject to the rights of any third parties with respect to such Intellectual Property or Real Estate.

Section 7.5Private Sales of Pledged Securities

.  Each Grantor recognizes that the Administrative Agent may be unable to effect a public sale of any or all the Pledged Securities, by reason of certain prohibitions contained in the Securities Act and applicable state securities laws or otherwise, and may be compelled to resort to one or more private sales thereof to a restricted group of purchasers which will be obliged to agree, among other things, to acquire such securities for their own account for investment and not with a view to the distribution or resale thereof.  Each Grantor acknowledges and agrees that any such private sale may result in prices and other terms less favorable than if such sale were a public sale and, notwithstanding such circumstances, agrees that any such private sale shall not, solely as a result of being conducted as a private sale, be deemed to have not been made in a commercially reasonable manner.  The Administrative Agent shall be under no obligation to delay a sale of any of the Pledged Securities for the period of time necessary to permit the Issuer thereof to register such securities for public sale under the Securities Act, or under applicable state securities laws, even if such Issuer would agree to do so.  Each Grantor agrees to use its commercially reasonable efforts to do or cause to be done all such other acts as may reasonably be necessary to make such sale or sales of all or any portion of the Pledged Securities pursuant to this Section 7.5 valid and binding and in compliance with any and all other applicable Requirements of Law; provided that no Grantor shall be required to register any securities for public sale under the Securities Act, or under applicable state securities laws.  Each Grantor further agrees that a breach of any of the covenants contained in this Section 7.5 will cause irreparable injury to the Administrative Agent and the other Secured Parties, that the Administrative Agent and the other Secured Parties have no adequate remedy at law in respect of such breach and, as a consequence, that each and every covenant contained in this Section 7.5 shall be specifically enforceable against such Grantor, and such Grantor hereby waives and agrees not to assert any defenses against an action for specific performance of such covenants.

Section 7.6Waiver; Deficiency

.  Each Grantor waives and agrees not to assert any rights or privileges which it may acquire under the UCC or any other applicable law.  Each Grantor shall remain liable for any deficiency if the proceeds of any sale or other disposition of the Collateral are insufficient to pay its Secured Obligations or Guaranteed Obligations, as the case may be, and the fees and disbursements

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of any attorneys employed by the Administrative Agent or any other Secured Party to collect such deficiency.

Section 7.7Non-Judicial Enforcement

.  The Administrative Agent may enforce its rights hereunder without prior judicial process or judicial hearing, and, to the extent permitted by law, each Grantor expressly waives any and all legal rights which might otherwise require the Administrative Agent to enforce its rights by judicial process.

ARTICLE VIII

THE ADMINISTRATIVE AGENT

Section 8.1The Administrative Agent’s Appointment as Attorney-in-Fact

.  (a) Each Grantor hereby irrevocably constitutes and appoints the Administrative Agent and any officer or agent thereof, with full power of substitution, as its true and lawful attorney-in-fact with full irrevocable power and authority in the place and stead of such Grantor and in the name of such Grantor or in its own name, for the purpose of carrying out the terms of this Agreement, to, upon the occurrence and continuation of an Event of Default, take any and all reasonably appropriate action and to execute any and all documents and instruments which may be reasonably necessary or desirable to accomplish the purposes of this Agreement, and, without limiting the generality of the foregoing, each Grantor hereby gives the Administrative Agent the power and right, on behalf of such Grantor, without notice to or assent by such Grantor, to do any or all of the following:

(i)pay or discharge Taxes and Liens levied or placed on or threatened against the Collateral (other than Permitted Liens), effect any repairs or any insurance called for by the terms of this Agreement which the Grantors have not made or provided and pay all or any part of the premiums therefor and the costs thereof;

(ii)execute, in connection with any sale provided for in Section 7.4 or Section 7.5, any endorsements, assignments or other instruments of conveyance or transfer with respect to the Collateral; and

(iii)(A) direct any party liable for any payment under any of the Collateral to make payment of any and all moneys due or to become due thereunder directly to the Administrative Agent or as the Administrative Agent shall direct; (B) take possession of and indorse and collect any checks, drafts, notes, acceptances or other instruments for the payment of moneys due under any Account, Instrument, General Intangible, Chattel Paper or Payment Intangible or with respect to any other Collateral, and to file any claim or to take any other action or proceeding in any court of law or equity or otherwise deemed appropriate by the Administrative Agent for the purpose of collecting any or all such moneys due under any Account, Instrument or General Intangible or with respect to any other Collateral whenever payable; (C) ask or demand for, collect, and receive payment of and receipt for any and all moneys, claims and other amounts due or to become due at any time in respect of or arising out of any Collateral; (D) sign and indorse any invoices, freight or express bills, bills of lading, storage or warehouse receipts, drafts against debtors, assignments, verifications, notices and other documents in connection with any of the Collateral; (E) receive, change the address for delivery, open and dispose of mail addressed to any Grantor, and execute, assign and indorse negotiable and other instruments for the payment of money, documents of title or other evidences of payment, shipment or storage for any form of Collateral on behalf of and in the name of any Grantor; (F) commence and prosecute any suits, actions or proceedings at law or in equity in any court of competent jurisdiction to collect the Collateral or any portion thereof and to enforce any other right in respect of any Collateral; (G)

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defend any suit, action or proceeding brought against such Grantor with respect to any Collateral; (H) settle, compromise or adjust any such suit, action or proceeding and, in connection therewith, give such discharges or releases as the Administrative Agent may deem appropriate; (I) assign any Patent or Trademark (along with the goodwill of the business to which any such Trademark pertains) throughout the world for such term or terms, on such conditions, and in such manner as the Administrative Agent shall in its sole discretion determine; and (J) generally, sell, transfer, pledge and make any agreement with respect to or otherwise deal with any of the Collateral as fully and completely as though the Administrative Agent were the absolute owner thereof for all purposes, and do, at the Administrative Agent’s option and such Grantor’s expense, at any time, or from time to time, all acts and things which the Administrative Agent deems necessary to protect, preserve or realize upon the Collateral and the Administrative Agent’s and the other Secured Parties’ security interests therein and to effect the intent of this Agreement, all as fully and effectively as such Grantor might do.

Anything in this subsection to the contrary notwithstanding, the Administrative Agent agrees that it will not exercise any rights under the power of attorney provided for in this subsection unless an Event of Default shall have occurred and be continuing.  The Administrative Agent shall give the relevant Grantor notice of any action taken pursuant to this subsection when reasonably practicable; provided that the Administrative Agent shall have no liability for the failure to provide any such notice.

(b)If any Grantor fails to perform or comply with any of its agreements contained herein within the applicable grace periods, the Administrative Agent, at its option, but without any obligation so to do, may perform or comply, or otherwise cause performance or compliance, with such agreement.

(c)The expenses of the Administrative Agent incurred in connection with actions undertaken as provided in this Section 8.1 shall be payable by such Grantor to the Administrative Agent in accordance with Section 10.3 of the Credit Agreement.

(d)Each Grantor hereby ratifies all that said attorneys shall lawfully do or cause to be done by virtue hereof and in compliance herewith.  All powers, authorizations and agencies contained in this Agreement are coupled with an interest and are irrevocable until this Agreement is terminated and the security interests created hereby are released.

Section 8.2Duty of the Administrative Agent

.  The Administrative Agent’s sole duty with respect to the custody, safekeeping and physical preservation of the Collateral in its possession, under Section 9-207 of the UCC or otherwise, shall be to deal with it in the same manner as the Administrative Agent deals with similar property for its own account and shall be deemed to have exercised reasonable care in the custody and preservation of the Collateral in its possession if the Collateral is accorded treatment substantially equal to that which comparable secured parties accord comparable collateral.  Neither the Administrative Agent, any other Secured Party nor any of their respective officers, directors, employees or agents shall be liable for failure to demand, collect or realize upon any of the Collateral or for any delay in doing so or shall be under any obligation to sell or otherwise dispose of any Collateral upon the request of any Grantor or any other Person or to take any other action whatsoever with regard to the Collateral or any part thereof.  The powers conferred on the Administrative Agent and the other Secured Parties hereunder are solely to protect the Administrative Agent’s and the other Secured Parties’ interests in the Collateral and shall not impose any duty upon the Administrative Agent or any other Secured Party to exercise any such powers.  The Administrative Agent and the other Secured Parties shall be accountable only for amounts that they actually receive as a result of the exercise of such powers, and neither they nor any of their officers, directors, employees or agents shall be responsible to any Grantor for any act or failure to act

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hereunder, except for their own gross negligence or willful misconduct as determined by a court of competent jurisdiction in a final and non-appealable judgment.  To the fullest extent permitted by applicable law, unless otherwise required under the Loan Documents, the Administrative Agent shall be under no duty whatsoever to make or give any presentment, notice of dishonor, protest, demand for performance, notice of non-performance, notice of intent to accelerate, notice of acceleration, or other notice or demand in connection with any Collateral, or to take any steps necessary to preserve any rights against any Grantor or other Person or ascertaining or taking action with respect to calls, conversions, exchanges, maturities, tenders or other matters relative to any Collateral, whether or not it has or is deemed to have knowledge of such matters.  Each Grantor, to the extent permitted by applicable law, waives any right of marshaling in respect of any and all Collateral, and waives any right to require the Administrative Agent or any other Secured Party to proceed against any Grantor or other Person, exhaust any Collateral or enforce any other remedy which the Administrative Agent or any other Secured Party now has or may hereafter have against any Grantor or other Person.

Section 8.3Filing of Financing Statements

.  Pursuant to the UCC and any other applicable law, each Grantor authorizes the Administrative Agent, its counsel or its representative, at any time and from time to time, to file or record financing statements, continuation statements, amendments thereto and other filing or recording documents or instruments with respect to the Collateral without the signature of such Grantor in such form and in such offices as the Administrative Agent reasonably determines appropriate to perfect the security interests of the Administrative Agent under this Agreement, subject to Excluded Perfections.  Additionally, each Grantor authorizes the Administrative Agent, its counsel or its representative, at any time and from time to time, to file or record such financing statements that describe the collateral covered thereby as “all assets of the Grantor”, “all right, title and interest in all assets and properties now owned or at any time hereafter acquired by Grantor or in which Grantor now has or at any time in the future may acquire any right, title or interest and whether now existing or hereafter coming into existence and all proceeds and products thereof” or words of similar effect.  A photographic or other reproduction of this Agreement shall be sufficient as a financing statement or other filing or recording document or instrument for filing or recording in any jurisdiction.

Section 8.4Authority of the Administrative Agent

.  Each Grantor acknowledges that the rights and responsibilities of the Administrative Agent under this Agreement with respect to any action taken by the Administrative Agent or the exercise or non-exercise by the Administrative Agent of any option, voting right, request, judgment or other right or remedy provided for herein or resulting or arising out of this Agreement shall, as between the Administrative Agent and the other Secured Parties, be governed by the Credit Agreement and by such other agreements with respect thereto as may exist from time to time among them, but, as between the Administrative Agent and the Grantors, the Administrative Agent shall be conclusively presumed to be acting as agent for the Secured Parties with full and valid authority so to act or refrain from acting, and no Grantor shall be under any obligation, or entitlement, to make any inquiry respecting such authority.  By accepting the benefits of this Agreement, each Secured Party expressly acknowledges and agrees that this Agreement may be enforced only by the action of the Administrative Agent (including upon instruction of Required Lenders) and that no other Secured Party shall have any right individually to seek to enforce or to enforce this Agreement or to realize upon the security purported to be granted hereby, it being understood and agreed that such rights and remedies may only be exercised by the Administrative Agent for the benefit of the Secured Parties upon the terms of this Agreement and the Loan Documents.

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ARTICLE IX

SUBORDINATION OF INDEBTEDNESS

Section 9.1Subordination of All Guarantor Claims

.  As used herein, the term “Guarantor Claims” shall mean all debts and obligations of any Borrower or any Grantor to any Grantor, whether such debts and obligations now exist or are hereafter incurred or arise, or whether the obligation of the debtor thereon be direct, contingent, primary, secondary, several, joint and several, or otherwise, and irrespective of whether such debts or obligations be evidenced by note, contract, open account, or otherwise, and irrespective of the Person or Persons in whose favor such debts or obligations may, at their inception, have been or may hereafter be created, or the manner in which they have been or may hereafter be acquired.  After the occurrence and during the continuation of an Event of Default, until Payment in Full of the Secured Obligations, no Grantor shall receive or collect, directly or indirectly, from any obligor in respect thereof any amount upon the Guarantor Claims.

Section 9.2Claims in Bankruptcy

.  In the event of receivership, bankruptcy, reorganization, arrangement, debtor’s relief or other insolvency proceedings involving any Grantor, the Administrative Agent on behalf of the Secured Parties shall have the right to prove their claim in any proceeding, so as to establish their rights hereunder and receive directly from the receiver, trustee or other court custodian dividends and payments which would otherwise be payable upon Guarantor Claims.  Each Grantor hereby assigns such dividends and payments to the Administrative Agent for the benefit of the Secured Parties for application against the Secured Obligations as provided under Section 8.2 of the Credit Agreement.  Should the Administrative Agent or any other Secured Party receive, for application upon the Secured Obligations, any such dividend or payment which is otherwise payable to any Grantor, and which, as between such Grantor, shall constitute a credit upon the Guarantor Claims, then upon Payment in Full of the Secured Obligations and termination of all Commitments, the intended recipient shall become subrogated to the rights of the Administrative Agent and the other Secured Parties to the extent that such payments to the Administrative Agent and the other Secured Parties on the Guarantor Claims have contributed toward the liquidation of the Secured Obligations, and such subrogation shall be with respect to that proportion of the Secured Obligations which would have been unpaid if the Administrative Agent and the other Secured Parties had not received dividends or payments upon the Guarantor Claims.

Section 9.3Payments Held in Trust

.  In the event that, notwithstanding Section 9.1 and Section 9.2, any Grantor should receive any funds, payments, claims or distributions which are prohibited by such Sections, then it agrees (a) to hold in trust for the Administrative Agent and the other Secured Parties an amount equal to the amount of all funds, payments, claims or distributions so received, and (b) that it shall have absolutely no dominion over the amount of such funds, payments, claims or distributions except to pay them promptly to the Administrative Agent, for the benefit of the Secured Parties; and each Grantor covenants promptly to pay the same to the Administrative Agent.

Section 9.4Liens Subordinate

. Each Grantor agrees that, until the Secured Obligations are Paid in Full, any Liens securing payment of the Guarantor Claims shall be and remain inferior and subordinate to any Liens securing payment of the Secured Obligations, regardless of whether such encumbrances in favor of such Grantor, the Administrative Agent or any other Secured Party presently exist or are hereafter created or attach.  Without the prior written consent of the Administrative Agent, no Grantor, until the Secured Obligations have been Paid in Full, shall (a) exercise or enforce any creditor’s right it may have against any debtor in respect of the Guarantor Claims, or (b) foreclose, repossess, sequester or otherwise take steps or institute any action or proceeding (judicial or otherwise, including, without limitation, the commencement of or joinder in any liquidation, bankruptcy, rearrangement, debtor’s relief or insolvency proceeding) to enforce any Lien held by it.

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Section 9.5Notation of Records

.  Upon the reasonable request of the Administrative Agent, all promissory notes and all accounts receivable ledgers or other evidence of the Guarantor Claims accepted by or held by any Grantor shall contain a specific written notice thereon that the indebtedness evidenced thereby is subordinated under the terms of this Agreement.

ARTICLE X

MISCELLANEOUS

Section 10.1Waiver

.  No failure on the part of the Administrative Agent or any other Secured Party to exercise and no delay in exercising, and no course of dealing with respect to, any right, remedy, power or privilege under any of the Loan Documents shall operate as a waiver thereof, nor shall any single or partial exercise of any right, power or privilege under any of the Loan Documents preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege.  The rights, remedies, powers and privileges provided herein are cumulative and not exclusive of any rights, remedies, powers and privileges provided by law.  The exercise by the Administrative Agent of any one or more of the rights, powers and remedies herein shall not be construed as a waiver of any other rights, powers and remedies, including, without limitation, any rights of set-off.

Section 10.2Notices

.  All notices and other communications provided for herein shall be given in the manner and subject to the terms of Section 10.1 of the Credit Agreement; provided that any such notice, request or demand to or upon any Guarantor shall be addressed to such Guarantor at its notice address set forth on Schedule 1.

Section 10.3Payment of Expenses; Indemnities

. (a)  Each Grantor agrees to pay or promptly reimburse the Administrative Agent and each other Secured Party for all reasonable out-of-pocket costs and expenses (including, without limitation, all reasonable out-of-pocket costs and expenses of holding, preparing for sale and selling, collecting or otherwise realizing upon the Collateral and the reasonable and documented fees, charges and disbursements of counsel) in connection with the exercise of its respective rights and remedies hereunder, including, without limitation, any reasonable out-of-pocket advances, charges, costs and expenses that may be incurred in any effort to enforce any of the provisions of this Agreement or any obligation of any Grantor in respect of the Collateral or in connection with (i) the preservation of the Lien of, or the rights of the Administrative Agent or any other Secured Party under, this Agreement, (ii) any actual or attempted sale, lease, disposition, exchange, collection, compromise, settlement or other realization in respect of, or care of, the Collateral, including all such costs and expenses incurred in any bankruptcy, reorganization, workout or other similar proceeding, or (iii) collecting against such Grantor under the guarantee contained in Article II or otherwise enforcing or preserving any rights under this Agreement and the other Loan Documents to which such Grantor is a party; provided that the fees, charges and disbursements of counsel shall be limited to (x) one primary outside counsel and one local counsel in each applicable jurisdiction not covered by the primary outside counsel for the Administrative Agent and its Affiliates, and (y) solely in circumstances in which there is an actual or potential conflict of interest between the Administrative Agent and/or its Affiliates and one or more of the Lenders, one additional counsel for all similarly situated Lenders and one local counsel in each applicable jurisdiction not covered by the primary counsel for such Lenders.

(a)Each Grantor agrees to pay, and to save the Administrative Agent and the other Secured Parties (each such Person being called an “Indemnitee”) harmless from, any and all losses, claims, damages, liabilities and related expenses (which, in the case of counsel, shall be limited to the reasonable and documented fees, charges and disbursements of (x) one primary counsel and one local counsel in each

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applicable jurisdiction not covered by the primary counsel for the Indemnitees, and (y) solely in circumstances in which there is an actual or potential conflict of interest between the Administrative Agent and one or more of the other Indemnitees, one additional primary counsel and one local counsel in each applicable jurisdiction not covered by the primary counsel for such Indemnitees), court costs and any and all liabilities with respect to, or resulting from any delay in paying, any and all stamp, excise, sales or other taxes which may be payable or determined to be payable with respect to any of the Collateral or in connection with any of the transactions contemplated by this Agreement incurred because of, incident to, or with respect to the Collateral (including, without limitation, any exercise of rights or remedies in connection therewith) or the execution, delivery, enforcement, performance or administration of this Agreement, to the extent the Borrowers would be required to do so pursuant to Section 10.3 of the Credit Agreement.  All amounts for which any Grantor is liable pursuant to this Section 10.3 shall be due and payable by such Grantor to the Administrative Agent or any Secured Party promptly upon written demand.

Section 10.4Amendments in Writing

.  None of the terms or provisions of this Agreement may be waived, amended, supplemented or otherwise modified except in accordance with Section 10.2 of the Credit Agreement.

Section 10.5Successors and Assigns

.  This Agreement shall be binding upon the successors and assigns of each Grantor and shall inure to the benefit of the Administrative Agent and the other Secured Parties, the future holders of the Loans, and their respective successors and assigns; provided, except as permitted pursuant to the Credit Agreement that no Grantor may assign, transfer or delegate any of its rights or Secured Obligations under this Agreement without the prior written consent of the Administrative Agent and the Lenders.

Section 10.6Severability

.  Any provision of this Agreement held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions hereof; and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction.

Section 10.7Counterparts

. This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument, and any of the parties hereto may execute this Agreement by signing any such counterpart.

Section 10.8Survival

.  The obligations of the parties under Section 10.3 shall survive the repayment of the Secured Obligations and the termination of the Credit Agreement, the Letters of Credit, the Commitments, the Hedging Obligations and the Bank Product Obligations.  To the extent that any payments on the Secured Obligations or proceeds of any Collateral are subsequently invalidated, declared to be fraudulent or preferential, set aside or required to be repaid to a trustee, debtor in possession, receiver or other Person under any bankruptcy law, common law or equitable cause, then, to such extent, the Secured Obligations so satisfied shall be revived and continue as if such payment or proceeds had not been received and the Administrative Agent’s and the other Secured Parties’ Liens, security interests, rights, powers and remedies under this Agreement and each other applicable Collateral Document shall continue in full force and effect.  In such event, each applicable Collateral Document shall be automatically reinstated and each Grantor shall take such action as may be reasonably requested by the Administrative Agent and the other Secured Parties to effect such reinstatement.

Section 10.9Captions

.  Captions and section headings appearing herein are included solely for convenience of reference and are not intended to affect the interpretation of any provision of this Agreement.

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Section 10.10No Oral Agreements

.  The Loan Documents embody the entire agreement and understanding between the parties and supersede all other agreements and understandings between such parties relating to the subject matter hereof and thereof.  The Loan Documents represent the final agreement between the parties and may not be contradicted by evidence of prior, contemporaneous or subsequent oral agreements of the parties.  There are no unwritten oral agreements between the parties.

Section 10.11Governing Law; Submission to Jurisdiction

.  (a) This Agreement and the other Loan Documents and any claims, controversy, dispute or cause of action (whether in contract or tort or otherwise) based upon, arising out of or relating to this Agreement or any other Loan Document (except, as to any other Loan Document, as expressly set forth therein) and the transactions contemplated hereby and thereby shall be construed in accordance with and be governed by the law (without giving effect to the conflict of law principles thereof except for Sections 5-1401 and 5-1402 of the New York General Obligations Law) of the State of New York.

(a)Each Grantor hereby irrevocably and unconditionally submits, for itself and its property, to the exclusive jurisdiction of the United States District Court for the Southern District of New York, and of the Supreme Court of the State of New York sitting in New York county, and of any appellate court from any thereof, in any action or proceeding arising out of or relating to this Agreement or any other Loan Document or the transactions contemplated hereby or thereby, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such District Court or such New York state court or, to the extent permitted by applicable law, such appellate court.  Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.  Nothing in this Agreement or any other Loan Document shall affect any right that the Administrative Agent, the Issuing Bank or any Lender may otherwise have to bring any action or proceeding relating to this Agreement or any other Loan Document against the Borrowers or their properties in the courts of any jurisdiction.

(b)Each Grantor irrevocably and unconditionally waives any objection which it may now or hereafter have to the laying of venue of any such suit, action or proceeding described in Section 10.11(b) and brought in any court referred to in Section 10.11(b).  Each of the parties hereto irrevocably waives, to the fullest extent permitted by applicable law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

(c)Each party to this Agreement irrevocably consents to the service of process in the manner provided for notices in Section 10.2.  Nothing in this Agreement or in any other Loan Document will affect the right of any party hereto to serve process in any other manner permitted by law.

Section 10.12WAIVER OF JURY TRIAL

.  EACH PARTY HERETO IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY).  EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER, AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 10.12.

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Section 10.13Acknowledgments

.  Each Grantor hereby acknowledges that:

(a)it has been advised by counsel in the negotiation, execution and delivery of this Agreement and the other Loan Documents to which it is a party;

(b)neither the Administrative Agent nor any other Secured Party has any fiduciary relationship with or duty to any Grantor arising out of or in connection with this Agreement or any of the other Loan Documents, and the relationship between the Grantors, on the one hand, and the Administrative Agent and the other Secured Parties, on the other hand, in connection herewith or therewith is solely that of debtor and creditor; and no joint venture is created hereby or by the other Loan Documents or otherwise exists by virtue of the transactions contemplated hereby among the Secured Parties or among the Grantors and the Secured Parties.

(c)Each of the parties hereto specifically agrees that it has a duty to read this Agreement and the other Loan Documents to which it is a party and agrees that it is charged with notice and knowledge of the terms of this Agreement and the other Loan Documents to which it is a party; that it has in fact read this Agreement and the other Loan Documents to which it is a party and is fully informed and has full notice and knowledge of the terms, conditions and effects of this Agreement and the other Loan Documents to which it is a party; that it has been represented by independent legal counsel of its choice throughout the negotiations preceding its execution of this Agreement and the other Loan Documents to which it is party; and has received the advice of its attorney in entering into this Agreement and the other Loan Documents to which it is a party; and that it recognizes that certain of the terms of this Agreement and other Loan Documents to which it is a party result in one party assuming the liability inherent in some aspects of the transaction and relieving the other party of its responsibility for such liability.  Each Grantor agrees and covenants that it will not contest the validity or enforceability of any exculpatory provision of this Agreement or the other Loan Documents to which it is a party on the basis that such Grantor had no notice or knowledge of such provision or that the provision is not “conspicuous”.

(d)Each Grantor warrants and agrees that each of the waivers and consents set forth in this Agreement are made voluntarily and unconditionally after consultation with outside legal counsel and with full knowledge of their significance and consequences, with the understanding that events giving rise to any defense or right waived may diminish, destroy or otherwise adversely affect rights which such Grantor otherwise may have against any other Grantor, the Administrative Agent, the other Secured Parties or any other Person or against any Collateral.  If, notwithstanding the intent of the parties that the terms of this Agreement shall control in any and all circumstances, any such waivers or consents are determined to be unenforceable under applicable law, such waivers and consents shall be effective to the maximum extent permitted by law.

Section 10.14Additional Grantors

.  Each Person that is required to become a party to this Agreement pursuant to Section 5.12 of the Credit Agreement and is not a signatory hereto shall become a Grantor for all purposes of this Agreement upon execution and delivery by such Person of an Assumption Agreement in the form of Annex I.

Section 10.15Set-Off

.  Each Grantor agrees that, in addition to (and without limitation of) any right of set-off, bankers’ lien or counterclaim a Secured Party may otherwise have, each Secured Party shall have the right and be entitled (after consultation with the Administrative Agent and if an Event of Default has occurred and is continuing), at its option, to offset (i) balances held by it or by any of its Affiliates for account of any Grantor or any of its Subsidiaries at any of its offices, in dollars or in any other currency, and (ii) Obligations then due and payable to such Secured Party (or any Affiliate of such Secured Party), which are not paid when due, in which case it shall promptly notify the Administrative Borrower and the

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Administrative Agent thereof, provided that such Secured Party’s failure to give such notice shall not affect the validity thereof.

Section 10.16Termination; Release

. (a)  When all the Secured Obligations have been Paid in Full, this Agreement shall terminate.  Upon termination of this Agreement, the Collateral shall immediately and automatically be released from the Lien of this Agreement and all guarantees and other obligations (other than those that expressly survive termination) of each Grantor shall immediately and automatically terminate, all without delivery of any instrument or performance of any action by any party, and all rights to the Collateral shall automatically revert to the Grantors.  Upon such release or any release of the Collateral in accordance with the provisions of the Credit Agreement, the Administrative Agent shall promptly, upon the request and at the sole cost and expense of the Grantors, assign, transfer and deliver to the Grantors, against receipt and without recourse to or warranty by the Administrative Agent except as to the fact that the Administrative Agent has not encumbered the released assets, such of the Collateral released (in the case of a release) as may be in possession of the Administrative Agent and as shall not have been sold or otherwise applied pursuant to the terms hereof and, with respect to any other Collateral, proper documents and instruments (including UCC-3 termination statements or releases) acknowledging the termination hereof or the release of such Collateral, as the case may be.  Administrative Agent hereby authorized each Grantor to file UCC amendments and terminations or any other documentation at such time evidencing the termination of the Liens so released.

(a)Other Releases.  If any of the Collateral shall be sold, transferred or otherwise disposed of by any Grantor in a transaction permitted by and in accordance with the Credit Agreement, then such Collateral shall automatically be released from the security interest created hereby all without delivery of any instrument or performance of any act by any party and all rights to the released Collateral shall automatically revert to the applicable Grantor.  In the event that all the Capital Stock of any Grantor shall be sold, transferred or otherwise disposed of in a transaction expressly permitted by and in accordance with the Credit Agreement, such Grantor shall automatically be released from its obligations hereunder, without the need for any delivery of any instrument or performance of any act by any party, and all rights to the Collateral of such Grantor shall revert to such Grantor.  In connection therewith, the Administrative Agent, at the request and sole expense of such Grantor, shall promptly deliver to such Grantor any such released Collateral held by the Administrative Agent and execute and deliver to such Grantor all releases or other documents reasonably necessary or desirable for the release of the Liens created hereby on such Collateral of such Grantor; and

(b)Retention in Satisfaction.  Except as may be expressly applicable pursuant to Section 9-620 of the UCC, no action taken or omission to act by the Administrative Agent or the other Secured Parties hereunder, including, without limitation, any exercise of voting or consensual rights or any other action taken or inaction, shall be deemed to constitute a retention of the Collateral in satisfaction of the Secured Obligations or otherwise to be in full satisfaction of the Secured Obligations, and the Secured Obligations shall remain in full force and effect, until the Administrative Agent and the other Secured Parties shall have applied payments (including, without limitation, collections from Collateral) towards the Secured Obligations in the full amount then outstanding or until such subsequent time as is provided in Section 10.16(a).

Section 10.17Reinstatement

.  The obligations of each Grantor under this Agreement (including, without limitation, with respect to the guarantee contained in Article II and the provision of collateral herein) shall continue to be effective, or be reinstated, as the case may be, if at any time payment, or any part thereof, of any of the Obligations is rescinded or must otherwise be restored or returned by the Administrative Agent or any other Secured Party upon the insolvency, bankruptcy, dissolution, liquidation or reorganization of any Borrower or any Grantor, or upon or as a result of the appointment of a receiver,

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intervenor or conservator of, or trustee or similar officer for, any Borrower or any Grantor or any substantial part of its property, or otherwise, all as though such payments had not been made.

Section 10.18Acceptance

.  Each Grantor hereby expressly waives notice of acceptance of this Agreement, acceptance on the part of the Administrative Agent and the other Secured Parties being conclusively presumed by their request for this Agreement and delivery of the same to the Administrative Agent.

Section 10.19Transactions on the Closing Date

  The parties hereto agree that on the Closing Date, the following transactions shall be deemed to occur automatically, without further action by any party hereto:

(a)the Existing Guaranty and Security Agreement shall be deemed to be amended and restated in its entirety in the form of this Agreement;

(b)all Secured Obligations (as defined in the Existing Guaranty and Security Agreement) (“Existing Obligations”), including any such obligations that have accrued, but are not payable, as of the Closing Date, shall, to the extent not paid on or prior to the Closing Date, be deemed to be Secured Obligations under this Agreement;

(c)the Liens in favor of Administrative Agent securing payment of the Existing Obligations shall remain in full force and effect with respect to the Secured Obligations and are hereby reaffirmed; and

(d)the parties acknowledge and agree that this Agreement and the other Loan Documents do not constitute a novation, payment and reborrowing or termination of the Existing Obligations and that all such Existing Obligations are in all respects continued and outstanding as Secured Obligations under this Agreement with only the terms being modified from and after the effective date of this Agreement as provided in this Agreement and the other Loan Documents.

ARTICLE XI

KEEPWELL

Each Qualified ECP Guarantor hereby jointly and severally absolutely, unconditionally and irrevocably undertakes to provide such funds or other support as may be needed from time to time by each other Loan Party to honor all of its obligations under this Agreement in respect of Swap Obligations (provided, however, that each Qualified ECP Guarantor shall only be liable under this Article XI for the maximum amount of such liability that can be hereby incurred without rendering its obligations under this Article XI, or otherwise under this Agreement, voidable under applicable law relating to fraudulent conveyance or fraudulent transfer, and not for any greater amount). The obligations of each Qualified ECP Guarantor under this Section shall remain in full force and effect until this Agreement has been terminated pursuant to Section 10.16(a) or such Qualified ECP Guarantor is released pursuant to Section 10.16(b). Each Qualified ECP Guarantor intends that this Article XI constitute, and this Article XI shall be deemed to constitute, a “keepwell, support, or other agreement” for the benefit of each other Loan Party for all purposes of Section 1a(18)(A)(v)(II) of the Commodity Exchange Act.

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

BORROWERS:

LANDMARK INFRASTRUCTURE OPERATING COMPANY LLC, as Grantor and as Guarantor

By:

Name:George Doyle

Title: Chief Financial Officer

LANDMARK INFRASTRUCTURE ASSET OPCO II LLC, as Grantor and as Guarantor

By:

Name:George Doyle

Title: Chief Financial Officer

LANDMARK INFRASTRUCTURE INC., as Grantor and as Guarantor

By:

Name:George Doyle

Title: Chief Financial Officer

GUARANTORS:

LANDMARK INFRASTRUCTURE PARTNERS LP, as a Grantor and Guarantor

By:Landmark Infrastructure Partners GP LLC,
its general partner

By: _________________________________________
Name: George Doyle
Title: Chief Financial Officer

LD ACQUISITION COMPANY LLC

LD ACQUISITION COMPANY 2 LLC

LD ACQUISITION COMPANY 5 LLC

LD ACQUISITION COMPANY 6 LLC
LD ACQUISITION COMPANY 7 LLC

LD ACQUISITION COMPANY 11 LLC

LD ACQUISITION COMPANY 12 LLC
MCCRARY HOLDINGS I, LLC

MD7 CAPITAL THREE, LLC

MD7 FUNDING ONE, LLC
LANDMARK INFRASTRUCTURE OPCO-R LLC

LANDMARK INFRASTRUCTURE ASSET OPCO LLC

LANDMARK INFRASTRUCTURE REIT LLC
LANDMARK INFRASTRUCTURE REITCO I LLC
LANDMARK INFRASTRUCTURE REITCO II LLC
LANDMARK INFRASTRUCTURE REITCO III LLC

LANDMARK PR ACQUISITION COMPANY LLC

LD FLEXGRID DALLAS LLC

LD SIXTH STREET LLC
LD TALL WALL I LLC

LD TALL WALL II LLC
VERUS MANAGEMENT TWO, LLC, each as a Grantor and a Guarantor

By:

Name:George Doyle

Title: Chief Financial Officer

Acknowledged and Agreed to as of the date hereof:

ADMINISTRATIVE AGENT:

SUNTRUST BANK

By: ____________________________________________
Name:
Title:

SCHEDULE 1

Notice Addresses

To any Borrower:	Landmark Infrastructure Operating Company LLC
or any Guarantor:	400 N. Continental Blvd., Suite 500
El Segundo, CA 90245
Attention: George Doyle, Chief Financial Officer and Treasurer
Telecopy Number: 310-361-5791

With a copy to (for
informational purposes only):	Latham & Watkins, LLP
355 South Grand Avenue
Los Angeles, California 90071
Attn: Glen B. Collyer, Esq.
Fax No.: 213-891-8763

To the Administrative Agent:	SunTrust Bank Agency Services
303 Peachtree Street, N.E. / 25th Floor
Atlanta, Georgia 30308
Attention: Agency Services Manager
Telecopy Number: (404) 221-2001

With a copy to (for
informational purposes only):	SunTrust Bank
c/o SunTrust Robinson Humphrey, Inc.
3333 Peachtree Road, NE
A-Atlanta-2020
Atlanta, Georgia 30326
Attention: Cynthia Burton
Telecopy Number: (404) 439-7409

SCHEDULE 2

Pledged Securities

Owner	Issuer	Class of Capital Stock	No. of Shares	Certificated or Uncertificated

SCHEDULE 3

Filings and Other Actions
Required to Perfect Security Interests

Uniform Commercial Code Filings (UCC-1)

Grantor	Jurisdiction

Fixture Filings

Owner	Address	Fixture Filing (Yes/No)

Bailee Agreements

Bailee	Owner	Location

SCHEDULE 4

Legal Name, Organizational Status, Chief Executive Office

Legal Name	Jurisdiction of Organization	Tax ID#	Organizational #	Location of Office

SCHEDULE 5

Prior Names and Prior Chief Executive Offices

SCHEDULE 6

Intellectual Property

SCHEDULE 7

Deposit Accounts

SCHEDULE 8

Commercial Tort Claims

ANNEX I

Form of Assumption Agreement

THIS ASSUMPTION AGREEMENT, dated as of [_____] (this “Assumption Agreement”), is made by [NAME OF NEW SUBSIDIARY], a [state of incorporation] [corporation] (the “Additional Grantor”), in favor of SUNTRUST BANK, as administrative agent (in such capacity, the “Administrative Agent”) for the Secured Parties (as defined in the Guaranty and Security Agreement referred to below).  All capitalized terms not defined herein shall have the meanings assigned to them in the Guaranty and Security Agreement.

WHEREAS, LANDMARK INFRASTRUCTURE ASSET OPCO II LLC, a Delaware limited liability company (“Landmark Asset OpCo II”), LANDMARK INFRASTRUCTURE OPERATING COMPANY LLC, a Delaware limited liability company (“Landmark Operating Company”), LANDMARK INFRASTRUCTURE INC., a Delaware corporation (“Landmark REIT”, and together with Landmark Asset OpCo II and Landmark Operating Company, collectively, the “Borrowers”), the lenders from time to time parties thereto, the issuing bank party thereto, the swingline lender party thereto and the Administrative Agent have entered into that certain Third Amended and Restated Credit Agreement, dated as of November 15, 2018 (as amended, restated, supplemented, replaced, increased, refinanced or otherwise modified from time to time, the “Credit Agreement”);

WHEREAS, in connection with the Credit Agreement, the Borrowers, LANDMARK INFRASTRUCTURE PARTNERS LP, a Delaware limited partnership and certain of the Borrowers’ Subsidiaries have entered into the Second Amended and Restated Guaranty and Security Agreement, dated as of November 15, 2018 (as amended, restated, supplemented or otherwise modified from time to time, the “Guaranty and Security Agreement”), in favor of the Administrative Agent for the benefit of the Secured Parties;

WHEREAS, the Credit Agreement requires the Additional Grantor to become a party to the Guaranty and Security Agreement; and

WHEREAS, the Additional Grantor has agreed to execute and deliver this Assumption Agreement in order to become a party to the Guaranty and Security Agreement;

NOW, THEREFORE, it is agreed:

SECTION 1.  Guaranty and Security Agreement.  By executing and delivering this Assumption Agreement, the Additional Grantor, as provided in Section 10.14 of the Guaranty and Security Agreement, hereby becomes a party to the Guaranty and Security Agreement as a Grantor thereunder with the same force and effect as if originally named therein as a Grantor and, without limiting the generality of the foregoing, hereby expressly assumes all obligations and liabilities of a Grantor thereunder and expressly grants to the Administrative Agent, for the benefit of the Secured Parties, a security interest in all Collateral now owned or at any time hereafter acquired by such Additional Grantor to secure all of such Additional Grantor’s obligations and liabilities thereunder.  The information set forth in Schedule A hereto is hereby added to the information set forth in Schedules 1 through 9 to the Guaranty and Security Agreement.  The Additional Grantor hereby represents and warrants that each of the representations and warranties contained in Article V of the Guaranty and Security Agreement is true and correct on and as of the date hereof (after giving effect to this Assumption Agreement) as if made on and as of such date.

SECTION 2.  Governing Law.  THIS ASSUMPTION AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

IN WITNESS WHEREOF, the undersigned has caused this Assumption Agreement to be duly executed and delivered as of the date first above written.

[NAME OF ADDITIONAL GRANTOR]

By:
Name:
Title:

Acknowledged and Agreed to as of the date hereof:

ADMINISTRATIVE AGENT:

SUNTRUST BANK

By: ______________________________________
Name:
Title:

SCHEDULE A

Supplement to Schedules of
Guaranty and Security Agreement

ANNEX II

Form of Intellectual Property Security Agreement

THIS [COPYRIGHT][PATENT][TRADEMARK] SECURITY AGREEMENT, dated as of [_____] (this “Security Agreement”), is made by [NAME OF GRANTOR], a [state of incorporation] [corporation] (the “Grantor”), in favor of SUNTRUST BANK, as administrative agent (in such capacity, the “Administrative Agent”) for the Secured Parties (as defined in the Guaranty and Security Agreement referred to below).

WHEREAS, LANDMARK INFRASTRUCTURE ASSET OPCO II LLC, a Delaware limited liability company (“Landmark Asset OpCo II”), LANDMARK INFRASTRUCTURE OPERATING COMPANY LLC, a Delaware limited liability company (“Landmark Operating Company”), LANDMARK INFRASTRUCTURE INC., a Delaware corporation (“Landmark REIT”, and together with Landmark Asset OpCo II and Landmark Operating Company, collectively, the “Borrowers”), the lenders from time to time parties thereto, the issuing bank party thereto, the swingline lender party thereto and the Administrative Agent have entered into that certain Third Amended and Restated Credit Agreement, dated as of November 15, 2018 (as amended, restated, supplemented, replaced, increased, refinanced or otherwise modified from time to time, the “Credit Agreement”);

WHEREAS, in connection with the Credit Agreement, the Borrowers, LANDMARK INFRASTRUCTURE PARTNERS LP, a Delaware limited partnership and certain of the Borrowers’ Subsidiaries have entered into the Second Amended and Restated Guaranty and Security Agreement, dated as of November 15, 2018 (as amended, restated, supplemented or otherwise modified from time to time, the “Guaranty and Security Agreement”), in favor of the Administrative Agent for the benefit of the Secured Parties;

WHEREAS, the Guaranty and Security Agreement requires the Grantor to execute and deliver this Security Agreement;

NOW, THEREFORE, in consideration of the premises and in order to ensure compliance with the Credit Agreement, the Grantor hereby agrees as follows:

SECTION 1.Defined Terms.  Capitalized terms used herein without definition are used as defined in the Guaranty and Security Agreement.

SECTION 2.Grant of Security Interest in [Copyright][Patent][Trademark] Collateral.  The Grantor, as collateral security for the prompt and complete payment and performance when due (whether at stated maturity, by acceleration or otherwise) of the Secured Obligations of the Grantor, hereby mortgages, pledges and hypothecates to the Administrative Agent for the benefit of the Secured Parties, and grants to the Administrative Agent for the benefit of the Secured Parties a Lien on and security interest in, all of its right, title and interest in, to and under the following Collateral (the “[Copyright][Patent][Trademark] Collateral”):

[(i)all of its Copyrights providing for the grant by or to the Grantor of any right under any Copyright, including, without limitation, those referred to on Schedule I hereto;

(ii)all renewals, reversions and extensions of the foregoing; and

(iii)all income, royalties, proceeds and liabilities at any time due or payable or asserted under and with respect to any of the foregoing, including, without limitation, all rights to sue and recover at law or in equity for any past, present and future infringement, misappropriation, dilution, violation or other impairment thereof.]

[(i)all of its Patents providing for the grant by or to the Grantor of any right under any Patent, including, without limitation, those referred to on Schedule I hereto;

(ii)all reissues, reexaminations, continuations, continuations-in-part, divisions, renewals and extensions of the foregoing; and

(iii)all income, royalties, proceeds and liabilities at any time due or payable or asserted under and with respect to any of the foregoing, including, without limitation, all rights to sue and recover at law or in equity for any past, present and future infringement, misappropriation, dilution, violation or other impairment thereof.]

[(i)all of its Trademarks providing for the grant by or to the Grantor of any right under any Trademark, including, without limitation, those referred to on Schedule I hereto;

(ii)all renewals and extensions of the foregoing;

(iii)all goodwill of the business connected with the use of, and symbolized by, each such Trademark; and

(iv)all income, royalties, proceeds and liabilities at any time due or payable or asserted under and with respect to any of the foregoing, including, without limitation, all rights to sue and recover at law or in equity for any past, present and future infringement, misappropriation, dilution, violation or other impairment thereof.]

SECTION 3.Guaranty and Security Agreement.  The security interest granted pursuant to this Security Agreement is granted in conjunction with the security interest granted to the Administrative Agent pursuant to the Guaranty and Security Agreement, and the Grantor hereby acknowledges and agrees that the rights and remedies of the Administrative Agent with respect to the security interest in the [Copyright][Patent][Trademark] Collateral made and granted hereby are more fully set forth in the Guaranty and Security Agreement, the terms and provisions of which are incorporated by reference herein as if fully set forth herein.

SECTION 4.Grantor Remains Liable.  The Grantor hereby agrees that, anything herein to the contrary notwithstanding, the Grantor shall assume full and complete responsibility for the prosecution, defense, enforcement or any other necessary or desirable actions in connection with its [Copyrights][Patents][Trademarks] subject to a security interest hereunder.

SECTION 5.Counterparts.  This Security Agreement may be executed in any number of counterparts and by different parties in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.  Signature pages may be detached from multiple separate counterparts and attached to a single counterpart.

SECTION 6.Governing Law.  This Security Agreement and the rights and obligations of the parties hereto shall be governed by, and construed and interpreted in accordance with, the law of the State of New York.

IN WITNESS WHEREOF, the Grantor has caused this [Copyright][Patent][Trademark] Security Agreement to be executed and delivered by its duly authorized officer as of the date first set forth above.

[NAME OF GRANTOR]

By:
Name:
Title:

Acknowledged and Agreed to as of the date hereof:

ADMINISTRATIVE AGENT:

SUNTRUST BANK

By: ______________________________________
Name:
Title:

ACKNOWLEDGMENT OF GRANTOR

State of ______________________)
)	ss.
County of ____________________)

On this ___ day of ____________, 20__ before me personally appeared ____________________, proved to me on the basis of satisfactory evidence to be the person who executed the foregoing instrument on behalf of ____________________, who being by me duly sworn did depose and say that he is an authorized officer of said company, that the said instrument was signed on behalf of said company as authorized by its Board of Directors and that he acknowledged said instrument to be the free act and deed of said company.

Notary Public

SCHEDULE I

[Copyrights][Patents][Trademarks]

I.REGISTERED [COPYRIGHTS][PATENTS][TRADEMARKS]

[Include registration number and date]

II.[COPYRIGHT][PATENT][TRADEMARK] APPLICATIONS

[Include application number and date]

III.IP LICENSES RELATED TO THE FOREGOING

[Include complete legal description of agreement (name of agreement, parties and date)]

ANNEX III

Form of Supplement

THIS SUPPLEMENT TO GUARANTY AND SECURITY AGREEMENT, dated as of [_____] (this “Supplement”), is made by [NAME OF GRANTOR], a [state of incorporation] [corporation] (the “Grantor”), in favor of SUNTRUST BANK, as administrative agent (in such capacity, the “Administrative Agent”) for the Secured Parties (as defined in the Guaranty and Security Agreement referred to below).  All capitalized terms not defined herein shall have the meanings assigned to them in the Guaranty and Security Agreement.

WHEREAS, LANDMARK INFRASTRUCTURE ASSET OPCO II LLC, a Delaware limited liability company (“Landmark Asset OpCo II”), LANDMARK INFRASTRUCTURE OPERATING COMPANY LLC, a Delaware limited liability company (“Landmark Operating Company”), LANDMARK INFRASTRUCTURE INC., a Delaware corporation (“Landmark REIT”, and together with Landmark Asset OpCo II and Landmark Operating Company, collectively, the “Borrowers”), the lenders from time to time parties thereto, the issuing bank party thereto, the swingline lender party thereto and the Administrative Agent have entered into that certain Third Amended and Restated Credit Agreement, dated as of November 15, 2018 (as amended, restated, supplemented, replaced, increased, refinanced or otherwise modified from time to time, the “Credit Agreement”);

WHEREAS, in connection with the Credit Agreement, the Borrowers, LANDMARK INFRASTRUCTURE PARTNERS LP, a Delaware limited partnership and certain of the Borrowers’ Subsidiaries have entered into the Second Amended and Restated Guaranty Agreement, dated as of July 31, 2017 (as amended, restated, supplemented or otherwise modified from time to time, the “Guaranty and Security Agreement”), in favor of the Administrative Agent for the benefit of the Secured Parties; and

WHEREAS, it is a condition precedent to the continued extension of the Loans and the continued issuance of the Letters of Credit under the Credit Agreement that the Grantor grant to the Administrative Agent a security interest in all of its Additional Pledged Collateral (as defined below), and the Grantor wishes to fulfill said condition precedent;

NOW, THEREFORE, in consideration of the premises and in order to ensure compliance with the Credit Agreement, the Grantor hereby agrees as follows:

SECTION 1.Additional Pledge.  As security for the payment and performance of the Secured Obligations, the Grantor hereby:

(a)pledges, hypothecates, assigns, charges, mortgages, delivers, sets over, conveys and transfers to the Administrative Agent, for the benefit of the Secured Parties, and grants to the Administrative Agent, for the benefit of the Secured Parties, a security interest in all of the Grantor’s right, title and interest in and to:

(i)the shares of Capital Stock and Stock Equivalents more particularly described in Schedule I hereto and the certificates, if any, evidencing such shares (the “Additional Pledged Securities”) and all cash, instruments and other property from time to time received, receivable or otherwise distributed in exchange for any and all of such Additional Pledged Securities; and

(ii)all other Collateral (as defined in the Guaranty and Security Agreement) relating to the Additional Pledged Securities (together with the items described in clause (i) above, the “Additional Pledged Collateral”); and

(b)delivers to the Administrative Agent, for the benefit of the Secured Parties, all of the Grantor’s right, title and interest in and to the certificates and instruments, if any, evidencing the Additional Pledged Collateral, accompanied by instruments of transfer or assignment, duly executed in blank.

SECTION 2.Representations and Warranties.  The Grantor hereby (a) represents and warrants that it is the legal and beneficial owner of the Additional Pledged Collateral, free and clear of any lien, security interest, option or other charge or encumbrance except for the security interest created by the Guaranty and Security Agreement as supplemented by this Supplement and Permitted Liens; and (b) restates each representation and warranty set forth in Article V of the Guaranty and Security Agreement, as supplemented by this Supplement, as of the date hereof with respect to the Additional Pledged Collateral.

SECTION 3.Additional Pledged Collateral.  By execution and delivery of this Supplement, the Additional Pledged Collateral shall become a part of the Collateral referred to in the Guaranty and Security Agreement and shall secure the Secured Obligations as if such Additional Pledged Collateral were Collateral on the Closing Date, and shall be subject to all of the terms and conditions governing Collateral under the Guaranty and Security Agreement.  From and after the date hereof, Schedule 2 to the Guaranty and Security Agreement is hereby amended to add the Additional Pledged Collateral.

SECTION 4.Binding Effect.  This Supplement shall become effective when it shall have been executed by the Grantor and thereafter shall be binding upon the Grantor and shall inure to the benefit of the Administrative Agent and the Secured Parties.  Upon the effectiveness of this Supplement, this Supplement shall be deemed to be a part of and shall be subject to all of the terms and conditions of the Guaranty and Security Agreement.  The Grantor shall not have the right to assign its rights hereunder or any interest herein without the prior written consent of the Lenders.

SECTION 5.Governing Law.  THIS SUPPLEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAW (WITHOUT GIVING EFFECT TO THE CONFLICT OF LAW PRINCIPLES THEREOF) OF THE STATE OF NEW YORK.

SECTION 6.Execution in Counterparts.  This Supplement may be executed in any number of counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

IN WITNESS WHEREOF, the Grantor has caused this Supplement to be duly executed and delivered by its duly authorized officer as of the date first above written.

[NAME OF GRANTOR]

By:
Name:
Title:

Acknowledged and Agreed to as of the date hereof:

ADMINISTRATIVE AGENT:

SUNTRUST BANK

By: ______________________________________
Name:
Title:

SCHEDULE I

Additional Pledged Securities

ANNEX IV

Form of Acknowledgment and Consent

The undersigned hereby acknowledges receipt of a copy of the Second Amended and Restated Guaranty and Security Agreement, dated as of November 15, 2018 (as amended, restated, supplemented or otherwise modified from time to time, the “Agreement”), made by LANDMARK INFRASTRUCTURE ASSET OPCO II LLC, a Delaware limited liability company (“Landmark Asset OpCo II”), LANDMARK INFRASTRUCTURE OPERATING COMPANY LLC, a Delaware limited liability company (“Landmark Operating Company”), LANDMARK INFRASTRUCTURE INC., a Delaware corporation (“Landmark REIT”), LANDMARK INFRASTRUCTURE PARTNERS LP, a Delaware limited partnership and the other Grantors party thereto for the benefit of SUNTRUST BANK, as administrative agent (in such capacity, the “Administrative Agent”).  The undersigned agrees for the benefit of the Administrative Agent and the Secured Parties defined therein as follows:

1.The undersigned will be bound by the terms of the Agreement relating to the Pledged Securities issued by the undersigned and will comply with such terms insofar as such terms are applicable to the undersigned.

2.The undersigned will notify the Administrative Agent promptly in writing of the occurrence of any of the events described in Section 6.9(a) of the Agreement with respect to the Pledged Securities issued by the undersigned.

3.The terms of Sections 7.1(c) and 7.5 of the Agreement shall apply to it, mutatis mutandis, with respect to all actions that may be required of it pursuant to Sections 7.1(c) or 7.5 of the Agreement with respect to the Pledged Securities issued by the undersigned.

[NAME OF ISSUER]

By:
Name:
Title:

Address for Notices:
[_____]
[_____]
Attention: [_____]
Telecopy Number: [_____]

EXHIBIT C

FORM OF AMENDMENT AGREEMENT

[See Attached]

C-1

AMENDMENT AGREEMENT

AMENDMENT AGREEMENT, dated as of [                       ] (this “Agreement”), among LANDMARK INFRASTRUCTURE ASSET OPCO II LLC, a Delaware limited liability company (“Landmark Asset II OpCo”), LANDMARK INFRASTRUCTURE INC., a Delaware corporation (“Landmark REIT”), LANDMARK INFRASTRUCTURE OPERATING COMPANY LLC, a Delaware limited liability company (the “Administrative Borrower”, and together with Landmark Asset II OpCo and Landmark REIT, collectively, the “Borrowers”), LANDMARK INFRASTRUCTURE PARTNERS LP, a Delaware limited partnership (the “MLP”), the Restricted Subsidiaries party hereto (together with the MLP, the “Guarantors”) and SUNTRUST BANK, in its capacity as administrative agent for the Lenders (the “Administrative Agent”), as issuing bank and as swingline lender.

W I T N E S S E T H:

WHEREAS, the Borrowers, the MLP, the Lenders and the Administrative Agent entered into that certain Third Amended and Restated Credit Agreement dated as of November 15, 2018 (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), which amended and restated the Existing Credit Agreement (as defined in the Credit Agreement);

WHEREAS, a Loan Party has acquired [the Capital Stock of [Landmark Dividend Growth Fund-[X], LLC, a Delaware limited liability (“Fund [X]”),] [the Subsidiaries of [Landmark Dividend Growth Fund-[X], LLC, a Delaware limited liability (“Fund [X]”), identified on Schedule __] [Real Estate from [one or more Subsidiaries of] [Landmark Dividend Growth Fund-[X], LLC, a Delaware limited liability (“Fund [X]”),] (such acquisition, the “Fund [X] Acquisition”) and pursuant to Section 5.12(c)(i) of the Credit Agreement, the Borrowers and the Loan Parties are required to enter into this Agreement;

WHEREAS, in connection with the Fund [X] Acquisition, the Administrative Borrower has requested that the Administrative Agent on behalf of the Lenders assume the loans (the “Fund [X] Loans”) made by the lenders under the [describe assigned credit facility] (the “Fund [X] Credit Agreement”), and, on the terms and conditions set forth in this Agreement, the Administrative Agent, on behalf of the Lenders, has entered into that certain Fund [X] Assignment dated as of the date hereof (the “Fund [X] Assignment”);

NOW, THEREFORE, in consideration of the premises and for other good and valuable consideration (the receipt and sufficiency of which is hereby acknowledged), the parties hereto hereby agree as follows:

SECTION 1.Definitions.  Unless otherwise defined or the context otherwise requires, terms for which meanings are provided in the Credit Agreement shall have such meanings when used in this Agreement.

SECTION 2.Amendment and Restatement of Credit Agreement.

As of the Effective Date (as defined below), the Fund [X] Credit Agreement is amended and restated by the Credit Agreement as was the Fund A Credit Agreement, mutatis mutandis, and all outstanding Fund [X] Loans are now Loans under the Credit Agreement, and the parties agree that the Revolving Commitment under the Credit Agreement are not increased as a result of this amendment and restatement.

SECTION 3.Conditions Precedent to the Effectiveness of this Amendment.

This Agreement shall become effective as of the date first written above upon (the “Effective Date”), and the obligations of the Lenders under the Credit Agreement shall be subject to, the prior or concurrent satisfaction of each of the conditions precedent set forth in this Section 3 hereof.

(a)Executed Counterparts.  The Administrative Agent shall have received this Agreement, duly executed by (A) the Loan Parties and (B) the Administrative Agent.

(b)Officers’ Certificate.  Administrative Agent shall have received a certificate, dated the Effective Date and signed by a Responsible Officer, confirming compliance with the conditions precedent set forth in this Section 3 (to the extent satisfaction thereof is not subject to the discretion of a Secured Party) and Section 5.12(c) of the Credit Agreement.

(c)Deliverables.  The Borrowers shall have delivered, or caused to be delivered, (i) the Fund [X] Assignment, in form and substance substantially similar to the Fund A Assignment attached as Annex A hereto and otherwise reasonably acceptable to the Administrative Agent and (ii) those real property documents and other deliverables required pursuant to Section 5.12(c) of the Credit Agreement, or as may be requested by the Administrative Agent in accordance therewith, each in form and substance reasonably satisfactory to the Administrative Agent.

(d)Representations and Warranties.  On the Effective Date, the representations and warranties made by the Borrowers and the MLP, as they relate to the Loan Parties at such time, or the Loan Parties in Sections 4 and 12 hereof shall be true and correct in all material respects.

(e)No Default.  No Default has occurred and is continuing or would result from the Fund [X] Acquisition, including compliance with the covenants set forth in Section 6.1 of the Credit Agreement.

(f)Fees.  The Administrative Agent shall have received all fees and expenses (including the reasonable fees, disbursements and other charges of Sidley Austin LLP, counsel for the Administrative Agent) which are required to be paid pursuant to the Credit Agreement.

SECTION 4.Representations and Warranties.

On and as of the Effective Date, after giving effect to this Agreement, the Borrowers, the MLP and each Guarantor hereby represent and warrant to the Administrative Agent and each Lender as follows:

(a)this Agreement has been duly authorized, executed and delivered by the Borrowers, the MLP and each Guarantor and constitutes the legal, valid and binding obligations of Borrower, the MLP and each Guarantor enforceable against the Borrowers, the MLP and each Guarantor in accordance with its terms and the terms of the Credit Agreement and constitutes the legal, valid and binding obligation of the Borrowers, the MLP and each Guarantor enforceable against the Borrowers and each Guarantor in accordance with its terms, except as the enforceability thereof may be limited by bankruptcy, insolvency or similar laws affecting creditors’ rights generally and by general principles of equity; and

(b)neither the modification of the Credit Agreement effected pursuant to this Agreement nor the execution, delivery, performance or effectiveness of this Agreement:

(i)impairs the validity, effectiveness or priority of the Liens granted pursuant to any Loan Document, and such Liens continue unimpaired with the same priority to secure repayment of all Obligations, whether heretofore or hereafter incurred; or

(ii)requires that any new filings be made or other action taken to perfect or to maintain the perfection of such Liens other than the actions required by Section 3 of this Agreement or Section 5.12(c) of the Credit Agreement.

SECTION 5.No Other Amendments; References to the Credit Agreement.

Other than as specifically provided herein, this Agreement shall not operate as a waiver or amendment of any right, power or privilege of the Lenders under the Credit Agreement or any other Loan Document or of any other term or condition of the Credit Agreement or any other Loan Document nor shall the entering into of this Agreement preclude the Lenders from refusing to enter into any further waivers or amendments with respect to the Credit Agreement.

SECTION 6.Headings.

The various headings of this Agreement used herein are for convenience of reference only, are not part of this Agreement and shall not affect the construction of, or be taken into consideration in interpreting, this Agreement.

SECTION 7.Execution in Counterparts.

This Agreement may be executed by one or more of the parties to this Agreement on any number of separate counterparts, and all of said counterparts taken together shall be deemed to constitute one and the same instrument.  Delivery of an executed counterpart to this Agreement by facsimile transmission or by electronic mail in pdf format shall be as effective as delivery of a manually executed counterpart hereof.

SECTION 8.Cross-References.

References in this Agreement to any Section are, unless otherwise specified or otherwise required by the context, to such Section of this Agreement.

SECTION 9.Cooperation; Other Documents.

At all times following the execution of this Agreement, the parties hereto shall execute and deliver to the Administrative Agent, or shall cause to be executed and delivered to the Administrative Agent, and shall do or cause to be done all such other acts and things as the Lenders and the Administrative Agent may reasonably deem to be necessary or desirable to assure the Agents of the benefit of this Agreement (including the Credit Agreement), the other Loan Documents and each other document relating to this Agreement.

SECTION 10.Governing Law.

THIS AMENDMENT AGREEMENT AND ANY CLAIMS, CONTROVERSY, DISPUTE OR CAUSE OF ACTION (WHETHER IN CONTRACT OR TORT OR OTHERWISE) BASED UPON, ARISING OUT OF OR RELATING TO THIS AMENDMENT AGREEMENT AND THE TRANSACTIONS CONTEMPLATED HEREBY SHALL BE CONSTRUED IN ACCORDANCE WITH AND BE GOVERNED BY THE LAW (WITHOUT GIVING EFFECT TO

THE CONFLICT OF LAW PRINCIPLES THEREOF EXCEPT FOR SECTIONS 5-1401 AND 5-1402 OF THE NEW YORK GENERAL OBLIGATIONS LAW) OF THE STATE OF NEW YORK.

SECTION 11.Loan Party Acknowledgments.

(a)Each Loan Party (i) hereby ratifies and affirms its obligations under the Loan Documents (including guarantees and security documents) executed by the undersigned, (ii) hereby acknowledges and renews its continued liability under all such Loan Documents to which it is party and agrees such Loan Documents remain in full force and effect and (iii) agrees that the Collateral Documents secure all Obligations of the Borrowers and the Guarantors under the Credit Agreement.

(b)Each Guarantor hereby reaffirms, as of the Effective Date, (i) the covenants and agreements applicable to it contained in each Loan Document to which it is a party, including, in each case, such covenants and agreements applicable to it under the Loan Documents as in effect immediately after giving effect to this Agreement and the transactions contemplated hereby and thereby, and (ii) its guarantee of payment and its grant of Liens on the Collateral to secure the Obligations under the Guaranty and Security Agreement.

(c)Each Loan Party hereby certifies that, as of the date hereof (both before and after giving effect to the occurrence of the Effective Date), the representations and warranties made by it contained in the Loan Documents to which it is a party are true and correct in all material respects with the same effect as if made on the date hereof, except to the extent any such representation or warranty refers or pertains solely to a date prior to the date hereof (in which case such representation and warranty was true and correct in all material respects as of such earlier date).

(d)Each Loan Party further confirms that each Loan Document to which it is a party is and shall continue to be in full force and effect and the same are hereby ratified and confirmed in all respects.

(e)Each Loan Party hereby acknowledges and agrees that the acceptance by the Administrative Agent of this document shall not be construed in any manner to establish any course of dealing on the Administrative Agent’s or any Lender’s part, including the providing of any notice or the requesting of any acknowledgment not otherwise expressly provided for in any Loan Document with respect to any future amendment, waiver, supplement or other modification to any Loan Document or any arrangement contemplated by any Loan Document.

SECTION 12.Loan Document.

For the avoidance of doubt, this Amendment Agreement is a Loan Document as defined in the Credit Agreement.

[SIGNATURE PAGES FOLLOW]

IN WITNESS WHEREOF, each of the parties hereto has caused a counterpart of this Agreement to be duly executed and delivered as of the date first above written.

LANDMARK INFRASTRUCTURE PARTNERS LP

By:Landmark Infrastructure Partners GP LLC

By:

Name:

Title:

Signature Page to Amendment Agreement

LANDMARK INFRASTRUCTURE OPERATING COMPANY LLC

LANDMARK INFRASTRUCTURE ASSET OPCO II, LLC

LANDMARK INFRASTRUCTURE INC.

LD ACQUISITION COMPANY LLC

LD ACQUISITION COMPANY 2 LLC

LD ACQUISITION COMPANY 5 LLC

LD ACQUISITION COMPANY 6 LLC
LD ACQUISITION COMPANY 7 LLC

LD ACQUISITION COMPANY 11 LLC

LD ACQUISITION COMPANY 12 LLC
MCCRARY HOLDINGS I, LLC

MD7 CAPITAL THREE, LLC

MD7 FUNDING ONE, LLC
LANDMARK INFRASTRUCTURE OPCO-R LLC

LANDMARK INFRASTRUCTURE ASSET OPCO LLC

LANDMARK INFRASTRUCTURE REIT LLC
LANDMARK INFRASTRUCTURE REITCO I LLC
LANDMARK INFRASTRUCTURE REITCO II LLC
LANDMARK INFRASTRUCTURE REITCO III LLC

LANDMARK PR ACQUISITION COMPANY LLC
LD TALL WALL I LLC

LD TALL WALL II LLC

LD SIXTH STREET LLC

LD FLEXGRID DALLAS LLC
VERUS MANAGEMENT TWO, LLC

By:

Name:

Title:

Signature Page to Amendment Agreement

SUNTRUST BANK, as Administrative Agent

Name:
Title:

By:
Name:
Title:

Signature Page to Amendment Agreement

ANNEX A

FUND A ASSIGNMENT

[See Attached.]

EXHIBIT D

FORM OF omnibus mortgage amendment

[See Attached]

D-1

RECORDING REQUESTED BY AND
WHEN RECORDED MAIL TO:

Sidley Austin LLP
1000 Louisiana St.
Suite 6000
Houston, TX 77002
Attn:  [__________]

[SPACE ABOVE LINE FOR RECORDER’S USE ONLY]

MODIFICATION OF [_____________________]13

This MODIFICATION OF [___________________]14 (as amended, amended and restated, supplemented or otherwise modified from time to time, this “Modification Agreement”) is made as of [______________], [____] by and between [________________]15, with an address at [_______________________________________]16 (“Lien Grantor”), and SUNTRUST BANK, with an address at 3333 Peachtree Street, NE A-Atlanta-2020, Atlanta, Georgia 30326, as Administrative Agent for the Secured Parties (each as defined in the Amended and Restated Credit Agreement (as defined below)), in such capacity, and together with its permitted successors and assigns, the “Administrative Agent”).

WITNESSETH:

WHEREAS, Lien Grantor and certain other Persons party thereto as borrowers (the “Original Borrowers”), the lenders from time to time party thereto (the “Original Lenders”), and the Administrative Agent (as defined in the Original Lien Document (as defined below)) (the “Original Agent”), entered into the Credit Agreement (as defined in the Original Lien Document) (as amended prior to the date hereof, the “Original Credit Agreement”), pursuant to which the Original Lenders made certain loans and other extensions of credit to the borrowers under the Original Credit Agreement;

WHEREAS, in order to secure the obligations under the Original Credit Agreement and other obligations, Lien Grantor executed and delivered to the Original Agent, that certain [_________________________________]17 as more particularly described on Schedule 1 (the “Original Lien Document”, as modified by this Modification Agreement, being the “Modified Lien Document”),

[13]	Proper name of underlying security instrument to be incorporated via document merge.
[14]	Proper name of underlying security instrument to be incorporated via document merge.
[15]	Proper name of mortgagor/grantor to the underlying security instrument to be incorporated via document merge.
[16]	Proper address of mortgagor/grantor to the underlying security instrument to be incorporated via document merge.
[17]	Proper name of underlying security instrument to be incorporated via document merge.

establishing liens over the property covered therein (the “Secured Property”, [including the land more particularly described on Exhibit “A” attached hereto]18;

WHEREAS, pursuant to that certain Master Assignment of Notes, Security Instruments and Liens, dated as of [______], [___] (the “Assignment”), entered into by and among the Original Agent (as administrative agent under the Original Credit Agreement) and the Original Lenders in favor of Administrative Agent (as administrative agent under the Amended and Restated Credit Agreement (as defined below)) on its own behalf and on behalf of the Secured Parties (and also executed by the Original Borrowers and the Administrative Borrower (as defined below)), the Original Agent and Original Lenders have assigned certain rights, titles and interests to the Administrative Agent and the New Lenders (as defined below), and the Administrative Agent and the New Lenders have assumed certain obligations of the Original Agent and the Original Lenders, under the Original Credit Agreement, the Original Lien Document and the other loan documents related thereto, which Assignment has been further evidenced by an assignment of the Original Lien Document, dated as of [_______], [___] (the “Recorded Assignment”), executed by the Original Agent in favor of the Administrative Agent and recorded in the same real property records as this Modification Agreement;

WHEREAS, in connection with the Assignment, Landmark Infrastructure Operating Company LLC, a Delaware limited liability company (the “Administrative Borrower”), Landmark Infrastructure Partners LP, a Delaware limited partnership (the “MLP”), the Administrative Agent and the New Lenders have agreed to amend and restate the Original Credit Agreement pursuant to that certain Third Amended and Restated Credit Agreement, dated as of  November 15, 2018 (as amended, amended and restated, supplemented or otherwise modified from time to time, the “Amended and Restated Credit Agreement”), by and among Administrative Borrower, Landmark Infrastructure Asset OpCo II LLC, a Delaware limited liability company (“Landmark Asset II OpCo”), Landmark Infrastructure Inc., a Delaware corporation (together with Administrative Borrower and Landmark Asset II OpCo, collectively, the “New Borrowers”), as borrowers, MLP, the Administrative Agent, and the lenders under the Amended and Restated Credit Agreement (the “New Lenders”);

WHEREAS, in connection with the Amended and Restated Credit Agreement, Lien Grantor and certain other guarantors party thereto have entered into a Second Amended and Restated Guaranty and Security Agreement, dated as of November 15, 2018 (as amended, amended and restated, supplemented or otherwise modified from time to time, the “Guaranty”), guaranteeing all of the New Borrowers’ Obligations under the Amended and Restated Credit Agreement;

WHEREAS, pursuant to the Amended and Restated Credit Agreement, the Lien Grantor is required to enter into this Modification Agreement; and

NOW, THEREFORE, in consideration of the foregoing and legal sufficiency of which is hereby acknowledged, Lien Grantor and the Administrative Agent (on behalf of the Secured Parties) hereby agree and give notice as follows:

1.All of the foregoing recitals are acknowledged by Lien Grantor as being true and correct and shall be deemed incorporated by reference herein.  Lien Grantor hereby acknowledges and agrees that the Modified Lien Document secures all of Lien Grantor’s obligations under the Guaranty and the Modified Lien Document.

[18]	Legal description to be incorporated via document merge in jurisdictions requiring the legal description for proper indexing of the Modification Agreement.

2

2.From and after the date hereof, all references in the Modified Lien Document to the “Credit Agreement” shall mean the Amended and Restated Credit Agreement.  From and after the date hereof, all references in the Modified Lien Document to the “Notes” shall mean the Amended and Restated Credit Agreement and any promissory notes issued pursuant to the terms thereof.

3.[To the extent the Original Lien Document contains a statement of the maximum principal amount secured thereby, such maximum principal amount is hereby modified to be $700,000,000.]19

4.The Original Lien Document is hereby amended to delete any specifically listed events or circumstances listed as “Events of Default”, and any phrase such as “Default” or “Event of Default” shall refer to the Events of Default as defined in the Amended and Restated Credit Agreement.  To the extent the Original Lien Document contains a definition of “Event of Default”, such definition is hereby deleted in its entirety and is replaced with the definition that an “Event of Default” shall have the meaning ascribed to such term in the Amended and Restated Credit Agreement.

5.To the extent the Original Lien Document is required by applicable law to contain an express statement of the maturity of the loan secured by the Original Lien Document is hereby amended to refer to “November 15, 2023”, and to the extent the Original Lien Document is not required by applicable law to set forth an express statement of the maturity of the loan secured by the Original Lien Document is hereby deleted.

6.The following shall be deleted in their entirety from the Original Lien Document and such terms and provisions shall be governed by the Amended and Restated Credit Agreement:

(a)All representations and warranties of Lien Grantor set forth in the Original Lien Document, other than representations and warranties required pursuant to applicable law in order to establish or maintain the Secured Property as commercial property rather than residential property or any other classification of property as to which special enforcement procedures or rights as to deficiency judgments or other enforcement rights would apply, or required by applicable law or custom to establish or maintain the existence or priority of the liens, assignments and security interests created under the Original Lien Document.

(b)All affirmative covenants of Lien Grantor, other than those related to the establishment or maintenance of the existence or priority of the liens, assignments and security interests created under the Original Lien Document, or the enforcement of remedies by the Administrative Agent, any trustee thereof, any receiver or similar trustee after an Event of Default under the Amended and Restated Credit Agreement.

(c)All terms and provisions with respect to release and indemnification or expense reimbursement obligations of the applicable Lien Grantor, other than indemnification and expense reimbursement obligations in favor of any trustee, receiver or similar position under the Original Lien Document.

(d)All terms and provisions with respect to the time and place for payments of amounts due under the Notes or the Amended and Restated Credit Agreement, or as to the application of payments and/or proceeds from the enforcement of remedies under the Original Lien

[19]	Will not be included in mortgages in Alabama, Florida, Georgia, Kansas, Maryland, Minnesota, New York, Oklahoma, Tennessee and Washington, D.C.

3

Document, except to the extent such rules for the application of payments and/or proceeds are required by applicable law.

(e)All terms and provisions with respect to the subrogation of proceeds (other than such terms and provisions as may be necessary for the liens and assignments of the Modified Lien Document to retain the priority of the liens and assignments under the Original Lien Document) of the Loans (as defined in the Amended and Restated Credit Agreement) advanced by the Lenders for the repayment of any outstanding Indebtedness.

(f)All terms and provisions with respect to the creation, perfection and enforcement of security interests in personal property collateral; provided that any terms and provisions with respect to any assignment of rents or the enforcement thereof shall not be deleted and shall remain in full force and effect.

(g)Any rights of the Administrative Agent to notify account debtors or obligors, other than lessees under the Leases with respect to any assignment of rents after and during the continuance of an Event of Default under the Amended and Restated Credit Agreement.

7.[The Original Lien Document is hereby amended as follows:

The sentence “This grant is made WITH POWER OF SALE AND RIGHT OF ENTRY.”  is hereby added at the end of the granting clause.]20

8.Notwithstanding any provision in the Original Lien Document to the contrary, (i) in no event shall any Building or Manufactured (Mobile) Home (as such terms are defined in applicable Flood Insurance Regulations) be included in the Secured Property, including in any definition of “Property” or “Collateral” or “Additional Collateral” contained in the Original Lien Document and (ii) in the event the Original Lien Document encumbers any Building or Manufactured (Mobile) Home, the lien of such Original Lien Document on such Building(s) and/or Manufactured (Mobile) Home(s) is hereby released.  As used herein, “Flood Insurance Regulations” shall mean (a) the National Flood Insurance Act of 1968, (b) the Flood Disaster Protection Act of 1973, (c) the National Flood Insurance Reform Act of 1994 (amending 42 USC 4001 et seq.), and (d) the Flood Insurance Reform Act of 2004, in each case as now or hereafter in effect and including any regulations promulgated thereunder.

9.The Modified Lien Document cannot be further altered, amended, modified, terminated, waived, released or discharged except in a writing signed by the parties hereto or their respective successors or assigns.  To the fullest extent permitted by applicable law, any future amendment or modification of the Loan Documents (as defined in the Amended and Restated Credit Agreement) may or may not be recorded; all holders of any interest or claim that affects all or any portion of the Secured Property (or any estate or interest therein, which interest or claim is recorded after the date the Modified Lien Document was originally recorded or that is otherwise or is intended to be junior and subordinate to the lien of the Modified Lien Document (collectively, “Junior Lien Claimants”), are hereby placed on notice of the possibility that the Loan Documents or the Obligations that the Modified Lien Document secures may be amended but any such amendment may or may not be placed of record; any such amendment shall be fully effective whether or not recorded, without thereby impairing or reducing the priority of the lien of the Modified Lien Document or constituting a novation; Junior Lien Claimants should not assume they will be notified of any amendment of the Loan Documents or of any of Lien Grantor’s obligations that occur before or after the

[20]	Include in California modifications.

4

recording of their lien; and by accepting their interest in the Secured Property, Junior Lien Claimants shall be deemed to acknowledge and consent to the foregoing.

10.As modified herein, the terms of the Modified Lien Document shall continue in full force and effect.  It is understood by and is the intention of the parties hereto that any legal or equitable priorities of any Secured Party over any party which were in existence before the date of execution of this Modification Agreement shall remain in effect after the execution of this Modification Agreement.  Neither this Modification Agreement nor the transactions pursuant to the Amended and Restated Credit Agreement shall be deemed to constitute a novation or to extinguish any of the Obligations secured by the Modified Lien Document.

11.Lien Grantor hereby represents and warrants to Administrative Agent and each Secured Party as follows:

(a)the execution, delivery and performance by such Lien Grantor of this Modification Agreement:  (i) have been duly authorized by all necessary organizational and, if required, shareholder, partner or member action; (ii) do not require any consent or approval of, registration or filing with, or any action by, any Governmental Authority, except those as have been obtained or made and are in full force and effect and except for filings necessary to perfect or maintain perfection of the liens, collateral assignments and security interests created under Modified Lien Document; and (iii) will not violate any Requirement of Law (as defined in the Amended and Restated Credit Agreement) applicable to such Lien Grantor or any judgment, order or ruling of any Governmental Authority.

(b)This Modification Agreement constitutes valid and binding obligations of such Lien Grantor, enforceable against it in accordance with its terms, except as may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors’ rights generally and by general principles of equity.

12.Lien Grantor hereby confirms and acknowledges that it has no existing offsets, defenses, claims, counterclaims, setoffs, or other basis for reduction of the amounts secured hereby under the Amended and Restated Credit Agreement.

13.APPLICABLE LAW.  THIS MODIFICATION AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL IN ALL RESPECTS BE GOVERNED BY, AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK (WITHOUT GIVING EFFECT TO NEW YORK’S PRINCIPLES OF CONFLICTS OF LAW) AND THE LAW OF THE UNITED STATES APPLICABLE TO TRANSACTIONS IN THE STATE OF NEW YORK, EXCEPT FOR THOSE PROVISIONS IN THIS MODIFICATION AGREEMENT PERTAINING TO THE CREATION, PERFECTION OR VALIDITY OF OR EXECUTION OF LIENS OR SECURITY INTERESTS ON PROPERTY LOCATED IN THE STATE WHERE THE SECURED PROPERTY IS LOCATED, WHICH PROVISIONS SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE WHERE THE SECURED PROPERTY IS LOCATED AND APPLICABLE UNITED STATES FEDERAL LAW.

13.This Modification Agreement may be executed in any number of counterparts, and all such counterparts shall together constitute the same agreement.

5

[Remainder of page intentionally left blank]

6

IN WITNESS WHEREOF, the parties hereto have executed this Modification Agreement as of the day and year first above written:

LIEN GRANTOR:

[_______________________________]

By:

Name:

Title:

STATE OF _____________)

)SS

COUNTY OF ___________)

The foregoing instrument was acknowledged before me this ___ day of ____________, [____], by _________________, as _______________ of [___________], a [_______________], on behalf of the [_______________].

_________________________________

Notary Public for _________________

My Commission Expires _________________21

[NOTARIAL SEAL]

[Signatures continuing on following page]

[21]	Insert correct notary acknowledgment for the applicable state of recording, if the state requires that its form be used in order to record or be a valid acknowledgement.

7

ADMINISTRATIVE AGENT:

SUNTRUST BANK

By:

Name:

Title:

STATE OF _____________)

)SS

COUNTY OF ___________)

The foregoing instrument was acknowledged before me this ___ day of ____________, [____], by ____________________, as [_______________] of [___________], a [_______________], on behalf of the [_______________].

_________________________________

Notary Public for _________________

My Commission Expires _________________22

[NOTARIAL SEAL]

[22]	Insert correct notary acknowledgment for the applicable state of recording, if the state requires that its form be used in order to record or be a valid acknowledgement.

8

EXHIBIT A

Legal Description

9

Sidley Draft 10/17/2018

SCHEDULE 1

Sidley Draft 10/17/2018

EXHIBIT E

FORM OF omnibus CLOSING DATE EXISTING mortgage amendment

[See Attached]

E-1

236522435

RECORDING REQUESTED BY AND
WHEN RECORDED MAIL TO:

Sidley Austin LLP
1000 Louisiana St.
Suite 6000
Houston, TX 77002
Attn:  [__________]

[SPACE ABOVE LINE FOR RECORDER’S USE ONLY]

MODIFICATION OF [_____________________]23

This MODIFICATION OF [___________________]24 (as amended, amended and restated, supplemented or otherwise modified from time to time, this “Modification Agreement”) is made as of [______________], [____] by and between [________________]25, with an address at [_______________________________________]26 (“Lien Grantor”), and SUNTRUST BANK, with an address at 3333 Peachtree Street, NE A-Atlanta-2020, Atlanta, Georgia 30326, as Administrative Agent for the Secured Parties (each as defined in the Amended and Restated Credit Agreement (as defined below)), in such capacity, and together with its permitted successors and assigns, the “Administrative Agent”).

WITNESSETH:

WHEREAS, Lien Grantor and certain other Persons party thereto as borrowers (the “Original Borrowers”), the lenders from time to time party thereto (the “Original Lenders”), and the Administrative Agent (as defined in the Original Lien Document (as defined below)) (the “Original Agent”), entered into the Credit Agreement (as defined in the Original Lien Document) (as amended prior to the date hereof, the “Original Credit Agreement”), pursuant to which the Original Lenders made certain loans and other extensions of credit to the borrowers under the Original Credit Agreement;

WHEREAS, in order to secure the obligations under the Original Credit Agreement and other obligations, Lien Grantor executed and delivered to the Original Agent, that certain [_________________________________]27 as more particularly described on Schedule 1 (the “Original Lien Document” and, as modified by the Prior Modification Agreement (as defined below), being the “Prior Lien Document” and, the Prior Lien Document, as modified by this Modification Agreement, being

[23]	Proper name of underlying security instrument to be incorporated via document merge.
[24]	Proper name of underlying security instrument to be incorporated via document merge.
[25]	Proper name of mortgagor/grantor to the underlying security instrument to be incorporated via document merge.
[26]	Proper address of mortgagor/grantor to the underlying security instrument to be incorporated via document merge.
[27]	Proper name of underlying security instrument to be incorporated via document merge.

the “Modified Lien Document”), establishing liens over the property covered therein (the “Secured Property”, [including the land more particularly described on Exhibit “A” attached hereto]28;

WHEREAS, pursuant to that certain Master Assignment of Notes, Security Instruments and Liens, dated as of [______], [___] (the “Assignment”), entered into by and among the Original Agent (as administrative agent under the Original Credit Agreement) and the Original Lenders in favor of Administrative Agent (as administrative agent under the Amended and Restated Credit Agreement (as defined below)) on its own behalf and on behalf of the Secured Parties (and also executed by the Original Borrowers and the Administrative Borrower (as defined below)), the Original Agent and Original Lenders assigned certain rights, titles and interests to the Administrative Agent and the New Lenders (as defined below), and the Administrative Agent and the New Lenders assumed certain obligations of the Original Agent and the Original Lenders, under the Original Credit Agreement, the Original Lien Document and the other loan documents related thereto, which Assignment has been further evidenced by an assignment of the Original Lien Document, dated as of [_______], [___] (the “Recorded Assignment”), executed by the Original Agent in favor of the Administrative Agent and recorded in the same real property records as this Modification Agreement;

WHEREAS, in connection with the Assignment, Landmark Infrastructure Operating Company LLC, a Delaware limited liability company (the “Administrative Borrower”), Landmark Infrastructure Partners LP, a Delaware limited partnership (the “MLP”), the Administrative Agent and the New Lenders amended and restated the Original Credit Agreement pursuant to that certain Second Amended and Restated Credit Agreement, dated as of July 31, 2017 (as amended, amended and restated, supplemented or otherwise modified from time to time, the “Prior Amended and Restated Credit Agreement”), by and among Administrative Borrower, Landmark Infrastructure Asset OpCo II LLC, a Delaware limited liability company (“Landmark Asset II OpCo”), Landmark Infrastructure Inc., a Delaware corporation (together with Administrative Borrower and Landmark Asset II OpCo, collectively, the “New Borrowers”), as borrowers, MLP, the Administrative Agent, and the lenders under the Prior Amended and Restated Credit Agreement;

WHEREAS, in connection with the Prior Amended and Restated Credit Agreement, Lien Grantor and certain other guarantors party thereto entered into an Amended and Restated Guaranty and Security Agreement, dated as of July 31, 2017, guaranteeing all of the New Borrowers’ Obligations under the Prior Amended and Restated Credit Agreement;

WHEREAS, pursuant to the Prior Amended and Restated Credit Agreement, the Lien Grantor entered into the Modification of [_____________]29[, as more particularly described on Schedule 1] (the “Prior Modification Agreement”);

WHEREAS, the New Borrowers, MLP, the Administrative Agent and the New Lenders have agreed to amend and restate the Prior Amended and Restated Credit Agreement pursuant to that certain Third Amended and Restated Credit Agreement, dated as of November 15, 2018 (as amended, amended and restated, supplemented or otherwise modified from time to time, the “Amended and Restated Credit Agreement”), by and among the New Borrowers, as borrowers, MLP, the Administrative Agent, and the lenders under the Amended and Restated Credit Agreement (the “New Lenders”);

[28]	Legal description to be incorporated via document merge in jurisdictions requiring the legal description for proper indexing of the Modification Agreement.
[29]	Proper name of previously filed Modification Agreement to be incorporated via document merge.

2

WHEREAS, in connection with the Amended and Restated Credit Agreement, Lien Grantor and certain other guarantors party thereto entered into a Second Amended and Restated Guaranty and Security Agreement, dated as of November 15, 2018 (as amended, amended and restated, supplemented or otherwise modified from time to time, the “Guaranty”), guaranteeing all of the New Borrowers’ Obligations under the Amended and Restated Credit Agreement; and

WHEREAS, pursuant to the Amended and Restated Credit Agreement, the Lien Grantor is required to enter into this Modification Agreement;

NOW, THEREFORE, in consideration of the foregoing and legal sufficiency of which is hereby acknowledged, Lien Grantor and the Administrative Agent (on behalf of the Secured Parties) hereby agree and give notice as follows:

1.All of the foregoing recitals are acknowledged by Lien Grantor as being true and correct and shall be deemed incorporated by reference herein.  Lien Grantor hereby acknowledges and agrees that the Modified Lien Document secures all of Lien Grantor’s obligations under the Guaranty and the Modified Lien Document.

2.From and after the date hereof, all references in the Modified Lien Document to the “Credit Agreement” or the Prior Amended and Restated Credit Agreement (including references thereto as a result of amendment or modification by the Prior Modification Agreement) shall mean the Amended and Restated Credit Agreement.  From and after the date hereof, all references in the Modified Lien Document to the “Notes” shall mean the Amended and Restated Credit Agreement and any promissory notes issued pursuant to the terms thereof.

3.[To the extent the Prior Lien Document contains a statement of the maximum principal amount secured thereby, such maximum principal amount is hereby modified to be $700,000,000.]30

4.To the extent the Prior Lien Document is required by applicable law to contain an express statement of the maturity of the loan secured by the Prior Lien Document, the Prior Lien Document is hereby amended to refer to “November 15, 2023”.

5.To the extent not previously deleted from the Prior Lien Document, the following shall be deleted in their entirety from the Prior Lien Document and such terms and provisions shall be governed by the Amended and Restated Credit Agreement:

(a)All representations and warranties of Lien Grantor set forth in the Prior Lien Document, other than representations and warranties required pursuant to applicable law in order to establish or maintain the Secured Property as commercial property rather than residential property or any other classification of property as to which special enforcement procedures or rights as to deficiency judgments or other enforcement rights would apply, or required by applicable law or custom to establish or maintain the existence or priority of the liens, assignments and security interests created under the Prior Lien Document.

(b)All affirmative covenants of Lien Grantor, other than those related to the establishment or maintenance of the existence or priority of the liens, assignments and security interests created under the Prior Lien Document, or the enforcement of remedies by the

[30]	Will not be included in mortgages in Alabama, Florida, Georgia, Kansas, Maryland, Minnesota, New York, Oklahoma, Tennessee and Washington, D.C.

3

Administrative Agent, any trustee thereof, any receiver or similar trustee after an Event of Default under the Amended and Restated Credit Agreement.

(c)All terms and provisions with respect to release and indemnification or expense reimbursement obligations of the applicable Lien Grantor, other than indemnification and expense reimbursement obligations in favor of any trustee, receiver or similar position under the Prior Lien Document.

(d)All terms and provisions with respect to the time and place for payments of amounts due under the Notes or the Amended and Restated Credit Agreement, or as to the application of payments and/or proceeds from the enforcement of remedies under the Prior Lien Document, except to the extent such rules for the application of payments and/or proceeds are required by applicable law.

(e)All terms and provisions with respect to the subrogation of proceeds (other than such terms and provisions as may be necessary for the liens and assignments of the Modified Lien Document to retain the priority of the liens and assignments under the Prior Lien Document) of the Loans (as defined in the Amended and Restated Credit Agreement) advanced by the Lenders for the repayment of any outstanding Indebtedness.

(f)All terms and provisions with respect to the creation, perfection and enforcement of security interests in personal property collateral; provided that any terms and provisions with respect to any assignment of rents or the enforcement thereof shall not be deleted and shall remain in full force and effect.

(g)Any rights of the Administrative Agent to notify account debtors or obligors, other than lessees under the Leases with respect to any assignment of rents after and during the continuance of an Event of Default under the Amended and Restated Credit Agreement.

6.Notwithstanding any provision in the Prior Lien Document to the contrary, (i) in no event shall any Building or Manufactured (Mobile) Home (as such terms are defined in applicable Flood Insurance Regulations) be included in the Secured Property, including in any definition of “Property” or “Collateral” or “Additional Collateral” contained in the Prior Lien Document and (ii) in the event the Prior Lien Document encumbers any Building or Manufactured (Mobile) Home, the lien of such Prior Lien Document on such Building(s) and/or Manufactured (Mobile) Home(s) is hereby released.  As used herein, “Flood Insurance Regulations” shall mean (a) the National Flood Insurance Act of 1968, (b) the Flood Disaster Protection Act of 1973, (c) the National Flood Insurance Reform Act of 1994 (amending 42 USC 4001 et seq.), and (d) the Flood Insurance Reform Act of 2004, in each case as now or hereafter in effect and including any regulations promulgated thereunder.

7.The Modified Lien Document cannot be further altered, amended, modified, terminated, waived, released or discharged except in a writing signed by the parties hereto or their respective successors or assigns.  To the fullest extent permitted by applicable law, any future amendment or modification of the Loan Documents (as defined in the Amended and Restated Credit Agreement) may or may not be recorded; all holders of any interest or claim that affects all or any portion of the Secured Property (or any estate or interest therein, which interest or claim is recorded after the date the Modified Lien Document was originally recorded or that is otherwise or is intended to be junior and subordinate to the lien of the Modified Lien Document (collectively, “Junior Lien Claimants”), are hereby placed on notice of the possibility that the Loan Documents or the Obligations that the Modified Lien Document secures may be amended but any such amendment may or may not be placed of record; any such amendment shall be fully effective whether or not recorded, without thereby impairing or reducing the priority of the lien of the Modified Lien

4

Document or constituting a novation; Junior Lien Claimants should not assume they will be notified of any amendment of the Loan Documents or of any of Lien Grantor’s obligations that occur before or after the recording of their lien; and by accepting their interest in the Secured Property, Junior Lien Claimants shall be deemed to acknowledge and consent to the foregoing.

8.As modified herein, the terms of the Modified Lien Document shall continue in full force and effect.  It is understood by and is the intention of the parties hereto that any legal or equitable priorities of any Secured Party over any party which were in existence before the date of execution of this Modification Agreement shall remain in effect after the execution of this Modification Agreement.  Neither this Modification Agreement nor the transactions pursuant to the Amended and Restated Credit Agreement shall be deemed to constitute a novation or to extinguish any of the Obligations secured by the Modified Lien Document.

9.Lien Grantor hereby represents and warrants to Administrative Agent and each Secured Party as follows:

(a)the execution, delivery and performance by such Lien Grantor of this Modification Agreement:  (i) have been duly authorized by all necessary organizational and, if required, shareholder, partner or member action; (ii) do not require any consent or approval of, registration or filing with, or any action by, any Governmental Authority, except those as have been obtained or made and are in full force and effect and except for filings necessary to perfect or maintain perfection of the liens, collateral assignments and security interests created under Modified Lien Document; and (iii) will not violate any Requirement of Law (as defined in the Amended and Restated Credit Agreement) applicable to such Lien Grantor or any judgment, order or ruling of any Governmental Authority.

(b)This Modification Agreement constitutes valid and binding obligations of such Lien Grantor, enforceable against it in accordance with its terms, except as may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors’ rights generally and by general principles of equity.

10.Lien Grantor hereby confirms and acknowledges that it has no existing offsets, defenses, claims, counterclaims, setoffs, or other basis for reduction of the amounts secured hereby under the Amended and Restated Credit Agreement.

11.APPLICABLE LAW.  THIS MODIFICATION AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL IN ALL RESPECTS BE GOVERNED BY, AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK (WITHOUT GIVING EFFECT TO NEW YORK’S PRINCIPLES OF CONFLICTS OF LAW) AND THE LAW OF THE UNITED STATES APPLICABLE TO TRANSACTIONS IN THE STATE OF NEW YORK, EXCEPT FOR THOSE PROVISIONS IN THIS MODIFICATION AGREEMENT PERTAINING TO THE CREATION, PERFECTION OR VALIDITY OF OR EXECUTION OF LIENS OR SECURITY INTERESTS ON PROPERTY LOCATED IN THE STATE WHERE THE SECURED PROPERTY IS LOCATED, WHICH PROVISIONS SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE WHERE THE SECURED PROPERTY IS LOCATED AND APPLICABLE UNITED STATES FEDERAL LAW.

5

12.This Modification Agreement may be executed in any number of counterparts, and all such counterparts shall together constitute the same agreement.

[Remainder of page intentionally left blank]

6

IN WITNESS WHEREOF, the parties hereto have executed this Modification Agreement as of the day and year first above written:

LIEN GRANTOR:

[_______________________________]

By:

Name:

Title:

STATE OF _____________)

)SS

COUNTY OF ___________)

The foregoing instrument was acknowledged before me this ___ day of ____________, [____], by _________________, as _______________ of [___________], a [_______________], on behalf of the [_______________].

_________________________________

Notary Public for _________________

My Commission Expires _________________31

[NOTARIAL SEAL]

[Signatures continuing on following page]

[31]	Insert correct notary acknowledgment for the applicable state of recording, if the state requires that its form be used in order to record or be a valid acknowledgement.

7

ADMINISTRATIVE AGENT:

SUNTRUST BANK

By:

Name:

Title:

STATE OF _____________)

)SS

COUNTY OF ___________)

The foregoing instrument was acknowledged before me this ___ day of ____________, [____], by ____________________, as [_______________] of [___________], a [_______________], on behalf of the [_______________].

_________________________________

Notary Public for _________________

My Commission Expires _________________32

[NOTARIAL SEAL]

[32]	Insert correct notary acknowledgment for the applicable state of recording, if the state requires that its form be used in order to record or be a valid acknowledgement.

8

EXHIBIT A

Legal Description

9

Sidley Draft 10/18/2018

SCHEDULE 1

EXHIBIT 2.3

form of NOTICE OF REVOLVING BORROWING

[Date]33

SunTrust Bank,

   as Administrative Agent

   for the Lenders referred to below

3333 Peachtree Road, NE

A-Atlanta-2020

Atlanta, Georgia 30326

Ladies and Gentlemen:

Reference is hereby made to the Third Amended and Restated Credit Agreement, dated as of November 15, 2018 (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), among LANDMARK INFRASTRUCTURE ASSET OPCO II LLC, a Delaware limited liability company (“Landmark Asset II OpCo”), LANDMARK INFRASTRUCTURE INC., a Delaware corporation (“Landmark REIT”), LANDMARK INFRASTRUCTURE OPERATING COMPANY LLC, a Delaware limited liability company (the “Administrative Borrower”, and together with Landmark Asset II OpCo and Landmark REIT, collectively, the “Borrowers”), as borrowers, LANDMARK INFRASTRUCTURE PARTNERS LP, a Delaware limited partnership, the several banks and other financial institutions and lenders from time to time party thereto (the “Lenders”), and SUNTRUST BANK, in its capacity as administrative agent for the Lenders (in such capacity, the “Administrative Agent”), as issuing bank and as swingline lender.  Terms defined in the Credit Agreement are used herein with the same meanings.  This notice constitutes a Notice of Revolving Borrowing, and the Administrative Borrower hereby requests a Revolving Borrowing under the Credit Agreement, and in that connection the Administrative Borrower specifies the following information with respect to the Revolving Borrowing requested hereby:

(A)	Aggregate principal amount of Revolving Borrowing[34]: ___________________
(B)	Date of Revolving Borrowing (which is a Business Day): __________________
(C)	Type of Revolving Loan: __________________
(D)	Agreed Currency[35]: __________________

[33]

To be delivered (x) prior to 1:00 p.m. on the requested date of each Base Rate Borrowing and (y) prior to 1:00 p.m. three (3) Business Days prior to the requested date of each Eurodollar Borrowing denominated in Dollars and (z) prior to 1:00 p.m., Local Time, four (4) Business Days prior to the requested date of each Eurodollar Borrowing denominated in a Foreign Currency.

[34]	Not less than $5,000,000 and an integral multiple of $500,000 for a Eurodollar Borrowing or not less than $1,000,000 and an integral multiple of $100,000 for a Base Rate Borrowing.
[35]	To be completed if a Eurodollar Borrowing. May be (a) Dollars, (b) euro, (c) Pounds Sterling, (d) Canadian Dollars and (e) Australian Dollars.

Exhibit 2.3-1

(E)	Duration of initial Interest Period[36]: __________________

[Signature Page Follows]

[36]	Interest Period applies if Borrowing is Eurodollar Borrowing, and is subject to the provisions of the definition of Interest Period.

Exhibit 2.3-2

The Administrative Borrower hereby represents and warrants that the conditions specified in paragraphs (a), (b) and (c) of Section 3.2 of the Credit Agreement are satisfied.

Very truly yours,

LANDMARK INFRASTRUCTURE OPERATING COMPANY LLC

By: ______________________________

Name:

Title:

Exhibit 2.3-3

EXHIBIT 2.5

Form of NOTICE OF SWINGLINE BORROWING

[Date]37

SunTrust Bank,

   as Administrative Agent

   for the Lenders referred to below

3333 Peachtree Road, NE

A-Atlanta-2020

Atlanta, Georgia 30326

Ladies and Gentlemen:

Reference is hereby made to the Third Amended and Restated Credit Agreement, dated as of November 15, 2018 (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), among LANDMARK INFRASTRUCTURE ASSET OPCO II LLC, a Delaware limited liability company (“Landmark Asset II OpCo”), LANDMARK INFRASTRUCTURE INC., a Delaware corporation (“Landmark REIT”), LANDMARK INFRASTRUCTURE OPERATING COMPANY LLC, a Delaware limited liability company (the “Administrative Borrower”, and together with Landmark Asset II OpCo and Landmark REIT, collectively, the “Borrowers”), as borrowers, LANDMARK INFRASTRUCTURE PARTNERS LP, a Delaware limited partnership, the several banks and other financial institutions and lenders from time to time party thereto (the “Lenders”), and SUNTRUST BANK, in its capacity as administrative agent for the Lenders (in such capacity, the “Administrative Agent”), as issuing bank and as swingline lender.  Terms defined in the Credit Agreement are used herein with the same meanings.  This notice constitutes a Notice of Swingline Borrowing, and the Administrative Borrower hereby requests a Swingline Borrowing under the Credit Agreement, and in that connection the Administrative Borrower specifies the following information with respect to the Swingline Borrowing requested hereby:

(A)	Principal amount of Swingline Loan[38]: ____________________
(B)	Date of Swingline Loan (which is a Business Day): ____________________
(C)	Location and number of the applicable Borrower’s account to which proceeds of Swingline Loan should be credited[39]: ____________________

[Signature Page Follows]

[37]	To be delivered prior to 10:00 a.m. on the requested date of each Swingline Borrowing.
[38]	Not less than $100,000 and an integral multiple of $50,000 or such other minimum amounts agreed to by the Swingline Lender and the Borrower.
[39]	To be made immediately available not later than 1:00 p.m. on the date of the requested Swingline Borrowing.

Exhibit 2.5-1

The Administrative Borrower hereby represents and warrants that the conditions specified in paragraphs (a), (b) and (c) of Section 3.2 of the Credit Agreement are satisfied.

Very truly yours,

LANDMARK INFRASTRUCTURE OPERATING COMPANY LLC

By: ______________________________

Name:

Title:

Exhibit 2.5-2

EXHIBIT 2.7

FORM OF notice of Conversion/CONTINUATION

[Date]40

SunTrust Bank,

   as Administrative Agent

   for the Lenders referred to below

3333 Peachtree Road, NE

A-Atlanta-2020

Atlanta, Georgia 30326

Ladies and Gentlemen:

Reference is hereby made to the Third Amended and Restated Credit Agreement, dated as of November 15, 2018 (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), among LANDMARK INFRASTRUCTURE ASSET OPCO II LLC, a Delaware limited liability company (“Landmark Asset II OpCo”), LANDMARK INFRASTRUCTURE INC., a Delaware corporation (“Landmark REIT”), LANDMARK INFRASTRUCTURE OPERATING COMPANY LLC, a Delaware limited liability company (the “Administrative Borrower”, and together with Landmark Asset II OpCo and Landmark REIT, collectively, the “Borrowers”), as borrowers, LANDMARK INFRASTRUCTURE PARTNERS LP, a Delaware limited partnership, the several banks and other financial institutions and lenders from time to time party thereto (the “Lenders”), and SUNTRUST BANK, in its capacity as administrative agent for the Lenders (in such capacity, the “Administrative Agent”), as issuing bank and as swingline lender.  Terms defined in the Credit Agreement are used herein with the same meanings.  This notice constitutes a Notice of Conversion/Continuation and the Administrative Borrower hereby requests the conversion or continuation of a Revolving Borrowing under the Credit Agreement, and in that connection the Administrative Borrower specifies the following information with respect to the Revolving Borrowing to be converted or continued as requested hereby:

(A)	Revolving Borrowing to which this request applies:
(B)	Principal amount of Revolving Borrowing to be converted/continued[41]: ______________________
(C)	Effective date of election (which is a Business Day): ______________________
(D)	Resulting Borrowing: [Eurodollar Borrowing] [Base Rate Borrowing]
(E)	Agreed Currency[42]: ______________________

[40]

To be delivered (x) prior to 1:00 p.m. one (1) Business Day prior to the requested date of a conversion into a Base Rate Borrowing and (y) prior to 1:00 p.m. three (3) Business Days prior to a continuation of or conversion into a Eurodollar Borrowing.

[41]	Not less than $5,000,000 and an integral multiple of $500,000 for a Eurodollar Borrowing or not less than $1,000,000 and an integral multiple of $100,000 for a Base Rate Borrowing.
[42]	Select one of (a) Dollars, (b) euro, (c) Pounds Sterling, (d) Canadian Dollars and (e) Australian Dollars.

Exhibit 2.7-1

(F)	Interest Period[43]: ______________________

[Signature Page Follows]

[43]	Interest Period applies if Borrowing is Eurodollar Borrowing, and is subject to the provisions of the definition of Interest Period.

Exhibit 2.7-2

Very truly yours,

LANDMARK INFRASTRUCTURE OPERATING COMPANY LLC

By: ______________________________

Name:

Title:

Exhibit 2.7-3

EXHIBIT 2.20A

[FORM OF]
U.S. TAX COMPLIANCE CERTIFICATE

(For Foreign Lenders That Are Not Partnerships For U.S. Federal Income Tax Purposes)

Reference is hereby made to the Third Amended and Restated Credit Agreement dated as of November 15, 2018 (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), by and among Landmark Infrastructure Asset Opco II LLC, a Delaware limited liability company, Landmark Infrastructure Inc., a Delaware corporation, Landmark Infrastructure Operating Company LLC, a Delaware limited liability company, Landmark Infrastructure Partners LP, a Delaware limited partnership, the several banks and other financial institutions and lenders from time to time party thereto, and SunTrust Bank, in its capacity as administrative agent for the Lenders, as an issuing bank, and as swingline lender.

Pursuant to the provisions of Section 2.20 of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record and beneficial owner of the Loan(s) (as well as any Note(s) evidencing such Loan(s)) in respect of which it is providing this certificate, (ii) it is not a bank within the meaning of Section 881(c)(3)(A) of the Code, (iii) it is not a ten percent shareholder of any Borrower within the meaning of Section 871(h)(3)(B) of the Code and (iv) it is not a controlled foreign corporation related to any Borrower as described in Section 881(c)(3)(C) of the Code.

The undersigned has furnished the Administrative Agent and the Administrative Borrower with a certificate of its non-U.S. Person status on IRS Form W-8BEN (if an individual) or IRS Form W-8BEN-E (if not an individual).  By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform the Administrative Borrower and the Administrative Agent, and (2) the undersigned shall have at all times furnished the Administrative Borrower and the Administrative Agent with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.

Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

[NAME OF LENDER]

By:  ___________________________
Name:
Title:

Date: ________ __, 20[  ]

Exhibit 2.20-1

EXHIBIT 2.20B

[FORM OF]
U.S. TAX COMPLIANCE CERTIFICATE

(For Foreign Participants That Are Not Partnerships For U.S. Federal Income Tax Purposes)

Reference is hereby made to the Third Amended and Restated Credit Agreement dated as of November 15, 2018 (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), by and among Landmark Infrastructure Asset Opco II LLC, a Delaware limited liability company, Landmark Infrastructure Inc., a Delaware corporation, Landmark Infrastructure Operating Company LLC, a Delaware limited liability company, Landmark Infrastructure Partners LP, a Delaware limited partnership, the several banks and other financial institutions and lenders from time to time party thereto, and SunTrust Bank, in its capacity as administrative agent for the Lenders, as an issuing bank, and as swingline lender.

Pursuant to the provisions of Section 2.20 of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record and beneficial owner of the participation in respect of which it is providing this certificate, (ii) it is not a bank within the meaning of Section 881(c)(3)(A) of the Code, (iii) it is not a ten percent shareholder of any Borrower within the meaning of Section 871(h)(3)(B) of the Code, and (iv) it is not a controlled foreign corporation related to any Borrower as described in Section 881(c)(3)(C) of the Code.

The undersigned has furnished its participating Lender with a certificate of its non-U.S. Person status on IRS Form W-8BEN (if an individual) or IRS Form W-8BEN-E (if not an individual).  By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform such Lender in writing, and (2) the undersigned shall have at all times furnished such Lender with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.

Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

[NAME OF PARTICIPANT]

By:  ___________________________
Name:
Title:

Date: ________ __, 20[  ]

Exhibit 2.20-2

EXHIBIT 2.20C

[FORM OF]
U.S. TAX COMPLIANCE CERTIFICATE

(For Foreign Participants That Are Partnerships For U.S. Federal Income Tax Purposes)

Reference is hereby made to the Third Amended and Restated Credit Agreement dated as of November 15, 2018 (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), by and among Landmark Infrastructure Asset Opco II, LLC, a Delware limited liability company, Landmark Infrastructure Inc., a Delaware corporation, Landmark Infrastructure Operating Company LLC, a Delaware limited liability company, Landmark Infrastructure Partners LP, a Delaware limited partnership, the several banks and other financial institutions and lenders from time to time party thereto, and SunTrust Bank, in its capacity as administrative agent for the Lenders, as an issuing bank, and as swingline lender.

Pursuant to the provisions of Section 2.20 of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record owner of the participation in respect of which it is providing this certificate, (ii) its direct or indirect partners/members are the sole beneficial owners of such participation, (iii) with respect such participation, neither the undersigned nor any of its direct or indirect partners/members is a bank extending credit pursuant to a loan agreement entered into in the ordinary course of its trade or business within the meaning of Section 881(c)(3)(A) of the Code, (iv) none of its direct or indirect partners/members is a ten percent shareholder of any Borrower within the meaning of Section 871(h)(3)(B) of the Code and (v) none of its direct or indirect partners/members is a controlled foreign corporation related to any Borrower as described in Section 881(c)(3)(C) of the Code.

The undersigned has furnished its participating Lender with IRS Form W-8IMY accompanied by one of the following forms from each of its partners/members that is claiming the portfolio interest exemption: (i) an IRS Form W-8BEN (if an individual) or IRS Form W-8BEN-E (if not an individual) or (ii) an IRS Form W-8IMY accompanied by an IRS Form W-8BEN (if an individual) or IRS Form W-8BEN-E (if not an individual) from each of such partner’s/member’s beneficial owners that is claiming the portfolio interest exemption.  By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform such Lender and (2) the undersigned shall have at all times furnished such Lender with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.

Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

[NAME OF PARTICIPANT]

By:  ___________________________
Name:
Title:

Date: ________ __, 20[  ]

Exhibit 2.20-3

EXHIBIT 2.20D

[FORM OF]
U.S. TAX COMPLIANCE CERTIFICATE

(For Foreign Lenders That Are Partnerships For U.S. Federal Income Tax Purposes)

Reference is hereby made to the Third Amended and Restated Credit Agreement dated as of November 15, 2018 (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), by and among Landmark Infrastructure Asset Opco II, LLC, a Delware limited liability company, Landmark Infrastructure Inc., a Delaware corporation, Landmark Infrastructure Operating Company LLC, a Delaware limited liability company, Landmark Infrastructure Partners LP, a Delaware limited partnership, the several banks and other financial institutions and lenders from time to time party thereto, and SunTrust Bank, in its capacity as administrative agent for the Lenders, as an issuing bank, and as swingline lender.

Pursuant to the provisions of Section 2.20 of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record owner of the Loan(s) (as well as any Note(s) evidencing such Loan(s)) in respect of which it is providing this certificate, (ii) its direct or indirect partners/members are the sole beneficial owners of such Loan(s) (as well as any Note(s) evidencing such Loan(s)), (iii) with respect to the extension of credit pursuant to this Credit Agreement or any other Loan Document, neither the undersigned nor any of its direct or indirect partners/members is a bank extending credit pursuant to a loan agreement entered into in the ordinary course of its trade or business within the meaning of Section 881(c)(3)(A) of the Code, (iv) none of its direct or indirect partners/members is a ten percent shareholder of any Borrower within the meaning of Section 871(h)(3)(B) of the Code and (v) none of its direct or indirect partners/members is a controlled foreign corporation related to any Borrower as described in Section 881(c)(3)(C) of the Code.

The undersigned has furnished the Administrative Agent and the Administrative Borrower with IRS Form W-8IMY accompanied by one of the following forms from each of its partners/members that is claiming the portfolio interest exemption: (i) an IRS Form W-8BEN (if an individual) or IRS Form W-8BEN-E (if not an individual) or (ii) an IRS Form W-8IMY accompanied by an IRS Form W-8BEN (if an individual) or IRS Form W-8BEN-E (if not an individual) from each of such partner’s/member’s beneficial owners that is claiming the portfolio interest exemption.  By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform the Administrative Borrower and the Administrative Agent, and (2) the undersigned shall have at all times furnished the Administrative Borrower and the Administrative Agent with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.

Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

[Signature Page Follows]

Exhibit 2.7-2

[NAME OF LENDER]

By:  ___________________________
Name:
Title:

Date: ________ __, 20[  ]

Exhibit 2.20-5

EXHIBIT 3.1(b)(v)

FORM OF OFFICER’S CERTIFICATE

November 15, 2018

Reference is hereby made to the Third Amended and Restated Credit Agreement, dated as of November 15, 2018 (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), by and among LANDMARK INFRASTRUCTURE ASSET OPCO II LLC, a Delaware limited liability company (“Landmark Asset OpCo II”), LANDMARK INFRASTRUCTURE INC., a Delaware corporation (“Landmark REIT”), LANDMARK INFRASTRUCTURE OPERATING COMPANY LLC, a Delaware limited liability company (“Landmark Operating Company”, and together with Landmark Asset OpCo II, and Landmark REIT collectively, the “Borrowers”, and individually, a  “Borrower”), LANDMARK INFRASTRUCTURE PARTNERS LP, a Delaware limited partnership (the “MLP”), the several banks and other financial institutions and lenders from time to time party thereto (the “Lenders”), and SUNTRUST BANK, in its capacity as administrative agent for the Lenders (the “Administrative Agent”), as issuing bank, and as swingline lender. Terms defined in the Credit Agreement are used herein with the same meanings.  This certificate is being delivered pursuant to Section 3.1(b)(v), Section 3.1(b)(vi) and 3.1(b)(xii) of the Credit Agreement.

I, George Doyle, Chief Financial Officer of Landmark Infrastructure Partners GP LLC, a Delaware limited liability company, the general partner of the MLP, DO HEREBY CERTIFY on behalf of the Borrowers, in my official capacity and not in my individual capacity, that after giving effect to the funding of any initial Revolving Borrowing, as of the date hereof:

(a)no Default or Event of Default exists;

(b)all representations and warranties of each Loan Party set forth in the Loan Documents are true and correct in all material respects (other than those representations and warranties that are expressly qualified by “Material Adverse Effect” or other materiality, which representations and warranties shall be true and correct in all respects);

(c)since December 31, 2017, which is the date of the most recent audited financial statements described in Section 4.4 of the Credit Agreement, there has been no change which has had or could reasonably be expected to have a Material Adverse Effect;

(d)attached hereto as Annex A is a true, complete and correct copy of each Material Agreement;

(e)the Loan Parties, on a consolidated basis, are Solvent after giving effect to the funding of any initial Revolving Borrowing and the consummation of the transactions contemplated to occur on the Closing Date; and

Exhibit 3.1(b)(v)-1

(f)attached hereto as Annex B are true, complete and correct copies of all consents, approvals, authorizations, registrations and filings and orders required or advisable to be made or obtained under any Requirement of Law, or by any Material Agreement of any Loan Party, in connection with the execution, delivery, performance, validity and enforceability of the Loan Documents or any of the transactions contemplated thereby, and such consents, approvals, authorizations, registrations, filings and orders are in full force and effect and all applicable waiting periods have expired, and no investigation or inquiry by any governmental authority regarding the Commitments or any transaction being financed with the proceeds thereof is ongoing.

[Signature Page Follows]

Exhibit 3.1(b)(v)-2

IN WITNESS WHEREOF, I have hereunto signed my name as of the date first above written.

____________________________________

Name: George Doyle

Title: Chief Financial Officer

Exhibit 3.1(b)(v)-3

ANNEX A

Material Agreements

See attached.

Exhibit 3.1(b)(v)-4

ANNEX B

Consents, Approvals, Authorizations, Registrations, Filings and Orders

See attached.

Exhibit 3.1(b)(v)-5

EXHIBIT 5.1(c)

FORM OF COMPLIANCE CERTIFICATE

[Date]44

To:	SunTrust Bank, as Administrative Agent

3333 Peachtree Road, NE

A-Atlanta-2020

Atlanta, Georgia 30326

Attention: _____________

Ladies and Gentlemen:

Reference is hereby made to the Third Amended and Restated Credit Agreement, dated as of November 15, 2018 (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), among LANDMARK INFRASTRUCTURE ASSET OPCO II LLC, a Delaware limited liability company (“Landmark Asset II OpCo”), LANDMARK INFRASTRUCTURE INC., a Delaware corporation (“Landmark REIT”), LANDMARK INFRASTRUCTURE OPERATING COMPANY LLC, a Delaware limited liability company (the “Administrative Borrower”, and together with Landmark Asset II OpCo and Landmark REIT, collectively, the “Borrowers”), as borrowers, LANDMARK INFRASTRUCTURE PARTNERS LP, a Delaware limited partnership (the “MLP”), the several banks and other financial institutions and lenders from time to time party thereto (the “Lenders”), and SUNTRUST BANK, in its capacity as administrative agent for the Lenders (in such capacity, the “Administrative Agent”), as issuing bank and as swingline lender.  Capitalized terms used herein and not otherwise defined shall have the meanings assigned to such terms in the Credit Agreement.

I, __________________, being the duly elected and qualified, and acting in my capacity as _______________ of Landmark Infrastructure Partners GP LLC, a Delaware limited liability company, the general partner of the MLP, DO HEREBY CERTIFY on behalf of the MLP, in my official capacity and not in my individual capacity, to the Administrative Agent and each Lender as follows:

1.Based upon a review of the activities of the Borrowers, the MLP and the Restricted Subsidiaries and the financial statements attached hereto during the period covered thereby, as of the date hereof, there exists [a][no] Default or Event of Default. [If a Default or Event of Default does exist, specify the details thereof and the action which the Borrowers has taken or proposes to take with respect thereto.]

2.The calculations set forth in Annex 1 hereto are computations demonstrating compliance with the financial covenants set forth in Article VI of the Credit Agreement calculated from the financial statements attached hereto.

[44]

To be delivered concurrently with the delivery of the financial statements referred to in subsections (a) and (b) of Section 5.1 of the Credit Agreement or as a Pro Forma Compliance Certificate, as applicable.

Exhibit 5.1(c)-1

3.There has [not] been a change in the identity of the Restricted Subsidiaries as of the end of [specify applicable Fiscal Year or Fiscal Quarter, as the case may be]. [If a change has taken place, specify the details thereof.]

4.There has [not] been a change in GAAP or the application thereof since the date of the mostly recently delivered audited financial statements of the MLP and its Subsidiaries.   [If a change in GAAP or the application thereof has occurred, specify the effect of such change on the financial statements accompanying this certificate.]

___________________________

Name:

Title:

Exhibit 5.1(c)-2

Annex I to Compliance Certificate

A.	Section 6.1 Leverage Ratio
	(I)	Consolidated Total Debt as of end of the Fiscal Quarter	$__________
	(II)	Annualized Adjusted Consolidated EBITDA for the most recent Fiscal Quarter	$__________
	(III)	Line A.(I) divided by Line A.(II)	____ to 1.0
	(IV)	Maximum permitted Leverage Ratio at the end of each Fiscal Quarter as set forth in Section 6.1 of the Credit Agreement	8.0 to 1.0
	(V)	In compliance?	Yes/No
B.	Section 6.2Interest Coverage Ratio
	(I)	Consolidated EBITDA for the Fiscal Quarter	$_________
	(II)	Consolidated Cash Interest Expense for the Fiscal Quarter	$_________
	(III)	Line B.(I) divided by Line B.(II)	____ to 1.0
	(IV)	Minimum permitted Interest Coverage Ratio at the end of each Fiscal Quarter as set forth in Section 6.2 of the Credit Agreement	2.0 to 1.0
	(V)	In compliance?	Yes/No

Exhibit 5.1(c)-3